Filed pursuant to Rule 424(b)(3)
Registration No. 333-226239

PROSPECTUS SUPPLEMENT NO. 30
(To Prospectus dated August 8, 2018)

INTELLIPHARMACEUTICS INTERNATIONAL INC.

Common Shares

This Prospectus Supplement No. 30 (this “Prospectus Supplement”) amends and supplements our Prospectus dated August 8, 2018, as previously supplemented (the “Prospectus”), which forms a part of our Registration Statement (our “Registration Statement”) on Form F-1 (Registration No. 333-226239). This Prospectus Supplement is being filed to update, amend and supplement the information included or incorporated by reference in the Prospectus with the information contained in this Prospectus Supplement. The Prospectus and this Prospectus Supplement relate to the resale, from time to time, of up to 6,858,334 common shares by certain of our shareholders identified in the Prospectus.

This Prospectus Supplement includes information from our Reports on Form 6-K, which were filed with the Securities and Exchange Commission on July 10, 2019 and October 11, 2019, respectively. The Reports, as filed, are set forth below.

This Prospectus Supplement should be read in conjunction with the Prospectus, except to the extent that the information in this Prospectus Supplement updates and supersedes the information contained in the Prospectus.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR ANY STATE SECURITIES COMMISSION OR CANADIAN SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

_______________

The date of this Prospectus Supplement is January 7, 2020

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER PURSUANT TO RULE 13a-16 OR 15d-16 UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of July 2019.

Commission File Number: 000-53805

Intellipharmaceutics International Inc.
(Translation of registrant's name into English)

30 WORCESTER ROAD TORONTO, ONTARIO M9W 5X2
(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F. Form 20-F [ x ]   Form 40-F [  ]

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1):

Note: Regulation S-T Rule 101(b)(1) only permits the submission in paper of a Form 6-K if submitted solely to provide an attached annual report to security holders.

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7):

Note: Regulation S-T Rule 101(b)(7) only permits the submission in paper of a Form 6-K if submitted to furnish a report or other document that the registrant foreign private issuer must furnish and make public under the laws of the jurisdiction in which the registrant is incorporated, domiciled or legally organized (the registrant’s “home country”), or under the rules of the home country exchange on which the registrant’s securities are traded, as long as the report or other document is not a press release, is not required to be and has not been distributed to the registrant’s security holders, and, if discussing a material event, has already been the subject of a Form 6-K submission or other Commission filing on EDGAR.

This Report of Foreign Private Issuer on Form 6-K and the attached exhibits 99.1, 99.2 and 101 shall be incorporated by reference into the Company’s effective Registration Statements on Form F-3, as amended and supplemented (Registration Statement Nos. 333-172796 and 333-218297), filed with the Securities and Exchange Commission, from the date on which this Report is filed, to the extent not superseded by documents or reports subsequently filed or furnished by Intellipharmaceutics International Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934.

EXHIBIT LIST

Exhibit	Description
99.1	Management Discussion And Analysis Of Financial Condition And Results Of Operations for the Three and Six Months Ended May 31, 2019
99.2
Condensed Unaudited Interim Consolidated Financial Statements and Notes to Condensed Unaudited Interim Consolidated Financial Statements of Intellipharmaceutics International Inc. for the Three and Six Months Ended May 31, 2019

99.3	News Release dated July 10, 2019 - Intellipharmaceutics Announces Second Quarter 2019 Results
99.4	Form 52-109F2 - Chief Executive Officer
99.5	Form 52-109F2 - Chief Financial Officer

Exhibit Number	Description
101.INS	XBRL Instance Document
101.SCH	XBRL Schema Document
101.CAL	XBRL Calculation Linkbase Document
101.DEF	XBRL Definition Linkbase Document
101.LAB	XBRL Label Linkbase Document
101.PRE	XBRL Presentation Linkbase Document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Intellipharmaceutics International Inc. (Registrant) /s/ Greg Powell
Date: July 10, 2019	Greg Powell Chief Financial Officer

 EXHIBIT 99.1

2019 Second Quarter
Management Discussion and Analysis

  MANAGEMENT DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED MAY 31, 2019

The following Management Discussion and Analysis (“MD&A”) should be read in conjunction with the May 31, 2019 condensed unaudited interim consolidated financial statements of Intellipharmaceutics International Inc. The condensed unaudited interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), as outlined in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”). Our accounting policies have the potential to have a significant impact on our condensed unaudited interim consolidated financial statements, either due to the significance of the financial statement item to which they relate or because they require judgment and/or estimation due to the uncertainty involved in measuring, at a specific point in time, events which are continuous in nature. The information contained in this document is current in all material respects as of July 10, 2019 unless otherwise noted.

Unless the context otherwise requires, the terms “we”, “us”, “our”, “Intellipharmaceutics”, and the “Company” refer to Intellipharmaceutics International Inc. and its subsidiaries. Any reference in this document to our “products” includes a reference to our product candidates and future products we may develop. Whenever we refer to any of our current product candidates (including additional product strengths of products we are currently marketing) and future products we may develop, no assurances can be given that we, or any of our strategic partners, will successfully commercialize or complete the development of any of such product candidates or future products under development or proposed for development, that regulatory approvals will be granted for any such product candidate or future product, or that any approved product will be produced in commercial quantities or sold profitably, or at all.

Unless stated otherwise, all references to “$” or “U.S. Dollars” are to the lawful currency of the United States and all references to “C$” are to the lawful currency of Canada. We refer in this document to information regarding potential markets for our products, product candidates and other industry data. We believe that all such information has been obtained from reliable sources that are customarily relied upon by companies in our industry. However, we have not independently verified any such information.

Intellipharmaceutics™, Hypermatrix™, Drug Delivery Engine™, IntelliFoam™, IntelliGITransporter™, IntelliMatrix™, IntelliOsmotics™, IntelliPaste™, IntelliPellets™, IntelliShuttle™, nPODDDS™, PODRAS™ and Regabatin™ are our trademarks. These trademarks are important to our business. Although we may have omitted the “TM” trademark designation for such trademarks in this document, all rights to such trademarks are nevertheless reserved. Unless otherwise noted, other trademarks used in this document are the property of their respective holders.

Unless the context otherwise requires, references in this document to share amounts, per share data, share prices, exercise prices and conversion rates have been adjusted to reflect the effect of the 1-for-10 reverse split of our common shares (the “reverse split”) which became effective on each of The NASDAQ Capital Market (“Nasdaq”) and the Toronto Stock Exchange (“TSX”) at the open of market on September 14, 2018. As described below, the common shares of the Company are currently traded on the OTCQB Venture Market (“OTCQB”) and the TSX.

FORWARD-LOOKING STATEMENTS

Certain statements in this document constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 and/or “forward-looking information” under the Securities Act (Ontario). These statements include, without limitation, statements expressed or implied regarding our expectations, plans, goals and milestones, status of developments or expenditures relating to our business, plans to fund our current activities, and statements concerning our partnering activities, health regulatory submissions, strategy, future operations, future financial position, future sales, revenues and profitability, projected costs and market penetration and risks or uncertainties arising from the delisting of our shares from Nasdaq and our ability to comply with OTCQB and TSX requirements. In some cases, you can identify forward-looking statements by terminology such as “appear”, “unlikely”, “target”, “may”, “will”, “should”, “expects”, “plans”, “plans to”, “anticipates”, “believes”, “estimates”, “predicts”, “confident”, “prospects”, “potential”, “continue”, “intends”, "look forward", “could”, “would”, “projected”, “set to”, “goals”, “seeking” or the negative of such terms or other comparable terminology. We made a number of assumptions in the preparation of our forward-looking statements. You should not place undue reliance on our forward-looking statements, which are subject to a multitude of known and unknown risks and uncertainties that could cause actual results, future circumstances or events to differ materially from those stated in or implied by the forward-looking statements.

1

Risks, uncertainties and other factors that could affect our actual results include, but are not limited to, the effects of general economic conditions, securing and maintaining corporate alliances, our estimates regarding our capital requirements and the effect of capital market conditions and other factors, including the current status of our product development programs, capital availability, the estimated proceeds (and the expected use of any proceeds) we may receive from any offering of our securities, the potential dilutive effects of any future financing, potential liability from and costs of defending pending or future litigation, our programs regarding research, development and commercialization of our product candidates, the timing of such programs, the timing, costs and uncertainties regarding obtaining regulatory approvals to market our product candidates and the difficulty in predicting the timing and results of any product launches, the timing and amount of profit-share payments from our commercial partners, and the timing and amount of any available investment tax credits. Other factors that could cause actual results to differ materially include but are not limited to:

●
the actual or perceived benefits to users of our drug delivery technologies, products and product candidates as compared to others;

●
our ability to establish and maintain valid and enforceable intellectual property rights in our drug delivery technologies, products and product candidates;

●
the scope of protection provided by intellectual property rights for our drug delivery technologies, products and product candidates;

●
recent and future legal developments in the United States and elsewhere that could make it more difficult and costly for us to obtain regulatory approvals for our product candidates and negatively affect the prices we may charge;

●
increased public awareness and government scrutiny of the problems associated with the potential for abuse of opioid based medications;

●
pursuing growth through international operations could strain our resources;

●
our limited manufacturing, sales, marketing and distribution capability and our reliance on third parties for such;

●
the actual size of the potential markets for any of our products and product candidates compared to our market estimates;

●
our selection and licensing of products and product candidates;

●
our ability to attract distributors and/or commercial partners with the ability to fund patent litigation and with acceptable product development, regulatory and commercialization expertise and the benefits to be derived from such collaborative efforts;

●
sources of revenues and anticipated revenues, including contributions from distributors and commercial partners, product sales, license agreements and other collaborative efforts for the development and commercialization of product candidates;

●
our ability to create an effective direct sales and marketing infrastructure for products we elect to market and sell directly;

●
the rate and degree of market acceptance of our products;

●
delays in product approvals that may be caused by changing regulatory requirements;

●
the difficulty in predicting the timing of regulatory approval and launch of competitive products;

●
the difficulty in predicting the impact of competitive products on sales volume, pricing, rebates and other allowances;

2

●
the number of competitive product entries, and the nature and extent of any aggressive pricing and rebate activities that may follow;

●
the inability to forecast wholesaler demand and/or wholesaler buying patterns;

●
seasonal fluctuations in the number of prescriptions written for our generic Focalin XR® capsules which may produce substantial fluctuations in revenue;

●
the timing and amount of insurance reimbursement regarding our products;

●
changes in laws and regulations affecting the conditions required by the United States Food and Drug Administration (“FDA”) for approval, testing and labeling of drugs including abuse or overdose deterrent properties, and changes affecting how opioids are regulated and prescribed by physicians;

●
changes in laws and regulations, including Medicare and Medicaid, affecting among other things, pricing and reimbursement of pharmaceutical products;

●
the effect of recent changes in U.S. federal income tax laws, including but not limited to, limitations on the deductibility of business interest, limitations on the use of net operating losses and application of the base erosion minimum tax, on our U.S. corporate income tax burden;

●
the success and pricing of other competing therapies that may become available;

●
our ability to retain and hire qualified employees;

●
the availability and pricing of third-party sourced products and materials;

●
challenges related to the development, commercialization, technology transfer, scale-up, and/or process validation of manufacturing processes for our products or product candidates;

●
the manufacturing capacity of third-party manufacturers that we may use for our products;

●
potential product liability risks;

●
the recoverability of the cost of any pre-launch inventory should a planned product launch encounter a denial or delay of approval by regulatory bodies, a delay in commercialization, or other potential issues;

●
the successful compliance with FDA, Health Canada and other governmental regulations applicable to us and our third party manufacturers’ facilities, products and/or businesses;

●
our reliance on commercial partners, and any future commercial partners, to market and commercialize our products and, if approved, our product candidates;

●
difficulties, delays, or changes in the FDA approval process or test criteria for Abbreviated New Drug Applications (“ANDAs”) and New Drug Applications (“NDAs”);

●
challenges in securing final FDA approval for our product candidates, including our oxycodone hydrochloride extended release tablets (“Oxycodone ER”) product candidate in particular, if a patent infringement suit is filed against us with respect to any particular product candidates (such as in the case of Oxycodone ER), which could delay the FDA’s final approval of such product candidates;

●
healthcare reform measures that could hinder or prevent the commercial success of our products and product candidates;

●
the risk that the FDA may not approve requested product labeling for our product candidate(s) having abuse-deterrent properties and targeting common forms of abuse (oral, intra-nasal and intravenous);

●
risks associated with cyber-security and the potential for vulnerability of our digital information or the digital information of a current and/or future drug development or commercialization partner of ours; and

3

●
risks arising from the ability and willingness of our third-party commercialization partners to provide documentation that may be required to support information on revenues earned by us from those commercialization partners.

Additional risks and uncertainties relating to us and our business can be found in our reports, public disclosure documents and other filings with the securities commissions and other regulatory bodies in Canada and the U.S. which are available on www.sedar.com and www.sec.gov. The forward-looking statements reflect our current views with respect to future events, and are based on what we believe are reasonable assumptions as of the date of this document. We disclaim any intention and have no obligation or responsibility, except as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of our actual operating results.

CORPORATE DEVELOPMENTS

●
On July 8, 2019, we announced that the Company has obtained an equity financing commitment of up to $10,000,000 from Silverback Capital Corporation, a private investment firm (“Silverback Capital”). During the 36-month term of the equity financing commitment, we may sell shares of our common stock to Silverback Capital up to the $10,000,000 total commitment at a 25% discount to the volume weighted average price of the Company’s common stock for the 5 trading days prior to the date the Company provides notice to Silverback Capital, or if the maximum discount rate allowed by the Company’s principal exchange is less than 25%, then the maximum discount rate allowed. The Company will determine, in its sole discretion, the timing and amount of any sales of its stock, subject to certain conditions. Upon notice by the Company, Silverback Capital is required to purchase the shares, subject to certain conditions, including, but not limited to, that there is an effective U.S. registration statement covering resale of the shares.  There can be no assurance that the equity financing commitment from Silverback Capital can be completed as planned, or at all.

●
On June 4, 2019, the Company presented at the 9th annual LD Micro Invitational. LD Micro was founded in 2006 with the sole purpose of being an independent resource in the microcap space and now hosts several events annually.

●
On May 30, 2019, we announced that the Company’s pre-existing license to conduct activities with Cannabidiol (“CBD”) has been migrated by Health Canada to a Cannabis Drug License (“CDL”) under the Cannabis Regulations. Intellipharmaceutics’ new Cannabis Drug License allows the Company to continue to possess cannabis, produce a drug containing cannabis and sell a drug containing cannabis. The CDL is unique from other forms of cannabis licenses in Canada as, according to Health Canada, it is a requirement for any company that intends to produce and sell a prescription drug containing cannabis or cannabinoids. Only companies, such as Intellipharmaceutics, with a Health Canada issued Drug Establishment License are eligible to apply for a Cannabis Drug License. There can be no assurance that we will be able to develop cannabis-based products or that any cannabis-based product candidates we develop will ever be successfully commercialized or produce significant, or any, revenue for us.

●
On May 29, 2019, the Company held its Annual Meeting of its shareholders at which the Company’s shareholders voted to ratify the reappointment of MNP LLP, Chartered Professional Accountants (“MNP”), as the auditor of the Company and to authorize the directors to fix the auditor’s remuneration for MNP and vote to re-elect the following members of the Company’s Board of Directors Dr. Isa Odidi, Dr. Amina Odidi, Bahadur Madhani, Kenneth Keirstead, Norman Betts and Shawn Graham.

●
On May 10, 2019, we announced that the Company has received approval from the U.S. Food and Drug Administration ("FDA") for the Company's abbreviated new drug application ("ANDA") for desvenlafaxine extended-release tablets in the 50 and 100 mg strengths. The approved product is a generic equivalent of the branded product Pristiq®. Desvenlafaxine extended-release tablets are a serotonin and norepinephrine reuptake inhibitor ("SNRI") indicated for the treatment of major depressive disorder ("MDD"). There can be no assurance that the Company's desvenlafaxine extended-release 50 mg, and 100 mg tablets will be successfully commercialized and produce significant revenue for us.

●
On April 24, 2019, an order was issued, setting the trial date for the Company's ongoing Purdue litigation case, case number 17-392 in the District of Delaware, with the trial is scheduled to begin on November 12, 2019 and a decision is expected by March 2, 2020. The 30-month stay date is now March 2, 2020. On April 4, 2019, the U.S. Federal Circuit Court of Appeals affirmed the invalidity of one Purdue Oxycontin formulation patent, subject to further appeal to the U.S. Supreme Court. The Company and its management intend to continue to vigorously defend against these claims and firmly believe that we do not infringe the subject patents.

●
 On April 12, 2019, we and Mallinckrodt LLC ("Mallinckrodt") mutually agreed to terminate our license and commercial supply agreement, effective no later than August 31, 2019. Under the terms of our mutual agreement, Mallinckrodt has been released from certain obligations under the license and commercial supply agreement as of April 12, 2019. The Company is in discussions with other parties who are interested in marketing and distributing our products which have been licensed under the agreement.

4

●
On April 4, 2019, a tentative approval from TSX was received for a proposed refinancing of the 2013 Debenture subject to certain conditions being met. As a result of the proposed refinancing, the principal amount owing under the 2013 Debenture was refinanced by a new debenture (the “2019 Debenture”). On May 1, 2019, the 2019 Debenture was issued with a principal amount of $1,050,000, that will mature on November 1, 2019, bears interest at a rate of 12% per annum and is convertible into 1,779,661 common shares of the Company at a conversion price of $0.59 per common share. Dr. Isa Odidi and Dr. Amina Odidi, who are shareholders, directors, and executive officers of the Company, are the holders of the 2019 Debenture.

●
In March 2019, we announced that we had resubmitted, and, that the FDA acknowledged receipt of our resubmission of the Oxycodone ER New Drug Application (“NDA”) filed on February 28, 2019. The FDA informed us that it considers the resubmission a complete response to the September 22, 2017, action letter it issued in respect of the NDA. The FDA also assigned a Prescription Drug User Fee Act (“PDUFA”) goal date of August 28, 2019. However, there can be no assurance that the Company will not be required to conduct further studies for Oxycodone ER, that the FDA will approve any of the Company's requested abuse-deterrent label claims or that the FDA will meet its deadline for review and ultimately approve the NDA for the sale of Oxycodone ER in the U.S. market, or that it will ever be successfully commercialized.

●
As more fully described below (under the heading “NASDAQ DELISTING AND OTCQB QUOTATION”), in March 2019, the Nasdaq Hearings Panel (the “Nasdaq Panel”) determined to delist our shares from Nasdaq based upon our non-compliance with the $1.00 minimum bid price requirement, as set forth in Nasdaq Listing Rule 5550(a)(2). The suspension of trading on Nasdaq took effect at the open of business on March 21, 2019. Our shares began trading on the OTCQB, which is operated by OTC Markets Group Inc., commencing on March 21, 2019 under the symbol “IPCIF”. The Company is also listed on the Toronto Stock Exchange under the symbol “IPCI” and the Company's non-compliance with Nasdaq's bid price requirement does not impact the Company's listing or trading status on that exchange.

●
On February 21, 2019, we and our CEO, Dr. Isa Odidi (the “Defendants”), were served with a Statement of Claim filed in the Superior Court of Justice of Ontario (the “Court”) for a proposed class action under the Ontario Class Proceedings Act (the “Action”). The Action was brought by Victor Romita, the proposed representative plaintiff (the “Plaintiff”), on behalf of a class of Canadian persons (the “Class”) who traded shares of the Company during the period from February 29, 2016 to July 26, 2017 (the “Period”). The Statement of Claim, under the caption Victor Romita v. Intellipharmaceutics International Inc. and Isa Odidi, asserts that the Defendants knowingly or negligently made certain public statements during the Period that contained or omitted material facts concerning Oxycodone ER abuse-deterrent oxycodone hydrochloride extended release tablets. The Plaintiff alleges that he and the Class suffered loss and damages as a result of their trading in the Company’s shares during the Period. The Plaintiff seeks, among other remedies, unspecified damages, legal fees and court and other costs as the Court may permit. On February 26, 2019, the Plaintiff delivered a Notice of Motion seeking the required approval from the Court, in accordance with procedure under the Ontario Securities Act, to allow the statutory claims under the Ontario Securities Act to proceed with respect to the claims based upon the acquisition or disposition of the Company’s shares on the TSX during the Period (the “Motion”). On June 28, 2019, the Court endorsed a timetable for the exchange of material leading to the hearing of the Motion scheduled for January 27-28, 2020. No date has been set for the hearing of the certification application.. No date has been set for the hearing of the certification application. The Defendants intend to vigorously defend the action and have filed a Notice of Intent to Defend.

●
In January 2019, we announced that we had commenced a research and development (“R&D”) program of pharmaceutical cannabidiol (“CBD”) based products. As part of this R&D program, we filed provisional patent applications with the United States Patent and Trademark Office pertaining to the delivery and application of cannabinoid-based therapeutics, began talks with potential commercialization partners in the cannabidiol industry, and identified a potential supplier of CBD. We hold a Health Canada Drug Establishment License (or “DEL”) and a dealer's license under the Narcotics Control Regulations (“NCR”). Under the NCR license, we are currently authorized to possess, produce, sell and deliver drug products containing various controlled substances, including CBD, in Canada. We also have a CDL from Health Canada.

5

There can be no assurance that we will enter into a new license and commercial supply agreement for the marketing and distribution of products which have been licensed under the Mallinckrodt agreement, that our products will be successfully commercialized or produce significant revenues for us. Also, there can be no assurance that we will not be required to conduct further studies for our Oxycodone ER product candidate, that the FDA will approve any of our requested abuse-deterrent label claims or that the FDA will meet its deadline for review and ultimately approve the NDA for the sale of our Oxycodone ER product candidate in the U.S. market, that we will be successful in submitting any additional ANDAs or NDAs with the FDA or Abbreviated New Drug Submissions (“ANDSs”) with Health Canada, that the FDA or Health Canada will approve any of our current or future product candidates for sale in the U.S. market and Canadian market, that any of our products or product candidates will receive regulatory approval for sale in other jurisdictions, or that any of our products will ever be successfully commercialized and produce significant revenue for us. Moreover, there can be no assurance that any of our provisional patent applications will successfully mature into patents, or that any cannabidiol-based product candidates we develop will ever be successfully commercialized or produce significant revenue for us.

NASDAQ DELISTING AND OTCQB QUOTATION

In January 2019, we announced that we had received notice from the Nasdaq Panel extending the continued listing of our common shares until March 7, 2019, subject to certain conditions, while we worked to regain compliance with Nasdaq’s requirements. In March 2019, we received formal notice that the Nasdaq Panel had determined to delist our shares from Nasdaq based upon our non-compliance with the $1.00 bid price requirement, as set forth in Nasdaq Listing Rule 5550(a)(2). The suspension of trading on Nasdaq took effect at the open of business on March 21, 2019. Our shares began trading on the OTCQB under the symbol “IPCIF”, commencing on Thursday, March 21, 2019. Our shares also are listed on the TSX under the symbol “IPCI” and our non-compliance with Nasdaq's requirements did not impact our listing or trading status on that exchange.

BUSINESS OVERVIEW

On October 22, 2009, Intellipharmaceutics Ltd. and Vasogen Inc. completed a court-approved plan of arrangement and merger (the “IPC Arrangement Agreement”), resulting in the formation of the Company, which is incorporated under the laws of Canada and the common shares of which are currently traded on the TSX and OTCQB.

We are a pharmaceutical company specializing in the research, development and manufacture of novel and generic controlled-release and targeted-release oral solid dosage drugs. Our patented Hypermatrix™ technology is a multidimensional controlled-release drug delivery platform that can be applied to the efficient development of a wide range of existing and new pharmaceuticals. Based on this technology platform, we have developed several drug delivery systems and a pipeline of products (some of which have received FDA approval) and product candidates in various stages of development, including ANDAs filed with the FDA (and one ANDS filed with Health Canada) and one NDA filing, in therapeutic areas that include neurology, cardiovascular, gastrointestinal tract (“GIT”), diabetes and pain.

In November 2005, we entered into a license and commercialization agreement with Par Pharmaceutical, Inc. (“Par”) (as amended on August 12, 2011 and September 24, 2013, the “Par agreement”), pursuant to which we granted Par an exclusive, royalty-free license to make and distribute in the U.S. all strengths of our generic Focalin XR® (dexmethylphenidate hydrochloride extended-release) capsules for a period of 10 years from the date of commercial launch (which was November 19, 2013). Under the Par agreement, we made a filing with the FDA for approval to market generic Focalin XR® capsules in various strengths in the U.S. (the “Company ANDA”), and are the owner of that Company ANDA, as approved in part by the FDA. We retain the right to make and distribute all strengths of the generic product outside of the U.S. Calendar quarterly profit-sharing payments for its U.S. sales under the Company ANDA are payable by Par to us as calculated pursuant to the Par agreement. Within the purview of the Par agreement, Par also applied for and owns an ANDA pertaining to all marketed strengths of generic Focalin XR® (the “Par ANDA”), and is now approved by the FDA, to market generic Focalin XR® capsules in all marketed strengths in the U.S. As with the Company ANDA, calendar quarterly profit-sharing payments are payable by Par to us for its U.S. sales of generic Focalin XR® under the Par ANDA as calculated pursuant to the Par agreement.

6

We received final approval from the FDA in November 2013 under the Company ANDA to launch the 15 and 30 mg strengths of our generic Focalin XR® capsules. Commercial sales of these strengths were launched immediately by our commercialization partner in the U.S., Par. In January 2017, Par launched the 25 and 35 mg strengths of its generic Focalin XR® capsules in the U.S., and in May 2017, Par launched the 10 and 20 mg strengths, complementing the 15 and 30 mg strengths of our generic Focalin XR® marketed by Par. The FDA granted final approval under the Par ANDA for its generic Focalin XR® capsules in the 5, 10, 15, 20, 25, 30, 35 and 40 mg strengths, and subsequently Par launched the remaining 5 and 40 mg strengths. Under the Par agreement, we receive quarterly profit share payments on Par’s U.S. sales of generic Focalin XR®. We currently expect revenues from sales of the generic Focalin XR® capsules to continue to be impacted by ongoing competitive pressures in the generic market. There can be no assurance whether revenues from this product will improve going forward or that any recently launched strengths will be successfully commercialized. We depend significantly on the actions of our marketing partner Par in the prosecution, regulatory approval and commercialization of our generic Focalin XR® capsules and on its timely payment to us of the contracted calendar quarterly payments as they come due.

In May 2019 we received approval from the FDA for our ANDA for desvenlafaxine extended-release tablets in the 50 and 100 mg strengths. This product is a generic equivalent of the branded product Pristiq® sold in the U.S. by Wyeth Pharmaceuticals, LLC. There can be no assurance that our desvenlafaxine extended-release tablets in the 50 and 100 mg strengths will be successfully commercialized and produce significant revenue for us. We previously announced that we had entered into a license and commercial supply agreement with Mallinckrodt, which granted Mallinckrodt, subject to its terms, an exclusive license to market, sell and distribute in the U.S. the Company's desvenlafaxine extended-release tablets (generic Pristiq®). Among other things, the agreement provides for the Company to have a profit sharing arrangement with respect to the licensed product. We agreed to manufacture and supply the licensed product exclusively for Mallinckrodt on a cost-plus basis, and Mallinckrodt agreed that we will be its sole supplier of the licensed product marketed in the U.S. On April 12, 2019, we and Mallinckrodt mutually agreed to terminate the Mallinckrodt agreement (as defined below) effective no later than August 31, 2019. Under the terms of our mutual agreement, Mallinckrodt has been released from certain obligations under the license and commercial supply agreement as of April 12, 2019. We are in discussions with other parties who are interested in marketing and distributing our products which have been licensed under the Mallinckrodt agreement.

In November 2018, we received final approval from the FDA for our ANDA for venlafaxine hydrochloride extended-release capsules in the 37.5, 75 and 150 mg strengths. The approved product is a generic equivalent of the branded product Effexor® XR sold in the U.S. by Wyeth Pharmaceuticals, LLC. We are actively exploring the best approach to maximize our commercial returns from this approval. There can be no assurance that our generic Effexor XR® for the 37.5, 75 and 150 mg strengths will be successfully commercialized and produce significant revenue for us.

In February 2017, we received final approval from the FDA for our ANDA for metformin hydrochloride extended release tablets in the 500 and 750 mg strengths, a generic equivalent for the corresponding strengths of the branded product Glucophage® XR sold in the U.S. by Bristol-Myers Squibb. The Company is aware that several other generic versions of this product are currently available that serve to limit the overall market opportunity for this product. We have been continuing to evaluate options to realize commercial returns on this product, particularly in international markets. In November 2018, we announced that we entered into two exclusive licensing and distribution agreements with pharmaceutical distributors in Vietnam and the Philippines pursuant to which the distributors were granted the exclusive right, subject to regulatory approval, to import and market our generic Glucophage® XR in Vietnam and the Philippines, respectively. There can be no assurance as to when and if such product will receive regulatory approval for the sale in Vietnam or the Philippines. Moreover, there can be no assurance that our metformin hydrochloride extended release tablets will be successfully commercialized and produce significant revenues for us.

In February 2016, we received final approval from the FDA of our ANDA for generic Keppra XR® (levetiracetam extended-release) tablets for the 500 and 750 mg strengths. Our generic Keppra XR® is a generic equivalent for the corresponding strengths of the branded product Keppra XR® sold in the U.S. by UCB, Inc., and is indicated for use in the treatment of partial onset seizures associated with epilepsy. We are aware that several other generic versions of this product are currently available that serve to limit the overall market opportunity. We have been actively exploring the best approach to maximize our commercial returns from this approval and have been looking at several international markets where, despite lower volumes, product margins are typically higher than in the U.S. In November 2018, we announced that we entered into two exclusive licensing and distribution agreements with pharmaceutical distributors in Vietnam and the Philippines pursuant to which the distributors were granted the exclusive right, subject to regulatory approval, to import and market our generic Keppra XR® in Vietnam and the Philippines, respectively. There can be no assurance as to when and if such product will receive regulatory approval for the sale in Vietnam or the Philippines. Moreover, there can be no assurance that our generic Keppra XR® for the 500 and 750 mg strengths will be successfully commercialized and produce significant revenues for us.

7

In May 2017, we received final approval from the FDA for our ANDA for quetiapine fumarate extended-release tablets in the 50, 150, 200, 300 and 400 mg strengths. Our approved product is a generic equivalent for the corresponding strengths of the branded product Seroquel XR® sold in the U.S. by AstraZeneca Pharmaceuticals LP (“AstraZeneca”). Pursuant to a settlement agreement between us and AstraZeneca dated July 30, 2012, we were permitted to launch our generic versions of the 50, 150, 200, 300 and 400 mg strengths of generic Seroquel XR®, on November 1, 2016, subject to FDA final approval of our ANDA for those strengths. The Company manufactured and shipped commercial quantities of all strengths of generic Seroquel XR® to our marketing and distribution partner Mallinckrodt, and Mallinckrodt launched all strengths in June 2017.

In October 2016, we announced a license and commercial supply agreement with Mallinckrodt, granting Mallinckrodt an exclusive license to market, sell and distribute in the U.S. the following extended release drug product candidates (the "licensed products") which have either been launched (generic Seroquel XR) or for which we have ANDAs filed with the FDA (the “Mallinckrodt agreement”):

■
Quetiapine fumarate extended-release tablets (generic Seroquel XR®) – Approved and launched
■
Desvenlafaxine extended-release tablets (generic Pristiq®) – ANDA Approved
■
Lamotrigine extended-release tablets (generic Lamictal® XR™) – ANDA under FDA Review

Under the terms of the agreement with Mallinckrodt, we received a non-refundable upfront payment of $3 million in October 2016. In addition, the agreement also provides for a profit sharing arrangement with respect to these licensed products (which includes up to $11 million in cost recovery payments that are payable on future sales of licensed product). We agreed to manufacture and supply the licensed products exclusively for Mallinckrodt on a cost plus basis. The Mallinckrodt agreement contains customary terms and conditions for an agreement of this kind and was subject to early termination in the event we did not obtain FDA approvals of the Mallinckrodt licensed products by specified dates, or pursuant to any one of several termination rights of each party. On April 12, 2019, we and Mallinckrodt mutually agreed to terminate the Mallinckrodt agreement, effective no later than August 31, 2019. Under the terms of our mutual agreement, Mallinckrodt has been released from certain obligations under the license and commercial supply agreement as of April 12, 2019. The Company is in discussions with other parties who are interested in marketing and distributing our products which have been licensed under the Mallinckrodt agreement.

Our goal is to leverage our proprietary technologies and know-how in order to build a diversified portfolio of revenue generating commercial products. We intend to do this by advancing our products from the formulation stage through product development, regulatory approval and manufacturing. We believe that full integration of development and manufacturing will help maximize the value of our drug delivery technologies, products and product candidates. We also believe that out-licensing sales and marketing to established organizations, when it makes economic sense, will improve our return from our products while allowing us to focus on our core competencies. We expect our expenditures for the purchase of production, laboratory and computer equipment and the expansion of manufacturing and warehousing capability to be higher as we prepare for the commercialization of ANDAs, one NDA and one ANDS that are pending FDA and Health Canada approval, respectively.

STRATEGY

Our Hypermatrix™ technologies are central to the development and manufacture of novel and generic controlled-release and targeted-release oral solid dosage drugs. The Hypermatrix™ technologies are a multidimensional controlled-release drug delivery platform that we believe can be applied to the efficient development of a wide range of existing and new pharmaceuticals. We believe that the flexibility of these technologies allows us to develop complex drug delivery solutions within an industry-competitive timeframe. Based on this technology platform, we have developed several drug delivery systems and a pipeline of products (some of which have received FDA approval) and product candidates in various stages of development, including ANDAs filed with the FDA (and one ANDS filed with Health Canada) and one NDA filing, in therapeutic areas that include neurology, cardiovascular, GIT, diabetes and pain. We expect that certain, but not all, of the products in our pipeline may be developed from time to time for third parties pursuant to drug development agreements with those third parties, under which our commercialization partner may pay certain of the expenses of development, make certain milestone payments to us and receive a share of revenues or profits if the drug is developed successfully to completion, the control of which would generally be in the discretion of our drug development partner.

8

The principal focus of our development activities previously targeted difficult-to-develop controlled-release generic drugs which follow an ANDA regulatory path. Our current development effort is increasingly directed towards improved difficult-to-develop controlled-release drugs which follow an NDA 505(b)(2) regulatory pathway. We have increased our R&D emphasis towards specialty new product development, facilitated by the 505(b)(2) regulatory pathway, by advancing the product development program for both Oxycodone ER and RegabatinTM. In January 2019, we announced that we had commenced a research and development (“R&D”) program of pharmaceutical cannabidiol (“CBD”) based products. As part of this R&D program, we filed provisional patent applications with the United States Patent and Trademark Office pertaining to the delivery and application of cannabinoid-based therapeutics, began talks with potential commercialization partners in the cannabidiol industry, and identified a potential supplier of CBD. We hold a Health Canada Drug Establishment License (or DEL) and a dealer's license under the Narcotics Control Regulations (“NCR”). Under the NCR license, we are currently authorized to possess, produce, sell and deliver drug products containing various controlled substances, including CBD, in Canada. We have also identified several additional 505(b)(2) product candidates for development in various indication areas including cardiovascular, dermatology, pulmonary disease and oncology. The technology that is central to our abuse deterrent formulation of our Oxycodone ER is the nPODDDS™, or novel Point of Divergence Drug Delivery System. nPODDDS™ is designed to provide for certain unique drug delivery features in a product. These include the release of the active substance to show a divergence in a dissolution and/or bioavailability profile. The divergence represents a point or a segment in a release timeline where the release rate, represented by the slope of the curve, changes from an initial rate or set of rates to another rate or set of rates, the former representing the usually higher rate of release shortly after ingesting a dose of the drug, and the latter representing the rate of release over a later and longer period of time, being more in the nature of a controlled-release or sustained action. It is applicable for the delivery of opioid analgesics in which it is desired to discourage common methods of tampering associated with misuse and abuse of a drug, and also dose dumping in the presence of alcohol. It can potentially retard tampering without interfering with the bioavailability of the product.

In addition, our PODRAS™, or Paradoxical OverDose Resistance Activating System, delivery technology was initially introduced to enhance our Oxycodone ER (abuse deterrent oxycodone hydrochloride extended release tablets) product candidate. The PODRASTM delivery technology platform was designed to prevent an overdose when more pills than prescribed are swallowed intact. Preclinical studies of prototypes of oxycodone with PODRAS technology suggest that, unlike other third-party abuse-deterrent oxycodone products in the marketplace, if more tablets than prescribed are deliberately or inadvertently swallowed, the amount of drug active ingredient (“drug active”) released over 24 hours may be substantially less than expected. However, if the prescribed number of pills is swallowed, the drug release should be as expected. Certain aspects of our PODRAS™ technology are covered by U.S. Patent Nos. 9,522,119, 9,700,515, 9,700,516 and 9,801,939 and Canadian Patent No. 2,910,865 issued by the U.S. Patent and Trademark Office and the Canadian Intellectual Property Office in respect of “Compositions and Methods for Reducing Overdose” in December 2016, July 2017 and October 2017, respectively. The issuance of these patents provides us with the opportunity to accelerate our PODRAS™ development plan by pursuing proof of concept studies in humans. We intend to incorporate this technology in future product candidates, including Oxycodone ER and other similar pain products, as well as pursuing out-licensing opportunities. The Company is currently working on the development of an Oxycodone immediate-release (IR) product incorporating this technology.

The NDA 505(b)(2) pathway (which relies in part upon the FDA’s findings for a previously approved drug) both accelerates development timelines and reduces costs in comparison to NDAs for new chemical entities. An advantage of our strategy for development of NDA 505(b)(2) drugs is that our product candidates can, if approved for sale by the FDA, potentially enjoy an exclusivity period which may provide for greater commercial opportunity relative to the generic ANDA route.

9

The market we operate in is created by the expiration of drug product patents, challengeable patents and drug product exclusivity periods. There are three ways that we employ our controlled-release technologies, which we believe represent substantial opportunities for us to commercialize on our own or develop products or out-license our technologies and products:

●
For branded immediate-release (multiple-times-per-day) drugs, we can formulate improved replacement products, typically by developing new, potentially patentable, controlled-release once-a-day drugs. Among other out-licensing opportunities, these drugs can be licensed to and sold by the pharmaceutical company that made the original immediate-release product. These can potentially protect against revenue erosion in the brand by providing a clinically attractive patented product that competes favorably with the generic immediate-release competition that arises on expiry of the original patent(s). The regulatory pathway for this approach requires NDAs via a 505(b)(2) application for the U.S. or corresponding pathways for other jurisdictions where applicable.

●
Some of our technologies are also focused on the development of abuse-deterrent and overdose preventive pain medications. The growing abuse and diversion of prescription “painkillers”, specifically opioid analgesics, is well documented and is a major health and social concern. We believe that our technologies and know-how are aptly suited to developing abuse-deterrent pain medications. The regulatory pathway for this approach requires NDAs via a 505(b)(2) application for the U.S. or corresponding pathways for other jurisdictions where applicable.

●
For existing controlled-release (once-a-day) products whose active pharmaceutical ingredients (APIs) are covered by drug molecule patents about to expire or already expired, or whose formulations are covered by patents about to expire, already expired or which we believe we do not infringe, we can seek to formulate generic products which are bioequivalent to the branded products. Our scientists have demonstrated a successful track record with such products, having previously developed several drug products which have been commercialized in the U.S. by their former employer/clients. The regulatory pathway for this approach requires ANDAs for the U.S. and ANDSs for Canada.

We intend to collaborate in the development and/or marketing of one or more products with partners, when we believe that such collaboration may enhance the outcome of the project. We also plan to seek additional collaborations as a means of developing additional products. We believe that our business strategy enables us to reduce our risk by (a) having a diverse product portfolio that includes both branded and generic products in various therapeutic categories, and (b) building collaborations and establishing licensing agreements with companies with greater resources thereby allowing us to share costs of development and to improve cash-flow. There can be no assurance that we will be able to enter into additional collaborations or, if we do, that such arrangements will be commercially viable or beneficial.

OUR DRUG DELIVERY TECHNOLOGIES

HypermatrixTM

Our scientists have developed drug delivery technology systems, based on the Hypermatrix™ platform, that facilitate controlled-release delivery of a wide range of pharmaceuticals. These systems include several core technologies, which enable us to flexibly respond to a wide range of drug attributes and patient requirements, producing a desired controlled-release effect. Our technologies have been incorporated in drugs manufactured and sold by major pharmaceutical companies.

This group of drug delivery technology systems is based upon the drug active being imbedded in, and an integral part of, a homogeneous (uniform), core and/or coatings consisting of one or more polymers which affect the release rates of drugs, other excipients (compounds other than the drug active), such as for instance lubricants which control handling properties of the matrix during fabrication, and the drug active itself. The Hypermatrix™ technologies are the core of our current marketing efforts and the technologies underlying our existing development agreements.

10

nPODDDSTM

In addition to continuing efforts with Hypermatrix™ as a core technology, our scientists continue to pursue novel research activities that address unmet needs. Oxycodone ER (abuse deterrent oxycodone hydrochloride extended release tablets) is an NDA candidate with a unique long acting oral formulation of oxycodone intended to treat moderate-to-severe pain. The formulation is intended to present a significant barrier to tampering when subjected to various forms of physical and chemical manipulation commonly used by abusers. It is also designed to prevent dose dumping when inadvertently co-administered with alcohol. The technology that supports our abuse deterrent formulation of oxycodone is the nPODDDS™ Point of Divergence Drug Delivery System. The use of nPODDDS™ does not interfere with the bioavailability of oxycodone. We intend to apply the nPODDDS™ technology platforms to other extended release opioid drug candidates (e.g., oxymorphone, hydrocodone, hydromorphone and morphine) utilizing the 505(b)(2) regulatory pathway.

PODRASTM

Our Paradoxical OverDose Resistance Activating System (PODRAS™) delivery technology is designed to prevent overdose when more pills than prescribed are swallowed intact. Preclinical studies of prototypes of oxycodone with PODRAS™ technology suggest that, unlike other third-party abuse-deterrent oxycodone products in the marketplace, if more tablets than prescribed are deliberately or inadvertently swallowed, the amount of drug active released over 24 hours may be substantially less than expected. However, if the prescribed number of pills is swallowed, the drug release should be as expected. We are currently working on an alternate Oxycodone ER product candidate incorporating our PODRAS™ delivery technology. In April 2015, the FDA published Guidance for Industry: Abuse-Deterrent Opioids — Evaluation and Labeling, which cited the need for more efficacious abuse-deterrence technology. In this Guidance, the FDA stated, “opioid products are often manipulated for purposes of abuse by different routes of administration or to defeat extended-release properties, most abuse-deterrent technologies developed to date are intended to make manipulation more difficult or to make abuse of the manipulated product less attractive or less rewarding. It should be noted that these technologies have not yet proven successful at deterring the most common form of abuse—swallowing a number of intact capsules or tablets to achieve a feeling of euphoria.” The FDA reviewed our request for Fast Track designation for our abuse deterrent Oxycodone ER development program incorporating PODRAS™, and in May 2015 notified us that the FDA had concluded that we met the criteria for Fast Track designation. Fast Track is a designation assigned by the FDA in response to an applicant’s request which meets FDA criteria. The designation mandates the FDA to facilitate the development and expedite the review of drugs intended to treat serious or life-threatening conditions and that demonstrate the potential to address unmet medical needs.

In December 2016, July 2017 and October 2017, U.S. Patent Nos. 9,522,119, 9,700,515, 9,700,516 and 9,801,939 and Canadian Patent No. 2,910,865 were issued by the U.S. Patent and Trademark Office and the Canadian Intellectual Property Office in respect of “Compositions and Methods for Reducing Overdose”. The issued patents cover aspects of the PODRAS™ delivery technology. The issuance of these patents represents a significant advance in our abuse deterrence technology platform. The PODRAS™ platform has the potential to positively differentiate our technology from others of which we are aware, and may represent an important step toward addressing the FDA’s concern over the ingestion of a number of intact pills or tablets. In addition to its use with opioids, the PODRASTM platform is potentially applicable to a wide range of drug products, inclusive of over-the-counter drugs, that are intentionally or inadvertently abused and cause harm by overdose to those who ingest them. We intend to apply the PODRAS™ technology platforms to other extended release opioid drug candidates (e.g., oxymorphone, hydrocodone, hydromorphone and morphine) utilizing the 505(b)(2) regulatory pathway.

11

PRODUCTS AND PRODUCT CANDIDATES

The table below shows the present status of our ANDA, ANDS and NDA products and product candidates that have been disclosed to the public.

Generic name	Brand	Indication	Stage of Development(1)`	Regulatory Pathway	Market Size (in millions)(2)	Rights(3)
Dexmethylphenidate hydrochloride extended-release capsules	Focalin XR®	Attention deficit hyperactivity disorder	Received final approval for 5, 10,15, 20, 25, 30, 35 and 40 mg strengths from FDA(4)	ANDA	$867	Intellipharmaceutics and Par (US) Philippines rights subject to licensing and distribution agreement
Levetiracetam extended-release tablets	Keppra XR®	Partial onset seizures for epilepsy	Received final approval for the 500 and 750 mg strengths from FDA	ANDA	$130	Intellipharmaceutics Philippines and Vietnamese rights subject to licensing and distribution agreements
Venlafaxine hydrochloride extended-release capsules	Effexor XR®	Depression	Received final approval for 37.5, 75 and 150 mg strengths from FDA	ANDA	$803	Intellipharmaceutics
Pantoprazole sodium delayed- release tablets	Protonix®	Conditions associated with gastroesophageal reflux disease	ANDA application for commercialization approval for 2 strengths under review by FDA	ANDA	$375	Intellipharmaceutics
Metformin hydrochloride extended-release tablets	Glucophage® XR	Management of type 2 diabetes	Received final approval for 500 and 750 mg strengths from FDA	ANDA	$210 (500 and 750 mg only)	Intellipharmaceutics Philippines and Vietnamese rights subject to licensing and distribution agreements
Quetiapine fumarate extended-release tablets	Seroquel XR®	Schizophrenia, bipolar disorder & major depressive disorder	Received final FDA approval for all 5 strengths. ANDS under review by Health Canada	ANDA	$153	Intellipharmaceutics and Mallinckrodt (US)(5) Philippines, Malaysian and Vietnamese rights subject to licensing and distribution agreements
Lamotrigine extended-release tablets	Lamictal® XR™	Anti-convulsant for epilepsy	ANDA application for commercialization approval for 6 strengths under review by FDA	ANDA	$518	Intellipharmaceutics and Mallinckrodt (US)(5)
Desvenlafaxine extended-release tablets	Pristiq®	Depression	Received approval for the 50 and 100 mg strengths from FDA	ANDA	$229	Intellipharmaceutics and Mallinckrodt (US)(5)
Trazodone hydrochloride extended-release tablets	Oleptro™	Depression	ANDA application for commercialization approval for 2 strengths under review by FDA	ANDA	N/A(6)	Intellipharmaceutics

12

Carvedilol phosphate extended- release capsules	Coreg CR®	Heart failure, hypertension	Late-stage development	ANDA	$59	Intellipharmaceutics
Oxycodone hydrochloride controlled-release capsules	OxyContin®	Pain	NDA application accepted February 2017 and under review by FDA	NDA 505(b)(2)	$1,357	Intellipharmaceutics Philippines rights subject to licensing and distribution agreement
Pregabalin extended-release capsules	Lyrica®	Neuropathic pain	IND application submitted in August 2015	NDA 505(b)(2)	$5,467	Intellipharmaceutics
Ranolazine extended-release tablets	Ranexa®	Chronic angina	ANDA application for commercialization approval for 2 strengths under review by FDA	ANDA	$997	Intellipharmaceutics
Oxycodone hydrochloride immediate release tablets (IPCI006)	Roxicodone®	Pain	IND application submitted in November 2018	NDA 505(b)(2)	$623	Intellipharmaceutics

Notes:

(1)
There can be no assurance as to when, or if at all, the FDA or Health Canada will approve any product candidate for sale in the U.S. or Canadian markets.

(2)
Represents sales for all strengths, unless otherwise noted, for the 12 months ended May 2019 in the U.S., including sales of generics in TRx MBS Dollars, which represents projected new and refilled prescriptions representing a standardized dollar metric based on manufacturer’s published catalog or list prices to wholesalers, and does not represent actual transaction prices and does not include prompt pay or other discounts, rebates or reductions in price. Source: Symphony Health Solutions Corporation. The information attributed to Symphony Health Solutions Corporation herein is provided as is, and Symphony makes no representation and/or warranty of any kind, including but not limited to, the accuracy and/or completeness of such information.

(3)
For information regarding the Par agreement and the licensing and distribution agreements with pharmaceutical distributors in Malaysia, Vietnam and the Philippines, see the “Business Overview” and “Other Potential Products and Markets” sections. There can be no assurance as to when, or if at all, any of our products or product candidates, as the case may be, will receive regulatory approval for sale in the Philippines, Malaysia or Vietnam. For unpartnered products, we are exploring licensing agreement opportunities or other forms of distribution. While we believe that licensing agreements are possible, there can be no assurance that any can be secured.

(4)
Includes a Company ANDA final approval for our 15 and 30 mg strengths, and a Par ANDA final approval for their 5, 10, 15, 20, 25, 30, 35 and 40 mg strengths. Profit sharing payments to us under the Par agreement are the same irrespective of the ANDA owner.

(5)
 On April 12, 2019, we and Mallinckrodt mutually agreed to terminate our license and commercial supply agreement effective no later than August 31, 2019. Under the terms of our mutual agreement, Mallinckrodt has been released from certain obligations under the license and commercial supply agreement as of April 12, 2019. We are in discussions with other parties who are interested in marketing and distributing our products which have been licensed under the Mallinckrodt agreement. For information regarding the Mallinckrodt agreement, see the “Business Overview” section.

(6)
Trazodone Hydrochloride extended-release tablets are not currently being marketed in the United States.

We typically select products for development that we anticipate could achieve FDA or Health Canada approval for commercial sales several years in the future. However, the length of time necessary to bring a product to the point where the product can be commercialized can vary significantly and depends on, among other things, the availability of funding, design and formulation challenges, safety or efficacy, patent issues associated with the product, and FDA and Health Canada review times.

13

Dexmethylphenidate Hydrochloride – Generic Focalin XR® (a registered trademark of the brand manufacturer)

Dexmethylphenidate hydrochloride, a Schedule II restricted product (drugs with a high potential for abuse) in the U.S., is indicated for the treatment of attention deficit hyperactivity disorder. In November 2005, we entered into the Par agreement pursuant to which we granted Par an exclusive, royalty-free license to make and distribute in the U.S. all of our FDA approved strengths of our generic Focalin XR® (dexmethylphenidate hydrochloride extended-release) capsules for a period of 10 years from the date of commercial launch (which was November 19, 2013). We retain the right to make and distribute all strengths of the generic product outside of the U.S. Calendar quarterly profit-sharing payments for its U.S. sales of all strengths of generic Focalin XR® are payable by Par to us as calculated pursuant to the Par agreement.

We received final approval from the FDA in November 2013 under the Company ANDA to launch the 15 and 30 mg strengths of our generic Focalin XR® capsules. Commercial sales of these strengths were launched immediately by our commercialization partner in the U.S., Par. Our 5, 10, 20 and 40 mg strengths were also then tentatively FDA approved, subject to the right of Teva Pharmaceuticals USA, Inc. to 180 days of generic exclusivity from the date of first launch of such products. In January 2017, Par launched the 25 and 35 mg strengths of its generic Focalin XR® capsules in the U.S., and in May 2017, Par launched the 10 and 20 mg strengths, complementing the 15 and 30 mg strengths of our generic Focalin XR® marketed by Par. In November 2017, Par launched the remaining 5 and 40 mg strengths providing us with the full line of generic Focalin XR® strengths available in the U.S. market.

In November 2018, we announced that we entered into an exclusive licensing and distribution agreement with a pharmaceutical distributor in the Philippines pursuant to which the distributor was granted the exclusive right, subject to regulatory approval, to import and market our generic Focalin XR® in the Philippines. Under the terms of the agreement, the distributor will be required to purchase a minimum yearly quantity of our generic Focalin XR® and we will be the exclusive supplier of such product. This multi-year agreement is subject to early termination.

There can be no assurance as to when and if such product will receive regulatory approval for the sale in the Philippines or that, if so approved, the product will be successfully commercialized there and produce significant revenues for us.

Levetiracetam – Generic Keppra XR® (a registered trademark of the brand manufacturer)

We received final approval from the FDA in February 2016 for the 500 and 750 mg strengths of our generic Keppra XR® (levetiracetam extended-release) tablets. Keppra XR®, and the drug active levetiracetam, are indicated for use in the treatment of partial onset seizures associated with epilepsy. We are aware that several other generic versions of this product are currently available and serve to limit the overall market opportunity. We have been actively exploring the best approach to maximize our commercial returns from this approval and have been looking at several international markets where, despite lower volumes, product margins are typically higher than in the U.S.

In November 2018, we announced that we entered into two exclusive licensing and distribution agreements with pharmaceutical distributors in Vietnam and the Philippines pursuant to which the distributors were granted the exclusive right, subject to regulatory approval, to import and market our generic Keppra XR® in Vietnam and the Philippines, respectively. Under the terms of the agreements, the distributors will be required to purchase a minimum yearly quantity of our generic Keppra XR®. These multi-year agreements are each subject to early termination.

There can be no assurance that the Company's generic Keppra XR® for the 500 and 750 mg strengths will be successfully commercialized. Further, there can be no assurance as to when and if such product will receive regulatory approval for the sale in Vietnam or the Philippines or that, if so approved, the product will be successfully commercialized there and produce significant revenues for us.

Venlafaxine hydrochloride – Effexor XR® (a registered trademark of the brand manufacturer)

We received final approval from the FDA in November 2018 for our ANDA for venlafaxine hydrochloride extended-release capsules in the 37.5, 75 and 150 mg strengths. The approved product is a generic equivalent of the branded product Effexor® XR sold in the U.S. by Wyeth Pharmaceuticals, LLC. Effexor® XR, and the drug active venlafaxine hydrochloride, are indicated for the treatment of major depressive disorder, or MDD. We are actively exploring the best approach to maximize our commercial returns from this approval. We are aware that several other generic versions of this product are currently available and serve to limit the overall market opportunity. There can be no assurance that the Company's venlafaxine hydrochloride extended-release capsules for the 37.5 mg, 75 mg, and 150 mg will be successfully commercialized and produce significant revenue for us.

14

Metformin hydrochloride – Generic Glucophage® XR (a registered trademark of the brand manufacturer)

We received final approval from the FDA in February 2017 for the 500 and 750 mg strengths of our generic Glucophage® XR (metformin hydrochloride extended release) tablets. Glucophage® XR, and the drug active metformin, are indicated for use in the management of type 2 diabetes treatment. The Company is aware that several other generic versions of this product are currently available and serve to limit the overall market opportunity, however, we are continuing to evaluate options to realize commercial returns on this product, particularly in international markets.

In November 2018, we announced that we entered into two exclusive licensing and distribution agreements with pharmaceutical distributors in Vietnam and the Philippines pursuant to which the distributors were granted the exclusive right, subject to regulatory approval, to import and market our generic Glucophage® XR in Vietnam and the Philippines, respectively. Under the terms of the agreements, the distributors will be required to purchase a minimum yearly quantity of our generic Glucophage® XR. These multi-year agreements are each subject to early termination.

There can be no assurance that our generic Glucophage® XR for the 500 and 750 mg strengths will be successfully commercialized. Further, there can be no assurance as to when and if such product will receive regulatory approval for the sale in Vietnam or the Philippines or that, if so approved, the product will be successfully commercialized there and produce significant revenues for us.

Quetiapine fumarate extended-release tablets - Generic Seroquel XR® (a registered trademark of the brand manufacturer)

In May 2017, we received final approval from the FDA for our ANDA for quetiapine fumarate extended-release tablets in the 50, 150, 200, 300 and 400 mg strengths. Our approved product is a generic equivalent for the corresponding strengths of the branded product Seroquel XR® sold in the U.S. by AstraZeneca. Pursuant to a settlement agreement between us and AstraZeneca dated July 30, 2012, we were permitted to launch our generic versions of the 50, 150, 200, 300 and 400 mg strengths of generic Seroquel XR®, on November 1, 2016, subject to FDA final approval of our ANDA for those strengths. Our final FDA approval followed the expiry of 180-day exclusivity periods granted to the first filers of generic equivalents to the branded product, which were shared by Par and Accord Healthcare. The Company manufactured and shipped commercial quantities of all strengths of generic Seroquel XR® to our marketing and distribution partner Mallinckrodt, and Mallinckrodt launched all strengths in June 2017. On April 12, 2019, we and Mallinckrodt mutually agreed to terminate the Mallinckrodt agreement effective no later than August 31, 2019. Under the terms of our mutual agreement, Mallinckrodt has been released from certain obligations under the license and commercial supply agreement as of April 12, 2019. The Company is in discussions with other parties who are interested in marketing and distributing our products which have been licensed under the Mallinckrodt agreement.

In November 2018, we announced that we entered into three exclusive licensing and distribution agreements with pharmaceutical distributors in Malaysia, Vietnam and the Philippines pursuant to which the distributors were granted the exclusive right, subject to regulatory approval, to import and market our generic Seroquel XR® in Malaysia, Vietnam and the Philippines, respectively. Under the terms of the agreements, the distributors will be required to purchase a minimum yearly quantity of our generic Seroquel XR®. The multi-year agreements are each subject to early termination. There can be no assurance as to when and if such product will receive regulatory approval for the sale in Malaysia, Vietnam or the Philippines or that, if so approved, the product will be successfully commercialized there and produce significant revenues for us.

Desvenlafaxine succinate extended-release tablets – Generic Pristiq® (a registered trademark of the brand manufacturer)

In May 2019, we received approval from the FDA for our ANDA for desvenlafaxine extended-release tablets in the 50 and 100 mg strengths. This product is a generic equivalent of the branded product Pristiq® sold in the U.S. by Wyeth Pharmaceuticals, LLC. There can be no assurance that our desvenlafaxine extended-release tablets in the 50 and 100 mg strengths will be successfully commercialized and produce significant revenue for us. We previously announced that we had entered into the Mallinckrodt agreement, which granted Mallinckrodt, subject to its terms, an exclusive license to market, sell and distribute in the U.S. the Company's desvenlafaxine extended-release tablets (generic Pristiq®). Among other things, the agreement provides for the Company to have a profit sharing arrangement with respect to the licensed product. Intellipharmaceutics agreed to manufacture and supply the licensed product exclusively for Mallinckrodt on a cost-plus basis, and Mallinckrodt agreed that Intellipharmaceutics will be its sole supplier of the licensed product marketed in the U.S. On April 12, 2019, we and Mallinckrodt mutually agreed to terminate the Mallinckrodt agreement, effective no later than August 31, 2019. Under the terms of our mutual agreement, Mallinckrodt has been released from certain obligations under the license and commercial supply agreement as of April 12, 2019. The Company is in discussions with other parties who are interested in marketing and distributing our products which have been licensed under the Mallinckrodt agreement.

15

Oxycodone ER (Abuse Deterrent Oxycodone Hydrochloride Extended-Release Tablets)

One of our non-generic products under development is our Oxycodone ER (abuse deterrent oxycodone hydrochloride extended release tablets) product candidate, intended as an abuse and alcohol-deterrent controlled-release oral formulation of oxycodone hydrochloride for the relief of pain. Our Oxycodone ER is a new drug candidate, with a unique long acting oral formulation of oxycodone intended to treat moderate-to-severe pain when a continuous, around the clock opioid analgesic is needed for an extended period of time. The formulation is intended to present a significant barrier to tampering when subjected to various forms of physical and chemical manipulation commonly used by abusers. It is also designed to prevent dose dumping when inadvertently co-administered with alcohol. Dose dumping is the rapid release of an active ingredient from a controlled-release drug into the blood stream that can result in increased toxicity, side effects, and a loss of efficacy. Dose dumping can result by consuming the drug through crushing, taking with alcohol, extracting with other beverages, vaporizing or injecting. In addition, when crushed or pulverized and hydrated, the proposed extended release formulation is designed to coagulate instantaneously and entrap the drug in a viscous hydrogel, which is intended to prevent syringing, injecting and snorting. Our Oxycodone ER formulation is difficult to abuse through the application of heat or an open flame, making it difficult to inhale the active ingredient from burning.

In March 2015, we announced the results of three definitive open label, blinded, randomized, cross-over, Phase I pharmacokinetic clinical trials in which our Oxycodone ER was compared to the existing branded drug OxyContin® (extended release oxycodone hydrochloride) under single dose fasting, single dose steady-state fasting and single dose fed conditions in healthy volunteers. We had reported that the results from all three studies showed that Oxycodone ER met the bioequivalence criteria (90% confidence interval of 80% to 125%) for all matrices, i.e., on the measure of maximum plasma concentration or Cmax, on the measure of area under the curve time (AUCt) and on the measure of area under the curve infinity (AUCinf).

In May 2015, the FDA provided us with notification regarding our IND submission for Oxycodone ER indicating that we would not be required to conduct Phase III studies if bioequivalence to OxyContin® was demonstrated based on pivotal bioequivalence studies.

In January 2016, we announced that pivotal bioequivalence trials of our Oxycodone ER, dosed under fasted and fed conditions, had demonstrated bioequivalence to OxyContin® extended release tablets as manufactured and sold in the U.S. by Purdue Pharma L.P. (“Purdue”). The study design was based on FDA recommendations and compared the lowest and highest strengths of exhibit batches of our Oxycodone ER to the same strengths of OxyContin®. The results show that the ratios of the pharmacokinetic metrics, Cmax, AUC0-t and AUC0-f for Oxycodone ER vs OxyContin®, are within the interval of 80% - 125% required by the FDA with a confidence level exceeding 90%.

In July 2016, we announced the results of a food effect study conducted on our behalf for Oxycodone ER. The study design was a randomized, one-treatment two periods, two sequences, crossover, open label, laboratory-blind bioavailability study for Oxycodone ER following a single 80 mg oral dose to healthy adults under fasting and fed conditions. The study showed that Oxycodone ER can be administered with or without a meal (i.e., no food effect). Oxycodone ER met the bioequivalence criteria (90% confidence interval of 80% to 125%) for all matrices, involving maximum plasma concentration and area under the curve (i.e., Cmax ratio of Oxycodone ER taken under fasted conditions to fed conditions, and AUC metrics taken under fasted conditions to fed conditions). We believe that Oxycodone ER is well differentiated from currently marketed oral oxycodone extended release products.

In November 2016, we filed an NDA seeking authorization to market our Oxycodone ER in the 10, 15, 20, 30, 40, 60 and 80 mg strengths, relying on the 505(b)(2) regulatory pathway which allowed us to reference data from Purdue’s file for its OxyContin®. In February 2017, the FDA accepted for filing our NDA, and set a PDUFA goal date of September 25, 2017. Our submission is supported by pivotal pharmacokinetic studies that demonstrated that Oxycodone ER is bioequivalent to OxyContin®. The submission also includes abuse-deterrent studies conducted to support abuse-deterrent label claims related to abuse of the drug by various pathways, including oral, intra-nasal and intravenous, having reference to the FDA's "Abuse-Deterrent Opioids - Evaluation and Labeling" guidance published in April 2015.

16

Our NDA was filed under Paragraph IV of the Hatch-Waxman Act, as amended. We certified to the FDA that we believed that our Oxycodone ER product candidate would not infringe any of the OxyContin® patents listed in the FDA’s Approved Drug Products with Therapeutic Equivalence Evaluations, commonly known as the Orange Book (the “Orange Book”), or that such patents are invalid, and so notified all holders of the subject patents of such certification.

On April 7, 2017, we received notice that Purdue, Purdue Pharmaceuticals L.P., The P.F. Laboratories, Inc., or collectively the Purdue parties, Rhodes Technologies, and Grünenthal GmbH, or collectively the Purdue litigation plaintiffs, had commenced patent infringement proceedings, or the Purdue litigation, against us in the U.S. District Court for the District of Delaware (docket number 17-392) in respect of our NDA filing for Oxycodone ER, alleging that our proposed Oxycodone ER infringes 6 out of the 16 patents associated with the branded product OxyContin®, or the OxyContin® patents, listed in the Orange Book. The complaint seeks injunctive relief as well as attorneys' fees and costs and such other and further relief as the Court may deem just and proper. An answer and counterclaim have been filed.

Subsequent to the above-noted filing of lawsuit, 4 further such patents were listed and published in the Orange Book. We then similarly certified to the FDA concerning such further patents. On March 16, 2018, we received notice that the Purdue litigation plaintiffs had commenced further such patent infringement proceedings adding the 4 further patents. This lawsuit is also in the District of Delaware federal court under docket number 18-404.

As a result of the commencement of the first of these legal proceedings, the FDA is stayed for 30 months from granting final approval to our Oxycodone ER product candidate. That time period commenced on February 24, 2017, when the Purdue litigation plaintiffs received notice of our certification concerning the patents, and will expire on August 24, 2019, unless the stay is earlier terminated by a final declaration of the courts that the patents are invalid, or are not infringed, or the matter is otherwise settled among the parties.

On or about June 26, 2018, the court issued an order to sever 6 “overlapping” patents from the second Purdue case, but ordered litigation to proceed on the 4 new (2017-issued) patents. An answer and counterclaim was filed on July 9, 2018. The existence and publication of additional patents in the Orange Book, and litigation arising therefrom, is an ordinary and to be expected occurrence in the course of such litigation.

On July 6, 2018, the court issued a so-called “Markman” claim construction ruling on the first case and the October 22, 2018 trial date remained unchanged. We believe that we have non-infringement and/or invalidity defenses to all of the asserted claims of the subject patents in both of the cases and will vigorously defend against these claims.

On July 24, 2018, the parties to the case mutually agreed to and did have dismissed without prejudice the infringement claims related to the Grünenthal ‘060 patent. The Grünenthal ‘060 patent is one of the six patents included in the original litigation case, however, the dismissal does not by itself result in a termination of the 30-month litigation stay.

On October 4, 2018, the parties mutually agreed to postpone the scheduled court date pending a case status conference scheduled for December 17, 2018. At that time, further trial scheduling and other administrative matters were postponed pending the Company’s resubmission of the Oxycodone ER NDA to the FDA, which was made on February 28, 2019. On January 17, 2019, the court issued a scheduling order in which the remaining major portions are scheduled. The trial was scheduled for June 2020.

An order was issued on April 24, 2019 setting the trial date for the Company's ongoing Purdue litigation case, case number 17-392 in the District of Delaware, with the trial is scheduled to begin on November 12, 2019 and a decision is expected by March 2, 2020. The 30-month stay date is now March 2, 2020. On April 4, 2019, the U.S. Federal Circuit Court of Appeals affirmed the invalidity of one Purdue Oxycontin formulation patent, subject to further appeal to the U.S. Supreme Court. The Company and its management intend to continue to vigorously defend against these claims and firmly believe that we do not infringe the subject patents.

17

In June 2017, we announced that a joint meeting of the Anesthetic and Analgesic Drug Products Advisory Committee and Drug Safety and Risk Management Advisory Committee of the FDA (together, the “Advisory Committees”) meeting was scheduled for July 26, 2017 to review our NDA for Oxycodone ER. The submission requested that our Oxycodone ER product candidate include product label claims to support the inclusion of language regarding abuse-deterrent properties for the intravenous route of administration.

In July 2017, the Company announced that the FDA Advisory Committees voted 22 to 1 in finding that the Company’s NDA for Oxycodone ER should not be approved at this time. The Advisory Committees also voted 19 to 4 that the Company had not demonstrated that Oxycodone ER has properties that can be expected to deter abuse by the intravenous route of administration, and 23 to 0 that there was not sufficient data for Oxycodone ER to support inclusion of language regarding abuse-deterrent properties in the product label for the intravenous route of administration. The Advisory Committees expressed a desire to review the additional safety and efficacy data for Oxycodone ER that may be obtained from human abuse potential studies for the oral and intranasal routes of administration.

In September 2017, the Company received a Complete Response Letter (“CRL”) from the FDA for the Oxycodone ER NDA. In its CRL, the FDA provided certain recommendations and requests for information, including that Intellipharmaceutics complete Category 2 and Category 3 studies to assess the abuse-deterrent properties of Oxycodone ER by the oral and nasal routes of administration. The FDA also requested additional information related to the inclusion of the blue dye in the Oxycodone ER formulation, which is intended to deter abuse. The FDA also requested that Intellipharmaceutics submit an alternate proposed proprietary name for Oxycodone ER. The FDA determined that it could not approve the application in its present form. The FDA granted our request for an extension to February 28, 2019 to resubmit our NDA for Oxycodone ER under section 505(b)(2) of the U.S. Federal Food, Drug and Cosmetic Act.

In February 2018, the Company met with the FDA to discuss the above-referenced CRL for Oxycodone ER, including issues related to the blue dye in the product candidate. Based on those discussions, the product candidate will no longer include the blue dye. The blue dye was intended to act as an additional deterrent if Oxycodone ER is abused and serve as an early warning mechanism to flag potential misuse or abuse. The FDA confirmed that the removal of the blue dye is unlikely to have any impact on formulation quality and performance. As a result, the Company will not be required to repeat in vivo bioequivalence studies and pharmacokinetic studies submitted in the Oxycodone ER NDA. The FDA also indicated that, from an abuse liability perspective, Category 1 studies will not have to be repeated on Oxycodone ER with the blue dye removed.

The abuse liability studies for the intranasal route of abuse commenced in May 2018 with subject screening, while the studies for the oral route commenced in June 2018. The clinical part of both studies was completed and the results included in the NDA resubmission.

In March 2019, the FDA acknowledged receipt of our resubmission of the Oxycodone ER NDA filed on February 28, 2019. The FDA had informed the Company that it considers the resubmission a complete response to the September 22, 2017 action letter it issued in respect of the NDA. The FDA also assigned a PDUFA goal date of August 28, 2019.

There can be no assurance that the studies will be adequate, that we will not be required to conduct further studies for Oxycodone ER, that the FDA will approve any of the Company’s requested abuse-deterrent label claims, that the FDA will meet its deadline for review, that the FDA will ultimately approve our NDA for the sale of Oxycodone ER in the U.S. market, or that it will ever be successfully commercialized and produce significant revenue for us.

18

In November 2018, we announced that we entered into an exclusive licensing and distribution agreement with a pharmaceutical distributor in the Philippines pursuant to which the distributor was granted the exclusive right, subject to regulatory approval, to import and market Oxycodone ER in the Philippines. Under the terms of the agreement, the distributor will be required to purchase a minimum yearly quantity of our Oxycodone ER and we will be the exclusive supplier of our Oxycodone ER. This multi-year agreement is subject to early termination. There can be no assurance as to when and if such product candidate will receive regulatory approval for the sale in the Philippines or that, if so approved, the product will be successfully commercialized there and produce significant revenues for us.

Regabatin™ XR (Pregabalin Extended-Release)

Another Intellipharmaceutics non-generic controlled-release product under development is Regabatin™ XR, pregabalin extended-release capsules. Pregabalin is indicated for the management of neuropathic pain associated with diabetic peripheral neuropathy, postherpetic neuralgia, spinal cord injury and fibromyalgia. A controlled-release version of pregabalin should reduce the number of doses patients take, which could improve patient compliance, and therefore possibly enhance clinical outcomes. Lyrica® pregabalin, twice-a-day (“BID”) dosage and three-times-a-day (“TID”) dosage, are drug products marketed in the U.S. by Pfizer Inc. In October 2017, Pfizer also received approval for a Lyrica® CR, a controlled-release version of pregabalin. In 2014, we conducted and analyzed the results of six Phase I clinical trials involving a twice-a-day formulation and a once-a-day formulation. For formulations directed to certain indications which include fibromyalgia, the results suggested that Regabatin™ XR 82.5 mg BID dosage was comparable in bioavailability to Lyrica® 50 mg (immediate-release pregabalin) TID dosage. For formulations directed to certain other indications which include neuropathic pain associated with diabetic peripheral neuropathy, the results suggested that Regabatin™ XR 165 mg once-a-day dosage was comparable in bioavailability to Lyrica® 75 mg BID dosage.

In March 2015, the FDA accepted a Pre-Investigational New Drug (or Pre-IND) meeting request for our once-a-day Regabatin™ XR non-generic controlled release version of pregabalin under the NDA 505(b)(2) regulatory pathway, with a view to possible commercialization in the U.S. at some time following the December 30, 2018 expiry of the patent covering the pregabalin molecule. Regabatin™ XR is based on our controlled release drug delivery technology platform which utilizes the symptomatology and chronobiology of fibromyalgia in a formulation intended to provide a higher exposure of pregabalin during the first 12 hours of dosing. Based on positive feedback and guidance from the FDA, we submitted an IND application for RegabatinTM XR in August 2015. The FDA completed its review of the IND application and provided constructive input that we will use towards further development of the program. We believe our product candidate has significant additional benefits to existing treatments and are currently evaluating strategic options to advance this opportunity.

There can be no assurance that any additional Phase I or other clinical trials we conduct will meet our expectations, that we will have sufficient capital to conduct such trials, that we will be successful in submitting an NDA 505(b)(2) filing with the FDA, that the FDA will approve this product candidate for sale in the U.S. market, or that it will ever be successfully commercialized.

Oxycodone Hydrochloride IR Tablets (IPCI006) (Abuse Deterrent and Overdose Resistant Oxycodone Hydrochloride Immediate Release Tablets) – ROXICODONE®

In November 2018, we announced that we had submitted an IND application to the FDA for our IPCI006 oxycodone hydrochloride immediate release tablets in the 5, 10, 15, 20 and 30 mg strengths. This novel drug formulation incorporates the Company's PODRAS™, or Paradoxical OverDose Resistance Activating System, delivery technology and its nPODDDS™, or novel Point Of Divergence Drug Delivery System, technology. IPCI006 is designed to prevent, delay or limit the release of oxycodone hydrochloride when more intact tablets than prescribed are ingested, thus delaying or preventing overdose and allowing for sufficient time for a rescue or medical intervention to take place. It is also intended to present a significant barrier to abuse by snorting, "parachuting," injecting or smoking finely crushed oxycodone hydrochloride immediate release tablets. The data generated from the studies conducted under this IND is expected to form part of an NDA seeking FDA approval for IPCI006 tablets.

If approved, IPCI006 may be the first immediate release formulation of oxycodone hydrochloride intended to simultaneously prevent or delay overdose and prevent abuse by intranasal or intravenous routes.

There can be no assurance that we will be successful in submitting any NDA with the FDA, that the FDA will approve the Company's IPCI006 product candidate for sale in the U.S. market or any related abuse-deterrent label claims, or that it will ever be successfully commercialized and produce significant revenue for us.

19

Other Potential Products and Markets

We are continuing our efforts to identify opportunities internationally, particularly in China, that could if effectuated provide product distribution alternatives through partnerships and therefore would not likely require an investment or asset acquisition by us. Discussions toward establishing a partnership to facilitate future development activities in China are ongoing. We have not at this time entered into and may not ever enter into any such arrangements.

In addition, we are seeking to develop key relationships in several other international jurisdictions where we believe there may be substantial demand for our generic products. These opportunities could potentially involve out-licensing of our products, third-party manufacturing supply and more efficient access to pharmaceutical ingredients and therefore assist with the development of our product pipeline.

In November 2018, we announced that we had entered into an exclusive licensing and distribution agreement for our abuse resistant Oxycodone ER product candidate and four generic drug products with a pharmaceutical distributor in the Philippines. Under the terms of the agreement the distributor was granted the exclusive right, subject to regulatory approval, to import and market our first novel drug formulation, abuse-deterrent Oxycodone ER, in the Philippines. Additionally, this distributor was granted, subject to regulatory approval, the exclusive right to import and market our generic Seroquel XR®, Focalin XR®, Glucophage® XR, and Keppra XR® in the Philippines. Under the terms of the agreement, the distributor will be required to purchase a minimum yearly quantity of all products included in the agreement and we will be the exclusive supplier of said products. The multi-year agreement with the Philippines distributor is subject to early termination. Financial terms of the agreement have not been disclosed. There can be no assurance as to when or if any of our products or product candidates will receive regulatory approval for sale in the Philippines or that, if so approved, any such products will be successfully commercialized there and produce significant revenues for us. Moreover, there can be no assurance that we will not be required to conduct further studies for Oxycodone ER, that the FDA will approve any of our requested abuse-deterrent label claims or that the FDA will meet its deadline for review or ultimately approve the NDA for the sale of Oxycodone ER in the U.S. market, or that it will ever be successfully commercialized and produce significant revenue for us.

In November 2018, we announced that we had entered into two exclusive licensing and distribution agreements with pharmaceutical distributors in Malaysia and Vietnam.

A Malaysian pharmaceutical distribution company was granted the exclusive right, subject to regulatory approval, to import and market our generic Seroquel XR® (quetiapine fumarate extended-release) in Malaysia. Under the terms of the agreement, four strengths (50, 200, 300 and 400 mg) of generic Seroquel XR® will be manufactured and supplied by us for distribution in Malaysia. We are also in discussions to include other products in the agreement with said distributor, who will be required to purchase a minimum yearly quantity of all products included in the agreement.

A Vietnamese pharmaceutical distributor was granted the exclusive right, subject to regulatory approval, to import and market our generic Seroquel XR®, Glucophage® XR, and Keppra XR® in Vietnam. Under the terms of the agreement, two strengths (500 and 750 mg) of generic Glucophage® XR, three strengths (50, 150 and 200 mg) of generic Seroquel XR® and one strength (500 mg) of generic Keppra XR® will be manufactured and supplied by us for distribution in Vietnam. The Vietnamese distributor will be required to purchase a minimum yearly quantity of all products included in the agreement.

The multi-year agreements with the Malaysian and Vietnamese distributors are each subject to early termination. Financial terms of the agreements have not been disclosed. There can be no assurance as to when or if any of our products will receive regulatory approval for sale in Malaysia or Vietnam or that, if so approved, the products will be successfully commercialized there and produce significant revenues for the Company.

20

Additionally, in January 2018 we announced we had commenced an R&D program of CBD based products. As part of this R&D program, we filed multiple provisional patent applications with the United States Patent and Trademark Office pertaining to the delivery and application of cannabinoid-based therapeutics, began talks with potential commercialization partners in the cannabidiol industry, and identified a potential supplier of CBD. The patent filings, together with certain of our already issued drug delivery patents, are intended to form the basis of the development of a pipeline of novel controlled-release product candidates with CBD as the main active ingredient. On May 30, 2019 we announced that the Company’s pre-existing license to conduct activities with Cannabidiol (“CBD”) has been migrated by Health Canada to a Cannabis Drug License (“CDL”) under the Cannabis Regulations. Intellipharmaceutics’ new Cannabis Drug License allows the Company to continue to possess cannabis, produce a drug containing cannabis and sell a drug containing cannabis. The CDL is unique from other forms of cannabis licenses in Canada as, according to Health Canada, it is a requirement for any company that intends to produce and sell a prescription drug containing cannabis or cannabinoids. Only companies, such as Intellipharmaceutics, with a Health Canada issued Drug Establishment License are eligible to apply for a Cannabis Drug License. There can be no assurance that we will be able to develop cannabis-based products or that any cannabis-based product candidates we develop will ever be successfully commercialized or produce significant revenue for us.

SELECTED FINANCIAL INFORMATION

	For the three months ended		For the six months ended
	May 31,	May 31,	May 31,	May 31,
	2019	2018	2019	2018
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	$	$	$	$
Revenue:	1,214,520	576,967	1,558,056	911,485
Expenses:	3,257,828	3,316,893	6,722,616	6,742,673
Net loss from operations	(2,043,308)	(2,805,800)	(5,197,628)	(5,897,062)
Net loss per common share
Basic and diluted	(0.10)	(0.07)	(0.26)	(0.16)

	As at
	May 31, 2019	November 30, 2018
	(unaudited)	(audited)
	$	$
Cash	1,030,179	6,641,877
Total assets	5,567,637	11,474,227

Convertible debentures	1,506,555	1,790,358
Total liabilities	6,572,335	7,371,920
Shareholders' equity (deficiency)	(1,004,698)	4,102,307
Total liabilities and shareholders' equity	5,567,637	11,474,227

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

We have identified the following accounting policies that we believe require application of management’s most significant judgments, often requiring the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods.

Disclosure regarding our ability to continue as a going concern is included in Note 1 to our condensed unaudited interim consolidated financial statements for the three and six months ended May 31, 2019.

21

Use of Estimates

The preparation of the condensed unaudited interim consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the period. Actual results could differ from those estimates.

Areas where significant judgment is involved in making estimates are: the determination of the functional currency; the fair values of financial assets and liabilities; the determination of units of accounting for revenue recognition; the accrual of licensing and milestone revenue; and forecasting future cash flows for assessing the going concern assumption.

Revenue recognition

The Company accounts for revenue in accordance with the provisions of ASC 606 “Revenue from Contracts with Customers” (“ASC 606”). Under ASC 606, the Company recognizes revenue when the customer obtains control of promised goods or services, in an amount that reflects the consideration the Company expects to receive in exchange for those goods or services. The Company recognizes revenue following the five step model prescribed under ASC 606: (i) identify contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenues when (or as) the Company satisfies the performance obligation(s). The Company earns revenue from non-refundable upfront fees, milestone payments upon achievement of specified research or development, exclusivity milestone payments and licensing payments on sales of resulting products.

The relevant revenue recognition accounting policy is applied to each separate unit of accounting.

Licensing

The Company recognizes revenue from the licensing of the Company's drug delivery technologies, products and product candidates. Under the terms of the licensing arrangements, the Company provides the customer with a right to access the Company’s intellectual property with regards to the license which is granted. Revenue arising from the license of intellectual property rights is recognized over the period the Company transfers control of the intellectual property.

The Company has a license and commercialization agreement with Par. Under the exclusive territorial license rights granted to Par, the agreement requires that Par manufacture, promote, market, sell and distribute the product. Licensing revenue amounts receivable by the Company under this agreement are calculated and reported to the Company by Par, with such amounts generally based upon net product sales and net profit which include estimates for chargebacks, rebates, product returns, and other adjustments. Licensing revenue payments received by the Company from Par under this agreement are not subject to further deductions for chargebacks, rebates, product returns, and other pricing adjustments. Based on this arrangement and the guidance per ASC 606, the Company records licensing revenue over the period the Company transfers control of the intellectual property in the consolidated statements of operations and comprehensive loss.

The Company also has a license and commercial supply agreement with Mallinckrodt which provides Mallinckrodt an exclusive license to market, sell and distribute in the U.S. three drug product candidates for which the Company has ANDAs filed with the FDA, one of which (the Company’s generic Seroquel XR®) received final approval from the FDA in 2017. Under the terms of this agreement, the Company is responsible for the manufacture of approved products for subsequent sale by Mallinckrodt in the U.S. market. Following receipt of final FDA approval for its generic Seroquel XR®, the Company began shipment of manufactured product to Mallinckrodt. The Company records revenue once Mallinckrodt obtains control of the product and the performance obligation is satisfied. On April 12, 2019, Mallinckrodt and the Company mutually agreed to terminate their Commercial Supply Agreement (the “Mallinckrodt agreement”) effective no later than August 31, 2019. Under the terms of the mutual agreement, Mallinckrodt has been released from certain obligations under the agreement as of April 12, 2019.

Licensing revenue in respect of manufactured product is reported as revenue in accordance with ASC 606. Once product is sold by Mallinckrodt, the Company receives downstream licensing revenue amounts calculated and reported by Mallinckrodt, with such amounts generally based upon net product sales and net profit which includes estimates for chargebacks, rebates, product returns, and other adjustments. Such downstream licensing revenue payments received by the Company under this agreement are not subject to further deductions for chargebacks, rebates, product returns, and other pricing adjustments. Based on this agreement and the guidance per ASC 606, the Company records licensing revenue as earned on a monthly basis.

22

Milestones

For milestone payments that are not contingent on sales-based thresholds, the Company applies a most-likely amount approach on a contract-by-contract basis. Management makes an assessment of the amount of revenue expected to be received based on the probability of the milestone outcome. Variable consideration is included in revenue only to the extent that it is probable that the amount will not be subject to a significant reversal when the uncertainty is resolved (generally when the milestone outcome is satisfied).

Research and development

Under arrangements where the license fees and R&D activities can be accounted for as a separate unit of accounting, non-refundable upfront license fees are deferred and recognized as revenue on a straight-line basis over the expected term of the Company's continued involvement in the R&D process.

Deferred revenue

Deferred revenue represents the funds received from clients, for which the revenues have not yet been earned, as the milestones have not been achieved, or in the case of upfront fees for drug development, where the work remains to be completed. During the year ended November 30, 2016, the Company received an up-front payment of $3,000,000 from Mallinckrodt pursuant to the Mallinckrodt agreement, and initially recorded it as deferred revenue, as it did not meet the criteria for recognition.

For the three and six months ended May 31, 2019, the Company recognized $814,824 and $893,809 (three and six months ended May 31, 2018 - $75,000 and $150,000) of revenue based on a straight-line basis over the remaining term of the Mallinckrodt agreement which expires on August 31, 2019. As of May 31, 2019, the Company has recorded a deferred revenue balance of $1,469,716 (November 30, 2018 - $2,362,500) relating to the underlying contracts, of which $1,469,716 (November 30, 2018 - $300,000) is considered a current portion of deferred revenue.

Research and development costs

R&D costs related to continued research and development programs are expensed as incurred in accordance with ASC topic 730. However, materials and equipment are capitalized and amortized over their useful lives if they have alternative future uses.

Inventory

Inventories comprise raw materials, work in process, and finished goods, which are valued at the lower of cost or market, on a first-in, first-out basis. Cost for work in process and finished goods inventories includes materials, direct labor, and an allocation of manufacturing overhead. Market for raw materials is replacement cost, and for work in process and finished goods is net realizable value. The Company evaluates the carrying value of inventories on a regular basis, taking into account such factors as historical and anticipated future sales compared with quantities on hand, the price the Company expects to obtain for products in their respective markets compared with historical cost and the remaining shelf life of goods on hand. As of May 31, 2019, the Company had raw materials inventories of $123,875 (November 30, 2018 - $144,659), work in process of $96,053 (November 30, 2018 - $73,927) and finished goods inventory of $Nil (November 30, 2018 - $33,065) relating to the Company’s generic Seroquel XR® product. The recoverability of the cost of any pre-launch inventories with a limited shelf life is evaluated based on the specific facts and circumstances surrounding the timing of the anticipated product launch.

Translation of foreign currencies

Transactions denominated in currencies other than the Company and its wholly owned operating subsidiaries’ functional currencies, monetary assets and liabilities are translated at the period end rates. Revenue and expenses are translated at rates of exchange prevailing on the transaction dates. All of the exchange gains or losses resulting from these other transactions are recognized in the condensed unaudited interim consolidated statements of operations and comprehensive loss.

The functional and reporting currency of the Company and its subsidiaries is the U.S. dollar.

23

Convertible debentures

In fiscal year 2013, the Company issued an unsecured convertible debenture in the principal amount of $1,500,000 (the “2013 Debenture”). At issuance, the conversion option was bifurcated from its host contract and the fair value of the conversion option was characterized as an embedded derivative upon issuance as it met the criteria of ASC topic 815 Derivatives and Hedging. Subsequent changes in the fair value of the embedded derivative were recorded in the consolidated statements of operations and comprehensive loss. The proceeds received from the 2013 Debenture less the initial amount allocated to the embedded derivative were allocated to the liability and were accreted over the life of the 2013 Debenture using the effective rate of interest. The Company changed its functional currency effective December 1, 2013 such that the conversion option no longer met the criteria for bifurcation and was prospectively reclassified to shareholders’ equity under ASC Topic 815 at the U.S. dollar translated amount at December 1, 2013.

On September 10, 2018, the Company completed a private placement financing (the “2018 Debenture Financing”) of an unsecured convertible debenture in the principal amount of $500,000 (the “2018 Debenture”). At issuance, the conversion price was lower than the market share price, and the value of the beneficial conversion feature related to the 2018 Debenture was allocated to shareholders’ equity.

On May 1, 2019, the Company issued an unsecured convertible debenture in the principal amount of $1,050,000, that will mature on November 1, 2019, bears interest at a rate of 12% per annum and is convertible into 1,779,661 common shares of the Company at a conversion price of $0.59 per common share (the “2019 Debenture”). At issuance, the conversion option was not characterized as an embedded derivative as it did not meet the criteria of ASC topic 815 Derivatives and Hedging. Also, at issuance, as the conversion price was higher than the market share price, conversion option was not bifurcated from its host contract and the total value of the convertible debenture was recognized as a liability.

Investment tax credits

The investment tax credits (“ITC") receivable are amounts considered recoverable from the Canadian federal and provincial governments under the Scientific Research & Experimental Development (“SR&ED”) incentive program. The amounts claimed under the program represent the amounts based on management estimates of eligible research and development costs incurred during the year. Realization is subject to government approval. Any adjustment to the amounts claimed will be recognized in the year in which the adjustment occurs. Refundable ITCs claimed relating to capital expenditures are credited to property and equipment. Refundable ITCs claimed relating to current expenditures are netted against research and development expenditures.

Recently adopted accounting pronouncements

In May 2014, the FASB issued ASU No. 2014-09, ASC 606, which establishes a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers. Under ASC 606, revenue is recognized at an amount that reflects the consideration to which an entity expects to be entitled in exchange for transferring control of goods or services to a customer. The principles in ASC 606 provide a more structured approach to measuring and recognizing revenue. As of December 1, 2018, the Company has adopted ASC 606 using the modified retrospective method and has elected to apply the standard retrospectively only to contracts that are not completed contracts at the date of initial application. The adoption of ASC 606 did not have an impact on the date of transition and did not have a material impact on the Company’s condensed unaudited interim consolidated financial statements for the three and six months ended May 31, 2019.

In January 2016, the FASB issued ASU No. 2016-01, which makes limited amendments to the guidance in U.S. GAAP on the classification and measurement of financial instruments. The new standard significantly revises an entity’s accounting related to (1) the classification and measurement of investments in equity securities and (2) the presentation of certain fair value changes for financial liabilities measured at fair value. It also amends certain disclosure requirements associated with the fair value of financial instruments. The Company has adopted ASU No. 2016-01 effective December 1, 2018 and the adoption did not have an impact on the date of transition or any material impact on the Company’s condensed unaudited interim consolidated financial statements for the three and six months ended May 31, 2019.

24

In August 2016, the FASB issued ASU 2017-01 that changes the definition of a business to assist entities with evaluating when a set of transferred assets and activities is a business. The guidance requires an entity to evaluate if substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or a group of similar identifiable assets; if so, the set of transferred assets and activities is not a business. ASU 2017-01 also requires a business to include at least one substantive process and narrows the definition of outputs by more closely aligning it with how outputs are described in ASC 606.1. ASU 2017-01 is effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those years. Early adoption is permitted. The Company adopted ASU 2017-01 effective December 1, 2018 and the amendments did not have any material impact on the Company’s financial position, results of operations, cash flows or disclosures.

In May 2017, the FASB issued ASU 2017-09 in relation to Compensation —Stock Compensation (Topic 718), Modification Accounting. The amendments provide guidance on changes to the terms or conditions of a share-based payment award, which require an entity to apply modification accounting in Topic 718. The amendments are effective for all entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2017. Early adoption is permitted, including adoption in any interim period, for (1) public business entities for reporting periods for which financial statements have not yet been issued and (2) all other entities for reporting periods for which financial statements have not yet been made available for issuance. The amendments should be applied prospectively to an award modified on or after the adoption date. The Company adopted ASU 2017-09 effective December 1, 2018 and the amendments did not have any material impact on the Company’s financial position, results of operations, cash flows or disclosures.

Future accounting pronouncements

In February 2016, the FASB issued new guidance, ASU No. 2016-02, Leases (Topic 842). The main difference between current U.S. GAAP and the new guidance is the recognition of lease liabilities based on the present value of remaining lease payments and corresponding lease assets for operating leases under current U.S. GAAP with limited exception. Additional qualitative and quantitative disclosures are also required by the new guidance. Topic 842 is effective for annual reporting periods (including interim reporting periods) beginning after December 15, 2018. Early adoption is permitted. The Company is in the process of evaluating the amendments to determine if they have a material impact on the Company’s financial position, results of operations, cash flows or disclosures.

RESULTS OF OPERATIONS

Our results of operations have fluctuated significantly from period to period in the past and are likely to do so in the future. We anticipate that our quarterly and annual results of operations will be impacted for the foreseeable future by several factors, including the timing of approvals to market our product candidates in various jurisdictions and any resulting licensing revenue, milestone revenue, product sales, the number of competitive products and the extent of any aggressive pricing activity, wholesaler buying patterns, the timing and amount of payments received pursuant to our current and future collaborations with third parties, the existence of any first-to-file exclusivity periods, and the progress and timing of expenditures related to our research, development and commercialization efforts. Due to these fluctuations, we presently believe that the period-to-period comparisons of our operating results are not a reliable indication of our future performance.

The following are selected financial data for the three and six months ended May 31, 2019 and 2018.

25

	For the three months ended				For the six months ended
	May 31,	May 31,			May 31,	May 31,
	2019	2018	Change		2019	2018	Change
	(unaudited)	(unaudited)			(unaudited)	(unaudited)
	$	$		$%	$	$		$%
Revenue:
Licensing	399,696	489,995	(90,299)	-18%	664,247	742,267	(78,020)	-10%
Up-front fees	814,824	86,972	727,852	837%	893,809	169,218	724,591	428%
	1,214,520	576,967			1,558,056	911,485

Cost of goods sold	-	65,874	(65,874)	-100%	33,068	65,874	(32,806)	-49%
	1,214,520	511,093	703,427	138%	1,524,988	845,611	679,377	80%

Expenses:
Research and development	1,655,039	2,195,200	(540,161)	-25%	3,787,300	4,459,328	(672,028)	-15%
Selling, general and administrative	1,476,013	967,849	508,164	53%	2,683,256	1,981,319	701,937	35%
Depreciation	126,776	153,844	(27,068)	-18%	252,060	302,026	(49,966)	-16%
	3,257,828	3,316,893	(59,065)	-2%	6,722,616	6,742,673	(20,057)	-0.30%

Loss from operations	(2,043,308)	(2,805,800)	762,492	-27%	(5,197,628)	(5,897,062)	699,434	-11%
Net foreign exchange gain	24,961	7,675	17,286	225%	13,629	7,700	5,929	77%
Interest income	843	7	836	11943%	854	14	840	6000%
Interest expense	(55,294)	(61,158)	5,864	-10%	(114,102)	(119,516)	5,414	-4%
Net loss for the period	(2,072,798)	(2,859,276)	786,478	-28%	(5,297,247)	(6,008,864)	711,617	-11%

Three months ended May 31, 2019 compared to the three months ended May 31, 2018

Revenue

The Company recorded revenues of $1,214,520 for the three months ended May 31, 2019 versus $576,967 for the three months ended May 31, 2018. Such revenues consisted primarily of licensing revenues from commercial sales of the 15, 25, 30 and 35 mg strengths of our generic Focalin XR® under the Par agreement. The higher increased revenue for the three months ended May 31, 2019 is primarily due to the change in contract term with Mallinckrodt which expires August 31, 2019 compared to the original ten year term. Beginning in early 2018, we began to see a significant impact from aggressive pricing by competitors, resulting in a marked increase in gross-to-net deductions such as wholesaler rebates, chargebacks and pricing adjustments. While the gross-to-net deductions fluctuate on a quarter over quarter basis, profit share payments for the last quarter has been consistent over the same period in 2018.

Revenues from generic Seroquel XR® are still well below levels expected at the launch of the product in 2017, primarily due to the Company’s commercial partner entering the market later than planned. Management is continuing to evaluate strategic options to improve returns from this product.

Cost of goods sold

The Company recorded cost of goods sold of $Nil for the three months ended May 31, 2019 versus $65,874 for the three months ended May 31, 2018. Cost of sales reflects the Company’s manufacturing shipments of generic Seroquel XR® to Mallinckrodt.

Research and Development

Expenditures for R&D for the three months ended May 31, 2019 were lower by $540,161 compared to the three months ended May 31, 2018. The decrease is primarily due to significantly lower biostudies and patent litigation expenses partially offset by higher third party consulting fees and options expenses.

26

In the three months ended May 31, 2019, we recorded $128,257 of expenses for stock-based compensation for R&D employees compared to $56,957 for the three months ended May 31, 2018.

After adjusting for the stock-based compensation expenses discussed above, expenditures for R&D for the three months ended May 31, 2019 were lower by $611,461 compared to the three months ended May 31, 2018. The decrease was mainly due to the decrease in material purchases and patent and litigation expenses, and was partially offset by higher third party consulting fees and a one time employee incentive.

Selling, General and Administrative

Selling, general and administrative expenses were $1,476,013 for the three months ended May 31, 2019 in comparison to $967,849 for the three months ended May 31, 2018, resulting in an increase of $508,164. The increase is due to higher expenses related to administrative costs, partially offset by a decrease in wages and marketing cost.

Administrative costs for the three months ended May 31, 2019 were $1,106,564 in comparison to $543,866 in the three months ended May 31, 2018. The increase for the three months ended May 31, 2019 was due to the increase in professional and legal fees.

Expenditures for wages and benefits for the three months ended May 31, 2019 were $250,798 in comparison to $286,659 in the three months ended May 31, 2018. For the three months ended May 31, 2019, we recorded an expense of $31,759 against expense for stock-based compensation compared to an expense of $6,162 for the three months ended May 31, 2018. After adjusting for the stock-based compensation expenses, expenditures for wages for the three months ended May 31, 2019 were lower by $61,458 compared to the three months ended May 31, 2018.

Marketing costs for the three months ended May 31, 2019 were $81,460 in comparison to $104,117 in the three months ended May 31, 2018. This decrease is primarily the result of a decrease in travel expenditures related to business development and investor relations activities.

Occupancy costs for the three months ended May 31, 2019 were $37,191 in comparison to $33,207 for the three months ended May 31, 2018. The increase is due to higher facility operating expenses.

Depreciation

Depreciation expenses for the three months ended May 31, 2019 were $126,776 in comparison to $153,844 in the three months ended May 31, 2018. The decrease is primarily due to less investment in production, laboratory and computer equipment during the year ended November 30, 2018 and three months ended May 31, 2019.

Foreign Exchange Gain

Foreign exchange gain was $24,961 for the three months ended May 31, 2019 in comparison to a gain of $7,675 in the three months ended May 31, 2018. The foreign exchange gain for the three months ended May 31, 2019 was due to the strengthening of the U.S. dollar against the Canadian dollar during the three months ended May 31, 2019 as the exchange rates changed to $1.00 for C$1.3527 as at May 31, 2019 from $1.00 for C$1.3169 as at February 28, 2019. The nominal foreign exchange gain for the three months ended May 31, 2018 was due to the relative movement of the U.S. dollar against the Canadian dollar during the three months ended May 31, 2018 as the exchange rates changed only slightly to $1.00 for C$1.2948 as at May 31, 2018 from $1.00 for C$1.2809 as at February 2018.

Interest Expense

Interest expense for the three months ended May 31, 2019 was $55,294 in comparison to $61,158 in the three months ended May 31, 2018. This is primarily due to interest paid in 2019 on the 2013 Debenture, which accrues interest payable at 12% annually and interest paid on the 2018 Debenture, which accrues interest payable at 10% annually and the related conversion option embedded derivative accreted at an annual effective interest rate of approximately 7.27%, in comparison to the three months ended February 28, 2018 the interest expense was related to the interest paid on the 2013 Debenture which accrues interest payable at 12% annually and the related conversion option embedded derivative accreted at an annual effective interest rate of approximately 4.9%.

27

Net Loss

The Company recorded net loss for the three months ended May 31, 2019 of $2,072,798 or $0.10 per common share, compared with a net loss of $2,859,276 or $0.07 per common share for the three months ended May 31, 2018. In the three months ended May 31, 2019, the lower net loss is attributed to the lower licensing revenues from commercial sales of generic Focalin XR® and to a lesser extent, sales of generic Seroquel XR® shipped to Mallinckrodt, combined with increased administrative expense related to professional and legal fees and to the change in contract term with Mallinckrodt which expires August 31, 2019 compared to the original ten year term. In the three months ended May 31, 2018, the net loss was attributed to lower licensing revenues from commercial sales of generic Focalin XR®, combined with increased R&D expenses.

Six months ended May 31, 2019 compared to the six months ended May 31, 2018

Revenue

The Company recorded revenues of $1,558,056 for the six months ended May 31, 2019 versus $911,485 for the six months ended May 31, 2018. Such revenues consisted primarily of licensing revenues from commercial sales of the 15, 25, 30 and 35 mg strengths of our generic Focalin XR® under the Par agreement. The increase in revenues in the six months ended May 31, 2019 compared to the six months ended May 31, 2018 is primarily due to more revenue recognition from the Mallinckrodt upfront fee in the second quarter of year 2019 due to change in contract term with Mallinckrodt which expires August 31, 2019 compared to the original ten year term. Beginning in early 2018, we began to see a significant impact from aggressive pricing by competitors, resulting in a marked increase in gross-to-net deductions such as wholesaler rebates, chargebacks and pricing adjustments. While the gross-to-net deductions fluctuate on a quarter over quarter basis, profit share payments for the last quarter has been consistent over the same period in 2018.

Revenues from generic Seroquel XR® are still well below levels expected at the launch of the product in 2017, primarily due to the Company’s commercial partner entering the market later than planned. Management is continuing to evaluate strategic options to improve returns from this product.

Cost of goods sold

The Company recorded cost of goods sold of $33,068 for the six months ended May 31, 2019 versus $65,874 for the six months ended May 31, 2018. Cost of sales reflects the Company’s manufacturing shipments of generic Seroquel XR® to Mallinckrodt.

Research and Development

Expenditures for R&D for the six months ended May 31, 2019 were lower by $672,028 compared to the six months ended May 31, 2018. The decrease is primarily due to significantly lower patent litigation expenses and material purchases partially offset by higher third party consulting fees and options expenses.

In the six months ended May 31, 2019, we recorded $131,757 of expenses for stock-based compensation for R&D employees compared to $67,995 for the six months ended May 31, 2018.

After adjusting for the stock-based compensation expenses discussed above, expenditures for R&D for the six months ended May 31, 2019 were lower by $735,790 compared to the six months ended May 31, 2018. The decrease was mainly due to the decrease in material purchases and patent and litigation expenses and was partially offset by higher third party consulting fees and a one time employee incentive.

Selling, General and Administrative

Selling, general and administrative expenses were $2,683,256 for the six months ended May 31, 2019 in comparison to $1,981,319 for the six months ended May 31, 2018, resulting in an increase of $701,937. The increase is due to higher expenses related to administrative costs, partially offset by a decrease in wages and marketing cost.

Administrative costs for the six months ended May 31, 2019 were $1,960,475 in comparison to $1,042,642 in the six months ended May 31, 2018. The increase for the six months ended May 31, 2019 was due to the increase in professional and legal fees.

28

Expenditures for wages and benefits for the six months ended May 31, 2019 were $479,009 in comparison to $629,867 in the six months ended May 31, 2018. For the six months ended May 31, 2019, we recorded an expense of $30,532 against expense for stock-based compensation compared to an expense of $26,811 for the six months ended May 31, 2018. After adjusting for the stock-based compensation expenses, expenditures for wages for the six months ended May 31, 2019 were lower by $154,579 compared to the six months ended May 31, 2018.

Marketing costs for the six months ended May 31, 2019 were $175,926 in comparison to $238,633 in the six months ended May 31, 2018. This decrease is primarily the result of a decrease in travel expenditures related to business development and investor relations activities.

Occupancy costs for the six months ended May 31, 2019 were $67,846 in comparison to $70,177 for the six months ended May 31, 2018. The decrease is due to lower facility operating expenses.

Depreciation

Depreciation expenses for the six months ended May 31, 2019 were $252,060 in comparison to $302,026 in the six months ended May 31, 2018. The decrease is primarily due to less investment in production, laboratory and computer equipment during the six months ended May 31, 2019.

Foreign Exchange Gain

Foreign exchange gain was $13,629 for the six months ended May 31, 2019 in comparison to a gain of $7,700 in the six months ended May 31, 2018. The foreign exchange gain for the six months ended May 31, 2019 was due to the strengthening of the U.S. dollar against the Canadian dollar during the six months ended May 31, 2019 as the exchange rates changed to $1.00 for C$1.3527 as at May 31, 2019 from $1.00 for C$1.3301 as at November 30, 2018. The nominal foreign exchange gain for the six months ended May 31, 2018 was due to the relative movement of the U.S. dollar against the Canadian dollar during the six months ended May 31, 2018 as the exchange rates changed only slightly to $1.00 for C$1.2948 as at May 31, 2018 from $1.00 for C$1.2888 as at November 30, 2017.

Interest Expense

Interest expense for the six months ended May 31, 2019 was $114,102 in comparison to $119,516 in the six months ended May 31, 2018. This is primarily due to interest paid in 2019 on the 2013 Debenture, which accrues interest payable at 12% annually and interest paid on the 2018 Debenture, which accrues interest payable at 10% annually and the related conversion option embedded derivative accreted at an annual effective interest rate of approximately 7.27%, in comparison to the three months ended February 28, 2018 the interest expense was related to the interest paid on the 2013 Debenture which accrues interest payable at 12% annually and the related conversion option embedded derivative accreted at an annual effective interest rate of approximately 4.9%.

Net Loss

The Company recorded net loss for the six months ended May 31, 2019 of $5,297,247 or $0.26 per common share, compared with a net loss of $6,008,864 or $0.16 per common share for the six months ended May 31, 2018. In the six months ended May 31, 2019, the net loss is attributed to the lower licensing revenues from commercial sales of generic Focalin XR® and to a lesser extent, sales of generic Seroquel XR® shipped to Mallinckrodt, combined with increased administrative expense related to professional and legal fees. In the six months ended May 31, 2018, the higher net loss was attributed to lower licensing revenues from commercial sales of generic Focalin XR® combined with increased legal and other administrative expenses.

SUMMARY OF QUARTERLY RESULTS

The table below outlines selected financial data for the nine most recent quarters. The quarterly results are unaudited and have been prepared in accordance with U.S. GAAP, for interim financial information.

29

			Loss per share
	Revenue	Net loss	Basici	Dilutedi
Quarter Ended	$	$	$	$
May 31, 2019	1,214,520	(2,072,798)	(0.10)	(0.10)
February 28, 2019	343,536	(3,224,449)	(0.16)	(0.16)
November 30, 2018	387,691	(3,784,512)	(0.67)	(0.67)
August 31, 2018	413,555	(3,954,104)	(0.91)	(0.91)
May 31, 2018	576,967	(2,859,276)	(0.68)	(0.68)
February 28, 2018	334,518	(3,149,588)	(0.91)	(0.91)
November 30, 2017	1,077,835	(2,510,936)	(0.76)	(0.76)
August 31, 2017	1,189,739	(2,550,314)	(0.83)	(0.83)

(i) Quarterly per share amounts may not sum due to rounding

It is important to note that historical patterns of revenue and expenditures cannot be taken as an indication of future revenue and expenditures. Net loss has been somewhat variable over the last eight quarters and is reflective of varying levels of commercial sales of generic Focalin XR® capsules, the level of our R&D spending, and the vesting or modification of performance based stock options. The lower net loss in the second quarter of 2019 is primarily attributed to recognition of upfront revenue due to the cancellation of Mallinckrodt agreement and lower R&D spending offset by higher selling, general and administrative expenses. The lower net loss in the first quarter of 2019 is primarily attributed to lower R&D spending offset by higher selling, general and administrative expenses and licensing revenues. The lower net loss in the fourth quarter of 2018 is primarily attributed to lower R&D spending and selling, general and administrative expenses offset by licensing revenues. The higher net loss in the third quarter of 2018 is primarily attributed to higher third party R&D expenses as a result of clinical trials for Oxycodone ER, as well as increased patent litigation expenses. The lower net loss in the second quarter of 2018 is primarily attributed to slightly higher licensing revenues and lower R&D spending. The net loss in the first quarter of 2018 is primarily attributed to lower licensing revenues from commercial sales of generic Focalin XR®, along with higher R&D expenses. The lower net loss in the fourth quarter of 2017 is primarily attributed to higher licensing revenues and lower R&D spending and selling, general and administrative expenses. The net loss in the third quarter of 2017 was primarily due to higher licensing revenue, partially offset by higher expenses related to the FDA Advisory Committees meeting in July 2017. The lower net loss in the second quarter of 2017 was primarily attributed to higher than normal licensing revenues from commercial sales of generic Focalin XR® in the 25 and 35 mg strengths complementing the 15 and 30 mg strengths of our generic Focalin XR® marketed by Par, partially offset by an increase in performance-based options expense and higher third party consulting fees.

30

LIQUIDITY AND CAPITAL RESOURCES

	For the three months ended				For the six months ended
	May 31,	May 31,			May 31,	May 31,
	2019	2018	Change		2019	2018	Change
	(unaudited)	(unaudited)			(unaudited)	(unaudited)
	$	$	$	%	$	$	$	%
Cash flows used in operating activities	(1,783,366)	(3,545,356)	1,761,991	-50%	(5,326,237)	(5,133,366)	(192,871)	4%
Cash flows provided from (used in) financing activities	1,500	4,681,311	(4,679,811)	-100%	(272,047)	4,681,311	(4,953,358)	-106%
Cash flows used in investing activities	(9,624)	(45,507)	35,882	-79%	(13,414)	(84,332)	70,918	-84%
Decrease in cash	(1,791,490)	1,090,448	(2,881,938)	-264%	(5,611,698)	(536,387)	(5,075,311)	946%
Cash, beginning of period	2,821,669	270,226	2,551,443	944%	6,641,877	1,897,061	4,744,816	250%
Cash, end of period	1,030,179	1,360,674	(330,495)	-24%	1,030,179	1,360,674	(330,495)	-24%

The Company had cash of $1,030,179 as at May 31, 2019 compared to $2,821,669 as at February 28, 2019. The decrease in cash was mainly due to the cash payments used in operating activities and cash inflow provided by financing activities is offset by cash flow used in investing activities. In fiscal 2019, there is lower cash receipt relating to commercial sales by Mallinckrodt.

In November 2013, the Company entered into an equity distribution agreement with Roth, pursuant to which the Company originally could sell up to a certain number of common shares through at-the-market issuances on Nasdaq or otherwise. In March 2018, the Company terminated its continuous offering under the prospectus supplement dated July 18, 2017 and prospectus dated July 17, 2017 in respect of its at-the-market program. The underwriting agreement relating to the October 2018 offering (described below) restricts the Company's ability to use this equity distribution agreement. It contains a prohibition on the Company: (i) for a period of two years following the date of the underwriting agreement, from directly or indirectly in any at-the-market or continuous equity transaction, offer to sell, or otherwise dispose of shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for its shares of capital stock or (ii) for a period of five years following the closing, effecting or entering into an agreement to effect any issuance by the Company of common shares or common share equivalents involving a certain variable rate transactions under an at-the-market offering agreement, whereby the Company may issue securities at a future determined price, except that, on or after the date that is two years after the closing, the Company may enter into an at-the-market offering agreement.

For the three months ended May 31, 2019, net cash flows used in operating activities decreased to $1,783,366 as compared to net cash flows used in operating activities for the three months ended May 31, 2018 of $3,545,356. The decrease was primarily a result of the lower loss from operations, offset by a decrease in accounts payable and a decrease in accounts receivable, as well as a decrease in prepaid expenses.

R&D costs, which are a significant portion of the cash flows used in operating activities, related to continued internal R&D programs are expensed as incurred. However, equipment and supplies are capitalized and amortized over their useful lives if they have alternative future uses. For the three and six months ended May 31, 2019, R&D expense was $1,655,039, and $3,787,300, respectively compared to the three and six months ended May 31, 2018 which was $2,195,200 and $4,459,328. The decrease was mainly due to the decrease in material purchases and patent and litigation expenses and offset by higher third-party consulting fees and a one time employee incentive.

31

For the three and six months ended May 31, 2019, net cash flows provided in financing activities were $1,500 and $(272,047), compared to $4,681,311 and $4,681,311 respectively for the three and six months ended May 31, 2018. Net cash flows from financing activities in the three and six months ended May 31, 2019, related to the issuance of 2,643,334 common shares on exercise of 2018 Pre-Funded Warrants issued as part of the October 2018 financing for gross proceeds of $27,953 offset by the principal repayment of $300,000 made on the 2013 Debenture. In October 2018, we completed an underwritten public offering in the United States, resulting in the sale to the public of 827,970 Units at $0.75 per Unit, which are comprised of one common share and one warrant (the “2018 Unit Warrants”) exercisable at $0.75 per share. We concurrently sold an additional 1,947,261 common shares and warrants to purchase 2,608,695 common shares exercisable at $0.75 per share (the “2018 Option Warrants”) pursuant to the over-allotment option exercised in part by the underwriter. The price for the common shares issued in connection with exercise of the overallotment option was $0.74 per share and the price for the warrants issued in connection with the exercise of the overallotment option was $0.01 per warrant, less in each case the underwriting discount. In addition, we issued 16,563,335 pre-funded units (“2018 Pre-Funded Units”), each 2018 Pre-Funded Unit consisting of one pre-funded warrant (a “2018 Pre-Funded Warrant”) to purchase one common share and one warrant (a “2018 Warrant”, and together with the 2018 Unit Warrants and the 2018 Option Warrants, the “2018 Firm Warrants”) to purchase one common share. The 2018 Pre-Funded Units were offered to the public at $0.74 each and a 2018 Pre-Funded Warrant is exercisable at $0.01 per share. Each 2018 Firm Warrant is exercisable immediately and has a term of five years and each 2018 Pre-Funded Warrant is exercisable immediately and until all 2018 Pre-Funded Warrants are exercised. We also issued warrants to the placement agents to purchase 1,160,314 common shares at an exercise price of $0.9375 per share, which were exercisable immediately upon issuance (the “October 2018 Placement Agent Warrants”). In aggregate, the Company issued 2,775,231 common shares, 16,563,335 2018 Pre-Funded Warrants and 20,000,000 2018 Firm Warrants in addition to 1,160,314 October 2018 Placement Agent Warrants.

For the three and six months ended May 31, 2019, net cash flows used in investing activities of $9,624 and $13,414 related mainly to the purchase of lab and computer equipment. For the three and six months ended May 31, 2018 net cash flows used in investing activities of $45,507 and $84,332 related primarily to purchase of plant and production equipment.

All non-cash items have been added back or deducted from the condensed unaudited interim consolidated statements of cash flows.

With the exception of the quarter ended February 28, 2014, the Company has incurred losses from operations since inception. To date, the Company has funded its R&D activities principally through the issuance of securities, loans from related parties, funds from the IPC Arrangement Agreement and funds received under commercial license agreements. Since November 2013, research has also been funded from revenues earned on sales of our generic Focalin XR® capsules for the 15 and 30 mg strengths. Despite the launch of the 25 and 35 mg strengths by Par in January 2017, the launch of the 10 and 20 mg strengths in May 2017 along with the launch of the 5 and 40 mg strengths in November 2017, we expect sales of generic Focalin XR®, due to continued competitive pressures, to be negatively impacted for the next several quarters. As of November 30, 2018, the Company had a cash balance of $6.6 million. As of February 28, 2019, our cash balance was $2.8 million. As of May 31, 2019, our cash balance was $1,030,179. We currently expect to satisfy our operating cash requirements into the third quarter of 2019 from cash on hand and quarterly profit share payments. The Company will need to obtain additional funding as we further the development of our product candidates. Potential sources of capital may include payments from licensing agreements, cost savings associated with managing operating expense levels, equity and/or debt financings and/or new strategic partnership agreements which fund some or all costs of product development. We intend to utilize the capital markets to bridge any funding shortfall and to provide capital to continue to advance our most promising product candidates. Our future operations are highly dependent upon our ability to source additional capital to support advancing our product pipeline through continued R&D activities and to fund any significant expansion of our operations. Our ultimate success will depend on whether our product candidates receive the approval of the FDA or Health Canada

32

and whether we are able to successfully market approved products. We cannot be certain that we will be able to receive FDA or Health Canada approval for any of our current or future product candidates, that we will reach the level of sales and revenues necessary to achieve and sustain profitability, or that we can secure other capital sources on terms or in amounts sufficient to meet our needs or at all. Our cash requirements for R&D during any period depend on the number and extent of the R&D activities we focus on. At present, we are working principally on our Oxycodone ER 505(b)(2), PODRASTM technology, additional 505(b)(2) product candidates for development in various indication areas and selected generic product candidate development projects. Our development of Oxycodone ER will require significant expenditures, including costs to defend against the Purdue litigation. For our RegabatinTM XR 505(b)(2) product candidate, Phase III clinical trials can be capital intensive, and will only be undertaken consistent with the availability of funds and a prudent cash management strategy.

Effective October 1, 2018, the maturity date for the 2013 Debenture was extended to April 1, 2019. Effective April 1, 2019, the maturity date for the 2013 Debenture was further extended to May 1, 2019. In December 2018, a principal repayment of $300,000 was made on the 2013 Debenture. On April 4, 2019, a tentative approval from TSX was received for a proposed refinancing of the 2013 Debenture, subject to certain conditions being met. As a result of the proposed refinancing, the principal amount owing under the 2013 Debenture was refinanced by the New Debenture. On May 1, 2019, the 2019 Debenture was issued with a principal amount of $1,050,000, that will mature on November 1, 2019, bears interest at a rate of 12% per annum and is convertible into 1,779,661 common shares of the Company at a conversion price of $0.59 per common share. Dr. Isa Odidi and Dr. Amina Odidi, who are shareholders, directors, and executive officers of the Company, are the holders of the 2019 Debenture. The availability of equity or debt financing will be affected by, among other things, the results of our R&D, our ability to obtain regulatory approvals, our success in commercializing approved products with our commercial partners and the market acceptance of our products, the state of the capital markets generally, the delisting of our shares from Nasdaq, strategic alliance agreements, and other relevant commercial considerations. In addition, if we raise additional funds by issuing equity securities, our then existing security holders will likely experience dilution, and the incurring of indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that would restrict our operations. In the event that we do not obtain sufficient additional capital, it will raise substantial doubt about our ability to continue as a going concern, realize our assets and pay our liabilities as they become due. Our cash outflows are expected to consist primarily of internal and external R&D, legal and consulting expenditures to advance our product pipeline and selling, general and administrative expenses to support our commercialization efforts. Depending upon the results of our R&D programs, the impact of the litigation against us and the availability of financial resources, we could decide to accelerate, terminate, or reduce certain projects, or commence new ones. Any failure on our part to successfully commercialize approved products or raise additional funds on terms favorable to us or at all, may require us to significantly change or curtail our current or planned operations in order to conserve cash until such time, if ever, that sufficient proceeds from operations are generated, and could result in us not taking advantage of business opportunities, in the termination or delay of clinical trials or us not taking any necessary actions required by the FDA or Health Canada for one or more of our product candidates, in curtailment of our product development programs designed to identify new product candidates, in the sale or assignment of rights to our technologies, products or product candidates, and/or our inability to file ANDAs, ANDSs or NDAs at all or in time to competitively market our products or product candidates.

OUTSTANDING SHARE INFORMATION

As at May 31, 2019, the Company had 22,075,577 common shares issued and outstanding, which is an increase of 3,823,334 when compared to November 30, 2018. The number of shares outstanding increased as a result of the issuance of 2,793,334 common shares upon exercise of the same number of 2018 Pre-Funded Warrants and the issuance of 1,030,000 common shares in connection with the exercise of the same number of 2018 Pre-Funded Warrants as of November 30, 2018 but for which common shares were not yet issued as of November 30, 2018. The number of options outstanding as of May 31, 2019 is 2,409,101, an increase of 1,853,450 from November 30, 2018.The increase is due to the issuance of 1,687,000 stock options to management and other employees and 200,000 stock options to members of the Board of Directors offset by forfeiture of 2,000 options and expiry of 31,550 during the six months ended May 31, 2019. The warrants outstanding as of May 31, 2019 represent 23,601,551 common shares issuable upon the exercise of 23,740,290 outstanding warrants, which represents a decrease of 2,793,334 common shares (2,793,334 warrants) from November 30, 2018, due to the exercise of 2,793,334 Pre-Funded Warrants to purchase 2,793,334 common shares during the six months ended May 31, 2019. The number of deferred share units outstanding as of May 31, 2019 is 10,279. As of July 10, 2019, the number of shares outstanding is 22,075,577.

33

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT LIQUIDITY AND MARKET RISK

Liquidity risk is the risk that we will encounter difficulty raising liquid funds to meet our commitments as they fall due. In meeting our liquidity requirements, we closely monitor our forecasted cash requirements with expected cash drawdown.

We are exposed to interest rate risk, which is affected by changes in the general level of interest rates. Due to the fact that our cash is deposited with major financial institutions in an interest savings account, we do not believe that the results of operations or cash flows would be affected to any significant degree by a sudden change in market interest rates given their relative short-term nature.

Trade accounts receivable potentially subjects us to credit risk. We provide an allowance for doubtful accounts equal to the estimated losses expected to be incurred in the collection of accounts receivable.

We are also exposed to credit risk at period end from the carrying value of our cash. We manage this risk by maintaining bank accounts with a Canadian Chartered Bank. Our cash is not subject to any external restrictions.

We are exposed to changes in foreign exchange rates between the Canadian and U.S. Dollar which could affect the value of our cash. We had no foreign currency hedges or other derivative financial instruments as of May 31, 2019. We did not enter into financial instruments for trading or speculative purposes and we do not currently utilize derivative financial instruments.

We have balances in Canadian dollars that give rise to exposure to foreign exchange risk relating to the impact of translating certain non-U.S. Dollar balance sheet accounts as these statements are presented in U.S. Dollars. A strengthening U.S. Dollar will lead to a foreign exchange loss while a weakening U.S. Dollar will lead to a foreign exchange gain. For each Canadian dollar balance of $1.0 million, a +/- 10% movement in the Canadian currency held by us versus the U.S. Dollar would affect our loss and other comprehensive loss by $0.1 million.

WORKING CAPITAL

Working capital (defined as current assets minus current liabilities) has decreased by approximately $6.9 million at May 31, 2019 from November 30, 2018, mainly as a result of an increase in accrued liabilities, offset by decreases in cash, prepaid expenses, deferred revenue and convertible debentures. We are actively exploring partnership opportunities for both currently approved and yet-to-be-approved products, as well as potential international partnership opportunities for both existing and future products. While the Company has some flexibility with its level of expenditures, our future operations are highly dependent upon our ability to source additional capital to support advancing our product pipeline through continued R&D activities and to fund any significant expansion of our operations. Our ultimate success will depend on whether our product candidates receive the approval of the FDA, Health Canada, and the regulatory authorities of other countries in which are products are proposed to be sold and whether we are able to successfully market our approved products. We cannot be certain that we will receive FDA, Health Canada, or such other and other regulatory approval for any of our current or future product candidates, that we will reach the level of sales and revenues necessary to achieve and sustain profitability, or that we can secure other capital sources on terms or in amounts sufficient to meet our needs, or at all.

As a R&D company, we are eligible to receive investment tax credits from various levels of government under the SR&ED incentive programs. Depending on the financial condition of our operating subsidiary, Intellipharmaceutics Corp., R&D expenses in any fiscal year could be claimed. Eligible R&D expenses included salaries for employees involved in R&D, cost of materials, equipment purchase as well as third party contract services. This amount is not a reduction in income taxes but a form of government refundable credits based on the level of R&D that we carry out.

Effective October 1, 2018, the maturity date for the 2013 Debenture was extended to April 1, 2019. Effective April 1, 2019, the maturity date for the 2013 Debenture was further extended to May 1, 2019. In December 2018, a principal repayment of $300,000 was made on the 2013 Debenture. On April 4, 2019, a tentative approval from TSX was received for a proposed refinancing of the 2013 Debenture, subject to certain conditions being met. As a result of the proposed refinancing, the principal amount owing under the 2013 Debenture was refinanced by the 2019 Debenture. On May 1, 2019, the 2019 Debenture was issued with a principal amount of $1,050,000, that will mature on November 1, 2019, bears interest at a rate of 12% per annum and is convertible into 1,779,661 common shares of the Company at a conversion price of $0.59 per common share. Dr. Isa Odidi and Dr. Amina Odidi, who are shareholders, directors, and executive officers of the Company, are the holders of the 2019 Debenture.

34

On September 10, 2018, the Company completed a private placement financing of the 2018 Debenture in the principal amount of $0.5 million. The 2018 Debenture is due to mature on September 1, 2020. The 2018 Debenture bears interest at a rate of 10% per annum, payable monthly, is pre-payable at any time at the option of the Company and is convertible at any time into common shares at a conversion price of $3.00 per common share at the option of the holder. Drs. Isa and Amina Odidi, who are directors, executive officers and shareholders of our Company, provided the original $500,000 of the proceeds for the 2018 Debenture.

CAPITAL EXPENDITURES

Total capital expenditures in the three and six months ended May 31, 2019 were $9,625 and $13,414 compared to $45,507 and $84,332 in the three and six months ended May 31, 2018. Capital expenditures in fiscal 2019 related primarily to the purchase of lab and computer equipment. Capital expenditures in fiscal 2018 related primarily to the purchase of plant and production equipment.

CONTRACTUAL OBLIGATIONS

In the table below, we set forth our enforceable and legally binding obligations and future commitments and obligations related to all contracts. Some of the figures we include in this table are based on management’s estimate and assumptions about these obligations, including their duration, the possibility of renewal, anticipated actions by third parties, and other factors. Operating lease obligations relate to the lease of premises for the combined properties, comprising the Company’s premises that it operates from at 30 Worcester Road as well as the adjoining property at 22 Worcester Road, which is indirectly owned by the same landlord, which will expire in November 2020, subject to a 5 year renewal option. The Company also has an option to purchase the combined properties up to November 30, 2020, based on a fair value purchase formula but does not currently expect to exercise this option in 2019.

	Less than	3 to 6	6 to 9	9 months	Greater than
	3 months	months	months	to 1 year	1 year	Total
	$	$	$	$	$	$
Third parties
Accounts payable	2,427,969	-	-	-	-	2,427,969
Accrued liabilities	932,017	-	-	-	-	932,017
Related parties
Employee costs payable	236,078	-	-	-	-	236,078
Convertible debentures	44,331	1,083,845	12,457	12,594	562,834	1,716,061
Total contractual obligations	3,640,395	1,083,845	12,457	12,594	562,834	5,312,125

CONTINGENCIES AND LITIGATION

From time to time, we may be exposed to claims and legal actions in the normal course of business. As at May 31, 2019, and continuing as at July 10, 2019, we are not aware of any pending or threatened material litigation claims against us, other than the following as described below.

In November 2016, we filed an NDA for our Oxycodone ER product candidate, relying on the 505(b)(2) regulatory pathway, which allowed us to reference data from Purdue's file for its OxyContin® extended release oxycodone hydrochloride. Our Oxycodone ER application was accepted by the FDA for further review in February of 2017. We certified to the FDA that we believed that our Oxycodone ER product candidate would not infringe any of the OxyContin® patents listed in the Orange Book, or that such patents are invalid, and so notified Purdue and the other owners of the subject patents listed in the Orange Book of such certification.

On April 7, 2017, we received notice that the Purdue litigation plaintiffs had commenced patent infringement proceedings against us in the U.S. District Court for the District of Delaware (docket number 17-392) in respect of our NDA filing for Oxycodone ER, alleging that our proposed Oxycodone ER infringes 6 out of the 16 patents associated with the branded product OxyContin®, or the OxyContin® patents, listed in the Orange Book. The complaint seeks injunctive relief as well as attorneys' fees and costs and such other and further relief as the Court may deem just and proper. An answer and counterclaim have been filed.

35

Subsequent to the above-noted filing of lawsuit, 4 further such patents were listed and published in the Orange Book. The Company then similarly certified to the FDA concerning such further patents. On March 16, 2018, we received notice that the Purdue litigation plaintiffs had commenced further such patent infringement proceedings against us adding the 4 further patents. This lawsuit is also in the District of Delaware federal court under docket number 18-404.

As a result of the commencement of the first of these legal proceedings, the FDA is stayed for 30 months from granting final approval to our Oxycodone ER product candidate. That time period commenced on February 24, 2017, when the Purdue litigation plaintiffs received notice of our certification concerning the patents, and will expire on August 24, 2019, unless the stay is earlier terminated by a final declaration of the courts that the patents are invalid, or are not infringed, or the matter is otherwise settled among the parties.

On or about June 26, 2018 the court issued an order to sever 6 “overlapping” patents from the second Purdue case, but ordered litigation to proceed on the 4 new (2017-issued) patents. An answer and counterclaim was filed on July 9, 2018. The existence and publication of additional patents in the Orange Book, and litigation arising therefrom, is an ordinary and to be expected occurrence in the course of such litigation.

On July 6, 2018 the court issued a so-called “Markman” claim construction ruling on the first case and the October 22, 2018 trial date remained unchanged. We believe that we have non-infringement and/or invalidity defenses to all of the asserted claims of the subject patents in both of the cases and will vigorously defend against these claims.

On July 24, 2018, the parties to the case mutually agreed to and did have dismissed without prejudice the infringement claims related to the Grünenthal ‘060 patent. The Grünenthal ‘060 patent is one of the six patents included in the original litigation case, however, the dismissal does not by itself result in a termination of the 30-month litigation stay.

On October 4, 2018, the parties mutually agreed to postpone the scheduled court date pending a case status conference scheduled for December 17, 2018. At that time, further trial scheduling and other administrative matters were postponed pending the Company’s resubmission of the Oxycodone ER NDA to the FDA, which was made on February 28, 2019. The trial is scheduled for June 2020 in the case under docket number18-404. The trial in the case under docket number 17-392 case is scheduled for Nov. 12, 2019. The 30-month litigation stay is extended to March 2, 2020 per a court order.

On April 4, 2019, the U.S. Federal Circuit Court of Appeal affirmed the invalidity of one Purdue Oxycontin patent. This patent claimed a core matrix containing PEO and magnesium stearate, which is then heated. The invalidity ruling reduces another patent from the original litigation. However, it does not, by itself, eliminate the 30 month litigation stay in either docketed case.

On April 24, 2019, an order was issued, setting the trial date for the Company's ongoing Purdue litigation case, case number 17-392 in the District of Delaware, with the trial is scheduled to begin on November 12, 2019 and a decision is expected by March 2, 2020. The 30-month stay date is now March 2, 2020. The Company and its management intend to continue to vigorously defend against these claims and firmly believe that we do not infringe the subject patents.

In July 2017, three complaints were filed in the U.S. District Court for the Southern District of New York that were later consolidated under the caption Shanawaz v. Intellipharmaceutics Int’l Inc., et al., No. 1:17-cv-05761 (S.D.N.Y.).  The lead plaintiffs filed a consolidated amended complaint on January 29, 2018.  In the amended complaint, the lead plaintiffs assert claims on behalf of a putative class consisting of purchasers of our securities between May 21, 2015 and July 26, 2017.  The amended complaint alleges that the defendants violated Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder by making allegedly false and misleading statements or failing to disclose certain information regarding our NDA for Oxycodone ER abuse-deterrent oxycodone hydrochloride extended release tablets.  The complaint seeks, among other remedies, unspecified damages, attorneys’ fees and other costs, equitable and/or injunctive relief, and such other relief as the court may find just and proper.

36

On March 30, 2018, the Company and the other defendants filed a motion to dismiss the amended complaint for failure to state a valid claim. The defendants’ motion to dismiss was granted in part, and denied in part, in an Order dated December 17, 2018. In its Order, the court dismissed certain of the plaintiffs’ securities claims to the extent that the claims were based upon statements describing the Oxycodone ER product’s abuse-deterrent features and its bioequivalence to OxyContin. However, the court allowed the claims to proceed to the extent plaintiffs challenged certain public statements describing the contents of the Company’s Oxycodone ER NDA. Defendants filed an answer to the amended complaint on January 7, 2019. On February 5, 2019, the court held an initial pretrial conference and entered a scheduling order governing discovery and class certification. In an order entered at the parties' request on May 9, 2019, the Court stayed proceedings in the action to permit the parties time to conduct a mediation.  As a result of a subsequent extension, the stay currently is in place until August 12, 2019.  There can be no assurance that the mediation will result in an agreement to settle the action.  Unless a mutually satisfactory agreement can be reached the Company and the other defendants intend to vigorously defend themselves against the remainder of the claims asserted in the consolidated action.

On February 21, 2019, the Company and its CEO, Dr. Isa Odidi (“Defendants”), were served with a Statement of Claim filed in the Superior Court of Justice of Ontario (“Court”) for a proposed class action under the Ontario Class Proceedings Act (“Action”). The Action was brought by Victor Romita, the proposed representative plaintiff (“Plaintiff”), on behalf of a class of Canadian persons (“Class”) who traded shares of the Company during the period from February 29, 2016 to July 26, 2017 (“Period”). The Statement of Claim, under the caption Victor Romita v. Intellipharmaceutics International Inc. and Isa Odidi, asserts that the Defendants knowingly or negligently made certain public statements during the Period that contained or omitted material facts concerning Oxycodone ER abuse-deterrent oxycodone hydrochloride extended release tablets. The Plaintiff alleges that he and the Class suffered loss and damages as a result of their trading in the Company’s shares during the Period. The Plaintiff seeks, among other remedies, unspecified damages, legal fees and court and other costs as the Court may permit. On February 26, 2019, the Plaintiff delivered a Notice of Motion seeking the required approval from the Court, in accordance with procedure under the Ontario Securities Act, to allow the statutory claims under the Ontario Securities Act to proceed with respect to the claims based upon the acquisition or disposition of the Company’s shares on the TSX during the Period (“Motion”). On June 28, 2019, the Court endorsed a timetable for the exchange of material leading to the hearing of the Motion scheduled for January 27-28, 2020. No date has been set for the hearing of the certification application. The Defendants intend to vigorously defend the action and have filed a Notice of Intent to Defend.

RELATED PARTY TRANSACTIONS

In January 2013, the Company completed the private placement financing of the unsecured 2013 Debenture in the original principal amount of $1.5 million. The 2013 Debenture bears interest at a rate of 12% per annum, payable monthly, is pre-payable at any time at the option of the Company, and is convertible at any time into common shares at a conversion price of $30.00 per common share at the option of the holder. Drs. Isa and Amina Odidi, who are directors, executive officers and shareholders of our Company, provided us with the original $1.5 million of the proceeds for the 2013 Debenture. In December 2016, a principal repayment of $150,000 was made on the 2013 Debenture and the maturity date was extended until April 1, 2017. Effective March 28, 2017, the maturity date of the 2013 Debenture was extended to October 1, 2017. Effective September 28, 2017, the maturity date of the 2013 Debenture was further extended to October 1, 2018. Effective October 1, 2018, the maturity date for the 2013 Debenture was further extended to April 1, 2019. Effective April 1, 2019, the maturity date for the 2013 Debenture was further extended to May 1, 2019. In December 2018, a principal repayment of $300,000 was made on the 2013 Debenture. On April 4, 2019, a tentative approval from TSX was received for a proposed refinancing of the 2013 Debenture, subject to certain conditions being met. As a result of the proposed refinancing, the principal amount owing under the 2013 Debenture was refinanced by the 2019 Debenture. On May 1, 2019, the 2019 Debenture was issued with a principal amount of $1,050,000, that will mature on November 1, 2019, bears interest at a rate of 12% per annum and is convertible into 1,779,661 common shares of the Company at a conversion price of $0.59 per common share. Dr. Isa Odidi and Dr. Amina Odidi, who are shareholders, directors, and executive officers of the Company, are the holders of the 2019 Debenture.On September 10, 2018, the Company completed the 2018 Debenture Financing. The 2018 Debenture bears interest at a rate of 10% per annum, payable monthly, may be prepaid at any time at our option, and is convertible into common shares at any time prior to the maturity date at a conversion price of $3.00 per common share at the option of the holder. Drs. Isa and Amina Odidi, who are directors, executive officers and shareholders of our Company, provided us with the original $500,000 of proceeds for the 2018 Debenture. The maturity date for the 2018 Debenture is September 1, 2020.

37

To the Company’s knowledge, Armistice Capital Master Fund, Ltd. and/or its affiliates, previously a holder of in excess of 10% of the Company’s outstanding common shares, participated in (i) a registered direct offering in October 2017, pursuant to a placement agent agreement dated October 10, 2017 between the Company and H.C. Wainwright & Co., LLC (“Wainwright”), and (ii) the registered direct offerings completed in March 2018, pursuant to placement agent agreements dated March 12, 2018 and March 18, 2018 between the Company and Wainwright; and (iii) the underwritten public offering completed in October 2018. Armistice Capital, LLC, Armistice Capital Master Fund, Ltd., and Steven Boyd reported on a Schedule 13-G/A filed with the SEC on February 14, 2019, that it was the beneficial owner of less than 10% of the Company’s common shares; and, based on the number of common shares of the Company outstanding as at May 31, 2019, these common shares currently represent approximately 2.6% of the Company’s common shares.

The Company’s Corporate Governance Committee, made up of independent directors, oversees any potential transaction and negotiation that could give rise to a related party transaction or create a conflict of interest, and conducts an appropriate review.

DISCLOSURE CONTROLS AND PROCEDURES

Under the supervision and with the participation of our management, including the Chief Executive Officer and the Chief Financial Officer, we have evaluated the effectiveness of our disclosure controls and procedures as of May 31, 2019. Disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company in the reports it files or submits under securities legislation is recorded, processed, summarized and reported on a timely basis and that such information is accumulated and communicated to management, including the Company’s Chief Executive Officer and Chief Financial Officer, as appropriate, to allow required disclosures to be made in a timely fashion. Based on that evaluation, management has concluded that these disclosure controls and procedures were effective as of May 31, 2019.

INTERNAL CONTROL OVER FINANCIAL REPORTING

The management of our Company is responsible for establishing and maintaining adequate internal control over financial reporting for the Company. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with generally accepted accounting principles and includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the Company’s assets, (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that the Company’s receipts and expenditures are being made only in accordance with authorizations of the Company’s management and directors, and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the Company’s assets that could have a material effect on the financial statements.

Management assessed the effectiveness of the Company’s internal control over financial reporting using the 1992 Internal Control-Integrated Framework developed by the Committee of Sponsoring Organizations of the Treadway Commission ("COSO").

Based on this assessment, management concluded that the Company’s internal control over financial reporting was effective as of May 31, 2019.

In the second quarter of 2017, we initiated the transition from the COSO 1992 Internal Control - Integrated Framework to the COSO 2013 Internal Control - Integrated Framework. Management has completed the business risk and information technology components and is working towards completion of controls over financial reporting as well as fraud risk. We currently expect the transition to this new framework to continue through the third quarter of fiscal year 2019. Although we do not expect to experience significant changes in internal control over financial reporting as a result of our transition, we may identify significant deficiencies or material weaknesses and incur additional costs in the future as a result of our transition.

Changes in Internal Control over Financial Reporting

During the three months ended May 31, 2019, there were no changes made to the Company’s internal control over financial reporting that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting, and specifically, there were no changes in accounting functions, board or related committees and charters, or auditors; no functions, controls or financial reporting processes of any constituent entities were adopted as the Company’s functions, controls and financial processes; and no other significant business processes were implemented.

38

OFF-BALANCE SHEET ARRANGEMENTS

The Company, as part of its ongoing business, does not participate in transactions that generate relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities (“SPE”), which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. As of May 31, 2019, the Company was not involved in any material unconsolidated SPE transactions.

RISKS AND UNCERTAINTIES

We are a R&D company that received final FDA approval of our once daily generic Focalin XR® capsules for the 15 and 30 mg strengths in November 2013. We depend significantly on the actions of our marketing partner Par in the prosecution, regulatory approval and commercialization of our generic Focalin XR® capsules and on their timely payment to us of the contracted calendar quarterly payments as they come due. Our near term ability to generate significant revenue will depend upon successful commercialization of our products in the U.S., where the branded Focalin XR® product and the branded Seroquel XR® product are in the market. Although we have several other products in our pipeline, and received final approval from the FDA for our generic Keppra XR® (levetiracetam extended-release tablets) for the 500 and 750 mg strengths, final approval from the FDA for our generic Glucophage XR® in the 500 and 750 mg strengths, final approval from the FDA for our generic Effexor XR® in the 37.5, 75, and 150 mg strengths and of our generic Seroquel XR®, final approval from the FDA for our generic Pristiq® (desvenlafaxine extended-release tablets) in the 50 and 100 mg strengths the majority of the products in our pipeline are at earlier stages of development. We are exploring licensing and commercial alternatives for our generic Seroquel XR®, generic Keppra XR®, generic Effexor XR® and generic Glucophage XR® product strengths that have been approved by the FDA. Potential licensing and commercial alternatives for these products include licensing and distribution deals for regions outside of North America. Because of these characteristics, the Company is subject to certain risks and uncertainties, or risk factors. The Company cannot predict or identify all such risk factors nor can it predict the impact, if any, of the risk factors on its business operations or the extent to which a factor, event or any such combination may materially change future results of financial position from those reported or projected in any forward looking statements. Accordingly, the Company cautions the reader not to rely on reported financial information and forward-looking statements to predict actual future results. This document and the accompanying financial information should be read in conjunction with this statement concerning risks and uncertainties. Some of the risks, uncertainties and events that may affect the Company, its business, operations and results of operations are given in this section. However, the factors and uncertainties are not limited to those stated.

We believe that the revenues derived from our generic Focalin XR® capsules are subject to wholesaler buying patterns, increased generic competition negatively impacting price, margins and market share consistent with industry post-exclusivity experience and, to a lesser extent, seasonality (as these products are indicated for conditions including attention deficit hyperactivity disorder which we expect may see increases in prescription rates during the school term and declines in prescription rates during the summer months). Accordingly, these factors may cause our operating results to fluctuate.

Since we commenced operations, we have incurred accumulated losses through May 31, 2019. We had an accumulated deficit of $90,894,484 as of May 31, 2019 and have incurred additional losses since such date. As we engage in the development of products in our pipeline, we may continue to incur further losses. There can be no assurance that we will ever be able to achieve or sustain profitability or positive cash flow. Our ultimate success will depend on how many of our product candidates receive the approval by the FDA, Health Canada, and the regulatory authorities of the other countries in which are products are proposed to be sold and whether we are able to successfully market approved products. We cannot be certain that we will be able to receive FDA, Health Canada, or such other regulatory approval for any of our current or future product candidates, that we will reach the level of sales and revenues necessary to achieve and sustain profitability, or that we can secure other capital sources on terms or in amounts sufficient to meet our needs, or at all.

 39

Our business requires substantial capital investment in order to conduct the R&D, clinical and regulatory activities and to defend against patent litigation claims in order to bring our products to market and to establish commercial manufacturing, marketing and sales capabilities. In the event that we do not obtain sufficient additional capital, it will raise substantial doubt about our ability to continue as a going concern, realize our assets, and pay our liabilities as they become due.

Nasdaq has delisted our common shares from trading on its exchange which could limit investors’ ability to make transactions in our shares and subject us to additional trading restrictions. Subsequent to Nasdaq delisting our shares from trading on its exchange, our shares are quoted in the over-the-counter market on the OTCQB. We could face material adverse consequences due to the delisting of our shares from Nasdaq, including: (i) a limited availability of market quotations for our shares; (ii) reduced liquidity for our shares; (iii) a determination that our common shares are “penny stock” which will require brokers trading in our common shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our shares; (iv) a limited amount of news and analyst coverage; and (v) restrictions on our ability to issue additional securities or obtain additional financing in the future.

Our cash outflows are expected to consist primarily of internal and external R&D, legal and consulting expenditures to advance our product pipeline and selling, general and administrative expenses to support our commercialization efforts. Depending upon the results of our R&D programs, the impact of the litigation against us and the availability of financial resources, we could decide to accelerate, terminate, or reduce certain projects, or commence new ones. Any failure on our part to successfully commercialize approved products or raise additional funds on terms favorable to us, or at all, may require us to significantly change or curtail our current or planned operations in order to conserve cash until such time, if ever, that sufficient proceeds from operations are generated, and could result in us not taking advantage of business opportunities, in the termination or delay of clinical trials or in not taking any necessary actions required by the FDA or Health Canada for one or more of our product candidates, in curtailment of our product development programs designed to identify new product candidates, in the sale or assignment of rights to our technologies, products or product candidates, and/or in our inability to file ANDAs, ANDSs or NDAs at all or in time to competitively market our products or product candidates.

We set goals regarding the expected timing of meeting certain corporate objectives, such as the commencement and completion of clinical trials, anticipated regulatory approval and product launch dates. From time to time, we may make certain public statements regarding these goals. The actual timing of these events can vary dramatically due to, among other things, insufficient funding, delays or failures in our clinical trials or bioequivalence studies, the uncertainties inherent in the regulatory approval process, such as failure to secure requested product labeling approvals, requests for additional information, delays in achieving manufacturing or marketing arrangements necessary to commercialize our product candidates and failure by our collaborators, marketing and distribution partners, suppliers and other third parties to fulfill contractual obligations. In addition, the possibility of a patent infringement suit, such as the Purdue litigation, regarding one or more of our product candidates could delay final FDA approval of such candidates and materially adversely affect our ability to market our products. Even if we are found not to infringe Purdue’s or any other plaintiff’s patent claims or the claims are found invalid or unenforceable, defending any such infringement claims could be expensive and time-consuming and could distract management from their normal responsibilities. If we fail to achieve one or more of our planned goals, the price of our common shares could decline.

Further risks and uncertainties affecting us can be found elsewhere in this document, in our latest Annual Information Form, our latest Form F-1 and F-3 registration statements, each as amended or supplemented (including any documents forming a part thereof or incorporated by reference therein), and our latest Form 20-F, as amended, and other public documents filed on SEDAR and EDGAR.
ADDITIONAL INFORMATION

Additional information relating to the Company, including the Company’s latest Annual Information Form, our latest Form F-1 and F-3 registration statements, each as amended or supplemented (including any documents forming a part thereof or incorporated by reference therein), and latest Form 20-F, as amended, can be located under the Company’s profile on the SEDAR website at www.sedar.com and on the EDGAR section of the SEC’s website at www.sec.gov.

EXHIBIT 99.2

Condensed unaudited interim consolidated financial statements of

Intellipharmaceutics
International Inc.

May 31, 2019

Intellipharmaceutics International Inc.
May 31, 2019

Table of contents
Condensed unaudited interim consolidated balance sheets	2
Condensed unaudited interim consolidated statements of operations and comprehensive loss	3
Condensed unaudited interim consolidated statements of shareholders’ equity (deficiency)	4
Condensed unaudited interim consolidated statements of cash flows	5
Notes to the condensed unaudited interim consolidated financial statements	6-29

Intellipharmaceutics International Inc.
Condensed unaudited interim consolidated balance sheets
As at May 31, 2019 and November 30, 2018
(Stated in U.S. dollars)
	May 31,	November 30,
	2019	2018
	$	$

Assets
Current
Cash	1,030,179	6,641,877
Accounts receivable, net	294,824	239,063
Investment tax credits	1,088,849	998,849
Prepaid expenses, sundry and other assets	417,393	586,794
Inventory (Note 3)	219,928	251,651
	3,051,173	8,718,234

Property and equipment, net (Note 4)	2,516,464	2,755,993
	5,567,637	11,474,227

Liabilities
Current
Accounts payable	2,427,969	2,643,437
Accrued liabilities	932,017	353,147
Employee costs payable	236,078	222,478
Convertible debenture (Note 5)	1,506,555	1,790,358
Deferred revenue (Note 3)	1,469,716	300,000
	6,572,335	5,309,420

Deferred revenue (Note 3)	-	2,062,500
	6,572,335	7,371,920

Shareholders' equity (deficiency)
Capital stock (Note 6)
Authorized
Unlimited common shares without par value
Unlimited preference shares
Issued and outstanding
22,075,577 common shares	45,335,610	44,327,952
(November 30, 2018 - 18,252,243)
Additional paid-in capital	44,293,457	45,110,873
Accumulated other comprehensive income	284,421	284,421
Accumulated deficit	(90,918,186)	(85,620,939)
	(1,004,698)	4,102,307

	5,567,637	11,474,227
Contingencies (Note 11)
See accompanying notes to condensed unaudited interim consolidated financial statements

Intellipharmaceutics International Inc.
Condensed unaudited interim consolidated statements of operations and comprehensive loss
For the three and six months ended May 31, 2019 and 2018
(Stated in U.S. dollars)
	Three months ended		Six months ended
	May 31, 2019	May 31, 2018	May 31, 2019	May 31, 2018
	$	$	$	$

Revenue
Licensing (Note 3)	399,696	489,995	664,247	742,267
Up-front fees (Note 3)	814,824	86,972	893,809	169,218
	1,214,520	576,967	1,558,056	911,485

Cost of goods sold
Cost of goods sold	-	65,874	33,068	65,874
Gross Margin	1,214,520	511,093	1,524,988	845,611

Expenses
Research and development	1,655,039	2,195,200	3,787,300	4,459,328
Selling, general and administrative	1,476,013	967,849	2,683,256	1,981,319
Depreciation (Note 4)	126,776	153,844	252,060	302,026
	3,257,828	3,316,893	6,722,616	6,742,673

Loss from operations	(2,043,308)	(2,805,800)	(5,197,628)	(5,897,062)
Net foreign exchange gain	24,961	7,675	13,629	7,700
Interest income	843	7	854	14
Interest expense	(55,294)	(61,158)	(114,102)	(119,516)
Net loss and comprehensive loss	(2,072,798)	(2,859,276)	(5,297,247)	(6,008,864)

Loss per common share, basic and diluted	(0.10)	(0.07)	(0.26)	(0.16)

Weighted average number of common
shares outstanding, basic and diluted	21,037,532	41,838,574	20,047,972	38,310,742

See accompanying notes to condensed unaudited interim consolidated financial statements

Intellipharmaceutics International Inc.
Condensed unaudited interim consolidated statements of shareholders' equity (deficiency)
For the six months ended May 31, 2019 and 2018
(Stated in U.S. dollars)
				Accumulated		Total
			Additional	other		shareholders'
		Capital stock	paid-in	comprehensive	Accumulated	equity
	Number	amount	capital	income	deficit	(deficiency)
		$	$	$	$	$
Balance, November 30, 2017	3,470,451	35,290,034	36,685,387	284,421	(71,873,459)	386,383
DSU's to non-management board members (Note 8)	-	-	7,565	-	-	7,565
Stock options to employees (Note 7)	-	-	94,806	-	-	94,806
Proceeds from issuance of shares and warrants (Note 6)	883,333	4,184,520	1,115,480	-	-	5,300,000
Cost of warrants issued to placement agent (Note 9)	-	(141,284)	141,284	-	-	-
Share issuance cost (Note 6)	-	(635,370)	(174,974)	-	-	(810,344)
Net loss	-	-	-	-	(6,008,864)	(6,008,864)
Balance, May 31, 2018	4,353,784	38,697,900	37,869,548	284,421	(77,882,323)	(1,030,454)

Balance, November 30, 2018	18,252,243	44,327,952	45,110,873	284,421	(85,620,939)	4,102,307
Stock options to employees (Note 7)	-	-	162,289	-	-	162,289
Proceeds from exercise of 2018 Pre-Funded Warrants (Note 9)	3,823,334	1,007,658	(979,705)	-	-	27,953
Net loss	-	-	-	-	(5,297,247)	(5,297,247)
Balance, May 31, 2019	22,075,577	45,335,610	44,293,457	284,421	(90,918,186)	(1,004,698)

See accompanying notes to condensed unaudited interim consolidated financial statements

Intellipharmaceutics International Inc.
Condensed unaudited interim consolidated statements of cash flows
For the three and six months ended May 31, 2019 and 2018
(Stated in U.S. dollars)
	Three months ended		Six months ended
	May 31, 2019 May 31, 2018		May 31, 2019	May 31, 2018
	$	$	$	$

Net loss	(2,072,798)	(2,859,276)	(5,297,247)	(6,008,864)
Items not affecting cash
Depreciation (Note 4)	125,895	153,844	252,060	302,026
Stock-based compensation (Note 7)	160,016	63,118	162,289	94,806
Deferred share units (Note 8)	-	-	-	7,565
Accreted interest (Note 5)	8,260	16,169	16,197	32,141
Unrealized foreign exchange loss (gain)	885	(9,600)	883	3,517

Change in non-cash operating assets & liabilities
Accounts receivable	(79,846)	(326,492)	(55,761)	243,721
Investment tax credits	(45,000)	(44,999)	(90,000)	(90,001)
Inventory	-	25,330	31,723	(69,851)
Prepaid expenses, sundry and other assets	201,083	(58,628)	169,401	(233,368)
Accounts payable, accrued liabilities and employee costs payable	735,923	(429,822)	377,002	734,942
Deferred revenue	(817,784)	(75,000)	(892,784)	(150,000)
Cash flows used in operating activities	(1,783,366)	(3,545,356)	(5,326,237)	(5,133,366)

Financing activities
Repayment of 2013 Debenture (Note 5)	-	-	(300,000)	-
Proceeds from issuance of shares on exercise of 2018 Pre-Funded Warrants (Note 9)	1,500	-	27,953	-
Proceed from issuance of shares and warrants	-	5,300,000	-	5,300,000
Offering costs	-	(618,689)	-	(618,689)
Cash flows provided from (used in) financing activities	1,500	4,681,311	(272,047)	4,681,311

Investing activity
Purchase of property and equipment (Note 4)	(9,624)	(45,507)	(13,414)	(84,332)
Cash flows used in investing activities	(9,624)	(45,507)	(13,414)	(84,332)

Increase (decrease) in cash	(1,791,490)	1,090,448	(5,611,698)	(536,387)
Cash, beginning of period	2,821,669	270,226	6,641,877	1,897,061
Cash, end of period	1,030,179	1,360,674	1,030,179	1,360,674

Supplemental cash flow information
Interest paid	44,331	13,750	90,754	81,610
Taxes paid	-	-	-	-

See accompanying notes to condensed unaudited interim consolidated financial statements

Intellipharmaceutics International Inc.
Notes to the condensed unaudited interim consolidated financial statements
For the three and six months ended May 31, 2019 and 2018
(Stated in U.S. dollars)

 1.
Nature of operations

Intellipharmaceutics International Inc. (the “Company”) is a pharmaceutical company specializing in the research, development and manufacture of novel and generic controlled-release and targeted-release oral solid dosage drugs.

On October 22, 2009, IntelliPharmaCeutics Ltd. (“IPC Ltd.“) and Vasogen Inc. completed a court approved plan of arrangement and merger (the “IPC Arrangement Agreement”), resulting in the formation of the Company, which is incorporated under the laws of Canada. The Company’s common shares are traded on the Toronto Stock Exchange (“TSX”) and the OTCQB Venture Market.

The Company earns revenue from non-refundable upfront fees, milestone payments upon achievement of specified research or development, exclusivity milestone payments and licensing and cost-plus payments on sales of resulting products. In November 2013, the U.S. Food and Drug Administration (“FDA”) granted the Company final approval to market the Company’s first product, the 15 mg and 30 mg strengths of the Company’s generic Focalin XR® (dexmethylphenidate hydrochloride extended-release) capsules. In 2017, the FDA granted final approval for the remaining 6 (six) strengths, all of which have been launched. In May 2017, the FDA granted the Company final approval for its second commercialized product, the 50, 150, 200, 300 and 400 mg strengths of generic Seroquel XR® (quetiapine fumarate extended release) tablets, and the Company commenced shipment of all strengths that same month. In November 2018, the FDA granted the Company final approval for its venlafaxine hydrochloride extended-release capsules in the 37.5, 75, and 150 mg strengths.

Going concern

The condensed unaudited interim consolidated financial statements are prepared on a going concern basis, which assumes that the Company will be able to meet its obligations and continue its operations for the next twelve months. The Company has incurred losses from operations since inception and has reported losses of $2,072,798 and $5,297,247 for the three and six months ended May 31, 2019 (three and six months ended May 31, 2018 – loss of $2,859,276 and $6,008,864), and has an accumulated deficit of $90,918,187 as at May 31, 2019 (November 30, 2018 - $85,620,939). The Company has a working capital deficiency of $3,521,162 as at May 31, 2019 (November 30, 2018 – working capital of $3,408,814). The Company has funded its research and development (“R&D”) activities principally through the issuance of securities, loans from related parties, funds from the IPC Arrangement Agreement, and funds received under development agreements. There is no certainty that such funding will be available going forward. These conditions raise substantial doubt about its ability to continue as a going concern and realize its assets and pay its liabilities as they become due.

In order for the Company to continue as a going concern and fund any significant expansion of its operation or R&D activities, the Company may require significant additional capital. Although there can be no assurances, such funding may come from revenues from the sales of the Company’s generic Focalin XR® (dexmethylphenidate hydrochloride extended-release) capsules, from revenues from the sales of the Company’s generic Seroquel XR® (quetiapine fumarate extended-release) tablets and from potential partnering opportunities. Other potential sources of capital may include payments from licensing agreements, cost savings associated with managing operating expense levels, other equity and/or debt financings, and/or new strategic partnership agreements which fund some or all costs of product development. The Company’s ultimate success will depend on whether its product candidates receive the approval of the FDA, Health Canada, and the regulatory authorities of the other countries in which its products are proposed to be sold and whether it is able to successfully market approved products. The Company cannot be certain that it will receive FDA, Health Canada, or such other regulatory approval for any of its current or future product candidates, or that it will reach the level of sales and revenues necessary to achieve and sustain profitability, or that the Company can secure other capital sources on terms or in amounts sufficient to meet its needs, or at all.

The availability of equity or debt financing will be affected by, among other things, the results of the Company’s R&D, its ability to obtain regulatory approvals, its success in commercializing approved products with its commercial partners and the market acceptance of its products, the state of the capital markets generally, strategic alliance agreements, and other relevant commercial considerations.

Intellipharmaceutics International Inc.
Notes to the condensed unaudited interim consolidated financial statements
For the three and six months ended May 31, 2019 and 2018
(Stated in U.S. dollars)

1.
Nature of operations (continued)

Going concern (continued)

In addition, if the Company raises additional funds by issuing equity securities, its then existing security holders will likely experience dilution, and the incurring of indebtedness would result in increased debt service obligations and could require the Company to agree to operating and financial covenants that would restrict its operations. In the event that the Company does not obtain sufficient additional capital, it will raise substantial doubt about the Company’s ability to continue as a going concern, realize its assets and pay its liabilities as they become due. The Company’s cash outflows are expected to consist primarily of internal and external R&D, legal and consulting expenditures to advance its product pipeline and selling, general and administrative expenses to support its commercialization efforts. Depending upon the results of the Company’s R&D programs, the impact of the litigation against the Company and the availability of financial resources, the Company could decide to accelerate, terminate, or reduce certain projects, or commence new ones. Any failure on its part to successfully commercialize approved products or raise additional funds on terms favorable to the Company or at all, may require the Company to significantly change or curtail its current or planned operations in order to conserve cash until such time, if ever, that sufficient proceeds from operations are generated, and could result in the Company not taking advantage of business opportunities, in the termination or delay of clinical trials or the Company not taking any necessary actions required by the FDA or Health Canada for one or more of the Company’s product candidates, in curtailment of the Company’s product development programs designed to identify new product candidates, in the sale or assignment of rights to its technologies, products or product candidates, and/or its inability to file Abbreviated New Drug Applications (“ANDAs”), Abbreviated New Drug Submissions (“ANDSs”) or New Drug Applications (“NDAs”) at all or in time to competitively market its products or product candidates.

The condensed unaudited interim consolidated financial statements do not include any adjustments that might result from the outcome of uncertainties described above. If the going concern assumption no longer becomes appropriate for these condensed unaudited interim consolidated financial statements, then adjustments would be necessary to the carrying values of assets and liabilities, the reported expenses and the balance sheet classifications used. Such adjustments could be material.

2.
Basis of presentation

(a)
Basis of consolidation

These condensed unaudited interim consolidated financial statements include the accounts of the Company and its wholly owned operating subsidiaries, IPC Ltd., Intellipharmaceutics Corp. (“IPC Corp”), and Vasogen Corp.

References in these condensed unaudited interim consolidated financial statements to share amounts, per share data, share prices, exercise prices and conversion rates have been adjusted to reflect the effect of the 1-for-10 reverse stock split (known as a share consolidation under Canadian law) (the “reverse split”) which became effective on each of The Nasdaq Stock Market LLC (“Nasdaq”) and TSX at the opening of the market on September 14, 2018. The term “share consolidation” is intended to refer to such reverse split and the terms “pre-consolidation” and “post-consolidation” are intended to refer to “pre-reverse split” and “post-reverse split”, respectively.

In September 2018, the Company announced the reverse split. At a special meeting of the Company’s shareholders held on August 15, 2018, the Company’s shareholders granted the Company’s Board of Directors discretionary authority to implement a share consolidation of the issued and outstanding common shares of the Company on the basis of a share consolidation ratio within a range from five (5) pre-consolidation common shares for one (1) post-consolidation common share to fifteen (15) pre-consolidation common shares for one (1) post-consolidation common share. The Board of Directors selected a share consolidation ratio of ten (10) pre-consolidation shares for one (1) post-consolidation common share. On September 12, 2018, the Company filed an amendment to the Company’s articles ("Articles of Amendment") to implement the 1-for-10 reverse split.

Intellipharmaceutics International Inc.
Notes to the condensed unaudited interim consolidated financial statements
For the three and six months ended May 31, 2019 and 2018
(Stated in U.S. dollars)

2.
Basis of presentation (continued

(a)
Basis of consolidation (continued)

The Company’s common shares began trading on each of Nasdaq and TSX on a post-split basis under the Company’s existing trade symbol "IPCI" at the opening of the market on September 14, 2018. In accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), the change has been applied retroactively.

The condensed unaudited interim consolidated financial statements do not conform in all respects to the annual requirements of U.S. GAAP. Accordingly, these condensed unaudited interim consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended November 30, 2018.

These condensed unaudited interim consolidated financial statements have been prepared using the same accounting policies and methods as those used by the Company in the annual audited consolidated financial statements for the year ended November 30, 2018 except for the adoption of ASC 606 “Revenue from Contracts with Customers” (“ASC 606”), and Accounting Standards Update (“ASU”) No. 2016-01, “Financial Instruments-Overall: Recognition and Measurement of Financial Assets and Financial Liabilities” (ASU 2016-01), as further discussed below in Notes 3 and 12.

The condensed unaudited interim consolidated financial statements reflect all adjustments necessary for the fair presentation of the Company’s financial position and results of operation for the interim periods presented. All such adjustments are normal and recurring in nature.

All inter-company accounts and transactions have been eliminated on consolidation.

(b)
Use of estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the period. Actual results could differ from those estimates.

Areas where significant judgment is involved in making estimates are: the determination of the functional currency; the fair values of financial assets and liabilities; the determination of units of accounting for revenue recognition; the accrual of licensing and milestone revenue; and forecasting future cash flows for assessing the going concern assumption.

3.
Significant accounting policies

(a)
Revenue recognition

The Company accounts for revenue in accordance with the provisions of ASC 606. Under ASC 606, the Company recognizes revenue when the customer obtains control of promised goods or services, in an amount that reflects the consideration the Company expects to receive in exchange for those goods or services. The Company recognizes revenue following the five-step model prescribed under ASC 606: (i) identify contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenues when (or as) the Company satisfies the performance obligation(s). The Company earns revenue from non-refundable upfront fees, milestone payments upon achievement of specified research or development, exclusivity milestone payments and licensing payments on sales of resulting products.

The relevant revenue recognition accounting policy is applied to each separate unit of accounting.

Licensing

The Company recognizes revenue from the licensing of the Company's drug delivery technologies, products and product candidates. Under the terms of the licensing arrangements, the Company provides the customer with a right to access the Company’s intellectual property with regards to the license which is granted. Revenue arising from the license of intellectual property rights is recognized over the period the Company transfers control of the intellectual property.

Intellipharmaceutics International Inc.
Notes to the condensed unaudited interim consolidated financial statements
For the three and six months ended May 31, 2019 and 2018
(Stated in U.S. dollars)

3.
Significant accounting policies (continued)

(a)
Revenue recognition (continued)

The Company has a license and commercialization agreement with Par Pharmaceutical Inc. (“Par”). Under the exclusive territorial license rights granted to Par, the agreement requires that Par manufacture, promote, market, sell and distribute the product. Licensing revenue amounts receivable by the Company under this agreement are calculated and reported to the Company by Par, with such amounts generally based upon net product sales and net profit which include estimates for chargebacks, rebates, product returns, and other adjustments. Licensing revenue payments received by the Company from Par under this agreement are not subject to further deductions for chargebacks, rebates, product returns, and other pricing adjustments. Based on this arrangement and the guidance per ASC 606, the Company records licensing revenue over the period the Company transfers control of the intellectual property in the consolidated statements of operations and comprehensive loss.

The Company also has a license and commercial supply agreement with Mallinckrodt LLC (“Mallinckrodt”) which provides Mallinckrodt an exclusive license to market, sell and distribute in the U.S. three drug product candidates for which the Company has ANDAs filed with the FDA, one of which (the Company’s generic Seroquel XR®) received final approval from the FDA in 2017.

Under the terms of this agreement, the Company is responsible for the manufacture of approved products for subsequent sale by Mallinckrodt in the U.S. market. Following receipt of final FDA approval for its generic Seroquel XR®, the Company began shipment of manufactured product to Mallinckrodt. The Company records revenue once Mallinckrodt obtains control of the product and the performance obligation is satisfied.

On April 12, 2019, Mallinckrodt and the Company mutually agreed to terminate their Commercial Supply Agreement (the “Mallinckrodt agreement”) effective no later than August 31, 2019. Under the terms of the mutual agreement, Mallinckrodt has been released from certain obligations under the agreement as of April 12, 2019.

Licensing revenue in respect of manufactured product is reported as revenue in accordance with ASC 606. Once product is sold by Mallinckrodt, the Company receives downstream licensing revenue amounts calculated and reported by Mallinckrodt, with such amounts generally based upon net product sales and net profit which includes estimates for chargebacks, rebates, product returns, and other adjustments. Such downstream licensing revenue payments received by the Company under this agreement are not subject to further deductions for chargebacks, rebates, product returns, and other pricing adjustments. Based on this agreement and the guidance per ASC 606, the Company records licensing revenue as earned on a monthly basis.

Milestones

For milestone payments that are not contingent on sales-based thresholds, the Company applies a most-likely amount approach on a contract-by-contract basis. Management makes an assessment of the amount of revenue expected to be received based on the probability of the milestone outcome. Variable consideration is included in revenue only to the extent that it is probable that the amount will not be subject to a significant reversal when the uncertainty is resolved (generally when the milestone outcome is satisfied).

Research and development

Under arrangements where the license fees and research and development activities can be accounted for as a separate unit of accounting, non-refundable upfront license fees are deferred and recognized as revenue on a straight-line basis over the expected term of the Company's continued involvement in the research and development process.

Deferred revenue

Deferred revenue represents the funds received from clients, for which the revenues have not yet been earned, as the milestones have not been achieved, or in the case of upfront fees for drug development, where the work remains to be completed. During the year ended November 30, 2016, the Company received an up-front payment of $3,000,000 from Mallinckrodt pursuant to the

Intellipharmaceutics International Inc.
Notes to the condensed unaudited interim consolidated financial statements
For the three and six months ended May 31, 2019 and 2018
(Stated in U.S. dollars)

3.
Significant accounting policies (continued)

Mallinckrodt license and commercial supply agreement, and initially recorded it as deferred revenue, as it did not meet the criteria for recognition. For the three and six months ended May 31, 2019, the Company recognized $814,824 and $893,809 (three and six months ended May 31, 2018 - $75,000 and $150,000) of revenue over the remaining term of the Mallinckrodt agreement, which expires on August 31, 2019.

As of May 31, 2019, the Company has recorded a deferred revenue balance of $1,469,716 (November 30, 2018 - $2,362,500) relating to the underlying contracts, of which $1,469,716 (November 30, 2018 - $300,000) is considered a current portion of deferred revenue.

(b)
Research and development costs

Research and development costs related to continued research and development programs are expensed as incurred in accordance with ASC topic 730. However, materials and equipment are capitalized and amortized over their useful lives if they have alternative future uses.

(c)
Inventory

Inventories comprise raw materials, work in process, and finished goods, which are valued at the lower of cost or market, on a first-in, first-out basis. Cost for work in process and finished goods inventories includes materials, direct labor, and an allocation of manufacturing overhead. Market for raw materials is replacement cost, and for work in process and finished goods is net realizable value. The Company evaluates the carrying value of inventories on a regular basis, taking into account such factors as historical and anticipated future sales compared with quantities on hand, the price the Company expects to obtain for products in their respective markets compared with historical cost and the remaining shelf life of goods on hand. As of May 31, 2019, the Company had raw materials inventories of $123,875 (November 30, 2018 - $144,659), work in process of $96,053 (November 30, 2018 - $73,927) and finished goods inventory of $Nil (November 30, 2018 - $33,065) relating to the Company’s generic Seroquel XR® product. The recoverability of the cost of any pre-launch inventories with a limited shelf life is evaluated based on the specific facts and circumstances surrounding the timing of the anticipated product launch.

(d)
Translation of foreign currencies

Transactions denominated in currencies other than the Company and its wholly owned operating subsidiaries’ functional currencies, monetary assets and liabilities are translated at the period end rates. Revenue and expenses are translated at rates of exchange prevailing on the transaction dates. All of the exchange gains or losses resulting from these other transactions are recognized in the condensed unaudited interim consolidated statements of operations and comprehensive loss.

The functional and reporting currency of the Company and its subsidiaries is the U.S. dollar.

(e)
Convertible debentures

In fiscal year 2013, the Company issued an unsecured convertible debenture in the principal amount of $1,500,000 (the “2013 Debenture”). At issuance, the conversion option was bifurcated from its host contract and the fair value of the conversion option was characterized as an embedded derivative upon issuance as it met the criteria of ASC topic 815 Derivatives and Hedging. Subsequent changes in the fair value of the embedded derivative were recorded in the consolidated statements of operations and comprehensive loss. The proceeds received from the 2013 Debenture less the initial amount allocated to the embedded derivative were allocated to the liability and were accreted over the life of the 2013 Debenture using the effective rate of interest. The Company changed its functional currency effective December 1, 2013 such that the conversion option no longer met the criteria for bifurcation and was prospectively reclassified to shareholders’ equity under ASC Topic 815 at the U.S. dollar translated amount at December 1, 2013.

On September 10, 2018, the Company completed a private placement financing (the “2018 Debenture Financing”) of an unsecured convertible debenture in the principal amount of $500,000 (the “2018 Debenture”). At issuance, the conversion price was lower than the market share price, and the value

Intellipharmaceutics International Inc.
Notes to the condensed unaudited interim consolidated financial statements
For the three and six months ended May 31, 2019 and 2018
(Stated in U.S. dollars)

3.
Significant accounting policies (continued)

(e)
Convertible debentures (continued)

of the beneficial conversion feature related to the 2018 Debenture was allocated to shareholders’ equity.

On May 1, 2019, the Company issued an unsecured convertible debenture in the principal amount of $1,050,000, that will mature on November 1, 2019, bear interest at a rate of 12% per annum and be convertible into 1,779,661 common shares of the Company at a conversion price of $0.59 per common share (the “2019 Debenture”). At issuance, the conversion option was not characterized as an embedded derivative as it did not meet the criteria of ASC topic 815 Derivatives and Hedging. Also, at issuance, as the conversion price was higher than the market share price, conversion option was not bifurcated from its host contract and the total value of the convertible debenture was recognized as a liability.

(f)
Investment tax credits

The investment tax credits (“ITC") receivable are amounts considered recoverable from the Canadian federal and provincial governments under the Scientific Research & Experimental Development (“SR&ED”) incentive program. The amounts claimed under the program represent the amounts based on management estimates of eligible research and development costs incurred during the year. Realization is subject to government approval. Any adjustment to the amounts claimed will be recognized in the year in which the adjustment occurs. Refundable ITCs claimed relating to capital expenditures are credited to property and equipment. Refundable ITCs claimed relating to current expenditures are netted against research and development expenditures.

(g)
Recently adopted accounting pronouncements

In May 2014, the FASB issued ASU No. 2014-09, ASC 606, which establishes a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers. Under ASC 606, revenue is recognized at an amount that reflects the consideration to which an entity expects to be entitled in exchange for transferring control of goods or services to a customer. The principles in ASC 606 provide a more structured approach to measuring and recognizing revenue. As of December 1, 2018, the Company has adopted ASC 606 using the modified retrospective method and has elected to apply the standard retrospectively only to contracts that are not completed contracts at the date of initial application. The adoption of ASC 606 did not have an impact on the date of transition and did not have a material impact on the Company’s condensed unaudited interim consolidated financial statements for the three and six months ended May 31, 2019.

In January 2016, the FASB issued ASU No. 2016-01, which makes limited amendments to the guidance in U.S. GAAP on the classification and measurement of financial instruments. The new standard significantly revises an entity’s accounting related to (1) the classification and measurement of investments in equity securities and (2) the presentation of certain fair value changes for financial liabilities measured at fair value. It also amends certain disclosure requirements associated with the fair value of financial instruments. The Company has adopted ASU No. 2016-01 effective December 1, 2018 and the adoption did not have an impact on the date of transition or any material impact on the Company’s condensed unaudited interim consolidated financial statements for the three and six months ended May 31, 2019.

In August 2016, the FASB issued ASU 2017-01 that changes the definition of a business to assist entities with evaluating when a set of transferred assets and activities is a business. The guidance requires an entity to evaluate if substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or a group of similar identifiable assets; if so, the set of transferred assets and activities is not a business. ASU 2017-01 also requires a business to include at least one substantive process and narrows the definition of outputs by more closely aligning it with how outputs are described in ASC 606.1. ASU 2017-01 is effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those years. Early adoption is permitted. The Company adopted ASU 2017-01 effective December 1, 2018 and the amendments did not have any material impact on the Company’s financial position, results of operations, cash flows or disclosures.

Intellipharmaceutics International Inc.
Notes to the condensed unaudited interim consolidated financial statements
For the three and six months ended May 31, 2019 and 2018
(Stated in U.S. dollars)

3.
Significant accounting policies (continued)

(g)
Recently adopted accounting pronouncements (continued)

In May 2017, the FASB issued ASU 2017-09 in relation to Compensation —Stock Compensation (Topic 718), Modification Accounting. The amendments provide guidance on changes to the terms or conditions of a share-based payment award, which require an entity to apply modification accounting in Topic 718. The amendments are effective for all entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2017. Early adoption is permitted, including adoption in any interim period, for (1) public business entities for reporting periods for which financial statements have not yet been issued and (2) all other entities for reporting periods for which financial statements have not yet been made available for issuance. The amendments should be applied prospectively to an award modified on or after the adoption date. The Company adopted ASU 2017-09 effective December 1, 2018 and the amendments did not have any material impact on the Company’s financial position, results of operations, cash flows or disclosures.

(h)
Future accounting pronouncements

In February 2016, the FASB issued new guidance, ASU No. 2016-02, Leases (Topic 842). The main difference between current U.S. GAAP and the new guidance is the recognition of lease liabilities based on the present value of remaining lease payments and corresponding lease assets for operating leases under current U.S. GAAP with limited exception. Additional qualitative and quantitative disclosures are also required by the new guidance. Topic 842 is effective for annual reporting periods (including interim reporting periods) beginning after December 15, 2018. Early adoption is permitted. The Company is in the process of evaluating the amendments to determine if they have a material impact on the Company’s financial position, results of operations, cash flows or disclosures.

Intellipharmaceutics International Inc.
Notes to the condensed unaudited interim consolidated financial statements
For the three and six months ended May 31, 2019 and 2018
(Stated in U.S. dollars)

4.
Property and equipment

	Computer equipment	Computer software	Furniture and fixtures	Laboratory equipment	Leasehold improvements	Laboratory equipment under capital lease	Computer equipment under capital lease	Total
	$	$	$	$	$	$	$	$
Cost
Balance at November 30, 2017	530,750	156,059	172,498	5,286,803	1,441,452	276,300	76,458	7,940,320
Additions	20,336	-	-	80,842	-	-	-	101,178
Balance at November 30, 2018	551,086	156,059	172,498	5,367,645	1,441,452	276,300	76,458	8,041,498
Additions	3,790	-	-	9,624	-	-	-	13,414
Balance at May 31, 2019	554,876	156,059	172,498	5,377,269	1,441,452	276,300	76,458	8,054,912

Accumulated depreciation
Balance at November 30, 2017	286,483	131,128	119,990	2,669,232	1,192,946	198,798	74,192	4,672,769
Depreciation	77,179	12,465	10,501	413,576	82,835	15,500	680	612,736
Balance at November 30, 2018	363,662	143,593	130,491	3,082,808	1,275,781	214,298	74,872	5,285,505
Depreciation	28,446	3,117	4,201	169,323	41,418	6,201	237	252,943
Balance at May 31, 2019	392,108	146,710	134,692	3,252,131	1,317,199	220,499	75,109	5,538,448

Net book value at:
November 30, 2018	187,424	12,466	42,007	2,284,837	165,671	62,002	1,586	2,755,993
May 31, 2019	162,768	9,349	37,806	2,125,138	124,253	55,801	1,349	2,516,464

As at May 31, 2019, there was $595,589 (November 30, 2018 - $595,589) of laboratory equipment that was not available for use and therefore, no depreciation has been recorded for such laboratory equipment. During the three and six months ended May 31, 2019 and 2018, the Company recorded depreciation expense within cost of goods sold in the amount of $Nil and $883 (three and six months ended May 31, 2018 - $Nil and $Nil), respectively.

Intellipharmaceutics International Inc.
Notes to the condensed unaudited interim consolidated financial statements
For the three and six months ended May 31, 2019 and 2018
(Stated in U.S. dollars)

5.
Due to related parties

 Convertible debenture

Amounts due to the related parties are payable to entities controlled by two shareholders who are also officers and directors of the Company.

	May 31,	November 30,
	2019	2018
Convertible debenture payable to two directors and officers of the Company, unsecured, 12% annual interest rate, payable monthly (“2019 Debenture”)	$1,050,000	-
Convertible debenture payable to two directors and officers of the Company, unsecured, 12% annual interest rate, payable monthly (“2013 Debenture”)	-	$1,350,000
Convertible debenture payable to two directors and officers of the Company, unsecured, 10% annual interest rate, payable monthly (“2018 Debenture”)	$456,555	$$ 440,358
	$1,506,555	$$ 1,790,358

On January 10, 2013, the Company completed a private placement financing of the unsecured convertible 2013 Debenture (as defined above) in the original principal amount of $1.5 million, which was originally due to mature on January 1, 2015. The 2013 Debenture bears interest at a rate of 12% per annum, payable monthly, is pre-payable at any time at the option of the Company and is convertible at any time into common shares at a conversion price of $30.00 per common share at the option of the holder.

Dr. Isa Odidi and Dr. Amina Odidi, shareholders, directors and executive officers of the Company purchased the 2013 Debenture and provided the Company with the original $1.5 million of the proceeds for the 2013 Debenture.

Effective October 1, 2014, the maturity date for the 2013 Debenture was extended to July 1, 2015. Under ASC 470-50, the change in the debt instrument was accounted for as a modification of debt. The increase in the fair value of the conversion option at the date of the modification, in the amount of $126,414, was recorded as a reduction in the carrying value of the debt instrument with a corresponding increase to Additional paid-in-capital. The carrying amount of the debt instrument was accreted over the remaining life of the 2013 Debenture using a 15% effective rate of interest.

Effective June 29, 2015, the July 1, 2015 maturity date for the 2013 Debenture was further extended to January 1, 2016. Under ASC 470-50, the change in the maturity date for the debt instrument resulted in an extinguishment of the original 2013 Debenture as the change in the fair value of the embedded conversion option was greater than 10% of the carrying amount of the 2013 Debenture. In accordance with ASC 470-50-40, the 2013 Debenture was recorded at fair value. The difference between the fair value of the convertible 2013 Debenture after the extension and the net carrying value of the 2013 Debenture prior to the extension of $114,023 was recognized as a loss on the statement of operations and comprehensive loss. The carrying amount of the debt instrument was accreted to the face amount of the 2013 Debenture over the remaining life of the 2013 Debenture using a 14.6% effective rate of interest.

Effective December 8, 2015, the January 1, 2016 maturity date for the 2013 Debenture was further extended to July 1, 2016. Under ASC 470-50, the change in the debt instrument was accounted for as a modification of debt. The increase in the fair value of the conversion option at the date of the modification, in the amount of $83,101, was recorded as a reduction in the carrying value of the debt instrument with a corresponding increase to Additional paid-in-capital. The carrying amount of the debt instrument was accreted over the remaining life of the 2013 Debenture using a 6.6% effective rate of interest.

Effective May 26, 2016, the July 1, 2016 maturity date for the 2013 Debenture was further extended to December 1, 2016. Under ASC 470-50, the change in the debt instrument was accounted for as a modification of debt. The increase in the fair value of the conversion option at the date of the modification, in the amount of $19,808, was recorded as a reduction in the carrying value of the debt instrument with a

Intellipharmaceutics International Inc.
Notes to the condensed unaudited interim consolidated financial statements
For the three and six months ended May 31, 2019 and 2018
(Stated in U.S. dollars)

5.
Due to related parties (continued)

Convertible debenture (continued)

corresponding increase to Additional paid-in-capital. The carrying amount of the debt instrument was accreted over the remaining life of the 2013 Debenture using a 4.2% effective rate of interest.

Effective December 1, 2016, the maturity date for the 2013 Debenture was further extended to April 1, 2017 and a principal repayment of $150,000 was made at the time of the extension. Under ASC 470-50, the change in the debt instrument was accounted for as a modification of debt. The increase in the fair value of the conversion option at the date of the modification, in the amount of $106,962, was recorded as a reduction in the carrying value of the debt instrument with a corresponding increase to Additional paid-in-capital. The carrying amount of the debt instrument was accreted over the remaining life of the 2013 Debenture using a 26.3% effective rate of interest.

Effective March 28, 2017, the maturity date for the 2013 Debenture was further extended to October 1, 2017. Under ASC 470-50, the change in the debt instrument was accounted for as a modification of debt. The increase in the fair value of the conversion option at the date of the modification, in the amount of $113,607, was recorded as a reduction in the carrying value of the debt instrument with a corresponding increase to Additional paid-in-capital. The carrying amount of the debt instrument was accreted over the remaining life of the 2013 Debenture using a 15.2% effective rate of interest.

Effective September 28, 2017, the maturity date for the 2013 Debenture was further extended to October 1, 2018. Under ASC 470-50, the change in the debt instrument was accounted for as a modification of debt. The increase in the fair value of the conversion option at the date of the modification, in the amount of $53,227, was recorded as a reduction in the carrying value of the debt instrument with a corresponding increase to Additional paid-in-capital. The carrying amount of the debt instrument was accreted over the remaining life of the 2013 Debenture using a 4.9% effective rate of interest.

Effective October 1, 2018, the maturity date for the 2013 Debenture was further extended to April 1, 2019. Effective April 1, 2019, the maturity date for the 2013 Debenture was further extended to May 1, 2019.

Under ASC 470-50, the change in the debt instrument was accounted for as a modification of debt. There was no change in the fair value of the conversion option at the date of the modification. The carrying amount of the debt instrument is accreted over the remaining life of the 2013 Debenture using a nominal effective rate of interest. In December 2018, a principal repayment of $300,000 was made on the 2013 Debenture to Drs. Isa and Amina Odidi.

On September 10, 2018, the Company completed a private placement financing of the unsecured convertible 2018 Debenture (as defined above) in the principal amount of $0.5 million. The 2018 Debenture will mature on September 1, 2020. The 2018 Debenture bears interest at a rate of 10% per annum, payable monthly, is pre-payable at any time at the option of the Company and is convertible at any time into common shares of the Company at a conversion price of $3.00 per common share at the option of the holder. Dr. Isa Odidi and Dr. Amina Odidi, who are shareholders, directors and executive officers of the Company provided the Company with the $0.5 million of the proceeds for the 2018 Debenture.

At issuance, as the conversion price was lower than the market share price, the beneficial conversion feature valued at September 10, 2018 of $66,667 was allocated to Additional paid-in capital. Subsequently, the fair value of the 2018 Debenture is accreted over the remaining life of the 2018 Debenture using an effective rate of interest of 7.3%.

On April 4, 2019, a tentative approval from TSX was received for a proposed refinancing of the 2013 Debenture subject to certain conditions being met. As a result of the proposed refinancing, the principal amount owing under the 2013 Debenture was refinanced by a new debenture (the “2019 Debenture”). On May 1, 2019, the 2019 Debenture was issued with a principal amount of $1,050,000, that will mature on November 1, 2019, bear interest at a rate of 12% per annum and be convertible into 1,779,661 common shares of the Company at a conversion price of $0.59 per common share. Dr. Isa Odidi and Dr. Amina Odidi, who are shareholders, directors, and executive officers of the Company, will be the holders of the 2019 Debenture.

Intellipharmaceutics International Inc.
Notes to the condensed unaudited interim consolidated financial statements
For the three and six months ended May 31, 2019 and 2018
(Stated in U.S. dollars)

5.
Due to related parties (continued)

Convertible debenture (continued)

Accreted interest expense during the three and six months ended May 31, 2019 is $8,260 and $16,197 (three and six months ended May 31, 2018 - $16,169 and $32,141) and has been included in the condensed unaudited interim consolidated statements of operations and comprehensive loss. In addition, the coupon interest on the 2013 Debenture, 2018 Debenture and 2019 Debenture (collectively, the “Debentures”) for the three and six months ended May 31, 2019 is $44,331 and $90,754 (three and six months ended May 31, 2018 – $40,805 and $80,723) and has also been included in the condensed unaudited interim consolidated statements of operations and comprehensive loss.

6.
Capital stock

Authorized, issued and outstanding

    (a)
The Company is authorized to issue an unlimited number of common shares, all without nominal or par value and an unlimited number of preference shares. As at May 31, 2019, the Company had 22,075,577 (November 30, 2018 – 18,252,243) common shares issued and outstanding and no preference shares issued and outstanding. Two officers and directors of the Company owned directly and through their family holding company 578,131 (November 30, 2018 – 578,131) common shares or approximately 2.6% (November 30, 2018 – 3.2%) of the issued and outstanding common shares of the Company as at May 31, 2019.

(b)
In November 2013, the Company entered into an equity distribution agreement with Roth Capital Partners, LLC (“Roth”), pursuant to which the Company originally could from time to time sell up to 530,548 of the Company’s common shares for up to an aggregate of $16.8 million (or such lesser amount as may then be permitted under applicable exchange rules and securities laws and regulations) through at-the-market issuances on Nasdaq or otherwise. Under the equity distribution agreement, the Company was able at its discretion, from time to time, offer and sell common shares through Roth or directly to Roth for resale to the extent permitted under Rule 415 under the Securities Act of 1933, as amended, at such time and at such price as were acceptable to the Company by means of ordinary brokers’ transactions on Nasdaq or otherwise at market prices prevailing at the time of sale or as determined by the Company. The Company has paid Roth a commission, or allowed a discount, of 2.75% of the gross proceeds that the Company received from any sales of common shares under the equity distribution agreement. The Company also agreed to reimburse Roth for certain expenses relating to the at-the-market offering program.

In March 2018, the Company terminated its continuous offering under the prospectus supplement dated July 18, 2017 and prospectus dated July 17, 2017 in respect of its at-the-market program.

The underwriting agreement relating to the October 2018 offering described in Note 6(f) restricts the Company’s ability to use this equity distribution agreement. It contains a prohibition on the Company: (i) for a period of two years following the date of the underwriting agreement, from directly or indirectly in any at-the-market or continuous equity transaction, offer to sell, or otherwise dispose of shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for its shares of capital stock or (ii) for a period of five years following the closing, effecting or entering into an agreement to effect any issuance by the Company of common shares or common share equivalents involving a certain variable rate transactions under an at-the-market offering agreement, whereby the Company may issue securities at a future determined price, except that, on or after the date that is two years after the closing, the Company may enter into an at-the-market offering agreement.

(c)
Direct costs related to the Company’s filing of a base shelf prospectus filed in May 2014 and declared effective in June 2014, direct costs related to the base shelf prospectus filed in May 2017 and certain other on-going costs related to the at the-market facility are recorded as deferred offering costs and are being amortized and recorded as share issuance costs against share offerings.

(d)
In October 2017, the Company completed a registered direct offering of 363,636 common shares at a price of $11.00 per share. The Company also issued to the investors warrants to purchase an

Intellipharmaceutics International Inc.
Notes to the condensed unaudited interim consolidated financial statements
For the three and six months ended May 31, 2019 and 2018
(Stated in U.S. dollars)

6.
Capital stock (continued)

Authorized, issued and outstanding (continued)

aggregate of 181,818 common shares (the “October 2017 Warrants”). The warrants became exercisable six months following the closing date, will expire 30 months after the date they became exercisable, have a term of three years and have an exercise price of $12.50 per common share. The Company also issued to the placement agents warrants to purchase 18,181 common shares at an exercise price of $13.75 per share (the “October 2017 Placement Agent Warrants”). The holders of October 2017 Warrants and October 2017 Placement Agent Warrants are entitled to a cashless exercise under which the number of shares to be issued will be based on the number of shares for which warrants are exercised times the difference between the market price of the common share and the exercise price divided by the market price. The October 2017 Warrants and the October 2017 Placement Agent Warrants are considered to be indexed to the Company’s own stock and are therefore classified as equity under ASC topic 480 Distinguishing Liabilities from Equity.

The Company recorded $3,257,445 as the value of common shares under Capital stock and $742,555 as the value of the October 2017 Warrants under Additional paid-in-capital in the consolidated statements of shareholders’ equity (deficiency). The Company has disclosed the terms used to value the warrants in Note 9.

The direct costs related to the issuance of the common shares, October 2017 Warrants and October 2017 Placement Agent Warrants were $500,492 and were recorded as an offset against the statement of shareholders’ equity (deficiency) with $391,580 being recorded under Capital stock and $108,912 being recorded under Additional paid-in-capital.

(e)
In March 2018, the Company completed two registered direct offerings of an aggregate of 883,333 common shares at a price of $6.00 per share. The Company also issued to the investors warrants to purchase an aggregate of 441,666 common shares (the “March 2018 Warrants”). The warrants became exercisable six months following the closing date, will expire 30 months after the date they became exercisable, and have an exercise price of $6.00 per common share. The Company also issued to the placement agents warrants to purchase 44,166 common shares at an exercise price of $7.50 per share (the “March 2018 Placement Agent Warrants”). The holders of March 2018 Warrants and March 2018 Placement Agent Warrants are entitled to a cashless exercise under which the number of shares to be issued will be based on the number of shares for which warrants are exercised times the difference between the market price of the common share and the exercise price divided by the market price. The March 2018 Warrants and March 2018 Placement Agent Warrants are considered to be indexed to the Company’s own stock and are therefore classified as equity under ASC topic 480 Distinguishing Liabilities from Equity.

The Company recorded $4,184,520 as the value of common shares under Capital stock and $1,115,480 as the value of the March 2018 Warrants under Additional paid-in-capital in the consolidated statements of shareholders’ equity (deficiency). The Company has disclosed the terms used to value the warrants in Note 9.

The direct costs related to the issuance of the common shares and warrants were $831,357 including the cost of warrants issued to the placement agents. These direct costs were recorded as an offset against the statement of shareholders’ equity (deficiency) with $656,383 being recorded under Capital stock and $174,974 being recorded under Additional paid-in-capital.

(f)
In October 2018, the Company completed an underwritten public offering in the United States, resulting in the sale to the public of 827,970 Units at $0.75 per Unit, which were comprised of one common share and one warrant (the “2018 Unit Warrants”) exercisable at $0.75 per share. The Company concurrently sold an additional 1,947,261 common shares and warrants to purchase 2,608,695 common shares exercisable at $0.75 per share (the “2018 Option Warrants’) pursuant to the overallotment option exercised in part by the underwriter. The price of the common shares issued in connection with exercise of the overallotment option was $0.74 per share and the price for the warrants issued in connection with the exercise of the overallotment option was $0.01 per warrant, less in each case the underwriting discount. In addition, the Company issued 16,563,335 pre-funded units (“2018 Pre-Funded Units’), each 2018 Pre-Funded Unit consisting of one pre-funded warrant (a “2018 Pre-Funded Warrant”)

Intellipharmaceutics International Inc.
Notes to the condensed unaudited interim consolidated financial statements
For the three and six months ended May 31, 2019 and 2018
(Stated in U.S. dollars)

6.
Capital stock (continued)

Authorized, issued and outstanding (continued)

to purchase one common share and one warrant (a “2018 Warrant”, and together with the 2018 Unit Warrants and the 2018 Option Warrants, the “2018 Firm Warrants”) to purchase one common share. The 2018 Pre-Funded Units were offered to the public at $0.74 each and a 2018 Pre-Funded Warrant is exercisable at $0.01 per share. Each 2018 Firm Warrant is exercisable immediately and has a term of five years and each 2018 Pre-Funded Warrant is exercisable immediately and until all 2018 Pre-Funded Warrants are exercised. The Company also issued warrants to the placement agents to purchase 1,160,314 common shares at an exercise price of $0.9375 per share (the “October 2018 Placement Agent Warrants”), which were exercisable immediately upon issuance. In aggregate, the Company issued 2,775,231 common shares, 16,563,335 2018 Pre-Funded Warrants and 20,000,000 2018 Firm Warrants in addition to 1,160,314 October 2018 Placement Agent Warrants.

The Company raised $14,344,906 in gross proceeds as part of October 2018 underwritten public offering. The Company recorded $1,808,952 as the value of common shares under Capital stock and $279,086 as the value of the 2018 Firm Warrants and $12,256,868 as the value of the 2018 Pre-Funded Warrants under Additional paid-in-capital in the consolidated statements of shareholders’ equity (deficiency). During the year ended November 30, 2018, 12,153,334 2018 Pre-Funded Warrants were exercised for proceeds of $121,553, and the Company recorded a charge of $4,262,526 from Additional paid in capital to common shares under Capital stock. During the three and six months ended May 31, 2019, 150,000 and 2,793,334 common shares were issued upon the exercise of 2018 Pre-Funded Warrants and 1,030,000 common shares were issued in respect of 2018 Pre-Funded Warrants which were exercised as of November 30, 2018 but for which common shares were not yet issued as of November 30, 2018. As of May 31, 2019, no other 2018 Firm Warrants or 2018 Pre-Funded Warrants had been exercised. The Company has disclosed the terms used to value these warrants in Note 9.

The direct costs related to the issuance of the common shares and warrants issued in October 2018 were $2,738,710 including the cost of October 2018 Placement Agent Warrants in the amount of $461,697. These direct costs were recorded as an offset against the statement of shareholders’ equity (deficiency) with $345,363 being recorded under Capital stock and $2,393,347 being recorded under Additional paid-in-capital.

7.
Options

All grants of options to employees after October 22, 2009 are made from the Employee Stock Option Plan (the “Employee Stock Option Plan”). The maximum number of common shares issuable under the Employee Stock Option Plan is limited to 10% of the issued and outstanding common shares of the Company from time to time, or 2,207,558 based on the number of issued and outstanding common shares as at May 31, 2019. As at May 31, 2019, 2,132,707 options are outstanding and there were 74,851 options available for grant under the Employee Stock Option Plan. Each option granted allows the holder to purchase one common share at an exercise price not less than the closing price of the Company's common shares on the TSX on the last trading day prior to the grant of the option. Options granted under these plans typically have a term of 5 years with a maximum term of 10 years and generally vest over a period of up to three years.

In August 2004, the Board of Directors of IPC Ltd. approved a grant of 276,394 performance-based stock options, to two executives who were also the principal shareholders of IPC Ltd. The vesting of these options is contingent upon the achievement of certain performance milestones. A total of 276,394 performance-based stock options have vested as of May 31, 2019. Under the terms of the original agreement these options were to expire in September 2014. Effective March 27, 2014, the Company’s shareholders approved the two year extension of the performance-based stock option expiry date to September 2016. Effective April 19, 2016, the Company’s shareholders approved a further two year extension of the performance-based stock option expiry date to September 2018. Effective May 15, 2018, the Company’s shareholders approved a further two year extension of the performance-based stock option expiry date to September 2020. These options were outstanding as at May 31, 2019.

Intellipharmaceutics International Inc.
Notes to the condensed unaudited interim consolidated financial statements
For the three and six months ended May 31, 2019 and 2018
(Stated in U.S. dollars)

7.
Options (continued)

In the three and six months ended May 31, 2019, 1,687,000 (three and six months ended May 31, 2018 – Nil) stock options were granted to management and other employees and 200,000 (three and six months ended May 31, 2018 – Nil) stock options were granted to members of the Board of Directors.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes Option-Pricing Model, consistent with the provisions of ASC topic 718.

Option pricing models require the use of subjective assumptions, changes in these assumptions can materially affect the fair value of the options.

The Company calculates expected volatility based on historical volatility of the Company’s peer group that is publicly traded for options that have an expected life that is more than nine years. For options that have an expected life of less than nine years the Company uses its own volatility.

The expected term, which represents the period of time that options granted are expected to be outstanding, is estimated based on the historical average of the term and historical exercises of the options.

The risk-free rate assumed in valuing the options is based on the U.S. treasury yield curve in effect at the time of grant for the expected term of the option. The expected dividend yield percentage at the date of grant is Nil as the Company is not expected to pay dividends in the foreseeable future.

The weighted average fair value of employee stock options granted was estimated using the following assumptions:

	Three months ended		Six months ended
	May 31, 2019	May 31, 2018	May 31, 2019	May 31, 2018

Volatility	93.90-111.93%	-	93.90-111.93%	-
Risk-free interest rate	1.62-1.90%	-	1.62-1.90%	-
Expected life (in years)	5.78 - 10.00	-	5.78 - 10.00	-
The weighted average grant date
fair value of options granted	0.22 - 0.28	-	0.22 - 0.28	-

 Details of stock option transactions in Canadian dollars (“C$”) are as follows:

	May 31, 2019			May 31, 2018
		Weighted			Weighted
		average	Weighted		average	Weighted
		exercise	average		exercise	average
	Number of	price per	grant date	Number of	price per	grant date
	options	share	fair value	options	share	fair value
	#	$	$	#	$	$
Outstanding, beginning of period	555,651	37.70	16.69	582,811	32.00	17.20
Granted	1,887,000	0.35	0.26	-	-	-
Expired	(31,550)	37.71	17.60	(15,828)	54.20	39.20
Forfeited	(2,000)	14.93	8.19	(5,667)	11.90	10.20
Balance at
end of period	2,409,101	8.41	3.77	561,317	31.50	16.60

Options exercisable end of period	1,141,431	17.26	7.62	506,278	32.40	17.20

Total unrecognized compensation cost relating to the unvested performance-based stock options at May 31, 2019 is $Nil (May 31, 2018 - $793,795).

For the three and six months ended May 31, 2019 and 2018, no options were exercised.

Intellipharmaceutics International Inc.
Notes to the condensed unaudited interim consolidated financial statements
For the three and six months ended May 31, 2019 and 2018
(Stated in U.S. dollars)

7.
Options (continued)

The following table summarizes the components of stock-based compensation expense.

Stock-based compensation	Three months ended		Six months ended
related to:	May 31, 2019	May 31, 2018	May 31, 2019	May 31, 2018
	$	$	$	$

Research and development	128,257	56,957	131,757	67,995
Selling, general and administrative	31,759	6,162	30,532	26,811
	160,016	63,119	162,289	94,806

The Company has estimated its stock option forfeitures to be approximately 4% for the three and six months ended May 31, 2019 (three and six months ended May 31, 2018 – 4%).

8.
Deferred share units

Effective May 28, 2010, the Company’s shareholders approved a Deferred Share Unit (“DSU”) Plan to grant DSUs to its non-management directors and reserved a maximum of 11,000 common shares for issuance under the plan. The DSU Plan permits certain non-management directors to defer receipt of all or a portion of their board fees until termination of the board service and to receive such fees in the form of common shares at that time. A DSU is a unit equivalent in value to one common share of the Company based on the trading price of the Company's common shares on the TSX.

Upon termination of board service, the director will be able to redeem DSUs based upon the then market price of the Company's common shares on the date of redemption in exchange for any combination of cash or common shares as the Company may determine.

During the three and six months ended May 31, 2019 and 2018, no non-management board members elected to receive director fees in the form of DSUs under the Company’s DSU Plan. As at May 31, 2019,
10,279 (May 31, 2018 – 10,279) DSUs are outstanding and 721 (May 31, 2018 – 721) DSUs are available for grant under the DSU Plan. The Company recorded the following amounts related to DSUs for each of the three and six months ended May 31, 2019 and three and six months ended May 31, 2018 in additional paid in capital and accrued the following amounts as at May 31, 2019 and May 31, 2018:

	Three months ended				Six months ended
	May 31, 2019		May 31, 2018		May 31, 2019		May 31, 2018
	$	shares	$	shares	$	shares	$	shares
Additional paid in capital	-	-	-	-	-	-	7,565	8,660
Accrued liability	-	-	-	-	-	-	-	-

9.
Warrants

All of the Company’s outstanding warrants are considered to be indexed to the Company’s own stock and are therefore classified as equity under ASC 480. The warrants, in specified situations, provide for certain compensation remedies to a holder if the Company fails to timely deliver the shares underlying the warrants in accordance with the warrant terms.

In the underwritten public offering completed in June 2016, gross proceeds of $5,200,000 were received through the sale of the Company’s units comprised of common shares and warrants. The Company issued at the initial closing of the offering an aggregate of 322,981 common shares and warrants to purchase an additional 161,490 common shares, at a price of $16.10 per unit. The warrants are currently exercisable, have a term of five years and an exercise price of $19.30 per common share. The underwriter also purchased at such closing additional warrants (collectively with the warrants issued at the initial closing, the “June 2016 Warrants”) at a purchase price of $0.01 per warrant to acquire 24,223 common shares pursuant to the overallotment option exercised in part by the underwriter. The Company subsequently

Intellipharmaceutics International Inc.
Notes to the condensed unaudited interim consolidated financial statements
For the three and six months ended May 31, 2019 and 2018
(Stated in U.S. dollars)

9.
Warrants (continued)

sold an aggregate of 45,946 additional common shares at the public offering price of $16.10 per share in connection with subsequent partial exercises of the underwriter’s overallotment option. The fair value of the June 2016 Warrants of $1,175,190 was initially estimated at closing using the Black-Scholes Option Pricing Model, using volatility of 64.1%, risk free interest rates of 0.92%, expected life of 5 years, and dividend yield of Nil. The June 2016 Warrants currently outstanding are detailed below.

In the registered direct offering completed in October 2017, gross proceeds of $4,000,000 were received through the sale of the Company’s common shares and warrants. The Company issued at the closing of the offering an aggregate of 363,636 common shares at a price of $11.00 per share and warrants to purchase an additional 181,818 common shares (the “October 2017 Warrants”). The October 2017 Warrants became exercisable six months following the closing date, will expire 30 months after the date they became exercisable, and have an exercise price of $12.50 per common share. The Company also issued the October 2017 Placement Agents Warrants to purchase 18,181 common shares at an exercise price of $13.75 per share. The holders of October 2017 Warrants and October 2017 Placement Agent Warrants are entitled to a cashless exercise under which the number of shares to be issued will be based on the number of shares for which warrants are exercised times the difference between the market price of the common share and the exercise price divided by the market price. The fair value of the October 2017 Warrants of $742,555 was initially estimated at closing using the Black- Scholes Option Pricing Model, using volatility of 73.67%, risk free interest rates of 1.64%, expected life of 3 years, and dividend yield of Nil.

The fair value of the October 2017 Placement Agents Warrants was estimated at $86,196 using the Black-Scholes Option Pricing Model, using volatility of 73.67%, a risk free interest rate of 1.64%, an expected life of 3 years, and a dividend yield of Nil.

The October 2017 Warrants and the October 2017 Placement Agent Warrants currently outstanding are detailed below.

In the two registered direct offerings completed in March 2018, gross proceeds of $5,300,000 were received through the sale of the Company’s common shares and warrants. The Company issued at the closing of the offering an aggregate of 883,333 common shares at a price of $6.00 per share and the March 2018 Warrants to purchase an additional 441,666 common shares. The March 2018 Warrants became exercisable six months following the closing date, will expire 30 months after the date they became exercisable and have an exercise price of $6.00 per common share. The Company also issued the March 2018 Placement Agent Warrants to purchase 44,166 common shares at an exercise price of $7.50 per share. The holders of March 2018 Warrants and March 2018 Placement Agent Warrants are entitled to a cashless exercise under which the number of shares to be issued will be based on the number of shares for which warrants are exercised times the difference between the market price of the common share and the exercise price divided by the market price. The fair value of the March 2018 Warrants of $1,115,480 was initially estimated at closing using the Black- Scholes Option Pricing Model, using volatility of 70%, risk free interest rates of 2.44% and 2.46%, expected life of 3 years, and dividend yield of Nil.

The fair value of the March 2018 Placement Agent Warrants was estimated at $141,284 using the Black-Scholes Option Pricing Model, using volatility of 70%, risk free interest rates of 2.44% and 2.46%, an expected life of 3 years, and a dividend yield of Nil. The March 2018 Warrants and the March 2018 Placement Agent Warrants currently outstanding are detailed below.

In October 2018, the Company completed an underwritten public offering in the United States, resulting in the sale to the public of 827,970 Units at $0.75 per Unit, which are comprised of one common share and one 2018 Unit Warrant (as defined above) exercisable at $0.75 per share. The Company concurrently sold an additional 1,947,261 common shares and 2018 Option Warrants to purchase 2,608,695 common shares exercisable at $0.75 per share pursuant to the overallotment option exercised in part by the underwriter. The price of the common shares issued in connection with exercise of the overallotment option was $0.74 per share and the price for the warrants issued in connection with the exercise of the overallotment option was $0.01 per warrant, less in each case the underwriting discount. In addition, the Company issued 16,563,335 2018 Pre-Funded Units (as defined above), each 2018 Pre-Funded Unit consisting of one 2018 Pre-Funded Warrant (as defined above) to purchase one common share and one

Intellipharmaceutics International Inc.
Notes to the condensed unaudited interim consolidated financial statements
For the three and six months ended May 31, 2019 and 2018
(Stated in U.S. dollars)

9.
Warrants (continued)

2018 Warrant (as defined above) to purchase one common share. The 2018 Pre-Funded Units were offered to the public at $0.74 each and a 2018 Pre-Funded Warrant is exercisable at $0.01 per share. Each 2018 Firm Warrant is exercisable immediately and has a term of five years and each 2018 Pre-Funded Warrant is exercisable immediately and until all 2018 Pre-Funded Warrants are exercised. The Company also issued the October 2018 Placement Agent Warrants to the placement agents to purchase 1,160,314 common shares at an exercise price of $0.9375 per share, which were exercisable immediately upon issuance. In aggregate, in October 2018, the Company issued 2,775,231 common shares, 16,563,335 2018 Pre-Funded Warrants and 20,000,000 2018 Firm Warrants in addition to 1,160,314 October 2018 Placement Agent Warrants.

The fair value of the 2018 Firm Warrants of $279,086 was initially estimated at closing using the Black-Scholes Option Pricing Model, using volatility of 92%, risk free interest rates of 3.02%, expected life of 5 years, and dividend yield of Nil. The fair value of the October 2018 Placement Agents Warrants was estimated at $461,697 using the Black-Scholes Option Pricing Model, using volatility of 92%, risk free interest rates of 3.02%, an expected life of 5 years, and a dividend yield of Nil.

The fair value of the 2018 Pre-Funded Warrant of $12,256,868 and the fair value of the 2018 Firm Warrants of $279,086, respectively, were recorded under Additional paid-in-capital in the consolidated statements of shareholders’ equity (deficiency).

During the three and six months ended May 31, 2019, 150,000 and 2,793,334 (three and six months ended May 31, 2018 – Nil) 2018 Pre-Funded Warrants were exercised for proceeds of $1,500 and $27,953 (three and six months ended May 31, 2018 - $Nil), and the Company recorded a charge of $979,705 (three and six months ended May 31, 2018 - $Nil) from Additional paid-in-capital to common shares under Capital stock. During the six months ended May 31, 2019, 1,030,000 common shares were issued in respect of 2018 Pre-Funded Warrants which were exercised as of November 30, 2018 but for which common shares were not yet issued as of November 30, 2018.

As at May 31, 2019, 1,616,667 2018 Pre-Funded Warrants are outstanding which are exercisable immediately at $0.01 per share. In addition, the following table provides information on the 23,740,290 warrants including 2018 Firm Warrants outstanding and exercisable as of May 31, 2019:

		Number		Shares issuable
Warrant	Exercise price	outstanding	Expiry	upon exercise

June 2016 Warrants	$19.30	277,478	June 02, 2021	138,739
October 2017 Warrants	$12.50	181,818	October 13, 2020	181,818
October 2017 Placement
Agent Warrants	$13.75	18,181	October 13, 2020	18,181
March 2018 Warrants	$6.00	291,666	March 16, 2021	291,666
March 2018 Warrants	$6.00	150,000	March 21, 2021	150,000
March 2018 Placement
Agent Warrants	$7.50	29,166	March 16, 2021	29,166
March 2018 Placement
Agent Warrants	$7.50	15,000	March 21, 2021	15,000
2018 Firm Warrants	$0.75	20,000,000	October 16, 2023	20,000,000
2018 Pre-Funded Warrants	$0.01	1,616,667	October 16, 2023	1,616,667
October 2018 Placement
Agent Warrants	$0.9375	1,160,314	October 16, 2023	1,160,314
		23,740,290		23,601,551

During the three and six months ended May 31, 2019, other than 2018 Pre-Funded Warrants as noted above, there were no cash exercises in respect of warrants (three and six months ended May 31, 2018 – Nil) and no cashless exercise (three and six months ended May 31, 2018 - Nil) of warrants, resulting in the issuance of Nil (three and six months ended May 31, 2018 – Nil) and Nil (three and six months ended May 31, 2018 - Nil) common shares, respectively.

Intellipharmaceutics International Inc.
Notes to the condensed unaudited interim consolidated financial statements
For the three and six months ended May 31, 2019 and 2018
(Stated in U.S. dollars)

9.
Warrants (continued)

Details of warrant transactions are as follows:

	Outstanding, December 1, 2018	Issued	Expired	Exercised	Outstanding, May 31, 2019
June 2016 Warrants	277,478	-	-	-	277,478
October 2017 Warrants	181,818	-	-	-	181,818
October 2017 Placement
Agent Warrants	18,181	-	-	-	18,181
March 2018 Warrants	441,666	-	-	-	441,666
March 2018 Placement
Agent Warrants	44,166	-	-	-	44,166
2018 Firm Warrants	20,000,000	-	-	-	20,000,000
2018 Pre-Funded Warrants	4,410,001	-	-	(2,793,334)	1,616,667
October 2018 Placement
Agent Warrants	1,160,314	-	-	-	1,160,314
	26,533,624	-	-	(2,793,334)	23,740,290

	March 2013 Warrants	July 2013 Warrants	June 2016 Warrants	October 2017 Warrants	Placement Agent Warrants	March 2018 Warrants	Placement Agent Warrants	Total
Outstanding, December 1, 2017	1,491,742	870,000	2,778,722	1,818,182	181,818	-	-	7,140,464
Issued	-	-	-	-		4,416,667	441,667	4,858,334
Expired	(1,491,742)	-	-	-	-	-	-	(1,491,742)
Outstanding, May 31, 2018	-	870,000	2,778,722	1,818,182	181,818	4,416,667	441,667	10,507,056

10.
Income taxes

The Company has had no taxable income under the Federal and Provincial tax laws of Canada for the six months ended May 31, 2019 and May 31, 2018. The Company has non-capital loss carry-forwards at May 31, 2019, totaling $49,580,440 in Canada that must be offset against future taxable income. If not utilized, the loss carry-forwards will expire between 2028 and 2038.

For the three and six months ended May 31, 2019, the Company had a cumulative carry-forward pool of Canadian Federal Scientific Research & Experimental Development expenditures in the amount of $18,400,000 which can be carried forward indefinitely.

For the three and six months ended May 31, 2019, the Company had approximately $3,500,000 of unclaimed Investment Tax Credits which expire from 2025 to 2038. These credits are subject to a full valuation allowance as they are not more likely than not to be realized.

11.
Contingencies

From time to time, the Company may be exposed to claims and legal actions in the normal course of business. As at May 31, 2019, and continuing as at July 10, 2019, the Company is not aware of any pending or threatened material litigation claims against the Company, other than as described below.

In November 2016, the Company filed an NDA for its Oxycodone ER product candidate, relying on the 505(b)(2) regulatory pathway, which allowed the Company to reference data from Purdue Pharma L.P.'s file for its OxyContin® extended release oxycodone hydrochloride. The Oxycodone ER application was accepted by the FDA for further review in February 2017. The Company certified to the FDA that it believed its Oxycodone ER product candidate would not infringe any of the OxyContin® patents listed in the FDA’s Approved Drug Products with Therapeutic Equivalence Evaluations, commonly known as the “Orange

Intellipharmaceutics International Inc.
Notes to the condensed unaudited interim consolidated financial statements
For the three and six months ended May 31, 2019 and 2018
(Stated in U.S. dollars)

11.
Contingencies (continued)

Book”, or that such patents are invalid, and so notified Purdue Pharma L.P. and the other owners of the subject patents listed in the Orange Book of such certification. On April 7, 2017, the Company received notice that Purdue Pharma L.P., Purdue Pharmaceuticals L.P., The P.F. Laboratories, Inc., or collectively the Purdue parties, Rhodes Technologies, and Grünenthal GmbH, or collectively the Purdue litigation plaintiffs, had commenced patent infringement proceedings against the Company in the U.S. District Court for the District of Delaware (docket number 17-392) in respect of the Company’s NDA filing for Oxycodone ER, alleging that its proposed Oxycodone ER infringes 6 out of the 16 patents associated with the branded product OxyContin®, or the OxyContin® patents, listed in the Orange Book. The complaint seeks injunctive relief as well as attorneys' fees and costs and such other and further relief as the Court may deem just and proper. An answer and counterclaim have been filed.

Subsequent to the above-noted filing of lawsuit, 4 further such patents were listed and published in the Orange Book. The Company then similarly certified to the FDA concerning such further patents. On March 16, 2018, the Company received notice that the Purdue litigation plaintiffs had commenced further such patent infringement proceedings against the Company adding the 4 further patents. This lawsuit is also in the District of Delaware federal court under docket number 18-404.

As a result of the commencement of the first of these legal proceedings, the FDA is stayed for 30 months from granting final approval to the Company’s Oxycodone ER product candidate. That time period commenced on February 24, 2017, when the Purdue litigation plaintiffs received notice of the Company’s certification concerning the patents, and will expire on August 24, 2019, unless the stay is earlier terminated by a final declaration of the courts that the patents are invalid, or are not infringed, or the matter is otherwise settled among the parties.

On or about June 26, 2018 the court issued an order to sever 6 overlapping patents from the second Purdue case, but ordered litigation to proceed on the 4 new (2017-issued) patents. An answer and counterclaim was filed July 9, 2018. The existence and publication of additional patents in the Orange Book, and litigation arising therefrom, is an ordinary and to be expected occurrence in the course of such litigation.

On July 6, 2018 the court issued a so-called “Markman” claim construction ruling on the first case and the October 22, 2018 trial date remained unchanged. The Company believes that it has non-infringement and/or invalidity defenses to all of the asserted claims of the subject patents in both of the cases and will vigorously defend against these claims.

On July 24, 2018, the parties mutually agreed to and did have dismissed without prejudice the infringement claims related to the Grünenthal ‘060 patent. The Grünenthal ‘060 patent is one of the six patents included in the original litigation case, however, the dismissal does not by itself result in a termination of the 30-month litigation stay.

On October 4, 2018, the parties mutually agreed to postpone the scheduled court date pending a case status conference scheduled for December 17, 2018. At that time, further trial scheduling and other administrative matters were postponed pending the Company’s resubmission of the Oxycodone ER NDA to the FDA, which was made on February 28, 2019. The trial is scheduled for June 2020 in the case under 18-404. The trial in the case under docket number 17-392 is scheduled for Nov. 12, 2019. The 30-month litigation stay is extended to March 2, 2020 per a court order.

On April 24, 2019, an order was issued, setting the trial date for the Company's ongoing Purdue litigation case, case number 17-392 in the District of Delaware, with the trial is scheduled to begin on November 12, 2019 and a decision is expected by March 2, 2020. The 30-month stay date is now March 2, 2020. The Company and its management intend to continue to vigorously defend against these claims and firmly believe that we do not infringe the subject patents.

On April 4, 2019, the U.S. Federal Circuit Court of Appeal affirmed the invalidity of one Purdue Oxycontin patent. This patent claimed a core matrix containing PEO and magnesium stearate, which is then heated. The invalidity ruling reduces another patent from the original litigation case. However, it does not, by itself, eliminate the 30 month litigation stay in either docketed case.

In July 2017, three complaints were filed in the U.S. District Court for the Southern District of New York that were later consolidated under the caption Shanawaz v. Intellipharmaceutics Int’l Inc., et al., No. 1:17-cv-05761 (S.D.N.Y.). The lead plaintiffs filed a consolidated amended complaint on January 29, 2018. In the amended complaint, the lead plaintiffs assert claims on behalf of a putative class consisting of purchasers of the Company’s securities between May 21, 2015 and July 26, 2017. The amended complaint

Intellipharmaceutics International Inc.
Notes to the condensed unaudited interim consolidated financial statements
For the three and six months ended May 31, 2019 and 2018
(Stated in U.S. dollars)

11.
Contingencies (continued)

alleges that the defendants violated Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder by making allegedly false and misleading statements or failing to disclose certain information regarding the Company’s NDA for Oxycodone ER abuse-deterrent oxycodone hydrochloride extended release tablets. The complaint seeks, among other remedies, unspecified damages, attorneys’ fees and other costs, equitable and/or injunctive relief, and such other relief as the court may find just and proper.

On March 30, 2018, the Company and the other defendants filed a motion to dismiss the amended complaint for failure to state a valid claim. The defendants’ motion to dismiss was granted in part, and denied in part, in an Order dated December 17, 2018. In its Order, the court dismissed certain of the plaintiffs’ securities claims to the extent that the claims were based upon statements describing the Oxycodone ER product’s abuse-deterrent features and its bioequivalence to OxyContin. However, the court allowed the claims to proceed to the extent plaintiffs challenged certain public statements describing the contents of the Company’s Oxycodone ER NDA.  Defendants filed an answer to the amended complaint on January 7, 2019. On February 5, 2019, the court held an initial pretrial conference and entered a scheduling order governing discovery and class certification. In an order entered at the parties request on May 9, 2019, the Court stayed proceedings in the action to permit the parties' time to conduct a mediation.  As a result of a subsequent extension, the stay currently is in place until August 12, 2019.  There can be no assurance that the mediation will result in an agreement to settle the action.  Unless a mutually satisfactory agreement can be reached the Company and the other defendants intend to vigorously defend themselves against the remainder of the claims asserted in the consolidated action.

   On February 21, 2019, the Company and its CEO, Dr. Isa Odidi (“Defendants”), were served with a Statement of Claim filed in the Superior Court of Justice of Ontario (“Court”) for a proposed class action under the Ontario Class Proceedings Act (“Action”). The Action was brought by Victor Romita, the proposed representative plaintiff (“Plaintiff”), on behalf of a class of Canadian persons (“Class”) who traded shares of the Company during the period from February 29, 2016 to July 26, 2017 (“Period”). The Statement of Claim, under the caption Victor Romita v. Intellipharmaceutics International Inc. and Isa Odidi, asserts that the Defendants knowingly or negligently made certain public statements during the Period that contained or omitted material facts concerning Oxycodone ER abuse-deterrent oxycodone hydrochloride extended release tablets. The Plaintiff alleges that he and the Class suffered loss and damages as a result of their trading in the Company’s shares during the Period. The Plaintiff seeks, among other remedies, unspecified damages, legal fees and court and other costs as the Court may permit. On February 26, 2019, the Plaintiff delivered a Notice of Motion seeking the required approval from the Court, in accordance with procedure under the Ontario Securities Act, to allow the statutory claims under the Ontario Securities Act to proceed with respect to the claims based upon the acquisition or disposition of the Company’s shares on the TSX during the Period (“Motion”). On June 28, 2019, the Court endorsed a timetable for the exchange of material leading to the hearing of the Motion scheduled for January 27-28, 2020. No date has been set for the hearing of the certification application. The Defendants intend to vigorously defend the action and have filed a Notice of Intent to Defend.

12.
Financial instruments

(a)
Fair values

The Company follows ASC topic 820, “Fair Value Measurements” which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The provisions of ASC topic 820 apply to other accounting pronouncements that require or permit fair value measurements. ASC topic 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date; and establishes a three level hierarchy for fair value measurements based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date.

Intellipharmaceutics International Inc.
Notes to the condensed unaudited interim consolidated financial statements
For the three and six months ended May 31, 2019 and 2018
(Stated in U.S. dollars)

12.
Financial instruments (continued)

(a)
Fair values (continued)

As of December 1, 2018, the Company has adopted ASU No. 2016-01, which makes limited amendments to the guidance in U.S. GAAP on the classification and measurement of financial instruments. The new standard significantly revises an entity’s accounting related to (1) the classification and measurement of investments in equity securities and (2) the presentation of certain fair value changes for financial liabilities measured at fair value. It also amends certain disclosure requirements associated with the fair value of financial instruments. The adoption did not have an impact on the date of transition and did not have a material impact to our condensed unaudited interim consolidated financial statements for the three and six months ended May 31, 2019.

Inputs refers broadly to the assumptions that market participants would use in pricing the asset or liability, including assumptions about risk. To increase consistency and comparability in fair value measurements and related disclosures, the fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The three levels of the hierarchy are defined as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly for substantially the full term of the financial instrument.

Level 3 inputs are unobservable inputs for asset or liabilities.

The categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

(i)
The Company calculates expected volatility based on historical volatility of the Company’s peer group that is publicly traded for options that have an expected life that is more than nine years (Level 2) while the Company uses its own historical volatility for options that have an expected life of nine years or less (Level 1).

(ii)
The Company calculates the interest rate for the conversion option based on the Company’s estimated cost of raising capital (Level 2).

An increase/decrease in the volatility and/or a decrease/increase in the discount rate would have resulted in an increase/decrease in the fair value of the conversion option and warrants.

Fair value of financial assets and financial liabilities that are not measured at fair value on a recurring basis are as follows:

	May 31, 2019		November 30, 2018
	Carrying	Fair	Carrying	Fair
	amount	value	amount	value
	$	$	$	$
Financial Liabilities
Convertible debenture(i)	1,506,555	1,523,667	1,790,358	1,795,796

(i) The Company calculates the interest rate for the Debentures and due to related parties based on the Company’s estimated cost of raising capital and uses the discounted cash flow model to calculate the fair value of the Debentures and the amounts due to related parties.

The carrying values of cash, accounts receivable, accounts payable, accrued liabilities and employee cost payable approximates their fair values because of the short-term nature of these instruments.

Intellipharmaceutics International Inc.
Notes to the condensed unaudited interim consolidated financial statements
For the three and six months ended May 31, 2019 and 2018
(Stated in U.S. dollars)

12.
Financial instruments (continued)

(b)
Interest rate and credit risk

Interest rate risk is the risk that the value of a financial instrument might be adversely affected by a change in interest rates. The Company does not believe that the results of operations or cash flows would be affected to any significant degree by a sudden change in market interest rates, relative to interest rates on cash and the convertible debenture due to the short-term nature of these obligations. Trade accounts receivable potentially subjects the Company to credit risk. The Company provides an allowance for doubtful accounts equal to the estimated losses expected to be incurred in the collection of accounts receivable.

The following table sets forth details of the aged accounts receivable that are not overdue as well as an analysis of overdue amounts and the related allowance for doubtful accounts:

	May 31,	November 30,
	2019	2018
	$	$

Total accounts receivable	361,673	305,912
Less allowance for doubtful accounts	(66,849)	(66,849)
Total accounts receivable, net	294,824	239,063

Not past due	294,824	239,063
Past due for more than 31 days
but no more than 120 days	-	-
Past due for more than 120 days	66,849	66,849
Total accounts receivable, gross	361,673	305,912

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of uncollateralized accounts receivable. The Company’s maximum exposure to credit risk is equal to the potential amount of financial assets. For the three and six months ended May 31, 2019 and 2018, two customers accounted for substantially all the revenue and all the accounts receivable of the Company. The Company is also exposed to credit risk at period end from the carrying value of its cash. The Company manages this risk by maintaining bank accounts with a Canadian Chartered Bank. The Company’s cash is not subject to any external restrictions.

(c)
Foreign exchange risk

The Company has balances in Canadian dollars that give rise to exposure to foreign exchange risk relating to the impact of translating certain non-U.S. dollar balance sheet accounts as these statements are presented in U.S. dollars. A strengthening U.S. dollar will lead to a foreign exchange loss while a weakening U.S. dollar will lead to a foreign exchange gain. For each Canadian dollar balance of $1.0 million, a +/- 10% movement in the Canadian currency held by the Company versus the U.S. dollar would affect the Company’s loss and other comprehensive loss by $0.1 million.

(d)
Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty raising liquid funds to meet its commitments as they fall due. In meeting its liquidity requirements, the Company closely monitors its forecasted cash requirements with expected cash drawdown.

The following are the contractual maturities of the undiscounted cash flows of financial liabilities as at May 31, 2019:

Intellipharmaceutics International Inc.
Notes to the condensed unaudited interim consolidated financial statements
For the three and six months ended May 31, 2019 and 2018
(Stated in U.S. dollars)

12.
Financial instruments (continued)

(d)
Liquidity risk (continued)

	Less than	3 to 6	6 to 9	9 months	Greater than
	3 months	months	months	to 1 year	1 year	Total
	$	$	$	$	$	$
Third parties
Accounts payable	2,427,969	-	-	-	-	2,427,969
Accrued liabilities	932,017	-	-	-	-	932,017
Related parties
Employee costs payable	236,078	-	-	-	-	236,078
Convertible debenture (Note 5)	44,331	1,083,845	12,457	12,594	562,834	1,716,061
	3,640,395	1,083,845	12,457	12,594	562,834	5,312,125

13.
Segmented information

The Company's operations comprise a single reportable segment engaged in the research, development and manufacture of novel and generic controlled-release and targeted-release oral solid dosage drugs. As the operations comprise a single reportable segment, amounts disclosed in the financial statements for revenue, loss for the period, depreciation and total assets also represent segmented amounts. In addition, all of the Company's long-lived assets are in Canada. The Company’s license and commercialization agreement with Par accounts for substantially all of the revenue of the Company.

	Three months ended		Six months ended
	May 31,	May 31,	May 31,	May 31,
	2019	2018	2019	2018
	$	$	$	$

Revenue
Canada	-	-	-	-
United States	1,214,520	576,967	1,558,056	911,485
	1,214,520	576,967	1,558,056	911,485

			May 31,	November 30,
			2019	2018
			$	$
Total assets
Canada			5,567,637	11,474,227

Total property and equipment
Canada			2,516,464	2,755,993

Intellipharmaceutics International Inc.
Notes to the condensed unaudited interim consolidated financial statements
For the three and six months ended May 31, 2019 and 2018
(Stated in U.S. dollars)

13.
Subsequent event

On July 8, 2019, the Company announced that the Company has obtained an equity financing commitment of up to $10,000,000 from Silverback Capital Corporation, a private investment firm (“Silverback Capital”). During the 36-month term of the equity financing commitment, the Company may sell shares of its common stock to Silverback Capital up to the $10,000,000 total commitment at a 25% discount to the volume weighted average price of the Company’s common stock for the 5 trading days prior to the date the Company provides notice to Silverback Capital, or if the maximum discount rate allowed by the Company’s principal exchange is less than 25%, then the maximum discount rate allowed. The Company will determine, in its sole discretion, the timing and amount of any sales of its stock, subject to certain conditions. Upon notice by the Company, Silverback Capital is required to purchase the shares, subject to certain conditions, including, but not limited to, that there is an effective U.S. registration statement covering resale of the shares.

 EXHIBIT 99.3
Intellipharmaceutics Announces Second Quarter 2019 Results

Toronto, Ontario July 10, 2019 – Intellipharmaceutics International Inc. (OTCQB: IPCIF and TSX: IPCI) (“Intellipharmaceutics” or the “Company”), a pharmaceutical company specializing in the research, development and manufacture of novel and generic controlled-release and targeted-release oral solid dosage drugs, today reported the results of operations for the three and six months ended May 31, 2019. All dollar amounts referenced herein are in United States dollars unless otherwise noted.

Corporate Developments

●
On July 8, 2019, we announced that the Company has obtained an equity financing commitment of up to $10,000,000 from Silverback Capital Corporation, a private investment firm (“Silverback Capital”). During the 36-month term of the equity financing commitment, we may sell shares of our common stock to Silverback Capital up to the $10,000,000 total commitment at a 25% discount to the volume weighted average price of the Company’s common stock for the 5 trading days prior to the date the Company provides notice to Silverback Capital, or if the maximum discount rate allowed by the Company’s principal exchange is less than 25%, then the maximum discount rate allowed. The Company will determine, in its sole discretion, the timing and amount of any sales of its stock, subject to certain conditions. Upon notice by the Company, Silverback Capital is required to purchase the shares, subject to certain conditions, including, but not limited to, that there is an effective U.S. registration statement covering resale of the shares. There can be no assurance that the equity financing commitment from Silverback Capital can be completed as planned, or at all.

●
On June 4, 2019, the Company presented at the 9th annual LD Micro Invitational. LD Micro was founded in 2006 with the sole purpose of being an independent resource in the microcap space and now hosts several events annually.

●
On May 30, 2019, we announced that the Company’s pre-existing license to conduct activities with Cannabidiol (“CBD”) has been migrated by Health Canada to a Cannabis Drug License (“CDL”) under the Cannabis Regulations. Intellipharmaceutics’ new Cannabis Drug License allows the Company to continue to possess cannabis, produce a drug containing cannabis and sell a drug containing cannabis. The CDL is unique from other forms of cannabis licenses in Canada as, according to Health Canada, it is a requirement for any company that intends to produce and sell a prescription drug containing cannabis or cannabinoids. Only companies, such as Intellipharmaceutics, with a Health Canada issued Drug Establishment License are eligible to apply for a Cannabis Drug License. There can be no assurance that we will be able to develop cannabis-based products or that any cannabis-based product candidates we develop will ever be successfully commercialized or produce significant, or any, revenue for us.

●
On May 29, 2019, the Company held its Annual Meeting of its shareholders at which the Company’s shareholders voted to ratify the reappointment of MNP LLP, Chartered Professional Accountants (“MNP”), as the auditor of the Company and to authorize the directors to fix the auditor’s remuneration for MNP and voted to re-elect the following members of the Company’s Board of Directors: Dr. Isa Odidi, Dr. Amina Odidi, Bahadur Madhani, Kenneth Keirstead, Norman Betts and Shawn Graham.

●
On May 10, 2019, we announced that the Company has received approval from the U.S. Food and Drug Administration ("FDA") for the Company's abbreviated new drug application ("ANDA") for desvenlafaxine extended-release tablets in the 50 and 100 mg strengths. The approved product is a generic equivalent of the branded product Pristiq®. Desvenlafaxine extended-release tablets are a serotonin and norepinephrine reuptake inhibitor ("SNRI") indicated for the treatment of major depressive disorder ("MDD"). There can be no assurance that the Company's desvenlafaxine extended-release 50 mg, and 100 mg tablets will be successfully commercialized and produce significant revenue for us.

●
 On April 24, 2019, an order was issued, setting the trial date for the Company's ongoing Purdue litigation case, case number 17-392 in the District of Delaware, with the trial is scheduled to begin on November 12, 2019 and a decision is expected by March 2, 2020. The 30-month stay date is now March 2, 2020. On April 4, 2019, the U.S. Federal Circuit Court of Appeals affirmed the invalidity of one Purdue Oxycontin formulation patent, subject to further appeal to the U.S. Supreme Court. The Company and its management intend to continue to vigorously defend against these claims and firmly believe that we do not infringe the subject patents.

●
On April 12, 2019, we and Mallinckrodt LLC ("Mallinckrodt") mutually agreed to terminate our license and commercial supply agreement, effective no later than August 31, 2019. Under the terms of our mutual agreement, Mallinckrodt has been released from certain obligations under the license and commercial supply agreement as of April 12, 2019. The Company is in discussions with other parties who are interested in marketing and distributing our products which have been licensed under the agreement.

●
On April 4, 2019, a tentative approval from TSX was received for a proposed refinancing of the 2013 Debenture subject to certain conditions being met. As a result of the proposed refinancing, the principal amount owing under the 2013 Debenture was refinanced by a new debenture (the “2019 Debenture”). On May 1, 2019, the 2019 Debenture was issued with a principal amount of $1,050,000, that will mature on November 1, 2019, bears interest at a rate of 12% per annum and is convertible into 1,779,661 common shares of the Company at a conversion price of $0.59 per common share. Dr. Isa Odidi and Dr. Amina Odidi, who are shareholders, directors, and executive officers of the Company, are the holders of the 2019 Debenture.

●
In March 2019, we announced that we had resubmitted, and, that the FDA acknowledged receipt of our resubmission of the Oxycodone ER New Drug Application (“NDA”) filed on February 28, 2019. The FDA informed us that it considers the resubmission a complete response to the September 22, 2017, action letter it issued in respect of the NDA. The FDA also assigned a Prescription Drug User Fee Act (“PDUFA”) goal date of August 28, 2019. However, there can be no assurance that the Company will not be required to conduct further studies for Oxycodone ER, that the FDA will approve any of the Company's requested abuse-deterrent label claims or that the FDA will meet its deadline for review and ultimately approve the NDA for the sale of Oxycodone ER in the U.S. market, or that it will ever be successfully commercialized.

●
In March 2019, the Nasdaq Hearings Panel (the “Nasdaq Panel”) determined to delist our shares from Nasdaq based upon our non-compliance with the $1.00 minimum bid price requirement, as set forth in Nasdaq Listing Rule 5550(a)(2). The suspension of trading on Nasdaq took effect at the open of business on March 21, 2019. Our shares began trading on the OTCQB, which is operated by OTC Markets Group Inc., commencing on March 21, 2019 under the symbol “IPCIF”. The Company is also listed on the Toronto Stock Exchange under the symbol “IPCI” and the Company's non-compliance with Nasdaq's bid price requirement does not impact the Company's listing or trading status on that exchange.

●
On February 21, 2019, we and our CEO, Dr. Isa Odidi (the “Defendants”), were served with a Statement of Claim filed in the Superior Court of Justice of Ontario (the “Court”) for a proposed class action under the Ontario Class Proceedings Act (the “Action”). The Action was brought by Victor Romita, the proposed representative plaintiff (the “Plaintiff”), on behalf of a class of Canadian persons (the “Class”) who traded shares of the Company during the period from February 29, 2016 to July 26, 2017 (the “Period”). The Statement of Claim, under the caption Victor Romita v. Intellipharmaceutics International Inc. and Isa Odidi, asserts that the Defendants knowingly or negligently made certain public statements during the Period that contained or omitted material facts concerning Oxycodone ER abuse-deterrent oxycodone hydrochloride extended release tablets. The Plaintiff alleges that he and the Class suffered loss and damages as a result of their trading in the Company’s shares during the Period. The Plaintiff seeks, among other remedies, unspecified damages, legal fees and court and other costs as the Court may permit. On February 26, 2019, the Plaintiff delivered a Notice of Motion seeking the required approval from the Court, in accordance with procedure under the Ontario Securities Act, to allow the statutory claims under the Ontario Securities Act to proceed with respect to the claims based upon the acquisition or disposition of the Company’s shares on the TSX during the Period (the “Motion”). On June 28, 2019, the Court endorsed a timetable for the exchange of material leading to the hearing of the Motion scheduled for January 27-28, 2020. No date has been set for the hearing of the certification application. The Defendants intend to vigorously defend the action and have filed a Notice of Intent to Defend.

●
In January 2019, we announced that we had commenced a research and development (“R&D”) program of pharmaceutical cannabidiol (“CBD”) based products. As part of this R&D program, we filed provisional patent applications with the United States Patent and Trademark Office pertaining to the delivery and application of cannabinoid-based therapeutics, began talks with potential commercialization partners in the cannabidiol industry, and identified a potential supplier of CBD. We hold a Health Canada Drug Establishment License (or “DEL”) and a dealer's license under the Narcotics Control Regulations (“NCR”). Under the NCR license, we are currently authorized to possess, produce, sell and deliver drug products containing various controlled substances, including CBD, in Canada. We also have a CDL from Health Canada.

Results of Operations

The Company recorded net loss for the three months ended May 31, 2019 of approximately $2.1 million or $0.10 per common share, compared with a net loss of approximately $2.9 million or $0.07 per common share for the three months ended May 31, 2018. In the three months ended May 31, 2019, the lower net loss is attributed to the lower licensing revenues from commercial sales of generic Focalin XR® and to a lesser extent, sales of generic Seroquel XR® shipped to Mallinckrodt, combined with increased administrative expense related to professional and legal fees and to the change in contract term with Mallinckrodt which expires August 31, 2019 compared to the original ten year term. In the three months ended May 31, 2018, the net loss was attributed to lower licensing revenues from commercial sales of generic Focalin XR®, combined with increased R&D expenses.

The Company recorded revenues of approximately $1.2 million for the three months ended May 31, 2019 versus approximately $0.6 million for the three months ended May 31, 2018. Such revenues consisted primarily of licensing revenues from commercial sales of the 15, 25, 30 and 35 mg strengths of our generic Focalin XR® under the Par Pharmaceutical Inc. agreement, as amended. The higher increased revenue for the three months ended May 31, 2019 is primarily due to the change in contract term with Mallinckrodt which expires August 31, 2019 compared to the original ten year term. Beginning in early 2018, we began to see a significant impact from aggressive pricing by competitors, resulting in a marked increase in gross-to-net deductions such as wholesaler rebates, chargebacks and pricing adjustments. While the gross-to-net deductions fluctuate on a quarter over quarter basis, profit share payments for the last quarter has been consistent over the same period in 2018.Revenues from generic Seroquel XR® are still well below levels expected at the launch of the product in 2017, primarily due to the Company’s commercial partner entering the market later than planned. Management is continuing to evaluate strategic options to improve returns from this product, however there can be no assurance that this can be completed as planned.

Expenditures for R&D for the three months ended May 31, 2019 were lower by approximately $0.5 million compared to the three months ended May 31, 2018. The decrease is primarily due to significantly lower biostudies and patent litigation expenses partially offset by higher third party consulting fees and options expenses.

Selling, general and administrative expenses were approximately $1.5 million for the three months ended May 31, 2019 in comparison to approximately $1.0 million for the three months ended May 31, 2018. The increase is due to higher expenses related to administrative costs, partially offset by a decrease in wages and marketing cost.

The Company had cash of approximately $1.0 million as at May 31, 2019 compared to approximately $2.8 million as at February 28, 2019. The decrease in cash was mainly due to the cash payments used in operating activities and cash inflow provided by financing activities is offset by cash flow used in investing activities. In fiscal 2019, there is lower cash receipt relating to commercial sales by Mallinckrodt.

As of May 31, 2019, our cash balance was approximately $1.0 million. We currently expect to satisfy our operating cash requirements into the third quarter of 2019 from cash on hand and quarterly profit share payments. The Company will need to obtain additional funding as we further the development of our product candidates. Potential sources of capital may include payments from licensing agreements, cost savings associated with managing operating expense levels, equity and/or debt financings and/or new strategic partnership agreements which fund some or all costs of product development. We intend to utilize the capital markets to bridge any funding shortfall and to provide capital to continue to advance our most promising product candidates. Our future operations are highly dependent upon our ability to source additional capital to support advancing our product pipeline through continued R&D activities and to fund any significant expansion of our operations. Our ultimate success will depend on whether our product candidates receive the approval of the FDA or Health Canada and whether we are able to successfully market approved products. We cannot be certain that we will be able to receive FDA or Health Canada approval for any of our current or future product candidates, that we will reach the level of sales and revenues necessary to achieve and sustain profitability, or that we can secure other capital sources on terms or in amounts sufficient to meet our needs or at all.

There can be no assurance that we will enter into new license and commercial supply agreement for the marketing and distribution of products which have been licensed under the Mallinckrodt agreement, that our products will be successfully commercialized or produce significant revenues for us. Also, there can be no assurance that we will not be required to conduct further studies for our Oxycodone ER product candidate, that the FDA will approve any of our requested abuse-deterrent label claims or that the FDA will meet its deadline for review and ultimately approve the NDA for the sale of our Oxycodone ER product candidate in the U.S. market, that we will be successful in submitting any additional ANDAs or NDAs with the FDA or Abbreviated New Drug Submissions (“ANDSs”) with Health Canada, that the FDA or Health Canada will approve any of our current or future product candidates for sale in the U.S. market and Canadian market, that any of our products or product candidates will receive regulatory approval for sale in other jurisdictions, or that any of our products will ever be successfully commercialized and produce significant revenue for us. Moreover, there can be no assurance that any of our provisional patent applications will successfully mature into patents, or that any cannabidiol-based product candidates we develop will ever be successfully commercialized or produce significant revenue for us.

About Intellipharmaceutics

Intellipharmaceutics International Inc. is a pharmaceutical company specializing in the research, development and manufacture of novel and generic controlled-release and targeted-release oral solid dosage drugs. The Company's patented Hypermatrix™ technology is a multidimensional controlled-release drug delivery platform that can be applied to a wide range of existing and new pharmaceuticals. Intellipharmaceutics has developed several drug delivery systems based on this technology platform, with a pipeline of products (some of which have received FDA approval) in various stages of development. The Company has ANDA and NDA 505(b)(2) drug product candidates in its development pipeline. These include the Company’s Oxycodone ER based on its proprietary nPODDDS™ novel Point Of Divergence Drug Delivery System (for which an NDA has been filed with the FDA), and Regabatin™ XR (pregabalin extended-release capsules).

Cautionary Statement Regarding Forward-Looking Information

Certain statements in this document constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 and/or “forward-looking information” under the Securities Act (Ontario). These statements include, without limitation, statements expressed or implied regarding our expectations , plans, goals and milestones, status of developments or expenditures relating to our business, plans to fund our current activities, and statements concerning our partnering activities, health regulatory submissions, strategy, future operations, future financial position, future sales, revenues and profitability, projected costs and market penetration and risks or uncertainties arising from the delisting of our shares from Nasdaq and our ability to comply with OTCQB and TSX requirements. In some cases, you can identify forward-looking statements by terminology such as “appear”, “unlikely”, “target”, "may", "will", "should", "expects", "plans", "plans to", "anticipates", "believes", "estimates", "predicts", "confident", "prospects", "potential", "continue", "intends", "look forward", "could", “would”, “projected”, “goals” ,“set to”, “seeking” or the negative of such terms or other comparable terminology. We made a number of assumptions in the preparation of our forward-looking statements. You should not place undue reliance on our forward-looking statements, which are subject to a multitude of known and unknown risks and uncertainties that could cause actual results, future circumstances or events to differ materially from those stated in or implied by the forward-looking statements. Risks, uncertainties and other factors that could affect our actual results include, but are not limited to, , the effects of general economic conditions, securing and maintaining corporate alliances, our estimates regarding our capital requirements, and the effect of capital market conditions and other factors, including the current status of our product development programs, capital availability, the estimated proceeds (and the expected use of any proceeds) we may receive from any offering of our securities, the potential dilutive effects of any future financing, potential liability from and costs of defending pending or future litigation, our programs regarding research, development and commercialization of our product candidates, the timing of such programs, the timing, costs and uncertainties regarding obtaining regulatory approvals to market our product candidates and the difficulty in predicting the timing and results of any product launches, the timing and amount of profit-share payments from our commercial partners, and the timing and amount of any available investment tax credits, the actual or perceived benefits to users of our drug delivery technologies, products and product candidates as compared to others, our ability to establish and maintain valid and enforceable intellectual property rights in our drug delivery technologies, products and product candidates, the scope of protection provided by intellectual property rights for our drug delivery technologies, products and product candidates, recent and future legal developments in the United States and elsewhere that could make it more difficult and costly for us to obtain regulatory approvals for our product candidates and negatively affect the prices we may charge, increased public awareness and government scrutiny of the problems associated with the potential for abuse of opioid based medications, pursuing growth through international operations could strain our resources, our limited manufacturing, sales, marketing and distribution capability and our reliance on third parties for such, the actual size of the potential markets for any of our products and product candidates compared to our market estimates, our selection and licensing of products and product candidates, our ability to attract distributors and/or commercial partners with the ability to fund patent litigation and with acceptable product development, regulatory and commercialization expertise and the benefits to be derived from such collaborative efforts, sources of revenues and anticipated revenues, including contributions from distributors and commercial partners, product sales, license agreements and other collaborative efforts for the development and commercialization of product candidates, our ability to create an effective direct sales and marketing infrastructure for products we elect to market and sell directly, the rate and degree of market acceptance of our products, delays in product approvals that may be caused by changing regulatory requirements, the difficulty in predicting the timing of regulatory approval and launch of competitive products, the difficulty in predicting the impact of competitive products on sales volume, pricing, rebates and other allowances, the number of competitive product entries, and the nature and extent of any aggressive pricing and rebate activities that may follow, the inability to forecast wholesaler demand and/or wholesaler buying patterns, seasonal fluctuations in the number of prescriptions written for our generic Focalin XR® capsules which may produce substantial fluctuations in revenue, the timing and amount of insurance reimbursement regarding our products, changes in laws and regulations affecting the conditions required by the FDA for approval, testing and labeling of drugs including abuse or overdose deterrent properties, and changes affecting how opioids are regulated and prescribed by physicians, changes in laws and regulations, including Medicare and Medicaid, affecting among other things, pricing and reimbursement of pharmaceutical products, the effect of recent changes in U.S. federal income tax laws, including but not limited to, limitations on the deductibility of business interest, limitations on the use of net operating losses and application of the base erosion minimum tax, on our U.S. corporate income tax burden, the success and pricing of other competing therapies that may become available, our ability to retain and hire qualified employees, the availability and pricing of third-party sourced products and materials, challenges related to the development, commercialization, technology transfer, scale-up, and/or process validation of manufacturing processes for our products or product candidates, the manufacturing capacity of third-party manufacturers that we may use for our products, potential product liability risks, the recoverability of the cost of any pre-launch inventory, should a planned product launch encounter a denial or delay of approval by regulatory bodies, a delay in commercialization, or other potential issues, the successful compliance with FDA, Health Canada and other governmental regulations applicable to us and our third party manufacturers' facilities, products and/or businesses, our reliance on commercial partners, and any future commercial partners, to market and commercialize our products and, if approved, our product candidates, difficulties, delays or changes in the FDA approval process or test criteria for ANDAs and NDAs, challenges in securing final FDA approval for our product candidates, including our oxycodone hydrochloride extended release tablets product candidate, in particular, if a patent infringement suit is filed against us with respect to any particular product candidates (such as in the case of Oxycodone ER), which could delay the FDA's final approval of such product candidates, healthcare reform measures that could hinder or prevent the commercial success of our products and product candidates, the risk that the FDA may not approve requested product labeling for our product candidate(s) having abuse-deterrent properties and targeting common forms of abuse (oral, intra-nasal and intravenous), risks associated with cyber-security and the potential for vulnerability of our digital information or the digital information of a current and/or future drug development or commercialization partner of ours, and risks arising from the ability and willingness of our third-party commercialization partners to provide documentation that may be required to support information on revenues earned by us from those commercialization partners. Additional risks and uncertainties relating to us and our business can be found in the "Risk Factors" section of our latest annual information form, our latest Form 20-F, and our latest Form F-1 and F-3 registration statements (including any documents forming a part thereof or incorporated by reference therein), as amended, as well as in our reports, public disclosure documents and other filings with the securities commissions and other regulatory bodies in Canada and the U.S., which are available on www.sedar.com and www.sec.gov. The forward-looking statements reflect our current views with respect to future events and are based on what we believe are reasonable assumptions as of the date of this document and we disclaim any intention and have no obligation or responsibility, except as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Trademarks used herein are the property of their respective holders.

Unless the context otherwise requires, all references (i) to "we," "us," "our," "Intellipharmaceutics," and the "Company" refer to Intellipharmaceutics International Inc. and its subsidiaries and (ii) in this document to share amounts, per share data, share prices, exercise prices and conversion rates have been adjusted to reflect the effect of the 1-for-10 reverse split which became effective on each of Nasdaq and TSX at the open of market on September 14, 2018. The common shares of the Company are currently traded on the OTCQB and the TSX.

Nothing contained in this document should be construed to imply that the results discussed herein will necessarily continue into the future or that any conclusion reached herein will necessarily be indicative of our actual operating results.

The condensed unaudited interim consolidated financial statements, accompanying notes to the condensed unaudited interim consolidated financial statements, and Management Discussion and Analysis for the three and six months ended May 31, 2019 will be accessible on Intellipharmaceutics’ website at www.intellipharmaceutics.com and will be available on SEDAR and EDGAR.

Summary financial tables are provided below.

Intellipharmaceutics International Inc.
Condensed unaudited interim consolidated balance sheets
As at May 31, 2019 and November 30, 2018
(Stated in U.S. dollars)
	May 31,	November 30,
	2019	2018
	$	$
Assets
Current
Cash	1,030,179	6,641,877
Accounts receivable, net	294,824	239,063
Investment tax credits	1,088,849	998,849
Prepaid expenses, sundry and other assets	417,393	586,794
Inventory	219,928	251,651
	3,051,173	8,718,234

Property and equipment, net	2,516,464	2,755,993
	5,567,637	11,474,227

Liabilities
Current
Accounts payable	2,427,969	2,643,437
Accrued liabilities	932,017	353,147
Employee costs payable	236,078	222,478
Convertible debenture	1,506,555	1,790,358
Deferred revenue	1,469,716	300,000
	6,572,335	5,309,420

Deferred revenue	-	2,062,500
	6,572,335	7,371,920

Shareholders' equity (deficiency)
Capital stock
Authorized
Unlimited common shares without par value
Unlimited preference shares
Issued and outstanding
22,075,577 common shares	45,335,610	44,327,952
(November 30, 2018 - 18,252,243)
Additional paid-in capital	44,293,457	45,110,873
Accumulated other comprehensive income	284,421	284,421
Accumulated deficit	(90,918,186)	(85,620,939)
	(1,004,698)	4,102,307

	5,567,637	11,474,227
Contingencies

Intellipharmaceutics International Inc.
Condensed unaudited interim consolidated statements of operations and comprehensive loss
For the three and six months ended May 31, 2019 and 2018
(Stated in U.S. dollars)
	Three months ended		Six months ended
	May 31, 2019	May 31, 2018	May 31, 2019	May 31, 2018
	$	$	$	$
Revenue
Licensing	399,696	489,995	664,247	742,267
Up-front fees	814,824	86,972	893,809	169,218
	1,214,520	576,967	1,558,056	911,485

Cost of goods sold
Cost of goods sold	-	65,874	33,068	65,874

Gross Margin	1,214,520	511,093	1,524,988	845,611

Expenses
Research and development	1,655,039	2,195,200	3,787,300	4,459,328
Selling, general and administrative	1,476,013	967,849	2,683,256	1,981,319
Depreciation	126,776	153,844	252,060	302,026
	3,257,828	3,316,893	6,722,616	6,742,673

Loss from operations	(2,043,308)	(2,805,800)	(5,197,628)	(5,897,062)
Net foreign exchange gain	24,961	7,675	13,629	7,700
Interest income	843	7	854	14
Interest expense	(55,294)	(61,158)	(114,102)	(119,516)
Net loss and comprehensive loss	(2,072,798)	(2,859,276)	(5,297,247)	(6,008,864)

Loss per common share, basic and diluted	(0.10)	(0.07)	(0.26)	(0.16)

Weighted average number of common
shares outstanding, basic and diluted	21,037,532	41,838,574	20,047,972	38,310,742

Intellipharmaceutics International Inc.
Condensed unaudited interim consolidated statements of cash flows
For the three and six months ended May 31, 2019 and 2018
(Stated in U.S. dollars)
	Three months ended		Six months ended
	May 31, 2019	May 31, 2018	May 31, 2019	May 31, 2018
	$	$	$	$

Net loss	(2,072,798)	(2,859,276)	(5,297,247)	(6,008,864)
Items not affecting cash
Depreciation	125,895	153,844	252,060	302,026
Stock-based compensation	160,016	63,118	162,289	94,806
Deferred share units	-	-	-	7,565
Accreted interest	8,260	16,169	16,197	32,141
Unrealized foreign exchange loss (gain)	885	(9,600)	883	3,517

Change in non-cash operating assets & liabilities
Accounts receivable	(79,846)	(326,492)	(55,761)	243,721
Investment tax credits	(45,000)	(44,999)	(90,000)	(90,001)
Inventory	-	25,330	31,723	(69,851)
Prepaid expenses, sundry and other assets	201,083	(58,628)	169,401	(233,368)
Accounts payable, accrued liabilities and employee costs payable	735,923	(429,822)	377,002	734,942
Deferred revenue	(817,784)	(75,000)	(892,784)	(150,000)
Cash flows used in operating activities	(1,783,366)	(3,545,356)	(5,326,237)	(5,133,366)

Financing activities
Repayment of 2013 Debenture	-	-	(300,000)	-
Proceeds from issuance of shares on exercise of 2018 Pre-Funded Warrants	1,500	-	27,953	-
Proceed from issuance of shares and warrants	-	5,300,000	-	5,300,000
Offering costs	-	(618,689)	-	(618,689)
Cash flows provided from financing activities	1,500	4,681,311	(272,047)	4,681,311

Investing activity
Purchase of property and equipment	(9,624)	(45,507)	(13,414)	(84,332)
Cash flows used in investing activities	(9,624)	(45,507)	(13,414)	(84,332)

Increase (decrease) in cash	(1,791,490)	1,090,448	(5,611,698)	(536,387)
Cash, beginning of period	2,821,669	270,226	6,641,877	1,897,061
Cash, end of period	1,030,179	1,360,674	1,030,179	1,360,674

Supplemental cash flow information
Interest paid	44,331	13,750	90,754	81,610
Taxes paid	-	-	-	-

CONTACT INFORMATION

Company Contact:
Intellipharmaceutics International Inc.
Greg Powell
Chief Financial Officer
416.798.3001 ext. 106
investors@intellipharmaceutics.com

Investor Contact:
ProActive Capital
Kirin Smith
646.863.6519
ksmith@pcgadvisors.com

 EXHIBIT 99.4
FORM 52-109F2

  CERTIFICATION OF INTERIM FILINGS

  FULL CERTIFICATE

I, Dr. Isa Odidi, Chief Executive Officer, of Intellipharmaceutics International Inc., certify the following

1.
Review: I have reviewed the interim financial statements and interim MD&A (together, the "interim filings") of Intellipharmaceutics International Inc. (the "issuer") for the interim period ended May 31, 2019.

2.
No misrepresentations: Based on my knowledge, having exercised reasonable diligence, the interim filings do not contain any untrue statement of a material fact or omit to state a material fact required to be stated or that is necessary to make a statement not misleading in light of the circumstances under which it was made, with respect to the period covered by the interim filings.

3.
Fair presentation: Based on my knowledge, having exercised reasonable diligence, the interim financial statements together with the other financial information included in the interim filings fairly present in all material respects the financial condition, results of operations and cash flows of the issuer, as of the date of and for the periods presented in the interim filings.

4.
 Responsibility: The issuer's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (DC&P) and internal control over financial reporting (ICFR), as those terms are defined in National Instrument 52-109 Certification of Disclosure in Issuers' Annual and Interim Filings, for the issuer.

5.
Design: Subject to the limitations, if any, described in paragraphs 5.2 and 5.3, the issuer's other certifying officer and I have, as at the end of the period covered by the interim filings

(a) designed DC&P, or caused it to be designed under our supervision, to provide reasonable assurance that

(i) material information relating to the issuer is made known to us by others, particularly during the period in which the interim filings are being prepared; and

(ii) information required to be disclosed by the issuer in its annual filings, interim filings or other reports filed or submitted by it under securities legislation is recorded, processed, summarized and reported within the time periods specified in securities legislation; and

(b) designed ICFR, or caused it to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with the issuer's GAAP.

5.1
Control Framework: The control framework the issuer's other certifying officer and I used to design the issuer's ICFR is the Committee of Sponsoring Organizations Internal Control Framework.

5.2
ICFR – material weakness relating to design: The issuer has disclosed in its interim MD&A for each material weakness relating to design existing at the end of the interim period

(a)
a description of the material weakness;

(b)
the impact of the material weakness on the issuer’s financial reporting and its ICFR; and

(c)
the issuer’s current plans, if any, or any actions already undertaken, for remediating the material weakness.

5.3
N/A

6.
Reporting changes in ICFR: The issuer has disclosed in its interim MD&A any change in the issuer's ICFR that occurred during the period beginning on March 1, 2018 and ended on May 31, 2019 that has materially affected, or is reasonably likely to materially affect, the issuer's ICFR.

Date: July 10, 2019

/s/ Isa Odidi
Dr. Isa Odidi
Chief Executive Officer

 EXHIBIT 99.5
FORM 52-109F2

CERTIFICATION OF INTERIM FILINGS

FULL CERTIFICATE

I, Greg Powell, Chief Financial Officer, of Intellipharmaceutics International Inc., certify the following

1.
Review: I have reviewed the interim financial statements and interim MD&A (together, the "interim filings") of Intellipharmaceutics International Inc. (the "issuer") for the interim period ended May 31, 2019.

2.
No misrepresentations: Based on my knowledge, having exercised reasonable diligence, the interim filings do not contain any untrue statement of a material fact or omit to state a material fact required to be stated or that is necessary to make a statement not misleading in light of the circumstances under which it was made, with respect to the period covered by the interim filings.

3.
Fair presentation: Based on my knowledge, having exercised reasonable diligence, the interim financial statements together with the other financial information included in the interim filings fairly present in all material respects the financial condition, results of operations and cash flows of the issuer, as of the date of and for the periods presented in the interim filings.

4.
 Responsibility: The issuer's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (DC&P) and internal control over financial reporting (ICFR), as those terms are defined in National Instrument 52-109 Certification of Disclosure in Issuers' Annual and Interim Filings, for the issuer.

5.
Design: Subject to the limitations, if any, described in paragraphs 5.2 and 5.3, the issuer's other certifying officer and I have, as at the end of the period covered by the interim filings

(a) designed DC&P, or caused it to be designed under our supervision, to provide reasonable assurance that

(i) material information relating to the issuer is made known to us by others, particularly during the period in which the interim filings are being prepared; and

(ii) information required to be disclosed by the issuer in its annual filings, interim filings or other reports filed or submitted by it under securities legislation is recorded, processed, summarized and reported within the time periods specified in securities legislation; and

(b) designed ICFR, or caused it to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with the issuer's GAAP.

5.1
Control Framework: The control framework the issuer's other certifying officer and I used to design the issuer's ICFR is the Committee of Sponsoring Organizations Internal Control Framework.

5.2
ICFR – material weakness relating to design: The issuer has disclosed in its interim MD&A for each material weakness relating to design existing at the end of the interim period

(a)
a description of the material weakness;

(b)
the impact of the material weakness on the issuer’s financial reporting and its ICFR; and

(c)
the issuer’s current plans, if any, or any actions already undertaken, for remediating the material weakness.

5.3
N/A

6.
Reporting changes in ICFR: The issuer has disclosed in its interim MD&A any change in the issuer's ICFR that occurred during the period beginning on March 1, 2018 and ended on May 31, 2019, that has materially affected, or is reasonably likely to materially affect, the issuer's ICFR.

Date: July 10, 2019

/s/ Greg Powell
Greg Powell
Chief Financial Officer

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER PURSUANT TO RULE 13a-16 OR 15d-16 UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of October 2019.

Commission File Number: 000-53805

Intellipharmaceutics International Inc.
(Translation of registrant's name into English)

30 WORCESTER ROAD TORONTO, ONTARIO M9W 5X2
(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F. Form 20-F [ x ]   Form 40-F [  ]

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1):

Note: Regulation S-T Rule 101(b)(1) only permits the submission in paper of a Form 6-K if submitted solely to provide an attached annual report to security holders.

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7):

Note: Regulation S-T Rule 101(b)(7) only permits the submission in paper of a Form 6-K if submitted to furnish a report or other document that the registrant foreign private issuer must furnish and make public under the laws of the jurisdiction in which the registrant is incorporated, domiciled or legally organized (the registrant’s “home country”), or under the rules of the home country exchange on which the registrant’s securities are traded, as long as the report or other document is not a press release, is not required to be and has not been distributed to the registrant’s security holders, and, if discussing a material event, has already been the subject of a Form 6-K submission or other Commission filing on EDGAR.

This Report of Foreign Private Issuer on Form 6-K and the attached exhibits 99.1, 99.2 and 101 shall be incorporated by reference into the Company’s effective Registration Statements on Form F-3, as amended and supplemented (Registration Statement Nos. 333-172796 and 333-218297), filed with the Securities and Exchange Commission, from the date on which this Report is filed, to the extent not superseded by documents or reports subsequently filed or furnished by Intellipharmaceutics International Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934.

  EXHIBIT LIST

Exhibit	Description
99.1	Management Discussion And Analysis Of Financial Condition And Results Of Operations for the Three and Nine Months Ended August 31, 2019
99.2
Condensed Unaudited Interim Consolidated Financial Statements and Notes to Condensed Unaudited Interim Consolidated Financial Statements of Intellipharmaceutics International Inc. for the Three and Nine Months Ended August 31, 2019

99.3	News Release dated October 11, 2019 - Intellipharmaceutics Announces Third Quarter 2019 Results
99.4	Form 52-109F2 - Chief Executive Officer
99.5	Form 52-109F2 - Chief Financial Officer

Exhibit Number	Description
101.INS	XBRL Instance Document
101.SCH	XBRL Schema Document
101.CAL	XBRL Calculation Linkbase Document
101.DEF	XBRL Definition Linkbase Document
101.LAB	XBRL Label Linkbase Document
101.PRE	XBRL Presentation Linkbase Document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Intellipharmaceutics International Inc. (Registrant) /s/ Greg Powell
Date: October 11, 2019

  EXHIBIT 99.1

2019 Third Quarter
Management Discussion and Analysis

MANAGEMENT DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED AUGUST 31, 2019

The following Management Discussion and Analysis (“MD&A”) should be read in conjunction with the August 31, 2019 condensed unaudited interim consolidated financial statements of Intellipharmaceutics International Inc. The condensed unaudited interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), as outlined in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”). Our accounting policies have the potential to have a significant impact on our condensed unaudited interim consolidated financial statements, either due to the significance of the financial statement item to which they relate or because they require judgment and/or estimation due to the uncertainty involved in measuring, at a specific point in time, events which are continuous in nature. The information contained in this document is current in all material respects as of October 11, 2019 unless otherwise noted.

Unless the context otherwise requires, the terms “we”, “us”, “our”, “Intellipharmaceutics”, and the “Company” refer to Intellipharmaceutics International Inc. and its subsidiaries. Any reference in this document to our “products” includes a reference to our product candidates and future products we may develop. Whenever we refer to any of our current product candidates (including additional product strengths of products we are currently marketing) and future products we may develop, no assurances can be given that we, or any of our strategic partners, will successfully commercialize or complete the development of any of such product candidates or future products under development or proposed for development, that regulatory approvals will be granted for any such product candidate or future product, or that any approved product will be produced in commercial quantities or sold profitably, or at all.

Unless stated otherwise, all references to “$” or “U.S. Dollars” are to the lawful currency of the United States and all references to “C$” are to the lawful currency of Canada. We refer in this document to information regarding potential markets for our products, product candidates and other industry data. We believe that all such information has been obtained from reliable sources that are customarily relied upon by companies in our industry. However, we have not independently verified any such information.

Intellipharmaceutics™, Hypermatrix™, Drug Delivery Engine™, IntelliFoam™, IntelliGITransporter™, IntelliMatrix™, IntelliOsmotics™, IntelliPaste™, IntelliPellets™, IntelliShuttle™, nPODDDS™, PODRAS™ and Regabatin™ are our trademarks. These trademarks are important to our business. Although we may have omitted the “TM” trademark designation for such trademarks in this document, all rights to such trademarks are nevertheless reserved. Unless otherwise noted, other trademarks used in this document are the property of their respective holders.

Unless the context otherwise requires, references in this document to share amounts, per share data, share prices, exercise prices and conversion rates have been adjusted to reflect the effect of the 1-for-10 reverse split of our common shares (the “reverse split”) which became effective on each of The NASDAQ Capital Market (“Nasdaq”) and the Toronto Stock Exchange (“TSX”) at the open of market on September 14, 2018. As described below, the common shares of the Company are currently traded on the OTCQB Venture Market (“OTCQB”) and the TSX.

FORWARD-LOOKING STATEMENTS

Certain statements in this document constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 and/or “forward-looking information” under the Securities Act (Ontario). These statements include, without limitation, statements expressed or implied regarding our expectations, plans, goals and milestones, status of developments or expenditures relating to our business, plans to fund our current activities, and statements concerning our partnering activities, health regulatory submissions, strategy, future operations, future financial position, future sales, revenues and profitability, projected costs and market penetration and risks or uncertainties arising from the delisting of our shares from Nasdaq and our ability to comply with OTCQB and TSX requirements. In some cases, you can identify forward-looking statements by terminology such as “appear”, “unlikely”, “target”, “may”, “will”, “should”, “expects”, “plans”, “plans to”, “anticipates”, “believes”, “estimates”, “predicts”, “confident”, “prospects”, “potential”, “continue”, “intends”, "look forward", “could”, “would”, “projected”, “set to”, “goals”, “seeking” or the negative of such terms or other comparable terminology. We made a number of assumptions in the preparation of our forward-looking statements. You should not place undue reliance on our forward-looking statements, which are subject to a multitude of known and unknown risks and uncertainties that could cause actual results, future circumstances or events to differ materially from those stated in or implied by the forward-looking statements.

Risks, uncertainties and other factors that could affect our actual results include, but are not limited to, the effects of general economic conditions, securing and maintaining corporate alliances, our estimates regarding our capital requirements and the effect of capital market conditions and other factors, including the current status of our product development programs, capital availability, the estimated proceeds (and the expected use of any proceeds) we may receive from any offering of our securities, the potential dilutive effects of any future financing, potential liability from and costs of defending pending or future litigation, our programs regarding research, development and commercialization of our product candidates, the timing of such programs, the timing, costs and uncertainties regarding obtaining regulatory approvals to market our product candidates and the difficulty in predicting the timing and results of any product launches, the timing and amount of profit-share payments from our commercial partners, and the timing and amount of any available investment tax credits. Other factors that could cause actual results to differ materially include but are not limited to:

●
the actual or perceived benefits to users of our drug delivery technologies, products and product candidates as compared to others;

●
our ability to establish and maintain valid and enforceable intellectual property rights in our drug delivery technologies, products and product candidates;

●
the scope of protection provided by intellectual property rights for our drug delivery technologies, products and product candidates;

●
recent and future legal developments in the United States and elsewhere that could make it more difficult and costly for us to obtain regulatory approvals for our product candidates and negatively affect the prices we may charge;

●
increased public awareness and government scrutiny of the problems associated with the potential for abuse of opioid based medications;

●
pursuing growth through international operations could strain our resources;

●
our limited manufacturing, sales, marketing and distribution capability and our reliance on third parties for such;

●
the actual size of the potential markets for any of our products and product candidates compared to our market estimates;

●
our selection and licensing of products and product candidates;

●
our ability to attract distributors and/or commercial partners with the ability to fund patent litigation and with acceptable product development, regulatory and commercialization expertise and the benefits to be derived from such collaborative efforts;

●
sources of revenues and anticipated revenues, including contributions from distributors and commercial partners, product sales, license agreements and other collaborative efforts for the development and commercialization of product candidates;

●
our ability to create an effective direct sales and marketing infrastructure for products we elect to market and sell directly;

●
the rate and degree of market acceptance of our products;

●
delays in product approvals that may be caused by changing regulatory requirements;

●
the difficulty in predicting the timing of regulatory approval and launch of competitive products;

●
the difficulty in predicting the impact of competitive products on sales volume, pricing, rebates and other allowances;

●
the number of competitive product entries, and the nature and extent of any aggressive pricing and rebate activities that may follow;

●
the inability to forecast wholesaler demand and/or wholesaler buying patterns;

●
seasonal fluctuations in the number of prescriptions written for our generic Focalin XR® capsules which may produce substantial fluctuations in revenue;

●
the timing and amount of insurance reimbursement regarding our products;

●
changes in laws and regulations affecting the conditions required by the United States Food and Drug Administration (“FDA”) for approval, testing and labeling of drugs including abuse or overdose deterrent properties, and changes affecting how opioids are regulated and prescribed by physicians;

●
changes in laws and regulations, including Medicare and Medicaid, affecting among other things, pricing and reimbursement of pharmaceutical products;

●
the effect of recent changes in U.S. federal income tax laws, including but not limited to, limitations on the deductibility of business interest, limitations on the use of net operating losses and application of the base erosion minimum tax, on our U.S. corporate income tax burden;

●
the success and pricing of other competing therapies that may become available;

●
our ability to retain and hire qualified employees;

●
the availability and pricing of third-party sourced products and materials;

●
challenges related to the development, commercialization, technology transfer, scale-up, and/or process validation of manufacturing processes for our products or product candidates;

●
the manufacturing capacity of third-party manufacturers that we may use for our products;

●
potential product liability risks;

●
the recoverability of the cost of any pre-launch inventory should a planned product launch encounter a denial or delay of approval by regulatory bodies, a delay in commercialization, or other potential issues;

●
the successful compliance with FDA, Health Canada and other governmental regulations applicable to us and our third-party manufacturers’ facilities, products and/or businesses;

●
our reliance on commercial partners, and any future commercial partners, to market and commercialize our products and, if approved, our product candidates;

●
difficulties, delays, or changes in the FDA approval process or test criteria for Abbreviated New Drug Applications (“ANDAs”) and New Drug Applications (“NDAs”);

●
challenges in securing final FDA approval for our product candidates, including our oxycodone hydrochloride extended release tablets (“Oxycodone ER”) product candidate in particular, if a patent infringement suit is filed against us with respect to any particular product candidates (such as in the case of Oxycodone ER), which could delay the FDA’s final approval of such product candidates;

●
healthcare reform measures that could hinder or prevent the commercial success of our products and product candidates;

●
the risk that the FDA may not approve requested product labeling for our product candidate(s) having abuse-deterrent properties and targeting common forms of abuse (oral, intra-nasal and intravenous);

●
risks associated with cyber-security and the potential for vulnerability of our digital information or the digital information of a current and/or future drug development or commercialization partner of ours; and

●
risks arising from the ability and willingness of our third-party commercialization partners to provide documentation that may be required to support information on revenues earned by us from those commercialization partners.

Additional risks and uncertainties relating to us and our business can be found in our reports, public disclosure documents and other filings with the securities commissions and other regulatory bodies in Canada and the U.S. which are available on www.sedar.com and www.sec.gov. The forward-looking statements reflect our current views with respect to future events and are based on what we believe are reasonable assumptions as of the date of this document. We disclaim any intention and have no obligation or responsibility, except as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of our actual operating results.

CORPORATE DEVELOPMENTS

●
On October 4, 2019 we announced that following the filing of a bankruptcy stay by Purdue Pharma L.P., the Company’s ongoing litigation cases, number 1:17-cv-00392-RGA and 1:18-cv-00404-RGA-SRF between Purdue Pharma L.P. et al and Intellipharmaceutics, have been stayed and the existing trial dates in both cases have been vacated by orders issued in each case by the judge in the District of Delaware on October 3, 2019. No new dates were given for reinstatement; however, the parties are required to provide a further status report to the judge in each case no later than December 15, 2019. The previous 30-month stay date of March 2, 2020, remains unchanged at this time, absent a further order of the judge. There can be no assurance when the now-vacated dates will be reinstated. The Company and its management intend to continue to vigorously defend against the claims of patent infringement made by Purdue Pharma L.P. in the above cases. However, there can be no assurance that the above cases can be resolved in the Company's favor.

●
On September 30, 2019, pursuant to an ANDA Sale Agreement (the “ANDA Agreement”) we sold Levetiracetam extended-release tablets 500mg and 750 mg to the ANDA Repository, LLC (the “Purchaser”) in exchange for a purchase price of $1.00 for the “Transferred ANDA”. “Transferred ANDA” is defined as all of the assets relating to the ANDA for Levetiracetam extended-release tablets 500mg and 750 mg. Additionally, pursuant to the ANDA Agreement, we agreed to pay the Purchaser an annual fee for each fiscal year, equal to 50% of the difference between our FDA Program Fee tier based on the total number of our approved ANDAs plus the Transferred ANDA. and our Program Fee based on the total number of our approved ANDAs less the Transferred ANDA. Further, under the ANDA Agreement, we have the option to repurchase the Levetiracetam ANDA for a purchase price of $1 .at any time according to the terms of the agreement.

●
On September 5, 2019 we announced that the Company has entered into a license and commercial supply agreement with Tris Pharma, Inc. ("Tris"), by which the Company has granted Tris an exclusive license to market, sell and distribute in the United States, Desvenlafaxine Succinate ER in the 50 and 100 mg strengths (the "licensed products") approved for sale in the U.S. market by the U.S. Food and Drug Administration FDA.

●
On August 15, 2019 we announced that the Company has entered into a license and commercial supply agreement with Tris, by which the Company has granted Tris an exclusive license to market, sell and distribute in the United States, Quetiapine ER in the 50, 150, 200, 300 and 400 mg strengths (the "licensed products") approved for sale in the US market by the FDA.

●
 On July 24, 2019 we announced that the Company has been advised by the FDA that the FDA “is postponing product-specific advisory committee meetings for opioid analgesics,” including the one previously scheduled to discuss the Company’s NDA, “while it continues to consider a number of scientific and policy issues relating to this class of drugs.” According to the FDA, the reason for the postponement is not unique to our Product and the Anesthetic and Analgesic Drug products Advisory Committee (“AADPAC”) meeting earlier planned by the FDA, to discuss our NDA will be rescheduled at a future date. The FDA informed the Company that it would continue to review the Company’s NDA according to the existing Prescription Drug User Fee Act (“PDUFA”) timeline, but noted that, due to the postponement of the AADPAC meeting, it is possible that the FDA may be unable to meet the PDUFA goal date of August 28, 2019. The FDA did not meet the goal date of August 28, 2019, and the Company is awaiting to hear back from the FDA for an Advisory Committee meeting date and a new PDUFA goal date.

●
On July 8, 2019 we announced that the Company has obtained an equity financing commitment of up to $10,000,000 from Silverback Capital Corporation, a private investment firm (“Silverback Capital”). During the 36-month term of the equity financing commitment, we may sell shares of its common stock to Silverback Capital up to the $10,000,000 total commitment at a 25% discount to the volume weighted average price of the Company’s common stock for the five trading days prior to the date the Company provides notice to Silverback Capital, or if the maximum discount rate allowed by the Company’s principal exchange is less than 25%, the maximum discount rate allowed. The Company will determine, in its sole discretion, the timing and amount of any sales of its stock, subject to certain conditions. Upon notice by the Company, Silverback Capital is required to purchase the shares, subject to certain conditions, including, but not limited to, that there is an effective U.S. registration statement covering resale of the shares. There can be no assurance that the equity financing commitment from Silverback Capital can be completed as planned, or at all.

●
On June 4, 2019, the Company presented at the 9th annual LD Micro Invitational. LD Micro was founded in 2006 with the sole purpose of being an independent resource in the microcap space and now hosts several influential events annually.

●
On May 30, 2019 we announced that the Company’s pre-existing license to conduct activities with Cannabidiol (“CBD”) has been migrated by Health Canada to a Cannabis Drug License (“CDL”) under the Cannabis Regulations. Our new Cannabis Drug License allows the Company to continue to possess cannabis, produce a drug containing cannabis and sell a drug containing cannabis. The CDL is unique from other forms of cannabis licenses in Canada as, according to Health Canada, it is a requirement for any company that intends to produce and sell a prescription drug containing cannabis or cannabinoids. Only companies, such as ours, with a Health Canada issued Drug Establishment License are eligible to apply for a Cannabis Drug License. There can be no assurance that we will be able to develop cannabis-based products or that any cannabis-based product candidates we develop will ever be successfully commercialized or produce significant, or any, revenue for us.

●
The Company held its Annual Meeting of its shareholders at which the Company’s shareholders voted to ratify the reappointment of MNP LLP, Chartered Professional Accountants (“MNP”), as the auditor of the Company and to authorize the directors to fix the auditor’s remuneration for MNP and re-electing the following members of the Company’s Board of Directors Dr. Isa Odidi, Dr. Amina Odidi, Bahadur Madhani, Kenneth Keirstead, Norman Betts and Shawn Graham.

●
On May 10, 2019 we announced that the Company has received approval from the FDA for the Company's ANDA for desvenlafaxine extended-release tablets in the 50 and 100 mg strengths. The approved product is a generic equivalent of the branded product Pristiq®. Desvenlafaxine extended-release tablets are a serotonin and norepinephrine reuptake inhibitor ("SNRI") indicated for the treatment of major depressive disorder ("MDD"). There can be no assurance that the Company's desvenlafaxine extended-release 50 mg, and 100 mg tablets will be successfully commercialized and produce significant revenue for us.

●
On April 24, 2019, an order was issued, setting the trial date for the Company's ongoing Purdue litigation case, case number 17-392 in the District of Delaware, with the trial scheduled to begin on November 12, 2019 and a decision is expected by March 2, 2020. The 30-month stay date is now March 2, 2020. On April 4, 2019, the U.S. Federal Circuit Court of Appeals affirmed the invalidity of one Purdue Oxycontin formulation patent, subject to further appeal to the U.S. Supreme Court. The Company and its management intend to continue to vigorously defend against these claims and firmly believe that we do not infringe the subject patents.

●
On April 12, 2019, we and Mallinckrodt LLC ("Mallinckrodt") mutually agreed to terminate our license and commercial supply agreement, effective no later than August 31, 2019. Under the terms of our mutual agreement, Mallinckrodt was released from certain obligations under the license and commercial supply agreement as of April 12, 2019. Effective August 15, 2019 the Mallinckrodt agreement was terminated.

●
On April 4, 2019, a tentative approval from TSX was received for a proposed refinancing of the 2013 Debenture subject to certain conditions being met. As a result of the proposed refinancing, the principal amount owing under the 2013 Debenture was refinanced by a new debenture (the “2019 Debenture”). On May 1, 2019, the 2019 Debenture was issued with a principal amount of $1,050,000, that will mature on November 1, 2019, bear interest at a rate of 12% per annum and be convertible into 1,779,661 common shares of the Company at a conversion price of $0.59 per common share. Dr. Isa Odidi and Dr. Amina Odidi, who are shareholders, directors, and executive officers of the Company, are the holders of the 2019 Debenture.

●
In March 2019, we announced that we had resubmitted, and, that the FDA acknowledged receipt of our resubmission of the Oxycodone ER NDA filed on February 28, 2019. The FDA informed us that it considers the resubmission a complete response to the September 22, 2017, action letter it issued in respect of the NDA. The FDA also assigned a PDUFA goal date of August 28, 2019 A previously scheduled Advisory Committee meeting in respect of the NDA was postponed by the FDA. The FDA did not meet the goal date of August 28, 2019, and the Company is awaiting to hear back from the FDA for an Advisory Committee meeting date and a new PDUFA goal dateHowever, there can be no assurance that the Company will not be required to conduct further studies for Oxycodone ER, that the FDA will approve any of the Company's requested abuse-deterrent label claims or that the FDA will meet its deadline for review and ultimately approve the NDA for the sale of Oxycodone ER in the U.S. market, or that it will ever be successfully commercialized.

●
As more fully described below (under the heading “NASDAQ DELISTING AND OTCQB QUOTATION”), in March 2019, the Nasdaq Hearings Panel (the “Nasdaq Panel”) determined to delist our shares from Nasdaq based upon our non-compliance with the $1.00 minimum bid price requirement, as set forth in Nasdaq Listing Rule 5550(a)(2). The suspension of trading on Nasdaq took effect at the open of business on March 21, 2019. Our shares began trading on the OTCQB, which is operated by OTC Markets Group Inc., commencing on March 21, 2019. The Company is also listed on the Toronto Stock Exchange and the Company's non-compliance with Nasdaq's bid price requirement does not impact the Company's listing or trading status on that exchange.

●
On February 21, 2019, we and our CEO, Dr. Isa Odidi (the “Defendants”), were served with a Statement of Claim filed in the Superior Court of Justice of Ontario (the “Court”) for a proposed class action under the Ontario Class Proceedings Act (the “Action”). The Action was brought by Victor Romita, the proposed representative plaintiff (the “Plaintiff”), on behalf of a class of Canadian persons (the “Class”) who traded shares of the Company during the period from February 29, 2016 to July 26, 2017 (the “Period”). The Statement of Claim, under the caption Victor Romita v. Intellipharmaceutics International Inc. and Isa Odidi, asserts that the Defendants knowingly or negligently made certain public statements during the Period that contained or omitted material facts concerning Oxycodone ER abuse-deterrent oxycodone hydrochloride extended release tablets. The Plaintiff alleges that he and the Class suffered loss and damages as a result of their trading in the Company’s shares during the Period. The Plaintiff seeks, among other remedies, unspecified damages, legal fees and court and other costs as the Court may permit. On February 26, 2019, the Plaintiff delivered a Notice of Motion seeking the required approval from the Court, in accordance with procedure under the Ontario Securities Act, to allow the statutory claims under the Ontario Securities Act to proceed with respect to the claims based upon the acquisition or disposition of the Company’s shares on the TSX during the Period. No date has been set for the hearing of the Notice of Motion. No date has been set for the hearing of the certification application. The Defendants intend to vigorously defend the action and have filed a Notice of Intent to Defend.

●
In January 2019, we announced that we had commenced a research and development (“R&D”) program of pharmaceutical CBD based products. As part of this R&D program, we filed provisional patent applications with the United States Patent and Trademark Office pertaining to the delivery and application of cannabinoid-based therapeutics, began talks with potential commercialization partners in the cannabidiol industry, and identified a potential supplier of CBD. We hold a Health Canada Drug Establishment License (or “DEL”) and a dealer's license under the Narcotics Control Regulations (“NCR”). Under the NCR license, we are currently authorized to possess, produce, sell and deliver drug products containing various controlled substances, including CBD, in Canada. We also have a CDL from Health Canada.

There can be no assurance that the products licensed under the Tris Pharma agreement. will be successfully commercialized or produce significant revenues for us. Also, there can be no assurance that we will not be required to conduct further studies for our Oxycodone ER product candidate, that the FDA will approve any of our requested abuse-deterrent label claims or that the FDA will meet its deadline for review and ultimately approve the NDA for the sale of our Oxycodone ER product candidate in the U.S. market, that we will be successful in submitting any additional ANDAs or NDAs with the FDA or Abbreviated New Drug Submissions (“ANDSs”) with Health Canada, that the FDA or Health Canada will approve any of our current or future product candidates for sale in the U.S. market and Canadian market, that any of our products or product candidates will receive regulatory approval for sale in other jurisdictions, or that any of our products will ever be successfully commercialized and produce significant revenue for us. Moreover, there can be no assurance that any of our provisional patent applications will successfully mature into patents, or that any cannabidiol-based product candidates we develop will ever be successfully commercialized or produce significant revenue for us.

NASDAQ DELISTING AND OTCQB QUOTATION

In January 2019, we announced that we had received notice from the Nasdaq Panel extending the continued listing of our common shares until March 7, 2019, subject to certain conditions, while we worked to regain compliance with Nasdaq’s requirements. In March 2019, we received formal notice that the Nasdaq Panel had determined to delist our shares from Nasdaq based upon our non-compliance with the $1.00 bid price requirement, as set forth in Nasdaq Listing Rule 5550(a)(2). The suspension of trading on Nasdaq took effect at the open of business on March 21, 2019. Our shares began trading on the OTCQB under the symbol “IPCIF”, commencing on Thursday, March 21, 2019. Our shares also are listed on the TSX under the symbol “IPCI” and our non-compliance with Nasdaq's requirements did not impact our listing or trading status on that exchange.

BUSINESS OVERVIEW

On October 22, 2009, Intellipharmaceutics Ltd. and Vasogen Inc. completed a court-approved plan of arrangement and merger (the “IPC Arrangement Agreement”), resulting in the formation of the Company, which is incorporated under the laws of Canada and the common shares of which are currently traded on the TSX and OTCQB.

We are a pharmaceutical company specializing in the research, development and manufacture of novel and generic controlled-release and targeted-release oral solid dosage drugs. Our patented Hypermatrix™ technology is a multidimensional controlled-release drug delivery platform that can be applied to the efficient development of a wide range of existing and new pharmaceuticals. Based on this technology platform, we have developed several drug delivery systems and a pipeline of products (some of which have received FDA approval) and product candidates in various stages of development, including ANDAs filed with the FDA (and one ANDS filed with Health Canada) and one NDA filing, in therapeutic areas that include neurology, cardiovascular, gastrointestinal tract (“GIT”), diabetes and pain.

In November 2005, we entered into a license and commercialization agreement with Par Pharmaceutical, Inc. (“Par”) (as amended on August 12, 2011 and September 24, 2013, the “Par agreement”), pursuant to which we granted Par an exclusive, royalty-free license to make and distribute in the U.S. all strengths of our generic Focalin XR® (dexmethylphenidate hydrochloride extended-release) capsules for a period of 10 years from the date of commercial launch (which was November 19, 2013). Under the Par agreement, we made a filing with the FDA for approval to market generic Focalin XR® capsules in various strengths in the U.S. (the “Company ANDA”), and are the owner of that Company ANDA, as approved in part by the FDA. We retain the right to make and distribute all strengths of the generic product outside of the U.S. Calendar quarterly profit-sharing payments for its U.S. sales under the Company ANDA are payable by Par to us as calculated pursuant to the Par agreement. Within the purview of the Par agreement, Par also applied for and owns an ANDA pertaining to all marketed strengths of generic Focalin XR® (the “Par ANDA”), and is now approved by the FDA, to market generic Focalin XR® capsules in all marketed strengths in the U.S. As with the Company ANDA, calendar quarterly profit-sharing payments are payable by Par to us for its U.S. sales of generic Focalin XR® under the Par ANDA as calculated pursuant to the Par agreement.

We received final approval from the FDA in November 2013 under the Company ANDA to launch the 15 and 30 mg strengths of our generic Focalin XR® capsules. Commercial sales of these strengths were launched immediately by our commercialization partner in the U.S., Par. In January 2017, Par launched the 25 and 35 mg strengths of its generic Focalin XR® capsules in the U.S., and in May 2017, Par launched the 10 and 20 mg strengths, complementing the 15 and 30 mg strengths of our generic Focalin XR® marketed by Par. The FDA granted final approval under the Par ANDA for its generic Focalin XR® capsules in the 5, 10, 15, 20, 25, 30, 35 and 40 mg strengths, and subsequently Par launched the remaining 5 and 40 mg strengths. Under the Par agreement, we receive quarterly profit share payments on Par’s U.S. sales of generic Focalin XR®. We currently expect revenues from sales of the generic Focalin XR® capsules to continue to be impacted by ongoing competitive pressures in the generic market. There can be no assurance whether revenues from this product will improve going forward or that any recently launched strengths will be successfully commercialized. We depend significantly on the actions of our marketing partner Par in the prosecution, regulatory approval and commercialization of our generic Focalin XR® capsules and on its timely payment to us of the contracted calendar quarterly payments as they come due.

In November 2018, we received final approval from the FDA for our ANDA for venlafaxine hydrochloride extended-release capsules in the 37.5, 75 and 150 mg strengths. The approved product is a generic equivalent of the branded product Effexor® XR sold in the U.S. by Wyeth Pharmaceuticals, LLC. We are actively exploring the best approach to maximize our commercial returns from this approval. There can be no assurance that our generic Effexor XR® for the 37.5, 75 and 150 mg strengths will be successfully commercialized and produce significant revenue for us.

In February 2017, we received final approval from the FDA for our ANDA for metformin hydrochloride extended release tablets in the 500 and 750 mg strengths, a generic equivalent for the corresponding strengths of the branded product Glucophage® XR sold in the U.S. by Bristol-Myers Squibb. The Company is aware that several other generic versions of this product are currently available that serve to limit the overall market opportunity for this product. We have been continuing to evaluate options to realize commercial returns on this product, particularly in international markets. In November 2018, we announced that we entered into two exclusive licensing and distribution agreements with pharmaceutical distributors in Vietnam and the Philippines pursuant to which the distributors were granted the exclusive right, subject to regulatory approval, to import and market our generic Glucophage® XR in Vietnam and the Philippines, respectively. There can be no assurance as to when and if such product will receive regulatory approval for the sale in Vietnam or the Philippines. Moreover, there can be no assurance that our metformin hydrochloride extended release tablets will be successfully commercialized and produce significant revenues for us.

In February 2016, we received final approval from the FDA of our ANDA for generic Keppra XR® (levetiracetam extended-release) tablets for the 500 and 750 mg strengths. Our generic Keppra XR® is a generic equivalent for the corresponding strengths of the branded product Keppra XR® sold in the U.S. by UCB, Inc., and is indicated for use in the treatment of partial onset seizures associated with epilepsy. We are aware that several other generic versions of this product are currently available that serve to limit the overall market opportunity. We have been actively exploring the best approach to maximize our commercial returns from this approval and have been looking at several international markets where, despite lower volumes, product margins are typically higher than in the U.S. In November 2018, we announced that we entered into two exclusive licensing and distribution agreements with pharmaceutical distributors in Vietnam and the Philippines pursuant to which the distributors were granted the exclusive right, subject to regulatory approval, to import and market our generic Keppra XR® in Vietnam and the Philippines, respectively. There can be no assurance as to when and if such product will receive regulatory approval for the sale in Vietnam or the Philippines. Moreover, there can be no assurance that our generic Keppra XR® for the 500 and 750 mg strengths will be successfully commercialized and produce significant revenues for us. On September 30, 2019, pursuant to an ANDA Sale Agreement (the “ANDA Agreement”) we sold Levetiracetam extended-release tablets 500mg and 750 mg to ANDA Repository, LLC (the “Purchaser”) in exchange for a purchase price of $1.00 for the Transferred ANDA “Transferred ANDA” is defined as all of the assets relating to the ANDA for Levetiracetam extended-release tablets 500mg and 750 mg. Additionally pursuant to the ANDA Agreement, we agreed to pay the Purchaser an annual fee for each fiscal year, equal to 50% of the difference between our FDA Program Fee tier based on the total number of our approved ANDAs plus the Transferred ANDA. and our Program Fee based on the total number of our approved ANDAs less the Transferred ANDA. Further, under the ANDA Agreement, we have the option to repurchase the Levetiracetam ANDA for a purchase price of $1 at any time according to the terms of the agreement.

In October 2016, we announced a license and commercial supply agreement with Mallinckrodt, granting Mallinckrodt an exclusive license to market, sell and distribute in the U.S. the following extended release drug product candidates (the "licensed products") which have either been launched (generic Seroquel XR) or for which we have ANDAs filed with the FDA (the “Mallinckrodt agreement”):

■
Quetiapine fumarate extended-release tablets (generic Seroquel XR®) – Approved and launched

■
Desvenlafaxine extended-release tablets (generic Pristiq®) – ANDA Approved

■
Lamotrigine extended-release tablets (generic Lamictal® XR™) – ANDA under FDA Review

Under the terms of the agreement with Mallinckrodt, we received a non-refundable upfront payment of $3 million in October 2016. In addition, the agreement also provides for a profit-sharing arrangement with respect to these licensed products (which includes up to $11 million in cost recovery payments that are payable on future sales of licensed product). We agreed to manufacture and supply the licensed products exclusively for Mallinckrodt on a cost-plus basis. The Mallinckrodt agreement contains customary terms and conditions for an agreement of this kind and was subject to early termination in the event we did not obtain FDA approvals of the Mallinckrodt licensed products by specified dates, or pursuant to any one of several termination rights of each party. On April 12, 2019, we and Mallinckrodt mutually agreed to terminate the Mallinckrodt agreement effective no later than August 31, 2019. Under the terms of our mutual agreement, Mallinckrodt was released from certain obligations under the license and commercial supply agreement as of April 12, 2019. Effective August 15, 2019 the Mallinckrodt agreement was terminated.

In May 2017, we received final approval from the FDA for our ANDA for quetiapine fumarate extended-release tablets in the 50, 150, 200, 300 and 400 mg strengths. Our approved product is a generic equivalent for the corresponding strengths of the branded product Seroquel XR® sold in the U.S. by AstraZeneca Pharmaceuticals LP (“AstraZeneca”). Pursuant to a settlement agreement between us and AstraZeneca dated July 30, 2012, we were permitted to launch our generic versions of the 50, 150, 200, 300 and 400 mg strengths of generic Seroquel XR®, on November 1, 2016, subject to FDA final approval of our ANDA for those strengths. The Company manufactured and shipped commercial quantities of all strengths of generic Seroquel XR® to our then marketing and distribution partner Mallinckrodt, and Mallinckrodt launched all strengths in June 2017. The Mallinckrodt agreement was terminated effective August 15, 2019. On August 15, 2019 we announced a license and commercial supply agreement with Tris Pharma, Inc. ("Tris"), granting Tris the exclusive license to market, sell and distribute all strengths of the product in the United States.

In May 2019, we received approval from the FDA for our ANDA for desvenlafaxine extended-release tablets in the 50 and 100 mg strengths. This product is a generic equivalent of the branded product Pristiq® sold in the U.S. by Wyeth Pharmaceuticals, LLC. There can be no assurance that our desvenlafaxine extended-release tablets in the 50 and 100 mg strengths will be successfully commercialized and produce significant revenue for us. We previously announced that we had entered into a license and commercial supply agreement with Mallinckrodt, which granted Mallinckrodt, subject to its terms, an exclusive license to market, sell and distribute in the U.S. the Company's desvenlafaxine extended-release tablets (generic Pristiq®). Among other things, the agreement provides for the Company to have a profit-sharing arrangement with respect to the licensed product. We agreed to manufacture and supply the licensed product exclusively for Mallinckrodt on a cost-plus basis, and Mallinckrodt agreed that we will be its sole supplier of the licensed product marketed in the U.S. On April 12, 2019, we and Mallinckrodt mutually agreed to terminate the Mallinckrodt agreement (as defined below) effective no later than August 31, 2019. Under the terms of our mutual agreement, Mallinckrodt has been released from certain obligations under the license and commercial supply agreement as of April 12, 2019. The Mallinckrodt agreement was terminated effective August 15, 2019. On September 5, 2019, we announced an agreement with Tris, granting Tris an exclusive license to market, sell and distribute the product in the United States.

Our goal is to leverage our proprietary technologies and know-how in order to build a diversified portfolio of revenue generating commercial products. We intend to do this by advancing our products from the formulation stage through product development, regulatory approval and manufacturing. We believe that full integration of development and manufacturing will help maximize the value of our drug delivery technologies, products and product candidates. We also believe that out-licensing sales and marketing to established organizations, when it makes economic sense, will improve our return from our products while allowing us to focus on our core competencies. We expect our expenditures for the purchase of production, laboratory and computer equipment and the expansion of manufacturing and warehousing capability to be higher as we prepare for the commercialization of ANDAs, one NDA and one ANDS that are pending FDA and Health Canada approval, respectively.

STRATEGY

Our Hypermatrix™ technologies are central to the development and manufacture of novel and generic controlled-release and targeted-release oral solid dosage drugs. The Hypermatrix™ technologies are a multidimensional controlled-release drug delivery platform that we believe can be applied to the efficient development of a wide range of existing and new pharmaceuticals. We believe that the flexibility of these technologies allows us to develop complex drug delivery solutions within an industry-competitive timeframe. Based on this technology platform, we have developed several drug delivery systems and a pipeline of products (some of which have received FDA approval) and product candidates in various stages of development, including ANDAs filed with the FDA (and one ANDS filed with Health Canada) and one NDA filing, in therapeutic areas that include neurology, cardiovascular, GIT, diabetes and pain. We expect that certain, but not all, of the products in our pipeline may be developed from time to time for third parties pursuant to drug development agreements with those third parties, under which our commercialization partner may pay certain of the expenses of development, make certain milestone payments to us and receive a share of revenues or profits if the drug is developed successfully to completion, the control of which would generally be in the discretion of our drug development partner.

The principal focus of our development activities previously targeted difficult-to-develop controlled-release generic drugs which follow an ANDA regulatory path. Our current development effort is increasingly directed towards improved difficult-to-develop controlled-release drugs which follow an NDA 505(b)(2) regulatory pathway. We have increased our R&D emphasis towards specialty new product development, facilitated by the 505(b)(2) regulatory pathway, by advancing the product development program for both Oxycodone ER and RegabatinTM. In January 2019, we announced that we had commenced a research and development (“R&D”) program of pharmaceutical cannabidiol (“CBD”) based products. As part of this R&D program, we filed provisional patent applications with the United States Patent and Trademark Office pertaining to the delivery and application of cannabinoid-based therapeutics, began talks with potential commercialization partners in the cannabidiol industry, and identified a potential supplier of CBD. We hold a Health Canada Drug Establishment License (or DEL) and a dealer's license under the Narcotics Control Regulations (“NCR”). Under the NCR license, we are currently authorized to possess, produce, sell and deliver drug products containing various controlled substances, including CBD, in Canada. We have also identified several additional 505(b)(2) product candidates for development in various indication areas including cardiovascular, dermatology, pulmonary disease and oncology. The technology that is central to our abuse deterrent formulation of our Oxycodone ER is the nPODDDS™, or novel Point of Divergence Drug Delivery System. nPODDDS™ is designed to provide for certain unique drug delivery features in a product. These include the release of the active substance to show a divergence in a dissolution and/or bioavailability profile. The divergence represents a point or a segment in a release timeline where the release rate, represented by the slope of the curve, changes from an initial rate or set of rates to another rate or set of rates, the former representing the usually higher rate of release shortly after ingesting a dose of the drug, and the latter representing the rate of release over a later and longer period of time, being more in the nature of a controlled-release or sustained action. It is applicable for the delivery of opioid analgesics in which it is desired to discourage common methods of tampering associated with misuse and abuse of a drug, and also dose dumping in the presence of alcohol. It can potentially retard tampering without interfering with the bioavailability of the product.

In addition, our PODRAS™, or Paradoxical OverDose Resistance Activating System, delivery technology was initially introduced to enhance our Oxycodone ER (abuse deterrent oxycodone hydrochloride extended release tablets) product candidate. The PODRASTM delivery technology platform was designed to prevent an overdose when more pills than prescribed are swallowed intact. Preclinical studies of prototypes of oxycodone with PODRAS technology suggest that, unlike other third-party abuse-deterrent oxycodone products in the marketplace, if more tablets than prescribed are deliberately or inadvertently swallowed, the amount of drug active ingredient (“drug active”) released over 24 hours may be substantially less than expected. However, if the prescribed number of pills is swallowed, the drug release should be as expected. Certain aspects of our PODRAS™ technology are covered by U.S. Patent Nos. 9,522,119, 9,700,515, 9,700,516 and 9,801,939 and Canadian Patent No. 2,910,865 issued by the U.S. Patent and Trademark Office and the Canadian Intellectual Property Office in respect of “Compositions and Methods for Reducing Overdose” in December 2016, July 2017 and October 2017, respectively. The issuance of these patents provides us with the opportunity to accelerate our PODRAS™ development plan by pursuing proof of concept studies in humans. We intend to incorporate this technology in future product candidates, including Oxycodone ER and other similar pain products, as well as pursuing out-licensing opportunities. The Company is currently working on the development of an Oxycodone immediate-release (IR) product incorporating this technology.

The NDA 505(b)(2) pathway (which relies in part upon the FDA’s findings for a previously approved drug) both accelerates development timelines and reduces costs in comparison to NDAs for new chemical entities. An advantage of our strategy for development of NDA 505(b)(2) drugs is that our product candidates can, if approved for sale by the FDA, potentially enjoy an exclusivity period which may provide for greater commercial opportunity relative to the generic ANDA route.

The market we operate in is created by the expiration of drug product patents, challengeable patents and drug product exclusivity periods. There are three ways that we employ our controlled-release technologies, which we believe represent substantial opportunities for us to commercialize on our own or develop products or out-license our technologies and products:

●
For branded immediate-release (multiple-times-per-day) drugs, we can formulate improved replacement products, typically by developing new, potentially patentable, controlled-release once-a-day drugs. Among other out-licensing opportunities, these drugs can be licensed to and sold by the pharmaceutical company that made the original immediate-release product. These can potentially protect against revenue erosion in the brand by providing a clinically attractive patented product that competes favorably with the generic immediate-release competition that arises on expiry of the original patent(s). The regulatory pathway for this approach requires NDAs via a 505(b)(2) application for the U.S. or corresponding pathways for other jurisdictions where applicable.

●
Some of our technologies are also focused on the development of abuse-deterrent and overdose preventive pain medications. The growing abuse and diversion of prescription “painkillers”, specifically opioid analgesics, is well documented and is a major health and social concern. We believe that our technologies and know-how are aptly suited to developing abuse-deterrent pain medications. The regulatory pathway for this approach requires NDAs via a 505(b)(2) application for the U.S. or corresponding pathways for other jurisdictions where applicable.

●
For existing controlled-release (once-a-day) products whose active pharmaceutical ingredients (APIs) are covered by drug molecule patents about to expire or already expired, or whose formulations are covered by patents about to expire, already expired or which we believe we do not infringe, we can seek to formulate generic products which are bioequivalent to the branded products. Our scientists have demonstrated a successful track record with such products, having previously developed several drug products which have been commercialized in the U.S. by their former employer/clients. The regulatory pathway for this approach requires ANDAs for the U.S. and ANDSs for Canada.

We intend to collaborate in the development and/or marketing of one or more products with partners, when we believe that such collaboration may enhance the outcome of the project. We also plan to seek additional collaborations as a means of developing additional products. We believe that our business strategy enables us to reduce our risk by (a) having a diverse product portfolio that includes both branded and generic products in various therapeutic categories, and (b) building collaborations and establishing licensing agreements with companies with greater resources thereby allowing us to share costs of development and to improve cash-flow. There can be no assurance that we will be able to enter into additional collaborations or, if we do, that such arrangements will be commercially viable or beneficial.

OUR DRUG DELIVERY TECHNOLOGIES

HypermatrixTM

Our scientists have developed drug delivery technology systems, based on the Hypermatrix™ platform, that facilitate controlled-release delivery of a wide range of pharmaceuticals. These systems include several core technologies, which enable us to flexibly respond to a wide range of drug attributes and patient requirements, producing a desired controlled-release effect. Our technologies have been incorporated in drugs manufactured and sold by major pharmaceutical companies.

This group of drug delivery technology systems is based upon the drug active being imbedded in, and an integral part of, a homogeneous (uniform), core and/or coatings consisting of one or more polymers which affect the release rates of drugs, other excipients (compounds other than the drug active), such as for instance lubricants which control handling properties of the matrix during fabrication, and the drug active itself. The Hypermatrix™ technologies are the core of our current marketing efforts and the technologies underlying our existing development agreements.

nPODDDSTM

In addition to continuing efforts with Hypermatrix™ as a core technology, our scientists continue to pursue novel research activities that address unmet needs. Oxycodone ER (abuse deterrent oxycodone hydrochloride extended release tablets) is an NDA candidate with a unique long acting oral formulation of oxycodone intended to treat moderate-to-severe pain. The formulation is intended to present a significant barrier to tampering when subjected to various forms of physical and chemical manipulation commonly used by abusers. It is also designed to prevent dose dumping when inadvertently co-administered with alcohol. The technology that supports our abuse deterrent formulation of oxycodone is the nPODDDS™ Point of Divergence Drug Delivery System. The use of nPODDDS™ does not interfere with the bioavailability of oxycodone. We intend to apply the nPODDDS™ technology platforms to other extended release opioid drug candidates (e.g., oxymorphone, hydrocodone, hydromorphone and morphine) utilizing the 505(b)(2) regulatory pathway.

PODRASTM

Our Paradoxical OverDose Resistance Activating System (PODRAS™) delivery technology is designed to prevent overdose when more pills than prescribed are swallowed intact. Preclinical studies of prototypes of oxycodone with PODRAS™ technology suggest that, unlike other third-party abuse-deterrent oxycodone products in the marketplace, if more tablets than prescribed are deliberately or inadvertently swallowed, the amount of drug active released over 24 hours may be substantially less than expected. However, if the prescribed number of pills is swallowed, the drug release should be as expected. We are currently working on an alternate Oxycodone ER product candidate incorporating our PODRAS™ delivery technology. In April 2015, the FDA published Guidance for Industry: Abuse-Deterrent Opioids — Evaluation and Labeling, which cited the need for more efficacious abuse-deterrence technology. In this Guidance, the FDA stated, “opioid products are often manipulated for purposes of abuse by different routes of administration or to defeat extended-release properties, most abuse-deterrent technologies developed to date are intended to make manipulation more difficult or to make abuse of the manipulated product less attractive or less rewarding. It should be noted that these technologies have not yet proven successful at deterring the most common form of abuse—swallowing a number of intact capsules or tablets to achieve a feeling of euphoria.” The FDA reviewed our request for Fast Track designation for our abuse deterrent Oxycodone ER development program incorporating PODRAS™, and in May 2015 notified us that the FDA had concluded that we met the criteria for Fast Track designation. Fast Track is a designation assigned by the FDA in response to an applicant’s request which meets FDA criteria. The designation mandates the FDA to facilitate the development and expedite the review of drugs intended to treat serious or life-threatening conditions and that demonstrate the potential to address unmet medical needs.

In December 2016, July 2017 and October 2017, U.S. Patent Nos. 9,522,119, 9,700,515, 9,700,516 and 9,801,939 and Canadian Patent No. 2,910,865 were issued by the U.S. Patent and Trademark Office and the Canadian Intellectual Property Office in respect of “Compositions and Methods for Reducing Overdose”. The issued patents cover aspects of the PODRAS™ delivery technology. The issuance of these patents represents a significant advance in our abuse deterrence technology platform. The PODRAS™ platform has the potential to positively differentiate our technology from others of which we are aware, and may represent an important step toward addressing the FDA’s concern over the ingestion of a number of intact pills or tablets. In addition to its use with opioids, the PODRASTM platform is potentially applicable to a wide range of drug products, inclusive of over-the-counter drugs, that are intentionally or inadvertently abused and cause harm by overdose to those who ingest them. We intend to apply the PODRAS™ technology platforms to other extended release opioid drug candidates (e.g., oxymorphone, hydrocodone, hydromorphone and morphine) utilizing the 505(b)(2) regulatory pathway.

PRODUCTS AND PRODUCT CANDIDATES

The table below shows the present status of our ANDA, ANDS and NDA products and product candidates that have been disclosed to the public.

Generic name	Brand	Indication	Stage of Development(1)`	Regulatory Pathway	Market Size (in millions)(2)	Rights(3)
Dexmethylphenidate hydrochloride extended- release capsules	Focalin XR®	Attention deficit hyperactivity disorder	Received final approval for 5, 10,15, 20, 25, 30, 35 and 40 mg strengths from FDA(4)	ANDA	$873	Intellipharmaceutics and Par (US) Philippines rights subject to licensing and distribution agreement
Levetiracetam extended- release tablets	Keppra XR®	Partial onset seizures for epilepsy	Received final approval for the 500 and 750 mg strengths from FDA	ANDA	$135	ANDA Repository, LLC7
Venlafaxine hydrochloride extended-release capsules	Effexor XR®	Depression	Received final approval for 37.5, 75 and 150 mg strengths from FDA	ANDA	$820	Intellipharmaceutics
Pantoprazole sodium delayed- release tablets	Protonix®	Conditions associated with gastroesophageal reflux disease	ANDA application for commercialization approval for 2 strengths under review by FDA	ANDA	$380	Intellipharmaceutics
Metformin hydrochloride extended-release tablets	Glucophage® XR	Management of type 2 diabetes	Received final approval for 500 and 750 mg strengths from FDA	ANDA	$210 (500 and 750 mg only)	Intellipharmaceutics Philippines and Vietnamese rights subject to licensing and distribution agreements
Quetiapine fumarate extended-release tablets	Seroquel XR®	Schizophrenia, bipolar disorder & major depressive disorder	Received final FDA approval for all 5 strengths. ANDS under review by Health Canada	ANDA	$132	Intellipharmaceutics And Tris Pharma (US)5(5) Philippines, Malaysian and Vietnamese rights subject to licensing and distribution agreements
Lamotrigine extended- release tablets	Lamictal® XR™	Anti-convulsant for epilepsy	ANDA application for commercialization approval for 6 strengths under review by FDA	ANDA	$520	Intellipharmaceutics

Desvenlafaxine extended- release tablets	Pristiq®	Depression	Received approval for the 50 and 100 mg strengths from FDA	ANDA	$276	Intellipharmaceutics and Tris Pharma (US)5(5)
Trazodone hydrochloride extended-release tablets	Oleptro™	Depression	ANDA application for commercialization approval for 2 strengths under review by FDA	ANDA	N/A(6)	Intellipharmaceutics
Carvedilol phosphate extended- release capsules	Coreg CR®	Heart failure, hypertension	Late-stage development	ANDA	$54	Intellipharmaceutics
Oxycodone hydrochloride controlled-release capsules	NA	Pain	NDA application accepted February 2017 and under review by FDA	NDA 505(b)(2)	$1,282	Intellipharmaceutics Philippines rights subject to licensing and distribution agreement
Pregabalin extended- release capsules	N/A	Neuropathic pain	IND application submitted in August 2015	NDA 505(b)(2)	$5,104	Intellipharmaceutics
Ranolazine extended- release tablets	Ranexa®	Chronic angina	ANDA application for commercialization approval for 2 strengths under review by FDA	ANDA	$820	Intellipharmaceutics
Oxycodone hydrochloride immediate release tablets (IPCI006)	N/A	Pain	IND application submitted in November 2018	NDA 505(b)(2)	$623	Intellipharmaceutics

Notes:

(1)
There can be no assurance as to when, or if at all, the FDA or Health Canada will approve any product candidate for sale in the U.S. or Canadian markets.

(2)
Represents sales for all strengths, unless otherwise noted, for the 12 months ended August 2019 in the U.S., including sales of generics in TRx MBS Dollars, which represents projected new and refilled prescriptions representing a standardized dollar metric based on manufacturer’s published catalog or list prices to wholesalers, and does not represent actual transaction prices and does not include prompt pay or other discounts, rebates or reductions in price. Source: Symphony Health Solutions Corporation. The information attributed to Symphony Health Solutions Corporation herein is provided as is, and Symphony makes no representation and/or warranty of any kind, including but not limited to, the accuracy and/or completeness of such information.

(3)
For information regarding the Par agreement and the licensing and distribution agreements with pharmaceutical distributors in Malaysia, Vietnam and the Philippines, see the “Business Overview” and “Other Potential Products and Markets” sections. There can be no assurance as to when, or if at all, any of our products or product candidates, as the case may be, will receive regulatory approval for sale in the Philippines, Malaysia or Vietnam. For unpartnered products, we are exploring licensing agreement opportunities or other forms of distribution. While we believe that licensing agreements are possible, there can be no assurance that any can be secured.

(4)
Includes a Company ANDA final approval for our 15 and 30 mg strengths, and a Par ANDA final approval for their 5, 10, 15, 20, 25, 30, 35 and 40 mg strengths. Profit sharing payments to us under the Par agreement are the same irrespective of the ANDA owner.

(5)
 On April 12, 2019, we and Mallinckrodt mutually agreed to terminate the Mallinckrodt agreement effective no later than August 31, 2019. Under the terms of our mutual agreement, Mallinckrodt has been released from certain obligations under the license and commercial supply agreement as of April 12, 2019. Effective August 15, 2019 the Mallinckrodt agreement was terminated. On September 5, 2019 we announced a license and commercial supply agreement with Tris, granting Tris an exclusive license to market, sell and distribute in the United States, Desvenlafaxine Succinate ER in the 50 and 100 mg strengths approved for sale in the U.S. market by the FDA. And on August 15, 2019 we announced another license and commercial supply agreement with Tris, granting Tris an exclusive license to market, sell and distribute in the United States, Quetiapine ER in the 50, 150, 200, 300 and 400 mg strengths, also approved for sale in the US market by the FDA.

(6)
Trazodone Hydrochloride extended-release tablets are not currently being marketed in the United States.

(7)
As at September 30, 2019, pursuant to an ANDA Sale Agreement (the “ANDA Agreement”) we sold Levetiracetam extended-release tablets 500mg and 750 mg to the ANDA Repository, LLC (the “Purchaser”) in exchange for a purchase price of $1.00 for the “Transferred ANDA”. “Transferred ANDA” is defined as all of the assets relating to the ANDA for Levetiracetam extended-release tablets 500mg and 750 mg. Under the ANDA Agreement, we have the option to repurchase the Levetiracetam ANDA for a purchase price of $1 at any time according to the terms of the agreement.

We typically select products for development that we anticipate could achieve FDA or Health Canada approval for commercial sales several years in the future. However, the length of time necessary to bring a product to the point where the product can be commercialized can vary significantly and depends on, among other things, the availability of funding, design and formulation challenges, safety or efficacy, patent issues associated with the product, and FDA and Health Canada review times.
Dexmethylphenidate Hydrochloride – Generic Focalin XR® (a registered trademark of the brand manufacturer)

Dexmethylphenidate hydrochloride, a Schedule II restricted product (drugs with a high potential for abuse) in the U.S., is indicated for the treatment of attention deficit hyperactivity disorder. In November 2005, we entered into the Par agreement pursuant to which we granted Par an exclusive, royalty-free license to make and distribute in the U.S. all of our FDA approved strengths of our generic Focalin XR® (dexmethylphenidate hydrochloride extended-release) capsules for a period of 10 years from the date of commercial launch (which was November 19, 2013). We retain the right to make and distribute all strengths of the generic product outside of the U.S. Calendar quarterly profit-sharing payments for its U.S. sales of all strengths of generic Focalin XR® are payable by Par to us as calculated pursuant to the Par agreement.

We received final approval from the FDA in November 2013 under the Company ANDA to launch the 15 and 30 mg strengths of our generic Focalin XR® capsules. Commercial sales of these strengths were launched immediately by our commercialization partner in the U.S., Par. Our 5, 10, 20 and 40 mg strengths were also then tentatively FDA approved, subject to the right of Teva Pharmaceuticals USA, Inc. to 180 days of generic exclusivity from the date of first launch of such products. In January 2017, Par launched the 25 and 35 mg strengths of its generic Focalin XR® capsules in the U.S., and in May 2017, Par launched the 10 and 20 mg strengths, complementing the 15 and 30 mg strengths of our generic Focalin XR® marketed by Par. In November 2017, Par launched the remaining 5 and 40 mg strengths providing us with the full line of generic Focalin XR® strengths available in the U.S. market.

In November 2018, we announced that we entered into an exclusive licensing and distribution agreement with a pharmaceutical distributor in the Philippines pursuant to which the distributor was granted the exclusive right, subject to regulatory approval, to import and market our generic Focalin XR® in the Philippines. Under the terms of the agreement, the distributor will be required to purchase a minimum yearly quantity of our generic Focalin XR® and we will be the exclusive supplier of such product. This multi-year agreement is subject to early termination.

There can be no assurance as to when and if such product will receive regulatory approval for the sale in the Philippines or that, if so approved, the product will be successfully commercialized there and produce significant revenues for us.

Levetiracetam – Generic Keppra XR® (a registered trademark of the brand manufacturer)

We received final approval from the FDA in February 2016 for the 500 and 750 mg strengths of our generic Keppra XR® (levetiracetam extended-release) tablets. Keppra XR®, and the drug active levetiracetam, are indicated for use in the treatment of partial onset seizures associated with epilepsy. We are aware that several other generic versions of this product are currently available and serve to limit the overall market opportunity. We have been actively exploring the best approach to maximize our commercial returns from this approval and have been looking at several international markets where, despite lower volumes, product margins are typically higher than in the U.S.

In November 2018, we announced that we entered into two exclusive licensing and distribution agreements with pharmaceutical distributors in Vietnam and the Philippines pursuant to which the distributors were granted the exclusive right, subject to regulatory approval, to import and market our generic Keppra XR® in Vietnam and the Philippines, respectively. Under the terms of the agreements, the distributors will be required to purchase a minimum yearly quantity of our generic Keppra XR®. These multi-year agreements are each subject to early termination.

There can be no assurance that the Company's generic Keppra XR® for the 500 and 750 mg strengths will be successfully commercialized. Further, there can be no assurance as to when and if such product will receive regulatory approval for the sale in Vietnam or the Philippines or that, if so approved, the product will be successfully commercialized there and produce significant revenues for us.

On September 30, 2019, pursuant to an ANDA Sale Agreement (the “ANDA Agreement”) we sold Levetiracetam extended-release tablets 500mg and 750 mg to the ANDA Repository, LLC (the “Purchaser”) in exchange for a purchase price of $1.00 for the “Transferred ANDA”. “Transferred ANDA” is defined as all of the assets relating to the ANDA for Levetiracetam extended-release tablets 500mg and 750 mg. Additionally pursuant to the ANDA Agreement, we agreed to pay the Purchaser an annual fee for each fiscal year, equal to 50% of the difference between our FDA Program Fee tier based on the total number of our approved ANDAs plus the Transferred ANDA and our Program Fee based on the total number of our approved ANDAs less the Transferred ANDA. Further, under the ANDA Agreement, we have the option to repurchase the Levetiracetam ANDA for a purchase price of $1 .at any time according to the terms of the agreement.

Venlafaxine hydrochloride – Effexor XR® (a registered trademark of the brand manufacturer)

We received final approval from the FDA in November 2018 for our ANDA for venlafaxine hydrochloride extended-release capsules in the 37.5, 75 and 150 mg strengths. The approved product is a generic equivalent of the branded product Effexor® XR sold in the U.S. by Wyeth Pharmaceuticals, LLC. Effexor® XR, and the drug active venlafaxine hydrochloride, are indicated for the treatment of major depressive disorder, or MDD. We are actively exploring the best approach to maximize our commercial returns from this approval. We are aware that several other generic versions of this product are currently available and serve to limit the overall market opportunity. There can be no assurance that the Company's venlafaxine hydrochloride extended-release capsules for the 37.5 mg, 75 mg, and 150 mg will be successfully commercialized and produce significant revenue for us.

Metformin hydrochloride – Generic Glucophage® XR (a registered trademark of the brand manufacturer)

We received final approval from the FDA in February 2017 for the 500 and 750 mg strengths of our generic Glucophage® XR (metformin hydrochloride extended release) tablets. Glucophage® XR, and the drug active metformin, are indicated for use in the management of type 2 diabetes treatment. The Company is aware that several other generic versions of this product are currently available and serve to limit the overall market opportunity, however, we are continuing to evaluate options to realize commercial returns on this product, particularly in international markets.

In November 2018, we announced that we entered into two exclusive licensing and distribution agreements with pharmaceutical distributors in Vietnam and the Philippines pursuant to which the distributors were granted the exclusive right, subject to regulatory approval, to import and market our generic Glucophage® XR in Vietnam and the Philippines, respectively. Under the terms of the agreements, the distributors will be required to purchase a minimum yearly quantity of our generic Glucophage® XR. These multi-year agreements are each subject to early termination.

There can be no assurance that our generic Glucophage® XR for the 500 and 750 mg strengths will be successfully commercialized. Further, there can be no assurance as to when and if such product will receive regulatory approval for the sale in Vietnam or the Philippines or that, if so approved, the product will be successfully commercialized there and produce significant revenues for us.

Quetiapine fumarate extended-release tablets - Generic Seroquel XR® (a registered trademark of the brand manufacturer)

In May 2017, we received final approval from the FDA for our ANDA for quetiapine fumarate extended-release tablets in the 50, 150, 200, 300 and 400 mg strengths. Our approved product is a generic equivalent for the corresponding strengths of the branded product Seroquel XR® sold in the U.S. by AstraZeneca. Seroquel XR®, and the drug active quetiapine fumarate, are indicated for use in the management of schizophrenia, bipolar disorder and major depressive disorder (MDD). Pursuant to a settlement agreement between us and AstraZeneca dated July 30, 2012, we were permitted to launch our generic versions of the 50, 150, 200, 300 and 400 mg strengths of generic Seroquel XR®, on November 1, 2016, subject to FDA final approval of our ANDA for those strengths. Our final FDA approval followed the expiry of 180-day exclusivity periods granted to the first filers of generic equivalents to the branded product, which were shared by Par and Accord Healthcare. The Company manufactured and shipped commercial quantities of all strengths of generic Seroquel XR® to our then marketing and distribution partner Mallinckrodt, and Mallinckrodt launched all strengths in June 2017. On April 12, 2019, we and Mallinckrodt mutually agreed to terminate the Mallinckrodt agreement effective no later than August 31, 2019. Under the terms of our mutual agreement, Mallinckrodt has been released from certain obligations under the license and commercial supply agreement as of April 12, 2019. Effective August 15, 2019 the Mallinckrodt agreement was terminated. On August 15, 2019 we announced a license and commercial supply agreement with Tris Pharma, granting Tris an exclusive license to market, sell and distribute all strengths of the product in the United States.

In November 2018, we announced that we entered into three exclusive licensing and distribution agreements with pharmaceutical distributors in Malaysia, Vietnam and the Philippines pursuant to which the distributors were granted the exclusive right, subject to regulatory approval, to import and market our generic Seroquel XR® in Malaysia, Vietnam and the Philippines, respectively. Under the terms of the agreements, the distributors will be required to purchase a minimum yearly quantity of our generic Seroquel XR®. The multi-year agreements are each subject to early termination. There can be no assurance as to when and if such product will receive regulatory approval for the sale in Malaysia, Vietnam or the Philippines or that, if so approved, the product will be successfully commercialized there and produce significant revenues for us.

Desvenlafaxine succinate extended-release tablets – Generic Pristiq® (a registered trademark of the brand manufacturer)

In May 2019, we received approval from the FDA for our ANDA for desvenlafaxine extended-release tablets in the 50 and 100 mg strengths. This product is a generic equivalent of the branded product Pristiq® sold in the U.S. by Wyeth Pharmaceuticals, LLC. Pristiq®, and the drug active desvenlafaxine succinate, are indicated for use in the management of depression. There can be no assurance that our desvenlafaxine extended-release tablets in the 50 and 100 mg strengths will be successfully commercialized and produce significant revenue for us. We previously announced that we had entered into the Mallinckrodt agreement, which granted Mallinckrodt, subject to its terms, an exclusive license to market, sell and distribute in the U.S. the Company's desvenlafaxine extended-release tablets (generic Pristiq®). Among other things, the agreement provides for the Company to have a profit-sharing arrangement with respect to the licensed product. We agreed to manufacture and supply the licensed product exclusively for Mallinckrodt on a cost-plus basis, and Mallinckrodt agreed that we will be its sole supplier of the licensed product marketed in the U.S. On April 12, 2019, we and Mallinckrodt mutually agreed to terminate the Mallinckrodt agreement effective no later than August 31, 2019. Under the terms of our mutual agreement, Mallinckrodt has been released from certain obligations under the license and commercial supply agreement as of April 12, 2019. Effective August 15, 2019 the Mallinckrodt agreement was terminated. On September 5, 2019, we announced a license and commercial supply agreement with Tris Pharma, granting Tris an exclusive license to market, sell and distribute the two strengths of the product in the United States.

Oxycodone ER (Abuse Deterrent Oxycodone Hydrochloride Extended-Release Tablets)

One of our non-generic products under development is our Oxycodone ER (abuse deterrent oxycodone hydrochloride extended release tablets) product candidate, intended as an abuse and alcohol-deterrent controlled-release oral formulation of oxycodone hydrochloride for the relief of pain. Our Oxycodone ER is a new drug candidate, with a unique long acting oral formulation of oxycodone intended to treat moderate-to-severe pain when a continuous, around the clock opioid analgesic is needed for an extended period of time. The formulation is intended to present a significant barrier to tampering when subjected to various forms of physical and chemical manipulation commonly used by abusers. It is also designed to prevent dose dumping when inadvertently co-administered with alcohol. Dose dumping is the rapid release of an active ingredient from a controlled-release drug into the blood stream that can result in increased toxicity, side effects, and a loss of efficacy. Dose dumping can result by consuming the drug through crushing, taking with alcohol, extracting with other beverages, vaporizing or injecting. In addition, when crushed or pulverized and hydrated, the proposed extended release formulation is designed to coagulate instantaneously and entrap the drug in a viscous hydrogel, which is intended to prevent syringing, injecting and snorting. Our Oxycodone ER formulation is difficult to abuse through the application of heat or an open flame, making it difficult to inhale the active ingredient from burning.

In March 2015, we announced the results of three definitive open label, blinded, randomized, cross-over, Phase I pharmacokinetic clinical trials in which our Oxycodone ER was compared to the existing branded drug OxyContin® (extended release oxycodone hydrochloride) under single dose fasting, single dose steady-state fasting and single dose fed conditions in healthy volunteers. We had reported that the results from all three studies showed that Oxycodone ER met the bioequivalence criteria (90% confidence interval of 80% to 125%) for all matrices, i.e., on the measure of maximum plasma concentration or Cmax, on the measure of area under the curve time (AUCt) and on the measure of area under the curve infinity (AUCinf).

In May 2015, the FDA provided us with notification regarding our IND submission for Oxycodone ER indicating that we would not be required to conduct Phase III studies if bioequivalence to OxyContin® was demonstrated based on pivotal bioequivalence studies.

In January 2016, we announced that pivotal bioequivalence trials of our Oxycodone ER, dosed under fasted and fed conditions, had demonstrated bioequivalence to OxyContin® extended release tablets as manufactured and sold in the U.S. by Purdue Pharma L.P. (“Purdue”). The study design was based on FDA recommendations and compared the lowest and highest strengths of exhibit batches of our Oxycodone ER to the same strengths of OxyContin®. The results show that the ratios of the pharmacokinetic metrics, Cmax, AUC0-t and AUC0-f for Oxycodone ER vs OxyContin®, are within the interval of 80% - 125% required by the FDA with a confidence level exceeding 90%.

In July 2016, we announced the results of a food effect study conducted on our behalf for Oxycodone ER. The study design was a randomized, one-treatment two periods, two sequences, crossover, open label, laboratory-blind bioavailability study for Oxycodone ER following a single 80 mg oral dose to healthy adults under fasting and fed conditions. The study showed that Oxycodone ER can be administered with or without a meal (i.e., no food effect). Oxycodone ER met the bioequivalence criteria (90% confidence interval of 80% to 125%) for all matrices, involving maximum plasma concentration and area under the curve (i.e., Cmax ratio of Oxycodone ER taken under fasted conditions to fed conditions, and AUC metrics taken under fasted conditions to fed conditions). We believe that Oxycodone ER is well differentiated from currently marketed oral oxycodone extended release products.

In November 2016, we filed an NDA seeking authorization to market our Oxycodone ER in the 10, 15, 20, 30, 40, 60 and 80 mg strengths, relying on the 505(b)(2) regulatory pathway which allowed us to reference data from Purdue’s file for its OxyContin®. In February 2017, the FDA accepted for filing our NDA, and set a PDUFA goal date of September 25, 2017. Our submission is supported by pivotal pharmacokinetic studies that demonstrated that Oxycodone ER is bioequivalent to OxyContin®. The submission also includes abuse-deterrent studies conducted to support abuse-deterrent label claims related to abuse of the drug by various pathways, including oral, intra-nasal and intravenous, having reference to the FDA's "Abuse-Deterrent Opioids - Evaluation and Labeling" guidance published in April 2015.

Our NDA was filed under Paragraph IV of the Hatch-Waxman Act, as amended. We certified to the FDA that we believed that our Oxycodone ER product candidate would not infringe any of the OxyContin® patents listed in the FDA’s Approved Drug Products with Therapeutic Equivalence Evaluations, commonly known as the Orange Book (the “Orange Book”), or that such patents are invalid, and so notified all holders of the subject patents of such certification.

On April 7, 2017, we received notice that Purdue, Purdue Pharmaceuticals L.P., The P.F. Laboratories, Inc., or collectively the Purdue parties, Rhodes Technologies, and Grünenthal GmbH, or collectively the Purdue litigation plaintiffs, had commenced patent infringement proceedings, or the Purdue litigation, against us in the U.S. District Court for the District of Delaware (docket number 17-392) in respect of our NDA filing for Oxycodone ER, alleging that our proposed Oxycodone ER infringes 6 out of the 16 patents associated with the branded product OxyContin®, or the OxyContin® patents, listed in the Orange Book. The complaint seeks injunctive relief as well as attorneys' fees and costs and such other and further relief as the Court may deem just and proper. An answer and counterclaim have been filed.

Subsequent to the above-noted filing of lawsuit, 4 further such patents were listed and published in the Orange Book. We then similarly certified to the FDA concerning such further patents. On March 16, 2018, we received notice that the Purdue litigation plaintiffs had commenced further such patent infringement proceedings adding the 4 further patents. This lawsuit is also in the District of Delaware federal court under docket number 18-404.

As a result of the commencement of the first of these legal proceedings, the FDA is stayed for 30 months from granting final approval to our Oxycodone ER product candidate. That time period commenced on February 24, 2017, when the Purdue litigation plaintiffs received notice of our certification concerning the patents, and will expire on August 24, 2019, unless the stay is earlier terminated by a final declaration of the courts that the patents are invalid, or are not infringed, or the matter is otherwise settled among the parties.

On or about June 26, 2018, the court issued an order to sever 6 “overlapping” patents from the second Purdue case, but ordered litigation to proceed on the 4 new (2017-issued) patents. An answer and counterclaim were filed on July 9, 2018. The existence and publication of additional patents in the Orange Book, and litigation arising therefrom, is an ordinary and to be expected occurrence in the course of such litigation.

On July 6, 2018, the court issued a so-called “Markman” claim construction ruling on the first case and the October 22, 2018 trial date remained unchanged. We believe that we have non-infringement and/or invalidity defenses to all of the asserted claims of the subject patents in both of the cases and will vigorously defend against these claims.

On July 24, 2018, the parties to the case mutually agreed to and did have dismissed without prejudice the infringement claims related to the Grünenthal ‘060 patent. The Grünenthal ‘060 patent is one of the six patents included in the original litigation case, however, the dismissal does not by itself result in a termination of the 30-month litigation stay.

On October 4, 2018, the parties mutually agreed to postpone the scheduled court date pending a case status conference scheduled for December 17, 2018. At that time, further trial scheduling and other administrative matters were postponed pending the Company’s resubmission of the Oxycodone ER NDA to the FDA, which was made on February 28, 2019. On January 17, 2019, the court issued a scheduling order in which the remaining major portions are scheduled. The trial is scheduled for June 2020.

An order was issued on April 24, 2019 setting the trial date for the Company's ongoing Purdue litigation case, case number 17-392 in the District of Delaware, with the trial is scheduled to begin on November 12, 2019 and a decision is expected by March 2, 2020. The 30-month stay date is now March 2, 2020. On April 4, 2019, the U.S. Federal Circuit Court of Appeals affirmed the invalidity of one Purdue Oxycontin formulation patent, subject to further appeal to the U.S. Supreme Court. The Company and its management intend to continue to vigorously defend against these claims and firmly believe that we do not infringe the subject patents.

On October 4, 2019 we announced that following the filing of a bankruptcy stay by Purdue Pharma L.P., the Company’s ongoing litigation cases, number 1:17-cv-00392-RGA and 1:18-cv-00404-RGA-SRF between Purdue Pharma L.P. et al and Intellipharmaceutics, have been stayed and the existing trial dates in both cases have been vacated by orders issued in each case by the judge in the District of Delaware on October 3, 2019. No new dates were given for reinstatement; however, the parties are required to provide a further status report to the judge in each case no later than December 15, 2019. The previous 30-month stay date of March 2, 2020, remains unchanged at this time, absent a further order of the judge.

In June 2017, we announced that a joint meeting of the Anesthetic and Analgesic Drug Products Advisory Committee and Drug Safety and Risk Management Advisory Committee of the FDA (together, the “Advisory Committees”) meeting was scheduled for July 26, 2017 to review our NDA for Oxycodone ER. The submission requested that our Oxycodone ER product candidate include product label claims to support the inclusion of language regarding abuse-deterrent properties for the intravenous route of administration.

In July 2017, the Company announced that the FDA Advisory Committees voted 22 to 1 in finding that the Company’s NDA for Oxycodone ER should not be approved at this time. The Advisory Committees also voted 19 to 4 that the Company had not demonstrated that Oxycodone ER has properties that can be expected to deter abuse by the intravenous route of administration, and 23 to 0 that there was not sufficient data for Oxycodone ER to support inclusion of language regarding abuse-deterrent properties in the product label for the intravenous route of administration. The Advisory Committees expressed a desire to review the additional safety and efficacy data for Oxycodone ER that may be obtained from human abuse potential studies for the oral and intranasal routes of administration.

In September 2017, the Company received a Complete Response Letter (“CRL”) from the FDA for the Oxycodone ER NDA. In its CRL, the FDA provided certain recommendations and requests for information, including that we complete Category 2 and Category 3 studies to assess the abuse-deterrent properties of Oxycodone ER by the oral and nasal routes of administration. The FDA also requested additional information related to the inclusion of the blue dye in the Oxycodone ER formulation, which is intended to deter abuse. The FDA also requested that we submit an alternate proposed proprietary name for Oxycodone ER. The FDA determined that it could not approve the application in its present form. The FDA granted our request for an extension to February 28, 2019 to resubmit our NDA for Oxycodone ER under section 505(b)(2) of the U.S. Federal Food, Drug and Cosmetic Act.

In February 2018, the Company met with the FDA to discuss the above-referenced CRL for Oxycodone ER, including issues related to the blue dye in the product candidate. Based on those discussions, the product candidate will no longer include the blue dye. The blue dye was intended to act as an additional deterrent if Oxycodone ER is abused and serve as an early warning mechanism to flag potential misuse or abuse. The FDA confirmed that the removal of the blue dye is unlikely to have any impact on formulation quality and performance. As a result, the Company will not be required to repeat in vivo bioequivalence studies and pharmacokinetic studies submitted in the Oxycodone ER NDA. The FDA also indicated that, from an abuse liability perspective, Category 1 studies will not have to be repeated on Oxycodone ER with the blue dye removed.

The abuse liability studies for the intranasal route of abuse commenced in May 2018 with subject screening, while the studies for the oral route commenced in June 2018. The clinical part of both studies was completed, and the results included in the NDA resubmission.

In March 2019, the FDA acknowledged receipt of our resubmission of the Oxycodone ER NDA filed on February 28, 2019. The FDA had informed the Company that it considers the resubmission a complete response to the September 22, 2017 action letter it issued in respect of the NDA. The FDA also assigned a PDUFA goal date of August 28, 2019.

On July 24, 2019 we announced that the Company has been advised by the FDA that the FDA “is postponing product-specific advisory committee meetings for opioid analgesics,” including the one previously scheduled to discuss our NDA, “while it continues to consider a number of scientific and policy issues relating to this class of drugs.” According to the FDA, the reason for the postponement is not unique to our product and the Anesthetic and Analgesic Drug Products Advisory Committee (“AADPAC”) meeting earlier planned by the FDA, to discuss our NDA will be rescheduled at a future date. The FDA informed the Company that it would continue to review the Company’s NDA according to the existing PDUFA timeline, but noted that, due to the postponement of the AADPAC meeting, it is possible that the FDA may be unable to meet the PDUFA goal date of August 28, 2019 the FDA did not meet the goal date of August 28, 2019, and the Company is awaiting to hear back from the FDA for anAdvisory Committee meeting date and a new PDUFA goal date.

There can be no assurance that the studies will be adequate, that we will not be required to conduct further studies for Oxycodone ER, that the FDA will approve any of the Company’s requested abuse-deterrent label claims, that the FDA will meet its deadline for review, that the FDA will ultimately approve our NDA for the sale of Oxycodone ER in the U.S. market, or that it will ever be successfully commercialized and produce significant revenue for us.

In November 2018, we announced that we entered into an exclusive licensing and distribution agreement with a pharmaceutical distributor in the Philippines pursuant to which the distributor was granted the exclusive right, subject to regulatory approval, to import and market Oxycodone ER in the Philippines. Under the terms of the agreement, the distributor will be required to purchase a minimum yearly quantity of our Oxycodone ER and we will be the exclusive supplier of our Oxycodone ER. This multi-year agreement is subject to early termination. There can be no assurance as to when and if such product candidate will receive regulatory approval for the sale in the Philippines or that, if so approved, the product will be successfully commercialized there and produce significant revenues for us.

Regabatin™ XR (Pregabalin Extended-Release)

Another of our non-generic controlled-release product under development is Regabatin™ XR, pregabalin extended-release capsules. Pregabalin is indicated for the management of neuropathic pain associated with diabetic peripheral neuropathy, postherpetic neuralgia, spinal cord injury and fibromyalgia. A controlled-release version of pregabalin should reduce the number of doses patients take, which could improve patient compliance, and therefore possibly enhance clinical outcomes. Lyrica® pregabalin, twice-a-day (“BID”) dosage and three-times-a-day (“TID”) dosage, are drug products marketed in the U.S. by Pfizer Inc. In October 2017, Pfizer also received approval for a Lyrica® CR, a controlled-release version of pregabalin. In 2014, we conducted and analyzed the results of six Phase I clinical trials involving a twice-a-day formulation and a once-a-day formulation. For formulations directed to certain indications which include fibromyalgia, the results suggested that Regabatin™ XR 82.5 mg BID dosage was comparable in bioavailability to Lyrica® 50 mg (immediate-release pregabalin) TID dosage. For formulations directed to certain other indications which include neuropathic pain associated with diabetic peripheral neuropathy, the results suggested that Regabatin™ XR 165 mg once-a-day dosage was comparable in bioavailability to Lyrica® 75 mg BID dosage.

In March 2015, the FDA accepted a Pre-Investigational New Drug (or Pre-IND) meeting request for our once-a-day Regabatin™ XR non-generic controlled release version of pregabalin under the NDA 505(b)(2) regulatory pathway, with a view to possible commercialization in the U.S. at some time following the December 30, 2018 expiry of the patent covering the pregabalin molecule. Regabatin™ XR is based on our controlled release drug delivery technology platform which utilizes the symptomatology and chronobiology of fibromyalgia in a formulation intended to provide a higher exposure of pregabalin during the first 12 hours of dosing. Based on positive feedback and guidance from the FDA, we submitted an IND application for RegabatinTM XR in August 2015. The FDA completed its review of the IND application and provided constructive input that we will use towards further development of the program. We believe our product candidate has significant additional benefits to existing treatments and are currently evaluating strategic options to advance this opportunity.

There can be no assurance that any additional Phase I or other clinical trials we conduct will meet our expectations, that we will have sufficient capital to conduct such trials, that we will be successful in submitting an NDA 505(b)(2) filing with the FDA, that the FDA will approve this product candidate for sale in the U.S. market, or that it will ever be successfully commercialized.

Oxycodone Hydrochloride IR Tablets (IPCI006) (Abuse Deterrent and Overdose Resistant Oxycodone Hydrochloride Immediate Release Tablets) – ROXICODONE®

In November 2018, we announced that we had submitted an IND application to the FDA for our IPCI006 oxycodone hydrochloride immediate release tablets in the 5, 10, 15, 20 and 30 mg strengths. This novel drug formulation incorporates the Company's PODRAS™, or Paradoxical OverDose Resistance Activating System, delivery technology and its nPODDDS™, or novel Point Of Divergence Drug Delivery System, technology. IPCI006 is designed to prevent, delay or limit the release of oxycodone hydrochloride when more intact tablets than prescribed are ingested, thus delaying or preventing overdose and allowing for sufficient time for a rescue or medical intervention to take place. It is also intended to present a significant barrier to abuse by snorting, "parachuting," injecting or smoking finely crushed oxycodone hydrochloride immediate release tablets. The data generated from the studies conducted under this IND is expected to form part of an NDA seeking FDA approval for IPCI006 tablets.

If approved, IPCI006 may be the first immediate release formulation of oxycodone hydrochloride intended to simultaneously prevent or delay overdose and prevent abuse by intranasal or intravenous routes.

There can be no assurance that we will be successful in submitting any NDA with the FDA, that the FDA will approve the Company's IPCI006 product candidate for sale in the U.S. market or any related abuse-deterrent label claims, or that it will ever be successfully commercialized and produce significant revenue for us.

Other Potential Products and Markets

We are continuing our efforts to identify opportunities internationally, particularly in China, that could if effectuated provide product distribution alternatives through partnerships and therefore would not likely require an investment or asset acquisition by us. Discussions toward establishing a partnership to facilitate future development activities in China are ongoing. We have not at this time entered into and may not ever enter into any such arrangements.

In addition, we are seeking to develop key relationships in several other international jurisdictions where we believe there may be substantial demand for our generic products. These opportunities could potentially involve out-licensing of our products, third-party manufacturing supply and more efficient access to pharmaceutical ingredients and therefore assist with the development of our product pipeline.

In November 2018, we announced that we had entered into an exclusive licensing and distribution agreement for our abuse resistant Oxycodone ER product candidate and four generic drug products with a pharmaceutical distributor in the Philippines. Under the terms of the agreement the distributor was granted the exclusive right, subject to regulatory approval, to import and market our first novel drug formulation, abuse-deterrent Oxycodone ER, in the Philippines. Additionally, this distributor was granted, subject to regulatory approval, the exclusive right to import and market our generic Seroquel XR®, Focalin XR®, Glucophage® XR, and Keppra XR® in the Philippines. Under the terms of the agreement, the distributor will be required to purchase a minimum yearly quantity of all products included in the agreement and we will be the exclusive supplier of said products. The multi-year agreement with the Philippines distributor is subject to early termination. Financial terms of the agreement have not been disclosed. There can be no assurance as to when or if any of our products or product candidates will receive regulatory approval for sale in the Philippines or that, if so approved, any such products will be successfully commercialized there and produce significant revenues for us. Moreover, there can be no assurance that we will not be required to conduct further studies for Oxycodone ER, that the FDA will approve any of our requested abuse-deterrent label claims or that the FDA will meet its deadline for review or ultimately approve the NDA for the sale of Oxycodone ER in the U.S. market, or that it will ever be successfully commercialized and produce significant revenue for us.

In November 2018, we announced that we had entered into two exclusive licensing and distribution agreements with pharmaceutical distributors in Malaysia and Vietnam.

A Malaysian pharmaceutical distribution company was granted the exclusive right, subject to regulatory approval, to import and market our generic Seroquel XR® (quetiapine fumarate extended-release) in Malaysia. Under the terms of the agreement, four strengths (50, 200, 300 and 400 mg) of generic Seroquel XR® will be manufactured and supplied by us for distribution in Malaysia. We are also in discussions to include other products in the agreement with said distributor, who will be required to purchase a minimum yearly quantity of all products included in the agreement.

A Vietnamese pharmaceutical distributor was granted the exclusive right, subject to regulatory approval, to import and market our generic Seroquel XR®, Glucophage® XR, and Keppra XR® in Vietnam. Under the terms of the agreement, two strengths (500 and 750 mg) of generic Glucophage® XR, three strengths (50, 150 and 200 mg) of generic Seroquel XR® and one strength (500 mg) of generic Keppra XR® will be manufactured and supplied by us for distribution in Vietnam. The Vietnamese distributor will be required to purchase a minimum yearly quantity of all products included in the agreement.

The multi-year agreements with the Malaysian and Vietnamese distributors are each subject to early termination. Financial terms of the agreements have not been disclosed. There can be no assurance as to when or if any of our products will receive regulatory approval for sale in Malaysia or Vietnam or that, if so approved, the products will be successfully commercialized there and produce significant revenues for the Company.

Additionally, in January 2018 we announced we had commenced an R&D program of CBD based products. As part of this R&D program, we filed multiple provisional patent applications with the United States Patent and Trademark Office pertaining to the delivery and application of cannabinoid-based therapeutics, began talks with potential commercialization partners in the cannabidiol industry, and identified a potential supplier of CBD. The patent filings, together with certain of our already issued drug delivery patents, are intended to form the basis of the development of a pipeline of novel controlled-release product candidates with CBD as the main active ingredient. On May 30, 2019 we announced that the Company’s pre-existing license to conduct activities with CBD has been migrated by Health Canada to a CDL under the Cannabis Regulations. Our new Cannabis Drug License allows the Company to continue to possess cannabis, produce a drug containing cannabis and sell a drug containing cannabis. The CDL is unique from other forms of cannabis licenses in Canada as, according to Health Canada, it is a requirement for any company that intends to produce and sell a prescription drug containing cannabis or cannabinoids. Only companies, such as our Company, with a Health Canada issued Drug Establishment License are eligible to apply for a Cannabis Drug License. There can be no assurance that we will be able to develop cannabis-based products or that any cannabis-based product candidates we develop will ever be successfully commercialized or produce significant revenue for us.

SELECTED FINANCIAL INFORMATION

	For the three months ended		For the nine months ended
	August 31,	August 31,	August 31,	August 31,
	2019	2018	2019	2018
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	$	$	$	$
Revenue:	1,689,941	413,555	3,247,997	1,325,040
Expenses:	3,050,254	4,271,888	9,772,870	11,014,561
Net loss from operations	(1,454,325)	(3,954,104)	(6,751,572)	(9,962,968)
Net loss per common share
Basic and diluted	(0.07)	(0.91)	(0.32)	(2.49)

	As at
	August 31,	November 30,
	2019	2018
	(unaudited)	(audited)
	$	$
Cash	54,359	6,641,877
Total assets	4,162,674	11,474,227

Convertible debentures	1,525,220	1,790,358
Total liabilities	6,570,295	7,371,920
Shareholders' equity	(2,407,621)	4,102,307
Total liabilities and shareholders' equity	4,162,674	11,474,227

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

We have identified the following accounting policies that we believe require application of management’s most significant judgments, often requiring the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods.

Disclosure regarding our ability to continue as a going concern is included in Note 1 to our condensed unaudited interim consolidated financial statements for the three and nine months ended August 31, 2019.

Use of Estimates

The preparation of the condensed unaudited interim consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the period. Actual results could differ from those estimates.

Areas where significant judgment is involved in making estimates are: the determination of the functional currency; the fair values of financial assets and liabilities; the determination of units of accounting for revenue recognition; the accrual of licensing and milestone revenue; and forecasting future cash flows for assessing the going concern assumption.

Revenue recognition

The Company accounts for revenue in accordance with the provisions of ASC 606 “Revenue from Contracts with Customers” (“ASC 606”). Under ASC 606, the Company recognizes revenue when the customer obtains control of promised goods or services, in an amount that reflects the consideration the Company expects to receive in exchange for those goods or services. The Company recognizes revenue following the five-step model prescribed under ASC 606: (i) identify contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenues when (or as) the Company satisfies the performance obligation(s). The Company earns revenue from non-refundable upfront fees, milestone payments upon achievement of specified research or development, exclusivity milestone payments and licensing payments on sales of resulting products.

The relevant revenue recognition accounting policy is applied to each separate unit of accounting.

Licensing

The Company recognizes revenue from the licensing of the Company's drug delivery technologies, products and product candidates. Under the terms of the licensing arrangements, the Company provides the customer with a right to access the Company’s intellectual property with regards to the license which is granted. Revenue arising from the license of intellectual property rights is recognized over the period the Company transfers control of the intellectual property.

The Company has a license and commercialization agreement with Par. Under the exclusive territorial license rights granted to Par, the agreement requires that Par manufacture, promote, market, sell and distribute the product. Licensing revenue amounts receivable by the Company under this agreement are calculated and reported to the Company by Par, with such amounts generally based upon net product sales and net profit which include estimates for chargebacks, rebates, product returns, and other adjustments. Licensing revenue payments received by the Company from Par under this agreement are not subject to further deductions for chargebacks, rebates, product returns, and other pricing adjustments. Based on this arrangement and the guidance pursuant to ASC 606, the Company records licensing revenue over the period the Company transfers control of the intellectual property in the consolidated statements of operations and comprehensive loss.

The Company also had a license and commercial supply agreement with Mallinckrodt which provided Mallinckrodt an exclusive license to market, sell and distribute in the U.S. three drug product candidates for which the Company has ANDAs filed with the FDA, one of which (the Company’s generic Seroquel XR®) received final approval from the FDA in 2017. Under the terms of this agreement, the Company was responsible for the manufacture of approved products for subsequent sale by Mallinckrodt in the U.S. market. Following receipt of final FDA approval for its generic Seroquel XR®, the Company began shipment of manufactured product to Mallinckrodt. The Company recorded revenue once Mallinckrodt obtains control of the product and the performance obligation is satisfied. On April 12, 2019, Mallinckrodt and the Company mutually agreed to terminate their Commercial Supply Agreement (the “Mallinckrodt agreement”) effective no later than August 31, 2019. Under the terms of the mutual agreement, Mallinckrodt was released from certain obligations under the agreement as of April 12, 2019. Effective August 15, 2019 the Mallinckrodt agreement was terminated.

Licensing revenue in respect of manufactured product is reported as revenue in accordance with ASC 606. Once product is sold by Mallinckrodt, the Company receives downstream licensing revenue amounts calculated and reported by Mallinckrodt, with such amounts generally based upon net product sales and net profit which includes estimates for chargebacks, rebates, product returns, and other adjustments. Such downstream licensing revenue payments received by the Company under this agreement are not subject to further deductions for chargebacks, rebates, product returns, and other pricing adjustments. Based on this agreement and the guidance per ASC 606, the Company records licensing revenue as earned on a monthly basis.

Milestones

For milestone payments that are not contingent on sales-based thresholds, the Company applies a most-likely amount approach on a contract-by-contract basis. Management makes an assessment of the amount of revenue expected to be received based on the probability of the milestone outcome. Variable consideration is included in revenue only to the extent that it is probable that the amount will not be subject to a significant reversal when the uncertainty is resolved (generally when the milestone outcome is satisfied).

Research and development

Under arrangements where the license fees and R&D activities can be accounted for as a separate unit of accounting, non-refundable upfront license fees are deferred and recognized as revenue on a straight-line basis over the expected term of the Company's continued involvement in the R&D process.

Deferred revenue

Deferred revenue represents the funds received from clients, for which the revenues have not yet been earned, as the milestones have not been achieved, or in the case of upfront fees for drug development, where the work remains to be completed. During the year ended November 30, 2016, the Company received an up-front payment of $3,000,000 from Mallinckrodt pursuant to the Mallinckrodt agreement, and initially recorded it as deferred revenue, as it did not meet the criteria for recognition.

For the three and nine months ended August 31, 2019, the Company recognized $1,469,716 and $2,363,525 (three and nine months ended August 31, 2018 - $75,000 and $225,000) of revenue based on a straight-line basis over the remaining term of the Mallinckrodt agreement which expired on August 31, 2019. As of August 31, 2019, the Company has recorded a deferred revenue balance of $Nil (November 30, 2018 - $2,362,500) relating to the underlying contracts due to termination of our license and commercial supply agreement with Mallinckrodt LLC. Effective August 15, 2019 the Mallinckrodt agreement was terminated.

Research and development costs

R&D costs related to continued research and development programs are expensed as incurred in accordance with ASC Topic 730. However, materials and equipment are capitalized and amortized over their useful lives if they have alternative future uses.

Inventory

Inventories comprise raw materials, work in process, and finished goods, which are valued at the lower of cost or market, on a first-in, first-out basis. Cost for work in process and finished goods inventories includes materials, direct labor, and an allocation of manufacturing overhead. Market for raw materials is replacement cost, and for work in process and finished goods is net realizable value. The Company evaluates the carrying value of inventories on a regular basis, taking into account such factors as historical and anticipated future sales compared with quantities on hand, the price the Company expects to obtain for products in their respective markets compared with historical cost and the remaining shelf life of goods on hand. As of August 31, 2019, the Company had raw materials inventories of $123,875 (November 30, 2018 - $144,659), work in process of $96,053 (November 30, 2018 - $73,927) and finished goods inventory of $Nil (November 30, 2018 - $33,065) relating to the Company’s generic Seroquel XR® product. The recoverability of the cost of any pre-launch inventories with a limited shelf life is evaluated based on the specific facts and circumstances surrounding the timing of the anticipated product launch.

Translation of foreign currencies

Transactions denominated in currencies other than the Company and its wholly owned operating subsidiaries’ functional currencies, monetary assets and liabilities are translated at the period end rates. Revenue and expenses are translated at rates of exchange prevailing on the transaction dates. All of the exchange gains or losses resulting from these other transactions are recognized in the condensed unaudited interim consolidated statements of operations and comprehensive loss.

The functional and reporting currency of the Company and its subsidiaries is the U.S. dollar.

Convertible debentures

In fiscal year 2013, the Company issued an unsecured convertible debenture in the principal amount of $1,500,000 (the “2013 Debenture”). At issuance, the conversion option was bifurcated from its host contract and the fair value of the conversion option was characterized as an embedded derivative upon issuance as it met the criteria of ASC topic 815 Derivatives and Hedging. Subsequent changes in the fair value of the embedded derivative were recorded in the consolidated statements of operations and comprehensive loss. The proceeds received from the 2013 Debenture less the initial amount allocated to the embedded derivative were allocated to the liability and were accreted over the life of the 2013 Debenture using the effective rate of interest. The Company changed its functional currency effective December 1, 2013 such that the conversion option no longer met the criteria for bifurcation and was prospectively reclassified to shareholders’ equity under ASC Topic 815 at the U.S. dollar translated amount at December 1, 2013.

On September 10, 2018, the Company completed a private placement financing (the “2018 Debenture Financing”) of an unsecured convertible debenture in the principal amount of $500,000 (the “2018 Debenture”). At issuance, the conversion price was lower than the market share price, and the value of the beneficial conversion feature related to the 2018 Debenture was allocated to shareholders’ equity.

On May 1, 2019, the Company issued an unsecured convertible debenture in the principal amount of $1,050,000, that will mature on November 1, 2019, bear interest at a rate of 12% per annum and be convertible into 1,779,661 common shares of the Company at a conversion price of $0.59 per common share (the “2019 Debenture”). At issuance, the conversion option was not characterized as an embedded derivative as it did not meet the criteria of ASC topic 815 Derivatives and Hedging. Also, at issuance, as the conversion price was higher than the market share price, conversion option was not bifurcated from its host contract and the total value of the convertible debenture was recognized as a liability.

On August 26, 2019, the Company issued an unsecured convertible debenture in the principal amount of $140,800 (the “August 2019 Debenture”). At issuance, the conversion option was bifurcated from its host contract and the fair value of the conversion option was characterized as a derivative upon issuance as it met the criteria of ASC Topic 815 Derivatives and Hedging. Subsequent changes in the fair value of the derivative were recorded in the consolidated statements of operations and comprehensive loss. The proceeds received from the August 2019 Debenture less the initial amount allocated to the derivative were allocated to the host debt liability and were accreted over the life of the August 2019 Debenture using the effective rate of interest.

Investment tax credits

The investment tax credits (“ITC") receivable are amounts considered recoverable from the Canadian federal and provincial governments under the Scientific Research & Experimental Development (“SR&ED”) incentive program. The amounts claimed under the program represent the amounts based on management estimates of eligible research and development costs incurred during the year. Realization is subject to government approval. Any adjustment to the amounts claimed will be recognized in the year in which the adjustment occurs. Refundable ITCs claimed relating to capital expenditures are credited to property and equipment. Refundable ITCs claimed relating to current expenditures are netted against research and development expenditures.

Recently adopted accounting pronouncements

In May 2014, the FASB issued ASU No. 2014-09, ASC 606, which establishes a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers. Under ASC 606, revenue is recognized at an amount that reflects the consideration to which an entity expects to be entitled in exchange for transferring control of goods or services to a customer. The principles in ASC 606 provide a more structured approach to measuring and recognizing revenue. As of December 1, 2018, the Company has adopted ASC 606 using the modified retrospective method and has elected to apply the standard retrospectively only to contracts that are not completed contracts at the date of initial application. The adoption of ASC 606 did not have an impact on the date of transition and did not have a material impact on the Company’s condensed unaudited interim consolidated financial statements for the three and nine months ended August 31, 2019.

In January 2016, the FASB issued ASU No. 2016-01, which makes limited amendments to the guidance in U.S. GAAP on the classification and measurement of financial instruments. The new standard significantly revises an entity’s accounting related to (i) the classification and measurement of investments in equity securities and (ii) the presentation of certain fair value changes for financial liabilities measured at fair value. It also amends certain disclosure requirements associated with the fair value of financial instruments. The Company has adopted ASU No. 2016-01 effective December 1, 2018 and the adoption did not have an impact on the date of transition or any material impact on the Company’s condensed unaudited interim consolidated financial statements for the three and nine months ended August 31, 2019.

In August 2016, the FASB issued ASU 2017-01 that changes the definition of a business to assist entities with evaluating when a set of transferred assets and activities is a business. The guidance requires an entity to evaluate if substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or a group of similar identifiable assets; if so, the set of transferred assets and activities is not a business. ASU 2017-01 also requires a business to include at least one substantive process and narrows the definition of outputs by more closely aligning it with how outputs are described in ASC 606.1. ASU 2017-01 is effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those years. Early adoption is permitted. The Company adopted ASU 2017-01 effective December 1, 2018 and the amendments did not have any material impact on the Company’s financial position, results of operations, cash flows or disclosures.

In May 2017, the FASB issued ASU 2017-09 in relation to Compensation —Stock Compensation (Topic 718), Modification Accounting. The amendments provide guidance on changes to the terms or conditions of a share-based payment award, which require an entity to apply modification accounting in Topic 718. The amendments are effective for all entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2017. Early adoption is permitted, including adoption in any interim period, for (i) public business entities for reporting periods for which financial statements have not yet been issued and (ii) all other entities for reporting periods for which financial statements have not yet been made available for issuance. The amendments should be applied prospectively to an award modified on or after the adoption date. The Company adopted ASU 2017-09 effective December 1, 2018 and the amendments did not have any material impact on the Company’s financial position, results of operations, cash flows or disclosures.

Future accounting pronouncements

In February 2016, the FASB issued new guidance, ASU No. 2016-02, Leases (Topic 842). The main difference between current U.S. GAAP and the new guidance is the recognition of lease liabilities based on the present value of remaining lease payments and corresponding lease assets for operating leases under current U.S. GAAP with limited exception. Additional qualitative and quantitative disclosures are also required by the new guidance. Topic 842 is effective for annual reporting periods (including interim reporting periods) beginning after December 15, 2018. Early adoption is permitted. The Company is in the process of evaluating the amendments to determine if they have a material impact on the Company’s financial position, results of operations, cash flows or disclosures.

RESULTS OF OPERATIONS

Our results of operations have fluctuated significantly from period to period in the past and are likely to do so in the future. We anticipate that our quarterly and annual results of operations will be impacted for the foreseeable future by several factors, including the timing of approvals to market our product candidates in various jurisdictions and any resulting licensing revenue, milestone revenue, product sales, the number of competitive products and the extent of any aggressive pricing activity, wholesaler buying patterns, the timing and amount of payments received pursuant to our current and future collaborations with third parties, the existence of any first-to-file exclusivity periods, and the progress and timing of expenditures related to our research, development and commercialization efforts. Due to these fluctuations, we presently believe that the period-to-period comparisons of our operating results are not a reliable indication of our future performance.

The following are selected financial data for the three and nine months ended August 31, 2019 and 2018.

	For the three months ended				For the nine months ended
	August 31,	August 31,			August 31,	August 31,
	2019	2018	Change		2019	2018	Change
	(unaudited)	(unaudited)			(unaudited)	(unaudited)
	$	$	$	%	$	$	$	%
Revenue:
Licensing	217,265	320,330	(103,065)	-32%	881,512	1,062,597	(181,085)	-17.04%
Up-front fees	1,472,676	93,225	1,379,451	1480%	2,366,485	262,443	2,104,042	801.71%
	1,689,941	413,555			3,247,997	1,325,040

Cost of goods sold	-	45,299	(45,299)	-100%	33,068	111,173	(78,105)	-70.26%
	1,689,941	368,256	1,321,685	359%	3,214,929	1,213,867	2,001,062	164.85%

Expenses:
Research and development	1,625,353	3,324,221	(1,698,868)	-51%	5,412,653	7,783,549	(2,370,896)	-30.46%
Selling, general and administrative	1,298,029	792,379	505,650	64%	3,981,285	2,773,698	1,207,587	43.54%
Depreciation	126,872	155,288	(28,416)	-18%	378,932	457,314	(78,382)	-17.14%
	3,050,254	4,271,888	(1,221,634)	-29%	9,772,870	11,014,561	(1,241,691)	-11.27%

Loss from operations	(1,360,313)	(3,903,632)	2,543,319	-65%	(6,557,941)	(9,800,694)	3,242,753	-33.09%
Net foreign exchange (loss) gain	(23,767)	9,406	(33,173)	-353%	(10,138)	17,106	(27,244)	-159.27%
Interest income	11	8	3	38%	865	22	843	3831.82%
Interest expense	(55,720)	(59,886)	4,166	-7%	(169,822)	(179,402)	9,580	-5.34%
Financing cost	(14,536)	-	(14,536)	-	(14,536)	-	(14,536)	-
Net loss for the period	(1,454,325)	(3,954,104)	2,499,779	-63%	(6,751,572)	(9,962,968)	3,211,396	-32.23%

Three months ended August 31, 2019 compared to the three months ended August 31, 2018

Revenue

The Company recorded revenues of $1,689,941 for the three months ended August 31, 2019 versus $413,555 for the three months ended August 31, 2018. Such revenues consisted primarily of licensing revenues from commercial sales of the 15, 30 and 40 mg strengths of our generic Focalin XR® under the Par agreement. The higher increased revenue for the three months ended August 31, 2019 is primarily due to the change in contract term with Mallinckrodt that expired on August 31, 2019 compared to the original ten-year term. Beginning in early 2018, we began to see a significant impact from aggressive pricing by competitors, resulting in a marked increase in gross-to-net deductions such as wholesaler rebates, chargebacks and pricing adjustments. While the gross-to-net deductions fluctuate on a quarter over quarter basis, profit share payments for the last quarter has been consistent over the same period in 2018.

We entered into a license and commercial supply agreement with Tris granting Tris an exclusive license to market, sell and distribute in the United States, Desvenlafaxine Succinate ER in the 50 and 100 mg strengths and Quetiapine ER in the 50, 150, 200, 300 and 400 mg strengths, approved for sale in the US market by the FDA.

Cost of goods sold

The Company recorded cost of goods sold of $Nil for the three months ended August 31, 2019 versus $45,299 for the three months ended August 31, 2018. Cost of sales reflects the Company’s manufacturing shipments of generic Seroquel XR® to Mallinckrodt.

Research and Development

Expenditures for R&D for the three months ended August 31, 2019 were lower by $1,698,868 compared to the three months ended August 31, 2018. The decrease is primarily due to significantly lower Biostudies and patent litigation expenses partially offset by higher third-party consulting fees.

In the three months ended August 31, 2019, we recorded $40,517 of expenses for stock-based compensation for R&D employees compared to $11,072 for the three months ended August 31, 2018.

After adjusting for the stock-based compensation expenses discussed above, expenditures for R&D for the three months ended August 31, 2019 were lower by $1,728,313 compared to the three months ended August 31, 2018. The decrease was mainly due to the decrease in Biostudies and patent and litigation expenses and was partially offset by higher third-party consulting fees.

Selling, General and Administrative

Selling, general and administrative expenses were $1,298,029 for the three months ended August 31, 2019 in comparison to $792,379 for the three months ended August 31, 2018, resulting in an increase of $505,650. The increase is due to higher expenses related to administrative costs and marketing cost, partially offset by a decrease in wages and benefits.

Administrative costs for the three months ended August 31, 2019 were $928,210 in comparison to $433,967 in the three months ended August 31, 2018. The increase for the three months ended August 31, 2019 was due to the increase in professional and legal fees.

Expenditures for wages and benefits for the three months ended August 31, 2019 were $220,607 in comparison to $248,587 in the three months ended August 31, 2018. For the three months ended August 31, 2019, we recorded an expense of $10,885 against expense for stock-based compensation compared to an expense of $14,470 for the three months ended August 31, 2018. After adjusting for the stock-based compensation expenses, expenditures for wages for the three months ended August 31, 2019 were lower by $24,395 compared to the three months ended August 31, 2018.

Marketing costs for the three months ended August 31, 2019 were $109,955 in comparison to $80,220 in the three months ended August 31, 2018. This increase is primarily the result of an increase in travel expenditures related to business development and investor relations activities.

Occupancy costs for the three months ended August 31, 2019 were $39,257 in comparison to $29,605 for the three months ended August 31, 2018. The increase is due to higher property tax expenses.

Depreciation

Depreciation expenses for the three months ended August 31, 2019 were $126,872 in comparison to $155,288 in the three months ended August 31, 2018. The decrease is primarily due to less investment in production, laboratory and computer equipment during the year ended November 30, 2018 and three months ended August 31, 2019.

Foreign Exchange Gain

Foreign exchange loss was $23,767 for the three months ended August 31, 2019 in comparison to a gain of $9,406 in the three months ended August 31, 2018. The foreign exchange loss for the three months ended August 31, 2019 was due to the weakening of the U.S dollar against the Canadian dollar during the three months ended August 31, 2019 as the exchange rates changed to $1.00 for C$1.3295 as at August 31, 2019 from $1.00 for C$1.3527 as at May 31, 2019. The foreign exchange gain for the three months ended August 31, 2018 was due to the strengthening of the U.S. dollar against the Canadian dollar during the three months ended August 31, 2018 as the exchange rates changed to $1.00 for C$1.3055 as at August 31, 2018 from $1.00 for C$1.2948 as at May 31, 2018.

Interest Expense

Interest expense for the three months ended August 31, 2019 was $55,720 in comparison to $59,886 in the three months ended August 31, 2018. This is primarily due to interest paid in 2019 on the 2013 Debenture, which accrues interest payable at 12% annually and interest paid on the 2018 Debenture, which accrues interest payable at 10% annually and the related conversion option embedded derivative accreted at an annual effective interest rate of approximately 7.27%, in comparison to the three months ended August 31, 2018 the interest expense was related to the interest paid on the 2013 Debenture which accrues interest payable at 12% annually and the related conversion option embedded derivative accreted at an annual effective interest rate of approximately 4.9%.

Financing cost

Financing cost for the three months ended August 31, 2019 was $14,536 in comparison to Nil in the three months ended August 31, 2018. The increase is the cost of borrowing for convertible debt issuance on August 26, 2019.

Net Loss

The Company recorded net loss for the three months ended August 31, 2019 of $1,454,325 or $0.07 per common share, compared with a net loss of $3,954,104 or $0.91 per common share for the three months ended August 31, 2018. In the three months ended August 31, 2019, the lower net loss is attributed to the higher recognition of Mallinckrodt upfront fees due to the change in contract term with Mallinckrodt which expired August 31, 2019 compared to the original ten-year term and to a greater extent, sales of generic Seroquel XR® shipped to Mallinckrodt, combined with increased administrative expense related to professional and legal fees and decreased R&D expenses. In the three months ended August 31, 2018, the net loss was attributed to lower recognition of Mallinckrodt upfront fees combined with increased R&D expenses.

Nine months ended August 31, 2019 compared to the nine months ended August 31, 2018

Revenue

The Company recorded revenues of $3,247,997 for the nine months ended August 31, 2019 versus $1,325,040 for the nine months ended August 31, 2018. Such revenues consisted primarily of licensing revenues from commercial sales of the 15, 25, 30 and 40 mg strengths of our generic Focalin XR® under the Par agreement. The increase in revenues in the nine months ended August 31, 2019 compared to the nine months ended August 31, 2018 is primarily due to more revenue recognition from the Mallinckrodt upfront fee in the second and third quarter of year 2019 due to change in contract term with Mallinckrodt which expired August 31, 2019 compared to the original ten-year term. Beginning in early 2018, we began to see a significant impact from aggressive pricing by competitors, resulting in a marked increase in gross-to-net deductions such as wholesaler rebates, chargebacks and pricing adjustments. While the gross-to-net deductions fluctuate on a quarter over quarter basis, profit share payments for the last quarter has been consistent over the same period in 2018.

We entered into a license and commercial supply agreement with Tris granting Tris an exclusive license to market, sell and distribute in the United States, Desvenlafaxine Succinate ER in the 50 and 100 mg strengths and Quetiapine ER in the 50, 150, 200, 300 and 400 mg strengths, approved for sale in the US market by the FDA. These licensed products have not produced sales for the Company for the nine months ended on August 31, 2019.

Cost of goods sold

The Company recorded cost of goods sold of $33,068 for the nine months ended August 31, 2019 versus $111,173 for the nine months ended August 31, 2018. Cost of sales reflects the Company’s manufacturing shipments of generic Seroquel XR® to Mallinckrodt.

Research and Development

Expenditures for R&D for the nine months ended August 31, 2019 were lower by $2,370,896 compared to the nine months ended August 31, 2018. The decrease is primarily due to significantly lower patent litigation expenses and Biostudies expenses partially offset by higher third-party consulting fees and salaries expenses.

In the nine months ended August 31, 2019, we recorded $172,274 of expenses for stock-based compensation for R&D employees compared to $79,067 for the nine months ended August 31, 2018.

After adjusting for the stock-based compensation expenses discussed above, expenditures for R&D for the nine months ended August 31, 2019 were lower by $2,464,103 compared to the nine months ended August 31, 2018. The decrease was mainly due to the decrease in Biostudies and patent and litigation expenses and was partially offset by higher third-party consulting fees and salaries expenses.

Selling, General and Administrative

Selling, general and administrative expenses were $3,981,285 for the nine months ended August 31, 2019 in comparison to $2,773,698 for the nine months ended August 31, 2018, resulting in an increase of $1,207,587. The increase is due to higher expenses related to administrative costs, partially offset by a decrease in wages and marketing cost.

Administrative costs for the nine months ended August 31, 2019 were $2,888,685 in comparison to $1,476,609 in the nine months ended August 31, 2018. The increase for the nine months ended August 31, 2019 was due to the increase in professional and legal fees.

Expenditures for wages and benefits for the nine months ended August 31, 2019 were $699,616 in comparison to $878,454 in the nine months ended August 31, 2018. For the nine months ended August 31, 2019, we recorded an expense of $41,417 against expense for stock-based compensation compared to an expense of $41,281 for the six months ended August 31, 2018. After adjusting for the stock-based compensation expenses, expenditures for wages for the nine months ended August 31, 2019 were lower by $178,974 compared to the nine months ended August 31, 2018.

Marketing costs for the nine months ended August 31, 2019 were $285,881 in comparison to $318,853 in the nine months ended August 31, 2018. This decrease is primarily the result of a decrease in travel expenditures related to business development and investor relations activities.

Occupancy costs for the nine months ended August 31, 2019 were $107,103 in comparison to $99,782 for the nine months ended August 31, 2018. The increase is due to higher property tax expenses.

Depreciation

Depreciation expenses for the nine months ended August 31, 2019 were $378,932 in comparison to $457,314 in the nine months ended August 31, 2018. The decrease is primarily due to less investment in production, laboratory and computer equipment during the nine months ended August 31, 2019.

Foreign Exchange Gain

Foreign exchange loss was $10,138 for the nine months ended August 31, 2019 in comparison to a gain of $17,106 in the nine months ended August 31, 2018. The foreign exchange loss for the nine months ended August 31, 2019 was due to the weakening of the U.S. dollar against the Canadian dollar during the nine months ended August 31, 2019 as the exchange rates changed to $1.00 for C$1.3295 as at August 31, 2019 from $1.00 for C$1.3301 as at November 30, 2018. The foreign exchange gain for the nine months ended August 31, 2018 was due to the strengthening of the U.S. dollar against the Canadian dollar during the nine months ended August 31, 2018 as the exchange rates changed to $1.00 for C$1.3055 as at August 31, 2018 from $1.00 for C$1.2888 as at November 30, 2017.

Interest Expense

Interest expense for the nine months ended August 31, 2019 was $169,822 in comparison to $179,402 in the nine months ended August 31, 2018. This is primarily due to interest paid in 2019 on the 2013 Debenture, which accrues interest payable at 12% annually and interest paid on the 2018 Debenture, which accrues interest payable at 10% annually and the related conversion option embedded derivative accreted at an annual effective interest rate of approximately 7.27%, in comparison to the nine months ended August 31, 2018 the interest expense was related to the interest paid on the 2013 Debenture which accrues interest payable at 12% annually and the related conversion option embedded derivative accreted at an annual effective interest rate of approximately 4.9%.

Financing cost

Financing cost for the nine months ended August 31, 2019 was $14,536 in comparison to Nil in the nine months ended August 31, 2018. The increase is the cost of borrowing for convertible debt issuance on August 26, 2019.

Net Loss

The Company recorded net loss for the nine months ended August 31, 2019 of $6,751,572 or $0.32 per common share, compared with a net loss of $9,962,968 or $2.49 per common share for the nine months ended August 31, 2018. In the nine months ended August 31, 2019, the net loss is attributed to the higher recognition of Mallinckrodt upfront fees due to the change in contract term with Mallinckrodt which expired August 31, 2019 compared to the original ten-year term, higher licensing revenues from commercial sales of generic Focalin XR® and to a greater extent, sales of generic Seroquel XR® shipped to Mallinckrodt, combined with increased administrative expense related to professional and legal fees. In the nine months ended August 31, 2018, the higher net loss was attributed to lower recognition of Mallinckrodt upfront fees combined with increased R&D expenses.

SUMMARY OF QUARTERLY RESULTS

The table below outlines selected financial data for the eight most recent quarters. The quarterly results are unaudited and have been prepared in accordance with U.S. GAAP, for interim financial information.

			Loss per share
	Revenue	Net loss	Basici	Dilutedi
	$	$	$	$
August 31, 2019	1,689,941	(1,454,325)	(0.07)	(0.07)
May 31, 2019	1,214,520	(2,072,798)	(0.10)	(0.10)
February 28, 2019	343,536	(3,224,449)	(0.16)	(0.16)
November 30, 2018	387,691	(3,784,512)	(0.67)	(0.67)
August 31, 2018	413,555	(3,954,104)	(0.91)	(0.91)
May 31, 2018	576,967	(2,859,276)	(0.68)	(0.68)
February 28, 2018	334,518	(3,149,588)	(0.91)	(0.91)
November 30, 2017	1,077,835	(2,510,936)	(0.76)	(0.76)

(i) Quarterly per share amounts may not sum due to rounding

It is important to note that historical patterns of revenue and expenditures cannot be taken as an indication of future revenue and expenditures. Net loss has been somewhat variable over the last eight quarters and is reflective of varying levels of commercial sales of generic Focalin XR® capsules, the level of our R&D spending, and the vesting or modification of performance-based stock options. The lower net loss in the third quarter of 2019 is primarily attributed to recognition of upfront revenue due to the cancellation of Mallinckrodt agreement and lower R&D spending offset by higher selling, general and administrative expenses. The lower net loss in the first quarter of 2019 is primarily attributed to lower R&D spending offset by higher selling, general and administrative expenses and licensing revenues. The lower net loss in the fourth quarter of 2018 is primarily attributed to lower R&D spending and selling, general and administrative expenses offset by licensing revenues. The higher net loss in the third quarter of 2018 is primarily attributed to higher third-party R&D expenses as a result of clinical trials for Oxycodone ER, as well as increased patent litigation expenses. The lower net loss in the second quarter of 2018 is primarily attributed to slightly higher licensing revenues and lower R&D spending. The net loss in the first quarter of 2018 is primarily attributed to lower licensing revenues from commercial sales of generic Focalin XR®, along with higher R&D expenses. The lower net loss in the fourth quarter of 2017 is primarily attributed to higher licensing revenues and lower R&D spending and selling, general and administrative expenses. The net loss in the third quarter of 2017 was primarily due to higher licensing revenue, partially offset by higher expenses related to the FDA Advisory Committees meeting in July 2017. The lower net loss in the second quarter of 2017 was primarily attributed to higher than normal licensing revenues from commercial sales of generic Focalin XR® in the 25 and 35 mg strengths complementing the 15 and 30 mg strengths of our generic Focalin XR® marketed by Par, partially offset by an increase in performance-based options expense and higher third-party consulting fees.

LIQUIDITY AND CAPITAL RESOURCES

	For the three months ended				For the nine months ended
	August 31,	August 31,			August 31,	August 31,
	2019	2018			2019	2018
	(unaudited)	(unaudited)	Change		(unaudited)	(unaudited)	Change
	$	$	$	%	$	$	$	%
Cash flows used in operating activities	(1,090,134)	(1,287,928)	197,794	-15%	(6,416,374)	(6,421,294)	4,920	0%
Cash flows provided from financing activities	125,000	-	125,000	-	(147,047)	4,681,311	(4,828,358)	-103%
Cash flows used in investing activities	(10,684)	(15,358)	4,674	-30%	(24,097)	(99,690)	75,593	-76%
Decrease in cash	(975,818)	(1,303,286)	327,468	-25%	(6,587,518)	(1,839,673)	(4,747,845)	258%
Cash, beginning of period	1,030,177	1,360,674	(330,497)	-24%	6,641,877	1,897,061	4,744,816	250%
Cash, end of period	54,359	57,388	(3,029)	-5%	54,359	57,388	(3,029)	-5%

The Company had cash of $54,359 as at August 31, 2019 compared to $1,030,179 as at May 31, 2019. The decrease in cash was mainly due to expenditures for R&D and selling, general, and administrative expenses which are partially offset by receipt from Par and cash inflow provided from financing activities. The decrease in cash during the three months ended August 31, 2019 was mainly a result of our ongoing expenditures in R&D and selling, general, and administrative expenses, which included increased legal fees.

In November 2013, the Company entered into an equity distribution agreement with Roth, pursuant to which the Company originally could sell up to a certain number of common shares through at-the-market issuances on Nasdaq or otherwise. In March 2018, the Company terminated its continuous offering under the prospectus supplement dated July 18, 2017 and prospectus dated July 17, 2017 in respect of its at-the-market program. The underwriting agreement relating to the October 2018 offering (described below) restricts the Company's ability to use this equity distribution agreement. It contains a prohibition on the Company: (i) for a period of two years following the date of the underwriting agreement, from directly or indirectly in any at-the-market or continuous equity transaction, offer to sell, or otherwise dispose of shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for its shares of capital stock or (ii) for a period of five years following the closing, effecting or entering into an agreement to effect any issuance by the Company of common shares or common share equivalents involving a certain variable rate transactions under an at-the-market offering agreement, whereby the Company may issue securities at a future determined price, except that, on or after the date that is two years after the closing, the Company may enter into an at-the-market offering agreement.

For the three months ended August 31, 2019, net cash flows used in operating activities decreased to $1,090,134 as compared to net cash flows used in operating activities for the three months ended August 31, 2018 of $1,287,928. The decrease was primarily a result of the lower loss from operations, increase in accounts payable offset by a decrease in accounts receivable, as well as a decrease in prepaid expenses.

R&D costs, which are a significant portion of the cash flows used in operating activities, related to continued internal R&D programs are expensed as incurred. However, equipment and supplies are capitalized and amortized over their useful lives if they have alternative future uses. For the three and nine months ended August 31, 2019, R&D expense was $1,625,353 and $5,412,653, respectively compared to the three and nine months ended August 31, 2018 which was $3,324,221 and $7,783,549. The decrease was mainly due to the decrease in Biostudies and patent and litigation expenses and offset by higher third-party consulting fees and employees’ salaries.

For the three and nine months ended August 31, 2019, net cash flows provided in financing activities were $125,000 and a decrease of $147,047, compared to $Nil and $4,681,311 respectively for the three and nine months ended August 31, 2018. Net cash flows from financing activities in the three and nine months ended August 31, 2019 related to the issuance of a private placement financing of the unsecured August 2019 Debenture (as defined above) in the principal amount of $140,800. The August 2019 Debenture will mature on August 26, 2020, bear interest at a rate of 8% per annum, payable monthly, is pre-payable at any time at the option of the Company and is convertible at the option of the holder into common shares after 180 days at a conversion price which is equal to 75% of the market price. Market price is the average of the lowest three (3) trading prices for the common shares during the twenty (20) trading day period prior to the conversion date. Net cash flows from financing activities in the three and nine months ended August 31, 2019, related to the issuance of 2,793,334 common shares on exercise of 2018 Pre-Funded Warrants issued as part of the October 2018 financing for gross proceeds of $27,953 offset by the principal repayment of $300,000 made on the 2013 Debenture. In October 2018, we completed an underwritten public offering in the United States, resulting in the sale to the public of 827,970 Units at $0.75 per Unit, which are comprised of one common share and one warrant (the “2018 Unit Warrants”) exercisable at $0.75 per share. We concurrently sold an additional 1,947,261 common shares and warrants to purchase 2,608,695 common shares exercisable at $0.75 per share (the “2018 Option Warrants”) pursuant to the over-allotment option exercised in part by the underwriter. The price for the common shares issued in connection with exercise of the overallotment option was $0.74 per share and the price for the warrants issued in connection with the exercise of the overallotment option was $0.01 per warrant, less in each case the underwriting discount. In addition, we issued 16,563,335 pre-funded units (“2018 Pre-Funded Units”), each 2018 Pre-Funded Unit consisting of one pre-funded warrant (a “2018 Pre-Funded Warrant”) to purchase one common share and one warrant (a “2018 Warrant”, and together with the 2018 Unit Warrants and the 2018 Option Warrants, the “2018 Firm Warrants”) to purchase one common share. The 2018 Pre-Funded Units were offered to the public at $0.74 each and a 2018 Pre-Funded Warrant is exercisable at $0.01 per share. Each 2018 Firm Warrant is exercisable immediately and has a term of five years and each 2018 Pre-Funded Warrant is exercisable immediately and until all 2018 Pre-Funded Warrants are exercised. We also issued warrants to the placement agents to purchase 1,160,314 common shares at an exercise price of $0.9375 per share, which were exercisable immediately upon issuance (the “October 2018 Placement Agent Warrants”). In aggregate, the Company issued 2,775,231 common shares, 16,563,335 2018 Pre-Funded Warrants and 20,000,000 2018 Firm Warrants in addition to 1,160,314 October 2018 Placement Agent Warrants.

For the three and nine months ended August 31, 2019, net cash flows used in investing activities of $10,684 and $24,097 related mainly to the purchase of lab and computer equipment. For the three and nine months ended August 31, 2018 net cash flows used in investing activities of $15,358 and $99,690 related primarily to purchase of plant and production equipment.

All non-cash items have been added back or deducted from the condensed unaudited interim consolidated statements of cash flows.

With the exception of the quarter ended February 28, 2014, the Company has incurred losses from operations since inception. To date, the Company has funded its R&D activities principally through the issuance of securities, loans from related parties, funds from the IPC Arrangement Agreement and funds received under commercial license agreements. Since November 2013, research has also been funded from revenues earned on sales of our generic Focalin XR® capsules for the 15 and 30 mg strengths. Despite the launch of the 25 and 35 mg strengths by Par in January 2017, the launch of the 10 and 20 mg strengths in May 2017 along with the launch of the 5 and 40 mg strengths in November 2017, we expect sales of generic Focalin XR®, due to continued competitive pressures, to be negatively impacted for the next several quarters. As of November 30, 2018, the Company had a cash balance of $6.6 million. As of August 31, 2019, our cash balance was $54,359. We currently expect to satisfy our operating cash requirements from cash on hand and quarterly profit share payments supplemented by proceeds from equity issuances as necessary. The Company may need to obtain additional funding prior to that time as we further the development of our product candidates. Potential sources of capital may include payments from licensing agreements, cost savings associated with managing operating expense levels, equity and/or debt financings and/or new strategic partnership agreements which fund some or all costs of product development. We intend to utilize the capital markets to bridge any funding shortfall and to provide capital to continue to advance our most promising product candidates. Our future operations are highly dependent upon our ability to source additional capital to support advancing our product pipeline through continued R&D activities and to fund any significant expansion of our operations. Our ultimate success will depend on whether our product candidates receive the approval of the FDA or Health Canada and whether we are able to successfully market approved products. We cannot be certain that we will be able to receive FDA or Health Canada approval for any of our current or future product candidates, that we will reach the level of sales and revenues necessary to achieve and sustain profitability, or that we can secure other capital sources on terms or in amounts sufficient to meet our needs or at all. Our cash requirements for R&D during any period depend on the number and extent of the R&D activities we focus on. At present, we are working principally on our Oxycodone ER 505(b)(2), PODRASTM technology, additional 505(b)(2) product candidates for development in various indication areas and selected generic product candidate development projects. Our development of Oxycodone ER will require significant expenditures, including costs to defend against the Purdue litigation. For our RegabatinTM XR 505(b)(2) product candidate, Phase III clinical trials can be capital intensive, and will only be undertaken consistent with the availability of funds and a prudent cash management strategy.

Effective October 1, 2018, the maturity date for the 2013 Debenture was extended to April 1, 2019. Effective April 1, 2019, the maturity date for the 2013 Debenture was further extended to May 1, 2019. In December 2018, a principal repayment of $300,000 was made on the 2013 Debenture. On April 4, 2019, a tentative approval from TSX was received for a proposed refinancing of the 2013 Debenture, subject to certain conditions being met. As a result of the proposed refinancing, the principal amount owing under the 2013 Debenture was refinanced by the New Debenture. On May 1, 2019, the 2019 Debenture was issued with a principal amount of $1,050,000, that will mature on November 1, 2019, bear interest at a rate of 12% per annum and be convertible into 1,779,661 common shares of the Company at a conversion price of $0.59 per common share. Dr. Isa Odidi and Dr. Amina Odidi, who are shareholders, directors, and executive officers of the Company, are the holders of the 2019 Debenture.

On August 26, 2019, the Company completed a private placement financing of the unsecured August 2019 Debenture (as defined above) in the principal amount of $140,800. The August 2019 Debenture will mature on August 26, 2020. The 2019 Debenture bears interest at a rate of 8% per annum, payable monthly, is pre-payable at any time at the option of the Company and is convertible at the option of the holder into common shares after 180 days at a conversion price which is equal to 75% of the market price. Market price is the average of the lowest three (3) trading prices for the common shares during the twenty (20) trading day period prior to the conversion date.

The availability of equity or debt financing will be affected by, among other things, the results of our R&D, our ability to obtain regulatory approvals, our success in commercializing approved products with our commercial partners and the market acceptance of our products, the state of the capital markets generally, the delisting of our shares from Nasdaq, strategic alliance agreements, and other relevant commercial considerations. In addition, if we raise additional funds by issuing equity securities, our then existing security holders will likely experience dilution, and the incurring of indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that would restrict our operations. In the event that we do not obtain sufficient additional capital, it will raise substantial doubt about our ability to continue as a going concern, realize our assets and pay our liabilities as they become due. Our cash outflows are expected to consist primarily of internal and external R&D, legal and consulting expenditures to advance our product pipeline and selling, general and administrative expenses to support our commercialization efforts. Depending upon the results of our R&D programs, the impact of the litigation against us and the availability of financial resources, we could decide to accelerate, terminate, or reduce certain projects, or commence new ones. Any failure on our part to successfully commercialize approved products or raise additional funds on terms favorable to us or at all, may require us to significantly change or curtail our current or planned operations in order to conserve cash until such time, if ever, that sufficient proceeds from operations are generated, and could result in us not taking advantage of business opportunities, in the termination or delay of clinical trials or us not taking any necessary actions required by the FDA or Health Canada for one or more of our product candidates, in curtailment of our product development programs designed to identify new product candidates, in the sale or assignment of rights to our technologies, products or product candidates, and/or our inability to file ANDAs, ANDSs or NDAs at all or in time to competitively market our products or product candidates.

OUTSTANDING SHARE INFORMATION

As at August 31, 2019, the Company had 22,085,856 common shares issued and outstanding, which is an increase of 3,833,613 when compared to November 30, 2018. The number of shares outstanding increased as a result of the issuance of 2,793,334 common shares upon exercise of the same number of 2018 Pre-Funded Warrants and the issuance of 1,030,000 common shares in connection with the exercise of the same number of 2018 Pre-Funded Warrants as of November 30, 2018 but for which common shares were not yet issued as of November 30, 2018 and the issuance of 10,279 common shares due to the exercise of deferred share units. The number of options outstanding as of August 31, 2019 is 2,404,435, an increase of 1,848,784 from November 30, 2018.The increase is due to the issuance of 1,687,000 stock options to management and other employees and 200,000 stock options to members of the Board of Directors offset by forfeiture of 6,666 options and expiry of 31,550 during the nine months ended August 31, 2019. The warrants outstanding as of August 31, 2019 represent 23,601,551 common shares issuable upon the exercise of 23,740,290 outstanding warrants, which represents a decrease of 2,793,334 common shares (2,793,334 warrants) from November 30, 2018, due to the exercise of 2,793,334 Pre-Funded Warrants to purchase 2,793,334 common shares during the nine months ended August 31, 2019. During the three and nine months ended August 31, 2019, 10, 279 deferred share units were exercised ad converted into common shares. The number of deferred share units outstanding as of August 31, 2019 is Nil. As of October 11, 2019, the number of shares outstanding is 22,085,856.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT LIQUIDITY AND MARKET RISK

Liquidity risk is the risk that we will encounter difficulty raising liquid funds to meet our commitments as they fall due. In meeting our liquidity requirements, we closely monitor our forecasted cash requirements with expected cash drawdown.

We are exposed to interest rate risk, which is affected by changes in the general level of interest rates. Due to the fact that our cash is deposited with major financial institutions in an interest savings account, we do not believe that the results of operations or cash flows would be affected to any significant degree by a sudden change in market interest rates given their relative short-term nature.

Trade accounts receivable potentially subjects us to credit risk. We provide an allowance for doubtful accounts equal to the estimated losses expected to be incurred in the collection of accounts receivable.

We are also exposed to credit risk at period end from the carrying value of our cash. We manage this risk by maintaining bank accounts with a Canadian Chartered Bank. Our cash is not subject to any external restrictions.

We are exposed to changes in foreign exchange rates between the Canadian and U.S. Dollar which could affect the value of our cash. We had no foreign currency hedges or other derivative financial instruments as of August 31, 2019. We did not enter into financial instruments for trading or speculative purposes and we do not currently utilize derivative financial instruments.

We have balances in Canadian dollars that give rise to exposure to foreign exchange risk relating to the impact of translating certain non-U.S. Dollar balance sheet accounts as these statements are presented in U.S. Dollars. A strengthening U.S. Dollar will lead to a foreign exchange loss while a weakening U.S. Dollar will lead to a foreign exchange gain. For each Canadian dollar balance of $1.0 million, a +/- 10% movement in the Canadian currency held by us versus the U.S. Dollar would affect our loss and other comprehensive loss by $0.1 million.

WORKING CAPITAL

Working capital (defined as current assets minus current liabilities) has decreased by approximately $8.2 million at August 31, 2019 from November 30, 2018, mainly as a result of an increase in accrued liabilities and accounts payable, offset by decreases in cash, prepaid expenses, deferred revenue and convertible debentures. We are actively exploring partnership opportunities for both currently approved and yet-to-be-approved products, as well as potential international partnership opportunities for both existing and future products. While the Company has some flexibility with its level of expenditures, our future operations are highly dependent upon our ability to source additional capital to support advancing our product pipeline through continued R&D activities and to fund any significant expansion of our operations. Our ultimate success will depend on whether our product candidates receive the approval of the FDA, Health Canada, and the regulatory authorities of other countries in which are products are proposed to be sold and whether we are able to successfully market our approved products. We cannot be certain that we will receive FDA, Health Canada, or such other and other regulatory approval for any of our current or future product candidates, that we will reach the level of sales and revenues necessary to achieve and sustain profitability, or that we can secure other capital sources on terms or in amounts sufficient to meet our needs, or at all.

As a R&D company, we are eligible to receive investment tax credits from various levels of government under the SR&ED incentive programs. Depending on the financial condition of our operating subsidiary, Intellipharmaceutics Corp., R&D expenses in any fiscal year could be claimed. Eligible R&D expenses included salaries for employees involved in R&D, cost of materials, equipment purchase as well as third party contract services. This amount is not a reduction in income taxes, but a form of government refundable credits based on the level of R&D that we carry out.

Effective October 1, 2018, the maturity date for the 2013 Debenture was extended to April 1, 2019. Effective April 1, 2019, the maturity date for the 2013 Debenture was further extended to May 1, 2019. In December 2018, a principal repayment of $300,000 was made on the 2013 Debenture. On April 4, 2019, a tentative approval from TSX was received for a proposed refinancing of the 2013 Debenture, subject to certain conditions being met. As a result of the proposed refinancing, the principal amount owing under the 2013 Debenture was refinanced by the 2019 Debenture. On May 1, 2019, the 2019 Debenture was issued with a principal amount of $1,050,000, that will mature on November 1, 2019, bear interest at a rate of 12% per annum and be convertible into 1,779,661 common shares of the Company at a conversion price of $0.59 per common share. Dr. Isa Odidi and Dr. Amina Odidi, who are shareholders, directors, and executive officers of the Company, are the holders of the 2019 Debenture.

On September 10, 2018, the Company completed a private placement financing of the 2018 Debenture in the principal amount of $0.5 million. The 2018 Debenture is due to mature on September 1, 2020. The 2018 Debenture bears interest at a rate of 10% per annum, payable monthly, is pre-payable at any time at the option of the Company and is convertible at any time into common shares at a conversion price of $3.00 per common share at the option of the holder. Drs. Isa and Amina Odidi, who are directors, executive officers and shareholders of our Company, provided the original $500,000 of the proceeds for the 2018 Debenture.

On August 26, 2019, the Company completed a private placement financing of the unsecured August 2019 Debenture (as defined above) in the principal amount of $140,800. The August 2019 Debenture will mature on August 26, 2020. The 2019 Debenture bears interest at a rate of 8% per annum, payable monthly, is pre-payable at any time at the option of the Company and is convertible at the option of the holder into common shares after 180 days at a conversion price which is equal to 75% of the market price. Market price is the average of the lowest three (3) trading prices for the common shares during the twenty (20) trading day period prior to the conversion date.

CAPITAL EXPENDITURES

Total capital expenditures in the three and nine months ended August 31, 2019 were $10,684 and $24,097 compared to $15,358 and $99,690 in the three and nine months ended August 31, 2018. Capital expenditures in fiscal 2019 are related primarily to the purchase of lab and computer equipment. Capital expenditures in fiscal 2018 are primarily to purchase of plant and production equipment.

CONTRACTUAL OBLIGATIONS

In the table below, we set forth our enforceable and legally binding obligations and future commitments and obligations related to all contracts. Some of the figures we include in this table are based on management’s estimate and assumptions about these obligations, including their duration, the possibility of renewal, anticipated actions by third parties, and other factors. Operating lease obligations relate to the lease of premises for the combined properties, comprising the Company’s premises that it operates from at 30 Worcester Road as well as the adjoining property at 22 Worcester Road, which is indirectly owned by the same landlord, which will expire in November 2020, subject to a 5 year renewal option. The Company also has an option to purchase the combined properties up to November 30, 2020, based on a fair value purchase formula but does not currently expect to exercise this option in 2019.

	Less than	3 to 6	6 to 9	9 months	Greater than
	3 months	months	months	to 1 year	1 year	Total
	$	$	$	$	$	$
Third parties
Accounts payable	3,504,755	-	-	-	-	3,504,755
Accrued liabilities	1,174,186	-	-	-	-	1,174,186
Convertible debenture	2,961	2,806	2,837	143,483	-	152,087
Related parties
Employee costs payable	236,449	-	-	-	-	236,449
Convertible debentures	1,083,845	12,457	12,594	12,594	500,137	1,621,627
Total contractual obligations	6,002,196	15,263	15,431	156,077	500,137	6,689,104

CONTINGENCIES AND LITIGATION

From time to time, we may be exposed to claims and legal actions in the normal course of business. As at August 31, 2019, and continuing as at October 11, 2019, we are not aware of any pending or threatened material litigation claims against us, other than the following as described below.

In November 2016, we filed an NDA for our Oxycodone ER product candidate, relying on the 505(b)(2) regulatory pathway, which allowed us to reference data from Purdue's file for its OxyContin® extended release oxycodone hydrochloride. Our Oxycodone ER application was accepted by the FDA for further review in February 2017. We certified to the FDA that we believed that our Oxycodone ER product candidate would not infringe any of the OxyContin® patents listed in the Orange Book, or that such patents are invalid, and so notified Purdue and the other owners of the subject patents listed in the Orange Book of such certification.

On April 7, 2017, we received notice that the Purdue litigation plaintiffs had commenced patent infringement proceedings against us in the U.S. District Court for the District of Delaware (docket number 17-392) in respect of our NDA filing for Oxycodone ER, alleging that our proposed Oxycodone ER infringes 6 out of the 16 patents associated with the branded product OxyContin®, or the OxyContin® patents, listed in the Orange Book. The complaint seeks injunctive relief as well as attorneys' fees and costs and such other and further relief as the Court may deem just and proper. An answer and counterclaim have been filed.

Subsequent to the above-noted filing of lawsuit, 4 further such patents were listed and published in the Orange Book. The Company then similarly certified to the FDA concerning such further patents. On March 16, 2018, we received notice that the Purdue litigation plaintiffs had commenced further such patent infringement proceedings against us adding the 4 further patents. This lawsuit is also in the District of Delaware federal court under docket number 18-404.

As a result of the commencement of the first of these legal proceedings, the FDA is stayed for 30 months from granting final approval to our Oxycodone ER product candidate. That time period commenced on February 24, 2017, when the Purdue litigation plaintiffs received notice of our certification concerning the patents, and will expire on August 24, 2019, unless the stay is earlier terminated by a final declaration of the courts that the patents are invalid, or are not infringed, or the matter is otherwise settled among the parties.

On or about June 26, 2018 the court issued an order to sever 6 “overlapping” patents from the second Purdue case, but ordered litigation to proceed on the 4 new (2017-issued) patents. An answer and counterclaim were filed on July 9, 2018. The existence and publication of additional patents in the Orange Book, and litigation arising therefrom, is an ordinary and to be expected occurrence in the course of such litigation.

On July 6, 2018 the court issued a claims construction on the first case which we believe does not weaken the case.

On July 24, 2018, the parties to the case mutually agreed to dismiss the infringement claims related to the Grünenthal ‘060 patent. The Grünenthal ‘060 patent is one of the six patents included in the original litigation case, however, the dismissal does not by itself result in a termination of the 30-month litigation stay. Infringement claims related to this patent have been dismissed without prejudice.

On October 4, 2018, the parties to the 17-392 docket case mutually agreed to postpone the scheduled court date pending a case status conference scheduled for December 17, 2018. At that time, further trial scheduling and other administrative matters were postponed pending the Company’s anticipated resubmission of the Oxycodone ER NDA. That filing was timely filed at the end of Feb. 2019. The trial in the 17-392 case was scheduled for Nov. 12, 2019. On Jan. 17, 2019, the court issued a scheduling order in 18-404 that schedules the remaining major portions. The trial in the 18-404 case was scheduled for June 2020.

The U.S. Federal Circuit Court of Appeal affirmed On April 4, 2019 the invalidity of one Purdue oxycontin patent. The patent is: 9,060,976. This patent claimed a core matrix containing PEO and magnesium stearate, which is then heated. The patent was nominally in our 17-392 and 18-404 cases. The invalidity ruling reduces yet another patent from the overall equation. However it does not, by itself, eliminate the 30 month litigation stay in either docketed case.

The 30-month litigation stay is extended to March 2, 2020 per a court order.

On October 3, 2019 following the filing of a bankruptcy stay by Purdue Pharma, the ongoing litigation cases number 1:17-cv-00392-RGA and 1:18-cv-00404-RGA-SRF between Purdue Pharma L.P. et al and Intellipharmaceutics International have been stayed and the existing dates in both cases vacated by an order issued by the courts in the District of Delaware. No new dates were given for reinstatement; however, the parties are required to provide a further status report no later than December 15, 2019.

The 30-month stay date however remains unchanged, i.e., no earlier than March 2, 2020.

We are confident that we do not infringe any of the subject patents in either of the two cases and will vigorously defend against these claims.

In July 2017, three complaints were filed in the U.S. District Court for the Southern District of New York that were later consolidated under the caption Shanawaz v. Intellipharmaceutics Int’l Inc., et al., No. 1:17-cv-05761 (S.D.N.Y.).  The lead plaintiffs filed a consolidated amended complaint on January 29, 2018.  In the amended complaint, the lead plaintiffs assert claims on behalf of a putative class consisting of purchasers of our securities between May 21, 2015 and July 26, 2017.  The amended complaint alleges that the defendants violated Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder by making allegedly false and misleading statements or failing to disclose certain information regarding our NDA for Oxycodone ER abuse-deterrent oxycodone hydrochloride extended release tablets.  The complaint seeks, among other remedies, unspecified damages, attorneys’ fees and other costs, equitable and/or injunctive relief, and such other relief as the court may find just and proper.

On March 30, 2018, the Company and the other defendants filed a motion to dismiss the amended complaint for failure to state a valid claim.  The defendants’ motion to dismiss was granted in part, and denied in part, in an Order dated December 17, 2018. In its Order, the court dismissed certain of the plaintiffs’ securities claims to the extent that the claims were based upon statements describing the Oxycodone ER product’s abuse-deterrent features and its bioequivalence to OxyContin. However, the court allowed the claims to proceed to the extent plaintiffs challenged certain public statements describing the contents of the Company’s Oxycodone ER NDA.  Defendants filed an answer to the amended complaint on January 7, 2019. On February 5, 2019, the court held an initial pretrial conference and entered a scheduling order governing discovery and class certification. In an order entered at the parties request on May 9, 2019, the Court stayed proceedings in the action to permit the parties time to conduct a mediation.  As a result of subsequent extensions, the stay was extended through October 10, 2019.  The parties participated in a mediation on August 1, 2019, during which the parties tentatively agreed to the terms of a settlement of the action subject to the satisfaction of certain financial conditions by the Company.  On October 10, 2019, the Company provided notice that it was not able to satisfy those conditions.  As a result, it is possible that the parties will resume active litigation in the action in the near future.  If a settlement does not go forward, the Company and the other defendants intend to vigorously defend themselves against the remainder of the claims asserted in the consolidated action.

On February 21, 2019, the Company and its CEO, Dr. Isa Odidi (“Defendants”), were served with a Statement of Claim filed in the Superior Court of Justice of Ontario (“Court”) for a proposed class action under the Ontario Class Proceedings Act (“Action”). The Action was brought by Victor Romita, the proposed representative plaintiff (“Plaintiff”), on behalf of a class of Canadian persons (“Class”) who traded shares of the Company during the period from February 29, 2016 to July 26, 2017 (“Period”). The Statement of Claim, under the caption Victor Romita v. Intellipharmaceutics International Inc. and Isa Odidi, asserts that the Defendants knowingly or negligently made certain public statements during the Period that contained or omitted material facts concerning Oxycodone ER abuse-deterrent oxycodone hydrochloride extended release tablets. The Plaintiff alleges that he and the Class suffered loss and damages as a result of their trading in the Company’s shares during the Period. The Plaintiff seeks, among other remedies, unspecified damages, legal fees and court and other costs as the Court may permit. On February 26, 2019, the Plaintiff delivered a Notice of Motion seeking the required approval from the Court, in accordance with procedure under the Ontario Securities Act, to allow the statutory claims under the Ontario Securities Act to proceed with respect to the claims based upon the acquisition or disposition of the Company’s shares on the TSX during the Period (“Motion”). On June 28, 2019, the Court endorsed a timetable for the exchange of material leading to the hearing of the Motion scheduled for January 27-28, 2020. No date has been set for the hearing of the certification application. The Defendants intend to vigorously defend the action and have filed a Notice of Intent to Defend.

On October 7, 2019, a complaint was filed in the U.S. District Court for the Southern District of New York by Alpha Capital Anstalt (“Alpha”) against the Company, two of its existing officers and directors and its former Chief Financial Officer. In the complaint, Alpha alleges that the Company and the executive officers/directors named in the complaint violated Sections 11, 12(a)(2) and 15 of the Securities Act of 1933, as amended, by allegedly making false and misleading statements in the Company’s Registration Statement on Form F-1 filed with the U.S. Securities and Exchange Commission on September 20, 2018, as amended (the “Registration Statement”) by failing to disclose certain information regarding the resignation of the Company’s then Chief Financial Officer, which was announced several weeks after the Registration Statement was declared effective. In the complaint Alpha seeks unspecified damages, rescission of its purchase of the Company’s securities in the relevant offering, attorneys’ fees and other costs and further relief as the court may find just and proper. If they are served in the action, the Company and other defendants intend to defend against the allegations set forth in the complaint. However, there can be no assurance that the case can be resolved in the Company's favor.

RELATED PARTY TRANSACTIONS

In January 2013, the Company completed the private placement financing of the unsecured 2013 Debenture in the original principal amount of $1.5 million. The 2013 Debenture bears interest at a rate of 12% per annum, payable monthly, is pre-payable at any time at the option of the Company and is convertible at any time into common shares at a conversion price of $30.00 per common share at the option of the holder. Drs. Isa and Amina Odidi, who are directors, executive officers and shareholders of our Company, provided us with the original $1.5 million of the proceeds for the 2013 Debenture. In December 2016, a principal repayment of $150,000 was made on the 2013 Debenture and the maturity date was extended until April 1, 2017. Effective March 28, 2017, the maturity date of the 2013 Debenture was extended to October 1, 2017. Effective September 28, 2017, the maturity date of the 2013 Debenture was further extended to October 1, 2018. Effective October 1, 2018, the maturity date for the 2013 Debenture was further extended to April 1, 2019. Effective April 1, 2019, the maturity date for the 2013 Debenture was further extended to May 1, 2019. In December 2018, a principal repayment of $300,000 was made on the 2013 Debenture. On April 4, 2019, a tentative approval from TSX was received for a proposed refinancing of the 2013 Debenture, subject to certain conditions being met. As a result of the proposed refinancing, the principal amount owing under the 2013 Debenture was refinanced by the 2019 Debenture. On May 1, 2019, the 2019 Debenture was issued with a principal amount of $1,050,000, that will mature on November 1, 2019, bear interest at a rate of 12% per annum and be convertible into 1,779,661 common shares of the Company at a conversion price of $0.59 per common share. Dr. Isa Odidi and Dr. Amina Odidi, who are shareholders, directors, and executive officers of the Company, are the holders of the 2019 Debenture. On September 10, 2018, the Company completed the 2018 Debenture Financing. The 2018 Debenture bears interest at a rate of 10% per annum, payable monthly, may be prepaid at any time at our option, and is convertible into common shares at any time prior to the maturity date at a conversion price of $3.00 per common share at the option of the holder. Drs. Isa and Amina Odidi, who are directors, executive officers and shareholders of our Company, provided us with the original $500,000 of proceeds for the 2018 Debenture. The maturity date for the 2018 Debenture is September 1, 2020.

In September 2019, the Company issued two Promissory note payable, unsecured, non-interest bearing with no fixed repayment terms, in the amounts of US$6,500 and CDN$203,886, to Dr. Isa Odidi and Dr. Amina Odidi, our principal stockholders, directors and executive officers of the Company.

To the Company’s knowledge, Armistice Capital Master Fund, Ltd. and/or its affiliates, previously a holder of in excess of 10% of the Company’s outstanding common shares, participated in (i) a registered direct offering in October 2017, pursuant to a placement agent agreement dated October 10, 2017 between the Company and H.C. Wainwright & Co., LLC (“Wainwright”), and (ii) the registered direct offerings completed in March 2018, pursuant to placement agent agreements dated March 12, 2018 and March 18, 2018 between the Company and Wainwright; and (iii) the underwritten public offering completed in October 2018. Armistice Capital, LLC, Armistice Capital Master Fund, Ltd., and Steven Boyd reported on a Schedule 13-G/A filed with the SEC on February 14, 2019, that it was the beneficial owner of less than 10% of the Company’s common shares; and, based on the number of common shares of the Company outstanding as at August 31, 2019, these common shares currently represent approximately 2.6% of the Company’s common shares.

The Company’s Corporate Governance Committee, made up of independent directors, oversees any potential transaction and negotiation that could give rise to a related party transaction or create a conflict of interest, and conducts an appropriate review.

DISCLOSURE CONTROLS AND PROCEDURES

Under the supervision and with the participation of our management, including the Chief Executive Officer and the Chief Financial Officer, we have evaluated the effectiveness of our disclosure controls and procedures as of August 31, 2019. Disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company in the reports it files or submits under securities legislation is recorded, processed, summarized and reported on a timely basis and that such information is accumulated and communicated to management, including the Company’s Chief Executive Officer and Chief Financial Officer, as appropriate, to allow required disclosures to be made in a timely fashion. Based on that evaluation, management has concluded that these disclosure controls and procedures were effective as of August 31, 2019.

INTERNAL CONTROL OVER FINANCIAL REPORTING

The management of our Company is responsible for establishing and maintaining adequate internal control over financial reporting for the Company. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with generally accepted accounting principles and includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the Company’s assets, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that the Company’s receipts and expenditures are being made only in accordance with authorizations of the Company’s management and directors, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the Company’s assets that could have a material effect on the financial statements.

Management assessed the effectiveness of the Company’s internal control over financial reporting using the 1992 Internal Control-Integrated Framework developed by the Committee of Sponsoring Organizations of the Treadway Commission ("COSO").

Based on this assessment, management concluded that the Company’s internal control over financial reporting was effective as of August 31, 2019.

In the second quarter of 2017, we initiated the transition from the COSO 1992 Internal Control - Integrated Framework to the COSO 2013 Internal Control - Integrated Framework. Management has completed the business risk and information technology components and is working towards completion of controls over financial reporting as well as fraud risk. We currently expect the transition to this new framework to continue through the fourth quarter of fiscal year 2019. Although we do not expect to experience significant changes in internal control over financial reporting as a result of our transition, we may identify significant deficiencies or material weaknesses and incur additional costs in the future as a result of our transition.

Changes in Internal Control over Financial Reporting

During the three and nine months ended August 31, 2019, there were no changes made to the Company’s internal control over financial reporting that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting, and specifically, there were no changes in accounting functions, board or related committees and charters, or auditors; no functions, controls or financial reporting processes of any constituent entities were adopted as the Company’s functions, controls and financial processes; and no other significant business processes were implemented.

OFF-BALANCE SHEET ARRANGEMENTS

The Company, as part of its ongoing business, does not participate in transactions that generate relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities (“SPE”), which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. As of August 31, 2019, the Company was not involved in any material unconsolidated SPE transactions.

RISKS AND UNCERTAINTIES

We are a R&D company that received final FDA approval of our once daily generic Focalin XR® capsules for the 15 and 30 mg strengths in November 2013. We depend significantly on the actions of our marketing partner Par in the prosecution, regulatory approval and commercialization of our generic Focalin XR® capsules and on their timely payment to us of the contracted calendar quarterly payments as they come due. Our near-term ability to generate significant revenue will depend upon successful commercialization of our products in the U.S., where the branded Focalin XR® product and the branded Seroquel XR® product are in the market. Although we have several other products in our pipeline, and received final approval from the FDA for our generic Keppra XR® (levetiracetam extended-release tablets) for the 500 and 750 mg strengths, final approval from the FDA for our generic Glucophage XR® in the 500 and 750 mg strengths, final approval from the FDA for our generic Effexor XR® in the 37.5, 75, and 150 mg strengths and of our generic Seroquel XR®, final approval from the FDA for our generic Pristiq® (desvenlafaxine extended-release tablets) in the 50 and 100 mg strengths the majority of the products in our pipeline are at earlier stages of development. We are exploring licensing and commercial alternatives for our generic Seroquel XR®, generic Keppra XR®, generic Effexor XR® and generic Glucophage XR® product strengths that have been approved by the FDA. Potential licensing and commercial alternatives for these products include licensing and distribution deals for regions outside of North America. Because of these characteristics, the Company is subject to certain risks and uncertainties, or risk factors. The Company cannot predict or identify all such risk factors nor can it predict the impact, if any, of the risk factors on its business operations or the extent to which a factor, event or any such combination may materially change future results of financial position from those reported or projected in any forward looking statements. Accordingly, the Company cautions the reader not to rely on reported financial information and forward-looking statements to predict actual future results. This document and the accompanying financial information should be read in conjunction with this statement concerning risks and uncertainties. Some of the risks, uncertainties and events that may affect the Company, its business, operations and results of operations are given in this section. However, the factors and uncertainties are not limited to those stated.

We believe that the revenues derived from our generic Focalin XR® capsules are subject to wholesaler buying patterns, increased generic competition negatively impacting price, margins and market share consistent with industry post-exclusivity experience and, to a lesser extent, seasonality (as these products are indicated for conditions including attention deficit hyperactivity disorder which we expect may see increases in prescription rates during the school term and declines in prescription rates during the summer months). Accordingly, these factors may cause our operating results to fluctuate.

Since we commenced operations, we have incurred accumulated losses through August 31, 2019. We had an accumulated deficit of $92,372,511 as of August 31, 2019 and have incurred additional losses since such date. As we engage in the development of products in our pipeline, we may continue to incur further losses. There can be no assurance that we will ever be able to achieve or sustain profitability or positive cash flow. Our ultimate success will depend on how many of our product candidates receive the approval by the FDA, Health Canada, and the regulatory authorities of the other countries in which are products are proposed to be sold and whether we are able to successfully market approved products. We cannot be certain that we will be able to receive FDA, Health Canada, or such other regulatory approval for any of our current or future product candidates, that we will reach the level of sales and revenues necessary to achieve and sustain profitability, or that we can secure other capital sources on terms or in amounts sufficient to meet our needs, or at all.

Our business requires substantial capital investment in order to conduct the R&D, clinical and regulatory activities and to defend against patent litigation claims in order to bring our products to market and to establish commercial manufacturing, marketing and sales capabilities. In the event that we do not obtain sufficient additional capital, it will raise substantial doubt about our ability to continue as a going concern, realize our assets, and pay our liabilities as they become due.

Nasdaq has delisted our common shares from trading on its exchange which could limit investors’ ability to make transactions in our shares and subject us to additional trading restrictions. Subsequent to Nasdaq delisting our shares from trading on its exchange, our shares are quoted in the over-the-counter market on the OTCQB. We could face material adverse consequences due to the delisting of our shares from Nasdaq, including: (i) a limited availability of market quotations for our shares; (ii) reduced liquidity for our shares; (iii) a determination that our common shares are “penny stock” which will require brokers trading in our common shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our shares; (iv) a limited amount of news and analyst coverage; and (v) restrictions on our ability to issue additional securities or obtain additional financing in the future.

Our cash outflows are expected to consist primarily of internal and external R&D, legal and consulting expenditures to advance our product pipeline and selling, general and administrative expenses to support our commercialization efforts. Depending upon the results of our R&D programs, the impact of the litigation against us and the availability of financial resources, we could decide to accelerate, terminate, or reduce certain projects, or commence new ones. Any failure on our part to successfully commercialize approved products or raise additional funds on terms favorable to us, or at all, may require us to significantly change or curtail our current or planned operations in order to conserve cash until such time, if ever, that sufficient proceeds from operations are generated, and could result in us not taking advantage of business opportunities, in the termination or delay of clinical trials or in not taking any necessary actions required by the FDA or Health Canada for one or more of our product candidates, in curtailment of our product development programs designed to identify new product candidates, in the sale or assignment of rights to our technologies, products or product candidates, and/or in our inability to file ANDAs, ANDSs or NDAs at all or in time to competitively market our products or product candidates.

We set goals regarding the expected timing of meeting certain corporate objectives, such as the commencement and completion of clinical trials, anticipated regulatory approval and product launch dates. From time to time, we may make certain public statements regarding these goals. The actual timing of these events can vary dramatically due to, among other things, insufficient funding, delays or failures in our clinical trials or bioequivalence studies, the uncertainties inherent in the regulatory approval process, such as failure to secure requested product labeling approvals, requests for additional information, delays in achieving manufacturing or marketing arrangements necessary to commercialize our product candidates and failure by our collaborators, marketing and distribution partners, suppliers and other third parties to fulfill contractual obligations. In addition, the possibility of a patent infringement suit, such as the Purdue litigation, regarding one or more of our product candidates could delay final FDA approval of such candidates and materially adversely affect our ability to market our products. Even if we are found not to infringe Purdue’s or any other plaintiff’s patent claims or the claims are found invalid or unenforceable, defending any such infringement claims could be expensive and time-consuming and could distract management from their normal responsibilities. If we fail to achieve one or more of our planned goals, the price of our common shares could decline.

Further risks and uncertainties affecting us can be found elsewhere in this document, in our latest Annual Information Form, our latest Form F-1 and F-3 registration statements, each as amended or supplemented (including any documents forming a part thereof or incorporated by reference therein), and our latest Form 20-F, as amended, and other public documents filed on SEDAR and EDGAR.

ADDITIONAL INFORMATION

Additional information relating to the Company, including the Company’s latest Annual Information Form, our latest Form F-1 and F-3 registration statements, each as amended or supplemented (including any documents forming a part thereof or incorporated by reference therein), and latest Form 20-F, as amended, can be located under the Company’s profile on the SEDAR website at www.sedar.com and on the EDGAR section of the SEC’s website at www.sec.gov.

EXHIBIT 99.2

Condensed unaudited interim consolidated financial statements of

Intellipharmaceutics
International Inc.

August 31, 2019

Intellipharmaceutics International Inc.
August 31, 2019

Table of contents
Condensed unaudited interim consolidated balance sheets	2
Condensed unaudited interim consolidated statements of operations and comprehensive loss	3
Condensed unaudited interim consolidated statements of shareholders’ equity (deficiency)	4
Condensed unaudited interim consolidated statements of cash flows	5
Notes to the condensed unaudited interim consolidated financial statements	6-29

Intellipharmaceutics International Inc.
Condensed unaudited interim consolidated balance sheets
As at August 31, 2019 and November 30, 2018
(Stated in U.S. dollars)
	August 31,	November 30,
	2019	2018
	$	$

Assets
Current
Cash	54,359	6,641,877
Accounts receivable, net	96,027	239,063
Investment tax credits	1,133,849	998,849
Prepaid expenses, sundry and other assets	258,235	586,794
Inventory (Note 3)	219,928	251,651
	1,762,398	8,718,234

Property and equipment, net (Note 4)	2,400,276	2,755,993
	4,162,674	11,474,227

Liabilities
Current
Accounts payable	3,504,755	2,643,437
Accrued liabilities	1,174,186	353,147
Employee costs payable	236,449	222,478
Conversion feature related to convertible debenture (Note 5)	129,685	-
Convertible debenture (Note 5)	1,525,220	1,790,358
Deferred revenue (Note 3)	-	300,000
	6,570,295	5,309,420

Deferred revenue (Note 3)	-	2,062,500
	6,570,295	7,371,920

Shareholders' equity (deficiency)
Capital stock (Note 6)
Authorized
Unlimited common shares without par value
Unlimited preference shares
Issued and outstanding
22,085,856 common shares	45,561,222	44,327,952
(November 30, 2018 - 18,252,243)
Additional paid-in capital	44,119,247	45,110,873
Accumulated other comprehensive income	284,421	284,421
Accumulated deficit	(92,372,511)	(85,620,939)
	(2,407,621)	4,102,307
Contingencies (Note 11)
	4,162,674	11,474,227

See accompanying notes to condensed unaudited interim consolidated financial statements

Intellipharmaceutics International Inc.
Condensed unaudited interim consolidated statements of operations and comprehensive loss
For the three and nine months ended August 31, 2019 and 2018
(Stated in U.S. dollars)
	Three months ended		Nine months ended
	August 31, 2019	August 31, 2018	August 31, 2019	August 31, 2018
	$	$	$	$

Revenue
Licensing (Note 3)	217,265	320,330	881,512	1,062,597
Up-front fees (Note 3)	1,472,676	93,225	2,366,485	262,443
	1,689,941	413,555	3,247,997	1,325,040

Cost of good sold
Cost of goods sold	-	45,299	33,068	111,173
Gross Margin	1,689,941	368,256	3,214,929	1,213,867

Expenses
Research and development	1,625,353	3,324,221	5,412,653	7,783,549
Selling, general and administrative	1,298,029	792,379	3,981,285	2,773,698
Depreciation (Note 4)	126,872	155,288	378,932	457,314
	3,050,254	4,271,888	9,772,870	11,014,561

Loss from operations	(1,360,313)	(3,903,632)	(6,557,941)	(9,800,694)
Net foreign exchange (loss) gain	(23,767)	9,406	(10,138)	17,106
Interest income	11	8	865	22
Interest expense	(55,720)	(59,886)	(169,822)	(179,402)
Financing cost	(14,536)	-	(14,536)	-
Net loss and comprehensive loss	(1,454,325)	(3,954,104)	(6,751,572)	(9,962,968)

Loss per common share, basic and diluted	(0.07)	(0.91)	(0.32)	(2.49)

Weighted average number of common
shares outstanding, basic and diluted	22,081,275	4,353,678	21,411,017	4,006,582

See accompanying notes to condensed unaudited interim consolidated financial statements

Intellipharmaceutics International Inc.
Condensed unaudited interim consolidated statements of shareholders' equity (deficiency)
For the nine months ended August 31, 2019 and 2018
(Stated in U.S. dollars)
				Accumulated		Total
		Capital	Additional	other		shareholders'
		stock	paid-in	comprehensive	Accumulated	equity
	Number	amount	capital	income	deficit	(deficiency)
		$	$	$	$	$

Balance, November 30, 2017	3,470,451	35,290,034	36,685,387	284,421	(71,873,459)	386,383
DSU's to non-management board members (Note 8)	-	-	7,565	-	-	7,565
Stock options to employees (Note 7)	-	-	120,348	-	-	120,348
Proceeds from issuance of shares and warrants (Note 6)	883,333	4,184,520	1,115,480	-	-	5,300,000
Cost of warrants issued to placement agent (Note 9)	-	(141,284)	141,284	-	-	-
Share issuance cost (Note 6)	-	(635,370)	(174,974)	-	-	(810,344)
Net loss	-	-	-	-	(9,962,968)	(9,962,968)
Rounding of fractional shares after consolidation (Note 2)	(106)
Balance, August 31, 2018	4,353,678	38,697,900	37,895,090	284,421	(81,836,427)	(4,959,016)

Balance, November 30, 2018	18,252,243	44,327,952	45,110,873	284,421	(85,620,939)	4,102,307
Stock options to employees (Note 7)	-	-	213,691	-	-	213,691
Shares issued upon exercise of 2018 Pre-Funded Warrants (Note 9)	3,823,334	1,007,658	(979,705)	-	-	27,953
Shares issued upon exercise of DSUs (Note 8)	10,279	225,612	(225,612)	-	-	-
Net loss	-	-	-	-	(6,751,572)	(6,751,572)
Balance, August 31, 2019	22,085,856	45,561,222	44,119,247	284,421	(92,372,511)	(2,407,621)

See accompanying notes to condensed unaudited interim consolidated financial statements

Intellipharmaceutics International Inc.
Condensed unaudited interim consolidated statements of cash flows
For the three and nine months ended August 31, 2019 and 2018
(Stated in U.S. dollars)
	Three months ended		Nine months ended
	August 31, 2019	August 31, 2018	August 31, 2019	August 31, 2018
	$	$	$	$
Net loss	(1,454,325)	(3,954,104)	(6,751,572)	(9,962,968)
Items not affecting cash
Depreciation (Note 4)	125,989	155,288	378,932	457,314
Financing cost	14,536	-	14,536
Stock-based compensation (Note 7)	51,402	25,542	213,691	120,348
Deferred share units (Note 8)	-	-	-	7,565
Accreted interest on convertible debenture (Note 5)	8,813	16,369	25,011	48,510
Unrealized foreign exchange loss (gain)	884	(14,882)	884	(11,365)

Change in non-cash operating assets & liabilities
Accounts receivable	198,798	182,558	143,036	426,279
Investment tax credits	(45,000)	(45,000)	(135,000)	(135,001)
Inventory	-	(64,804)	31,723	(134,655)
Prepaid expenses, sundry and other assets	159,159	(108,178)	328,559	(341,546)
Accounts payable, accrued liabilities and employee costs payable	1,319,326	2,594,283	1,696,326	3,329,225
Deferred revenue (Note 3)	(1,469,716)	(75,000)	(2,362,500)	(225,000)
Cash flows used in operating activities	(1,090,134)	(1,287,928)	(6,416,374)	(6,421,294)

Financing activities
Repayment of principal on convertible debenture (Note 5)	-	-	(300,000)	-
Proceeds from issuance of shares on exercise of 2018 Pre-Funded Warrants (Note 9)	-	-	27,953	-
Proceed from issuance of shares and warrants (Note 6 and 9)	-	-	-	5,300,000
2019 Debenture financing (Note 5)	140,800	-	140,800	-
Debenture financing cost	(15,800)	-	(15,800)	-
Offering costs	-	-	-	(618,689)
Cash flows provided from financing activities	125,000	-	(147,047)	4,681,311

Investing activity
Purchase of property and equipment (Note 4)	(10,684)	(15,358)	(24,097)	(99,690)
Cash flows used in investing activities	(10,684)	(15,358)	(24,097)	(99,690)

Decrease in cash	(975,818)	(1,303,286)	(6,587,518)	(1,839,673)
Cash, beginning of period	1,030,177	1,360,674	6,641,877	1,897,061

Cash, end of period	54,359	57,388	54,359	57,388

Supplemental cash flow information
Interest paid	29,394	12,419	120,148	92,029
Taxes paid	-	-	-	-

See accompanying notes to condensed unaudited interim consolidated financial statements

Intellipharmaceutics International Inc.
Notes to the condensed unaudited interim consolidated financial statements
For the three and nine months ended August 31, 2019 and 2018
(Stated in U.S. dollars)

 1.
Nature of operations

Intellipharmaceutics International Inc. (the “Company”) is a pharmaceutical company specializing in the research, development and manufacture of novel and generic controlled-release and targeted-release oral solid dosage drugs.

On October 22, 2009, IntelliPharmaCeutics Ltd. (“IPC Ltd.“) and Vasogen Inc. completed a court approved plan of arrangement and merger (the “IPC Arrangement Agreement”), resulting in the formation of the Company, which is incorporated under the laws of Canada. The Company’s common shares are traded on the Toronto Stock Exchange (“TSX”) and the OTCQB Venture Market.

The Company earns revenue from non-refundable upfront fees, milestone payments upon achievement of specified research or development, exclusivity milestone payments and licensing and cost-plus payments on sales of resulting products. In November 2013, the U.S. Food and Drug Administration (“FDA”) granted the Company final approval to market the Company’s first product, the 15 mg and 30 mg strengths of the Company’s generic Focalin XR® (dexmethylphenidate hydrochloride extended-release) capsules. In 2017, the FDA granted final approval for the remaining 6 (six) strengths, all of which have been launched. In May 2017, the FDA granted the Company final approval for its second commercialized product, the 50, 150, 200, 300 and 400 mg strengths of generic Seroquel XR® (quetiapine fumarate extended release) tablets, and the Company commenced shipment of all strengths that same month. In November 2018, the FDA granted the Company final approval for its venlafaxine hydrochloride extended-release capsules in the 37.5, 75, and 150 mg strengths.

Going concern

The condensed unaudited interim consolidated financial statements are prepared on a going concern basis, which assumes that the Company will be able to meet its obligations and continue its operations for the next twelve months. The Company has incurred losses from operations since inception and has reported losses of $1,454,325 and $6,751,572 for the three and nine months ended August 31, 2019 (three and nine months ended August 31, 2018 – loss of $3,954,104 and $9,962,968), and has an accumulated deficit of $92,372,511 as at August 31, 2019 (November 30, 2018 - $85,620,939). The Company has a working capital deficiency of $4,807,897 as at August 31, 2019 (November 30, 2018 – working capital of $3,408,814). The Company has funded its research and development (“R&D”) activities principally through the issuance of securities, loans from related parties, funds from the IPC Arrangement Agreement, and funds received under development agreements. There is no certainty that such funding will be available going forward. These conditions raise substantial doubt about its ability to continue as a going concern and realize its assets and pay its liabilities as they become due.

In order for the Company to continue as a going concern and fund any significant expansion of its operation or R&D activities, the Company may require significant additional capital. Although there can be no assurances, such funding may come from revenues from the sales of the Company’s generic Focalin XR® (dexmethylphenidate hydrochloride extended-release) capsules, from revenues from the sales of the Company’s generic Seroquel XR® (quetiapine fumarate extended-release) tablets and from potential partnering opportunities. Other potential sources of capital may include payments from licensing agreements, cost savings associated with managing operating expense levels, other equity and/or debt financings, and/or new strategic partnership agreements which fund some or all costs of product development. The Company’s ultimate success will depend on whether its product candidates receive the approval of the FDA, Health Canada, and the regulatory authorities of the other countries in which its products are proposed to be sold and whether it is able to successfully market approved products. The Company cannot be certain that it will receive FDA, Health Canada, or such other regulatory approval for any of its current or future product candidates, or that it will reach the level of sales and revenues necessary to achieve and sustain profitability, or that the Company can secure other capital sources on terms or in amounts sufficient to meet its needs, or at all.

The availability of equity or debt financing will be affected by, among other things, the results of the Company’s R&D, its ability to obtain regulatory approvals, its success in commercializing approved products with its commercial partners and the market acceptance of its products, the state of the capital markets generally, strategic alliance agreements, and other relevant commercial considerations.

Intellipharmaceutics International Inc.
Notes to the condensed unaudited interim consolidated financial statements
For the three and nine months ended August 31, 2019 and 2018
(Stated in U.S. dollars)

1.
Nature of operations (continued)

           Going concern (continued)

In addition, if the Company raises additional funds by issuing equity securities, its then existing security holders will likely experience dilution, and the incurring of indebtedness would result in increased debt service obligations and could require the Company to agree to operating and financial covenants that would restrict its operations. In the event that the Company does not obtain sufficient additional capital, it will raise substantial doubt about the Company’s ability to continue as a going concern, realize its assets and pay its liabilities as they become due. The Company’s cash outflows are expected to consist primarily of internal and external R&D, legal and consulting expenditures to advance its product pipeline and selling, general and administrative expenses to support its commercialization efforts. Depending upon the results of the Company’s R&D programs, the impact of the litigation against the Company and the availability of financial resources, the Company could decide to accelerate, terminate, or reduce certain projects, or commence new ones. Any failure on its part to successfully commercialize approved products or raise additional funds on terms favorable to the Company or at all, may require the Company to significantly change or curtail its current or planned operations in order to conserve cash until such time, if ever, that sufficient proceeds from operations are generated, and could result in the Company not taking advantage of business opportunities, in the termination or delay of clinical trials or the Company not taking any necessary actions required by the FDA or Health Canada for one or more of the Company’s product candidates, in curtailment of the Company’s product development programs designed to identify new product candidates, in the sale or assignment of rights to its technologies, products or product candidates, and/or its inability to file Abbreviated New Drug Applications (“ANDAs”), Abbreviated New Drug Submissions (“ANDSs”) or New Drug Applications (“NDAs”) at all or in time to competitively market its products or product candidates.

The condensed unaudited interim consolidated financial statements do not include any adjustments that might result from the outcome of uncertainties described above. If the going concern assumption no longer becomes appropriate for these condensed unaudited interim consolidated financial statements, then adjustments would be necessary to the carrying values of assets and liabilities, the reported expenses and the balance sheet classifications used. Such adjustments could be material.

2.
Basis of presentation

(a) Basis of consolidation

These condensed unaudited interim consolidated financial statements include the accounts of the Company and its wholly owned operating subsidiaries, IPC Ltd., Intellipharmaceutics Corp. (“IPC Corp”), and Vasogen Corp.

References in these condensed unaudited interim consolidated financial statements to share amounts, per share data, share prices, exercise prices and conversion rates have been adjusted to reflect the effect of the 1-for-10 reverse stock split (known as a share consolidation under Canadian law) (the “reverse split”) which became effective on each of The Nasdaq Stock Market LLC (“Nasdaq”) and TSX at the opening of the market on September 14, 2018. The term “share consolidation” is intended to refer to such reverse split and the terms “pre-consolidation” and “post-consolidation” are intended to refer to “pre-reverse split” and “post-reverse split”, respectively.

In September 2018, the Company announced the reverse split. At a special meeting of the Company’s shareholders held on August 15, 2018, the Company’s shareholders granted the Company’s Board of Directors discretionary authority to implement a share consolidation of the issued and outstanding common shares of the Company on the basis of a share consolidation ratio within a range from five (5) pre-consolidation common shares for one (1) post-consolidation common share to fifteen (15) pre-consolidation common shares for one (1) post-consolidation common share. The Board of Directors selected a share consolidation ratio of ten (10) pre-consolidation shares for one (1) post-consolidation common share. On September 12, 2018, the Company filed an amendment to the Company’s articles ("Articles of Amendment") to implement the 1-for-10 reverse split.

Intellipharmaceutics International Inc.
Notes to the condensed unaudited interim consolidated financial statements
For the three and nine months ended August 31, 2019 and 2018
(Stated in U.S. dollars)

2.
Basis of presentation (continued)

(a)
Basis of consolidation (continued)

The Company’s common shares began trading on each of Nasdaq and TSX on a post-split basis under the Company’s existing trade symbol "IPCI" at the opening of the market on September 14, 2018. In accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), the change has been applied retroactively.

The condensed unaudited interim consolidated financial statements do not conform in all respects to the annual requirements of U.S. GAAP. Accordingly, these condensed unaudited interim consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended November 30, 2018.

These condensed unaudited interim consolidated financial statements have been prepared using the same accounting policies and methods as those used by the Company in the annual audited consolidated financial statements for the year ended November 30, 2018 except for the adoption of ASC 606 “Revenue from Contracts with Customers” (“ASC 606”), and Accounting Standards Update (“ASU”) No. 2016-01, “Financial Instruments-Overall: Recognition and Measurement of Financial Assets and Financial Liabilities” (ASU 2016-01), as further discussed below in Notes 3 and 12.

The condensed unaudited interim consolidated financial statements reflect all adjustments necessary for the fair presentation of the Company’s financial position and results of operation for the interim periods presented. All such adjustments are normal and recurring in nature.

All inter-company accounts and transactions have been eliminated on consolidation.

(b)
Use of estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the period. Actual results could differ from those estimates.

Areas where significant judgment is involved in making estimates are: the determination of the functional currency; the fair values of financial assets and liabilities; the determination of units of accounting for revenue recognition; the accrual of licensing and milestone revenue; and forecasting future cash flows for assessing the going concern assumption.

3.
Significant accounting policies

(a)
Revenue recognition

The Company accounts for revenue in accordance with the provisions of ASC 606. Under ASC 606, the Company recognizes revenue when the customer obtains control of promised goods or services, in an amount that reflects the consideration the Company expects to receive in exchange for those goods or services. The Company recognizes revenue following the five-step model prescribed under ASC 606: (i) identify contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenues when (or as) the Company satisfies the performance obligation(s). The Company earns revenue from non-refundable upfront fees, milestone payments upon achievement of specified research or development, exclusivity milestone payments and licensing payments on sales of resulting products.

The relevant revenue recognition accounting policy is applied to each separate unit of accounting.

Licensing

The Company recognizes revenue from the licensing of the Company's drug delivery technologies, products and product candidates. Under the terms of the licensing arrangements, the Company provides the customer with a right to access the Company’s intellectual property with regards to the license which is granted. Revenue arising from the license of intellectual property rights is recognized over the period the Company transfers control of the intellectual property.

Intellipharmaceutics International Inc.
Notes to the condensed unaudited interim consolidated financial statements
For the three and nine months ended August 31, 2019 and 2018
(Stated in U.S. dollars)

3.
Significant accounting policies (continued)

(a)
Revenue recognition (continued)

The Company has a license and commercialization agreement with Par Pharmaceutical Inc. (“Par”). Under the exclusive territorial license rights granted to Par, the agreement requires that Par manufacture, promote, market, sell and distribute the product. Licensing revenue amounts receivable by the Company under this agreement are calculated and reported to the Company by Par, with such amounts generally based upon net product sales and net profit which include estimates for chargebacks, rebates, product returns, and other adjustments. Licensing revenue payments received by the Company from Par under this agreement are not subject to further deductions for chargebacks, rebates, product returns, and other pricing adjustments. Based on this arrangement and the guidance per ASC 606, the Company records licensing revenue over the period the Company transfers control of the intellectual property in the consolidated statements of operations and comprehensive loss.

The Company also had a license and commercial supply agreement with Mallinckrodt LLC (“Mallinckrodt”) which provided Mallinckrodt an exclusive license to market, sell and distribute in the U.S. three drug product candidates for which the Company has ANDAs filed with the FDA, one of which (the Company’s generic Seroquel XR®) received final approval from the FDA in 2017.

Under the terms of this agreement, the Company was responsible for the manufacture of approved products for subsequent sale by Mallinckrodt in the U.S. market. Following receipt of final FDA approval for its generic Seroquel XR®, the Company began shipment of manufactured product to Mallinckrodt. The Company recorded revenue once Mallinckrodt obtained control of the product and the performance obligation was satisfied.

On April 12, 2019, Mallinckrodt and the Company mutually agreed to terminate their Commercial Supply Agreement (the “Mallinckrodt agreement”) on August 31, 2019. Under the terms of the mutual agreement, Mallinckrodt has been released from certain obligations under the agreement as of April 12, 2019.

Licensing revenue in respect of manufactured product is reported as revenue in accordance with ASC 606. Once product was sold by Mallinckrodt, the Company receives downstream licensing revenue amounts calculated and reported by Mallinckrodt, with such amounts generally based upon net product sales and net profit which includes estimates for chargebacks, rebates, product returns, and other adjustments. Such downstream licensing revenue payments received by the Company under this agreement are not subject to further deductions for chargebacks, rebates, product returns, and other pricing adjustments. Based on this agreement and the guidance per ASC 606, the Company records licensing revenue as earned on a monthly basis.

Milestones

For milestone payments that are not contingent on sales-based thresholds, the Company applies a most-likely amount approach on a contract-by-contract basis. Management makes an assessment of the amount of revenue expected to be received based on the probability of the milestone outcome. Variable consideration is included in revenue only to the extent that it is probable that the amount will not be subject to a significant reversal when the uncertainty is resolved (generally when the milestone outcome is satisfied).

Research and development

Under arrangements where the license fees and research and development activities can be accounted for as a separate unit of accounting, non-refundable upfront license fees are deferred and recognized as revenue on a straight-line basis over the expected term of the Company's continued involvement in the research and development process.

Deferred revenue

Deferred revenue represents the funds received from clients, for which the revenues have not yet been earned, as the milestones have not been achieved, or in the case of upfront fees for drug development, where the work remains to be completed. During the year ended November 30, 2016, the Company received an up-front payment of $3,000,000 from Mallinckrodt pursuant to the

Intellipharmaceutics International Inc.
Notes to the condensed unaudited interim consolidated financial statements
For the three and nine months ended August 31, 2019 and 2018
(Stated in U.S. dollars)

3.
Significant accounting policies (continued)

Mallinckrodt license and commercial supply agreement, and initially recorded it as deferred revenue, as it did not meet the criteria for recognition. For the three and nine months ended August 31, 2019, the Company recognized $1,469,716 and $2,363,525 (three and nine months ended August 31, 2018 - $75,000 and $225,000) of revenue over the remaining term of the Mallinckrodt agreement, which expired on August 31, 2019.

As of August 31, 2019, the Company has recorded a deferred revenue balance of $Nil (November 30, 2018 - $2,362,500) due to the termination of our license and commercial supply agreement with Mallinckrodt.

(b)
Research and development costs

Research and development costs related to continued research and development programs are expensed as incurred in accordance with ASC topic 730. However, materials and equipment are capitalized and amortized over their useful lives if they have alternative future uses.

(c)
Inventory

Inventories comprise raw materials, work in process, and finished goods, which are valued at the lower of cost or market, on a first-in, first-out basis. Cost for work in process and finished goods inventories includes materials, direct labor, and an allocation of manufacturing overhead. Market for raw materials is replacement cost, and for work in process and finished goods is net realizable value. The Company evaluates the carrying value of inventories on a regular basis, taking into account such factors as historical and anticipated future sales compared with quantities on hand, the price the Company expects to obtain for products in their respective markets compared with historical cost and the remaining shelf life of goods on hand. As of August 31, 2019, the Company had raw materials inventories of $123,875 (November 30, 2018 - $144,659), work in process of $96,053 (November 30, 2018 - $73,927) and finished goods inventory of $Nil (November 30, 2018 - $33,065) relating to the Company’s generic Seroquel XR® product. The recoverability of the cost of any pre-launch inventories with a limited shelf life is evaluated based on the specific facts and circumstances surrounding the timing of the anticipated product launch.

(d)
Translation of foreign currencies

Transactions denominated in currencies other than the Company and its wholly owned operating subsidiaries’ functional currencies, monetary assets and liabilities are translated at the period end rates. Revenue and expenses are translated at rates of exchange prevailing on the transaction dates. All of the exchange gains or losses resulting from these other transactions are recognized in the condensed unaudited interim consolidated statements of operations and comprehensive loss.

The functional and reporting currency of the Company and its subsidiaries is the U.S. dollar.

(e)
Convertible debentures

In fiscal year 2013, the Company issued an unsecured convertible debenture in the principal amount of $1,500,000 (the “2013 Debenture”). At issuance, the conversion option was bifurcated from its host contract and the fair value of the conversion option was characterized as an embedded derivative upon issuance as it met the criteria of ASC topic 815 Derivatives and Hedging. Subsequent changes in the fair value of the embedded derivative were recorded in the consolidated statements of operations and comprehensive loss. The proceeds received from the 2013 Debenture less the initial amount allocated to the embedded derivative were allocated to the liability and were accreted over the life of the 2013 Debenture using the effective rate of interest. The Company changed its functional currency effective December 1, 2013 such that the conversion option no longer met the criteria for bifurcation and was prospectively reclassified to shareholders’ equity under ASC Topic 815 at the U.S. dollar translated amount at December 1, 2013.

On September 10, 2018, the Company completed a private placement financing (the “2018 Debenture Financing”) of an unsecured convertible debenture in the principal amount of $500,000 (the “2018 Debenture”). At issuance, the conversion price was lower than the market share price, and the value

Intellipharmaceutics International Inc.
Notes to the condensed unaudited interim consolidated financial statements
For the three and nine months ended August 31, 2019 and 2018
(Stated in U.S. dollars)

3.
Significant accounting policies (continued)

(e)
    Convertible debentures (continued)
 of the beneficial conversion feature related to the 2018 Debenture was allocated to shareholders’ equity.

On May 1, 2019, the Company issued an unsecured convertible debenture in the principal amount of $1,050,000, that will mature on November 1, 2019, bear interest at a rate of 12% per annum and be convertible into 1,779,661 common shares of the Company at a conversion price of $0.59 per common share (the “2019 Debenture”). At issuance, the conversion option was not characterized as an embedded derivative as it did not meet the criteria of ASC topic 815 Derivatives and Hedging. Also, at issuance, as the conversion price was higher than the market share price, conversion option was not bifurcated from its host contract and the total value of the convertible debenture was recognized as a liability.

On August 26, 2019, the Company issued an unsecured convertible debenture in the principal amount of $140,800 (the “August 2019 Debenture”). At issuance, the conversion option was bifurcated from its host contract and the fair value of the conversion option was characterized as a derivative upon issuance as it met the criteria of ASC topic 815 Derivatives and Hedging. Subsequent changes in the fair value of the derivative were recorded in the consolidated statements of operations and comprehensive loss. The proceeds received from the August 2019 Debenture less the initial amount allocated to the derivative were allocated to the host debt liability and were accreted over the life of the August 2019 Debenture using the effective rate of interest.

(f)
Investment tax credits

The investment tax credits (“ITC") receivable are amounts considered recoverable from the Canadian federal and provincial governments under the Scientific Research & Experimental Development (“SR&ED”) incentive program. The amounts claimed under the program represent the amounts based on management estimates of eligible research and development costs incurred during the year. Realization is subject to government approval. Any adjustment to the amounts claimed will be recognized in the year in which the adjustment occurs. Refundable ITCs claimed relating to capital expenditures are credited to property and equipment. Refundable ITCs claimed relating to current expenditures are netted against research and development expenditures.

(g)
Recently adopted accounting pronouncements

In May 2014, the FASB issued ASU No. 2014-09, ASC 606, which establishes a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers. Under ASC 606, revenue is recognized at an amount that reflects the consideration to which an entity expects to be entitled in exchange for transferring control of goods or services to a customer. The principles in ASC 606 provide a more structured approach to measuring and recognizing revenue. As of December 1, 2018, the Company has adopted ASC 606 using the modified retrospective method and has elected to apply the standard retrospectively only to contracts that are not completed contracts at the date of initial application. The adoption of ASC 606 did not have an impact on the date of transition and did not have a material impact on the Company’s condensed unaudited interim consolidated financial statements for the three and nine months ended August 31, 2019.

In January 2016, the FASB issued ASU No. 2016-01, which makes limited amendments to the guidance in U.S. GAAP on the classification and measurement of financial instruments. The new standard significantly revises an entity’s accounting related to (1) the classification and measurement of investments in equity securities and (2) the presentation of certain fair value changes for financial liabilities measured at fair value. It also amends certain disclosure requirements associated with the fair value of financial instruments. The Company has adopted ASU No. 2016-01 effective December 1, 2018 and the adoption did not have an impact on the date of transition or any material impact on

Intellipharmaceutics International Inc.
Notes to the condensed unaudited interim consolidated financial statements
For the three and nine months ended August 31, 2019 and 2018
(Stated in U.S. dollars)

3.
Significant accounting policies (continued)

(g)
Recently adopted accounting pronouncements (continued)

the Company’s condensed unaudited interim consolidated financial statements for the three and nine months ended August 31, 2019.

In August 2016, the FASB issued ASU 2017-01 that changes the definition of a business to assist entities with evaluating when a set of transferred assets and activities is a business. The guidance requires an entity to evaluate if substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or a group of similar identifiable assets; if so, the set of transferred assets and activities is not a business. ASU 2017-01 also requires a business to include at least one substantive process and narrows the definition of outputs by more closely aligning it with how outputs are described in ASC 606.1. ASU 2017-01 is effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those years. Early adoption is permitted. The Company adopted ASU 2017-01 effective December 1, 2018 and the amendments did not have any material impact on the Company’s financial position, results of operations, cash flows or disclosures.

In May 2017, the FASB issued ASU 2017-09 in relation to Compensation —Stock Compensation (Topic 718), Modification Accounting. The amendments provide guidance on changes to the terms or conditions of a share-based payment award, which require an entity to apply modification accounting in Topic 718. The amendments are effective for all entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2017. Early adoption is permitted, including adoption in any interim period, for (1) public business entities for reporting periods for which financial statements have not yet been issued and (2) all other entities for reporting periods for which financial statements have not yet been made available for issuance. The amendments should be applied prospectively to an award modified on or after the adoption date. The Company adopted ASU 2017-09 effective December 1, 2018 and the amendments did not have any material impact on the Company’s financial position, results of operations, cash flows or disclosures.

(h)
   Future accounting pronouncements

In February 2016, the FASB issued new guidance, ASU No. 2016-02, Leases (Topic 842). The main difference between current U.S. GAAP and the new guidance is the recognition of lease liabilities based on the present value of remaining lease payments and corresponding lease assets for operating leases under current U.S. GAAP with limited exception. Additional qualitative and quantitative disclosures are also required by the new guidance. Topic 842 is effective for annual reporting periods (including interim reporting periods) beginning after December 15, 2018. Early adoption is permitted. The Company is in the process of evaluating the amendments to determine if they have a material impact on the Company’s financial position, results of operations, cash flows or disclosures.

Intellipharmaceutics International Inc.
Notes to the condensed unaudited interim consolidated financial statements
For the three and nine months ended August 31, 2019 and 2018
(Stated in U.S. dollars)

4.
Property and equipment

	Computer equipment	Computer software	Furniture and fixtures	Laboratory equipment	Leasehold improvements	Laboratory equipment under capital lease	Computer equipment under capital lease	Total
	$	$	$	$	$	$	$	$
Cost
Balance at November 30, 2017	530,750	156,059	172,498	5,286,803	1,441,452	276,300	76,458	7,940,320
Additions	20,336	-	-	80,842	-	-	-	101,178
Balance at November 30, 2018	551,086	156,059	172,498	5,367,645	1,441,452	276,300	76,458	8,041,498
Additions	3,790	-	-	20,307	-	-	-	24,097
Balance at August 31, 2019	554,876	156,059	172,498	5,387,952	1,441,452	276,300	76,458	8,065,595

Accumulated depreciation
Balance at November 30, 2017	286,483	131,128	119,990	2,669,232	1,192,946	198,798	74,192	4,672,769
Depreciation	77,179	12,465	10,501	413,576	82,835	15,500	680	612,736
Balance at November 30, 2018	363,662	143,593	130,491	3,082,808	1,275,781	214,298	74,872	5,285,505
Depreciation	42,786	4,674	6,301	254,270	62,126	9,300	357	379,814
Balance at August 31, 2019	406,448	148,267	136,792	3,337,078	1,337,907	223,598	75,229	5,665,319

Net book value at:
November 30, 2018	187,424	12,466	42,007	2,284,837	165,671	62,002	1,586	2,755,993
August 31, 2019	148,428	7,792	35,706	2,050,874	103,545	52,702	1,229	2,400,276

As at August 31, 2019, there was $606,271 (November 30, 2018 - $595,589) of laboratory equipment that was not available for use and therefore, no depreciation has been recorded for such laboratory equipment. During the three and nine months ended August 31, 2019, the Company recorded depreciation expense within  cost of goods sold in the amount  of $Nil and $882 (three and nine months ended August 31, 2018 - $Nil and $Nil), respectively.

Intellipharmaceutics International Inc.
Notes to the condensed unaudited interim consolidated financial statements
For the three and nine months ended August 31, 2019 and 2018
(Stated in U.S. dollars)

5.
   Convertible debentures

              Amounts due to the related parties are payable to entities controlled by two shareholders who are also officers and directors of the Company.

	August 31,	November 30,
	2019	2018
Convertible debenture payable to two directors and officers of the Company, unsecured, 12% annual interest rate, payable monthly (“2019 Debenture”)	$1,050,000	-
Convertible debenture payable to two directors and officers of the Company, unsecured, 12% annual interest rate, payable monthly (“2013 Debenture”)	-	$1,350,000
Convertible debenture payable to two directors and officers of the Company, unsecured, 10% annual interest rate, payable monthly (“2018 Debenture”)	$464,968	$440,358
Convertible debenture payable to Power up lending group, Unsecured, 8% annual interest rate, payable monthly (“August 2019 Debenture”)	$10,252	-
	$1,525,220	$1,790,358

On January 10, 2013, the Company completed a private placement financing of the unsecured convertible 2013 Debenture (as defined above) in the original principal amount of $1.5 million, which was originally due to mature on January 1, 2015. The 2013 Debenture bears interest at a rate of 12% per annum, payable monthly, is pre-payable at any time at the option of the Company and is convertible at any time into common shares at a conversion price of $30.00 per common share at the option of the holder.

Dr. Isa Odidi and Dr. Amina Odidi, shareholders, directors and executive officers of the Company purchased the 2013 Debenture and provided the Company with the original $1.5 million of the proceeds for the 2013 Debenture.

Effective October 1, 2014, the maturity date for the 2013 Debenture was extended to July 1, 2015. Under ASC 470-50, the change in the debt instrument was accounted for as a modification of debt. The increase in the fair value of the conversion option at the date of the modification, in the amount of $126,414, was recorded as a reduction in the carrying value of the debt instrument with a corresponding increase to Additional paid-in-capital. The carrying amount of the debt instrument was accreted over the remaining life of the 2013 Debenture using a 15% effective rate of interest.

Effective June 29, 2015, the July 1, 2015 maturity date for the 2013 Debenture was further extended to January 1, 2016. Under ASC 470-50, the change in the maturity date for the debt instrument resulted in an extinguishment of the original 2013 Debenture as the change in the fair value of the embedded conversion option was greater than 10% of the carrying amount of the 2013 Debenture. In accordance with ASC 470-50-40, the 2013 Debenture was recorded at fair value. The difference between the fair value of the convertible 2013 Debenture after the extension and the net carrying value of the 2013 Debenture prior to the extension of $114,023 was recognized as a loss on the statement of operations and comprehensive loss. The carrying amount of the debt instrument was accreted to the face amount of the 2013 Debenture over the remaining life of the 2013 Debenture using a 14.6% effective rate of interest.

Effective December 8, 2015, the January 1, 2016 maturity date for the 2013 Debenture was further extended to July 1, 2016. Under ASC 470-50, the change in the debt instrument was accounted for as a modification of debt. The increase in the fair value of the conversion option at the date of the modification, in the amount of $83,101, was recorded as a reduction in the carrying value of the debt instrument with a corresponding increase to Additional paid-in-capital. The carrying amount of the debt instrument was accreted over the remaining life of the 2013 Debenture using a 6.6% effective rate of interest.

Intellipharmaceutics International Inc.
Notes to the condensed unaudited interim consolidated financial statements
For the three and nine months ended August 31, 2019 and 2018
(Stated in U.S. dollars)

5.
Convertible debentures (continued)

Effective May 26, 2016, the July 1, 2016 maturity date for the 2013 Debenture was further extended to December 1, 2016. Under ASC 470-50, the change in the debt instrument was accounted for as a modification of debt. The increase in the fair value of the conversion option at the date of the modification, in the amount of $19,808, was recorded as a reduction in the carrying value of the debt instrument with a corresponding increase to Additional paid-in-capital. The carrying amount of the debt instrument was accreted over the remaining life of the 2013 Debenture using a 4.2% effective rate of interest.

Effective December 1, 2016, the maturity date for the 2013 Debenture was further extended to April 1, 2017 and a principal repayment of $150,000 was made at the time of the extension. Under ASC 470-50, the change in the debt instrument was accounted for as a modification of debt. The increase in the fair value of the conversion option at the date of the modification, in the amount of $106,962, was recorded as a reduction in the carrying value of the debt instrument with a corresponding increase to Additional paid-in-capital. The carrying amount of the debt instrument was accreted over the remaining life of the 2013 Debenture using a 26.3% effective rate of interest.

Effective March 28, 2017, the maturity date for the 2013 Debenture was further extended to October 1, 2017. Under ASC 470-50, the change in the debt instrument was accounted for as a modification of debt. The increase in the fair value of the conversion option at the date of the modification, in the amount of $113,607, was recorded as a reduction in the carrying value of the debt instrument with a corresponding increase to Additional paid-in-capital. The carrying amount of the debt instrument was accreted over the remaining life of the 2013 Debenture using a 15.2% effective rate of interest.

Effective September 28, 2017, the maturity date for the 2013 Debenture was further extended to October 1, 2018. Under ASC 470-50, the change in the debt instrument was accounted for as a modification of debt. The increase in the fair value of the conversion option at the date of the modification, in the amount of $53,227, was recorded as a reduction in the carrying value of the debt instrument with a corresponding increase to Additional paid-in-capital. The carrying amount of the debt instrument was accreted over the remaining life of the 2013 Debenture using a 4.9% effective rate of interest.

Effective October 1, 2018, the maturity date for the 2013 Debenture was further extended to April 1, 2019. Effective April 1, 2019, the maturity date for the 2013 Debenture was further extended to May 1, 2019.

Under ASC 470-50, the change in the debt instrument was accounted for as a modification of debt. There was no change in the fair value of the conversion option at the date of the modification. The carrying amount of the debt instrument is accreted over the remaining life of the 2013 Debenture using a nominal effective rate of interest. In December 2018, a principal repayment of $300,000 was made on the 2013 Debenture to Drs. Isa and Amina Odidi.

On September 10, 2018, the Company completed a private placement financing of the unsecured convertible 2018 Debenture (as defined above) in the principal amount of $0.5 million. The 2018 Debenture will mature on September 1, 2020. The 2018 Debenture bears interest at a rate of 10% per annum, payable monthly, is pre-payable at any time at the option of the Company and is convertible at any time into common shares of the Company at a conversion price of $3.00 per common share at the option of the holder. Dr. Isa Odidi and Dr. Amina Odidi, who are shareholders, directors and executive officers of the Company provided the Company with the $0.5 million of the proceeds for the 2018 Debenture.

At issuance, as the conversion price was lower than the market share price, the beneficial conversion feature valued at September 10, 2018 of $66,667 was allocated to Additional paid-in capital. Subsequently, the fair value of the 2018 Debenture is accreted over the remaining life of the 2018 Debenture using an effective rate of interest of 7.3%.

On April 4, 2019, a tentative approval from TSX was received for a proposed refinancing of the 2013 Debenture subject to certain conditions being met. As a result of the proposed refinancing, the principal amount owing under the 2013 Debenture was refinanced by a new debenture (the “2019 Debenture”). On May 1, 2019, the 2019 Debenture was issued with a principal amount of $1,050,000, that will mature on November 1, 2019, bear interest at a rate of 12% per annum and be convertible into 1,779,661 common

Intellipharmaceutics International Inc.
Notes to the condensed unaudited interim consolidated financial statements
For the three and nine months ended August 31, 2019 and 2018
(Stated in U.S. dollars)

5.
Convertible debentures (continued)

shares of the Company at a conversion price of $0.59 per common share. Dr. Isa Odidi and Dr. Amina Odidi, who are shareholders, directors, and executive officers of the Company, will be the holders of the 2019 Debenture.

On August 26, 2019, the Company completed a private placement financing of the unsecured August 2019 Debenture (as defined above) in the principal amount of $140,800. The August 2019 Debenture will mature on August 26, 2020, bears interest at a rate of 8% per annum, payable monthly, is pre-payable at any time at the option of the Company and is convertible at the option of the holder into common shares after 180 days at a conversion price which is equal to 75% of the market price. Market price is defined as the average of the lowest three (3) trading prices for the common shares during the twenty (20) trading day period prior to the conversion date.

The fair value of the conversion option at August 26, 2019 using the Black-Scholes Option Pricing Model was initially estimated to be $129,685, using share price of $0.22, exercise price of $0.16, volatility of 164.65%, risk-free interest rate of 1.75%, expected life of one year, and dividend yield of Nil.

Accreted interest expense during the three and nine months ended August 31, 2019 is $8,813 and $25,011 (three and nine months ended August 31, 2018 - $16,369 and $48,510) and has been included in the condensed unaudited interim consolidated statements of operations and comprehensive loss. In addition, the coupon interest on the 2013 Debenture, 2018 Debenture and 2019 Debenture (collectively, the “Debentures”) for the three and nine months ended August 31, 2019 is $44,731 and $135,486 (three and nine months ended August 31, 2018 – $40,805 and $121,528) and has also been included in the condensed unaudited interim consolidated statements of operations and comprehensive loss.

6.
Capital stock

Authorized, issued and outstanding

   (a)
The Company is authorized to issue an unlimited number of common shares, all without nominal or par value and an unlimited number of preference shares. As at August 31, 2019, the Company had 22,085,856 (November 30, 2018 – 18,252,243) common shares issued and outstanding and no preference shares issued and outstanding. Two officers and directors of the Company owned directly and through their family holding company 578,131 (November 30, 2018 – 578,131) common shares or approximately 2.6% (November 30, 2018 – 3.2%) of the issued and outstanding common shares of the Company as at August 31, 2019.

(b)
In November 2013, the Company entered into an equity distribution agreement with Roth Capital Partners, LLC (“Roth”), pursuant to which the Company originally could from time to time sell up to 530,548 of the Company’s common shares for up to an aggregate of $16.8 million (or such lesser amount as may then be permitted under applicable exchange rules and securities laws and regulations) through at-the-market issuances on Nasdaq or otherwise. Under the equity distribution agreement, the Company was able at its discretion, from time to time, offer and sell common shares through Roth or directly to Roth for resale to the extent permitted under Rule 415 under the Securities Act of 1933, as amended, at such time and at such price as were acceptable to the Company by means of ordinary brokers’ transactions on Nasdaq or otherwise at market prices prevailing at the time of sale or as determined by the Company. The Company has paid Roth a commission, or allowed a discount, of 2.75% of the gross proceeds that the Company received from any sales of common shares under the equity distribution agreement. The Company also agreed to reimburse Roth for certain expenses relating to the at-the-market offering program.

In March 2018, the Company terminated its continuous offering under the prospectus supplement dated July 18, 2017 and prospectus dated July 17, 2017 in respect of its at-the-market program.

The underwriting agreement relating to the October 2018 offering described in Note 6(f) restricts the Company’s ability to use this equity distribution agreement. It contains a prohibition on the Company: (i) for a period of two years following the date of the underwriting agreement, from directly or indirectly in any at-the-market or continuous equity transaction, offer to sell, or otherwise dispose of shares of

Intellipharmaceutics International Inc.
Notes to the condensed unaudited interim consolidated financial statements
For the three and nine months ended August 31, 2019 and 2018
(Stated in U.S. dollars)

6.
Capital stock (continued)

Authorized, issued and outstanding (continued)

capital stock of the Company or any securities convertible into or exercisable or exchangeable for its shares of capital stock or (ii) for a period of five years following the closing, effecting or entering intoan agreement to effect any issuance by the Company of common shares or common share equivalents involving a certain variable rate transactions under an at-the-market offering agreement, whereby the Company may issue securities at a future determined price, except that, on or after the date that is two years after the closing, the Company may enter into an at-the-market offering agreement.

(c)
Direct costs related to the Company’s filing of a base shelf prospectus filed in May 2014 and declared effective in June 2014, direct costs related to the base shelf prospectus filed in May 2017 and certain other on-going costs related to the at the-market facility are recorded as deferred offering costs and are being amortized and recorded as share issuance costs against share offerings.

(d)
In October 2017, the Company completed a registered direct offering of 363,636 common shares at a price of $11.00 per share. The Company also issued to the investors warrants to purchase an aggregate of 181,818 common shares (the “October 2017 Warrants”). The warrants became exercisable six months following the closing date, will expire 30 months after the date they became exercisable, have a term of three years and have an exercise price of $12.50 per common share. The Company also issued to the placement agents warrants to purchase 18,181 common shares at an exercise price of $13.75 per share (the “October 2017 Placement Agent Warrants”). The holders of October 2017 Warrants and October 2017 Placement Agent Warrants are entitled to a cashless exercise under which the number of shares to be issued will be based on the number of shares for which warrants are exercised times the difference between the market price of the common share and the exercise price divided by the market price. The October 2017 Warrants and the October 2017 Placement Agent Warrants are considered to be indexed to the Company’s own stock and are therefore classified as equity under ASC topic 480 Distinguishing Liabilities from Equity.

The Company recorded $3,257,445 as the value of common shares under Capital stock and $742,555 as the value of the October 2017 Warrants under Additional paid-in-capital in the consolidated statements of shareholders’ equity (deficiency). The Company has disclosed the terms used to value the warrants in Note 9.

The direct costs related to the issuance of the common shares, October 2017 Warrants and October 2017 Placement Agent Warrants were $500,492 and were recorded as an offset against the statement of shareholders’ equity (deficiency) with $391,580 being recorded under Capital stock and $108,912 being recorded under Additional paid-in-capital.

(e)
In March 2018, the Company completed two registered direct offerings of an aggregate of 883,333 common shares at a price of $6.00 per share. The Company also issued to the investors warrants to purchase an aggregate of 441,666 common shares (the “March 2018 Warrants”). The warrants became exercisable six months following the closing date, will expire 30 months after the date they became exercisable, and have an exercise price of $6.00 per common share. The Company also issued to the placement agents warrants to purchase 44,166 common shares at an exercise price of $7.50 per share (the “March 2018 Placement Agent Warrants”). The holders of March 2018 Warrants and March 2018 Placement Agent Warrants are entitled to a cashless exercise under which the number of shares to be issued will be based on the number of shares for which warrants are exercised times the difference between the market price of the common share and the exercise price divided by the market price. The March 2018 Warrants and March 2018 Placement Agent Warrants are considered to be indexed to the Company’s own stock and are therefore classified as equity under ASC topic 480 Distinguishing Liabilities from Equity.

The Company recorded $4,184,520 as the value of common shares under Capital stock and $1,115,480 as the value of the March 2018 Warrants under Additional paid-in-capital in the consolidated statements of shareholders’ equity (deficiency). The Company has disclosed the terms used to value the warrants in Note 9.

Intellipharmaceutics International Inc.
Notes to the condensed unaudited interim consolidated financial statements
For the three and nine months ended August 31, 2019 and 2018
(Stated in U.S. dollars)

6.
Capital stock (continued)

Authorized, issued and outstanding (continued)

The direct costs related to the issuance of the common shares and warrants were $831,357 including the cost of warrants issued to the placement agents. These direct costs were recorded as an offset against the statement of shareholders’ equity (deficiency) with $656,383 being recorded under Capital stock and $174,974 being recorded under Additional paid-in-capital.

(f)
In October 2018, the Company completed an underwritten public offering in the United States, resulting in the sale to the public of 827,970 Units at $0.75 per Unit, which were comprised of one common share and one warrant (the “2018 Unit Warrants”) exercisable at $0.75 per share. The  Company concurrently sold an additional 1,947,261 common shares and warrants to purchase 2,608,695 common shares exercisable at $0.75 per share (the “2018 Option Warrants’) pursuant to the overallotment option exercised in part by the underwriter. The price of the common shares issued in connection with exercise of the overallotment option was $0.74 per share and the price for the warrants issued in connection with the exercise of the overallotment option was $0.01 per warrant, less in each case the underwriting discount. In addition, the Company issued 16,563,335 pre-funded units (“2018 Pre-Funded Units’), each 2018 Pre-Funded Unit consisting of one pre-funded warrant (a “2018 Pre-Funded Warrant”) to purchase one common share and one warrant (a “2018 Warrant”, and together with the 2018 Unit Warrants and the 2018 Option Warrants, the “2018 Firm Warrants”) to purchase one common share. The 2018 Pre-Funded Units were offered to the public at $0.74 each and a 2018 Pre-Funded Warrant is exercisable at $0.01 per share. Each 2018 Firm Warrant is exercisable immediately and has a term of five years and each 2018 Pre-Funded Warrant is exercisable immediately and until all 2018 Pre-Funded Warrants are exercised. The Company also issued warrants to the placement agents to purchase 1,160,314 common shares at an exercise price of $0.9375 per share (the “October 2018 Placement Agent Warrants”), which were exercisable immediately upon issuance. In aggregate, the Company issued 2,775,231 common shares, 16,563,335 2018 Pre-Funded Warrants and 20,000,000 2018 Firm Warrants in addition to 1,160,314 October 2018 Placement Agent Warrants.

The Company raised $14,344,906 in gross proceeds as part of October 2018 underwritten public offering. The Company recorded $1,808,952 as the value of common shares under Capital stock and $279,086 as the value of the 2018 Firm Warrants and $12,256,868 as the value of the 2018 Pre-Funded Warrants under Additional paid-in-capital in the consolidated statements of shareholders’ equity (deficiency). During the year ended November 30, 2018, 12,153,334 2018 Pre-Funded Warrants were exercised for proceeds of $121,553, and the Company recorded a charge of $4,262,526 from Additional paid in capital to common shares under Capital stock. During the three and nine months ended August 31, 2019, Nil and 2,793,334 common shares were issued upon the exercise of 2018 Pre-Funded Warrants and 1,030,000 common shares were issued in respect of 2018 Pre-Funded Warrants which were exercised as of November 30, 2018 but for which common shares were not yet issued as of November 30, 2018. As of August 31, 2019, no other 2018 Firm Warrants or 2018 Pre-Funded Warrants had been exercised. The Company has disclosed the terms used to value these warrants in Note 9.

The direct costs related to the issuance of the common shares and warrants issued in October 2018 were $2,738,710 including the cost of October 2018 Placement Agent Warrants in the amount of $461,697. These direct costs were recorded as an offset against the statement of shareholders’ equity (deficiency) with $345,363 being recorded under Capital stock and $2,393,347 being recorded under Additional paid-in-capital.

(g)
In July 2019, the company issued 10,279 common shares due to the exercise of 10,279 Deferred Share Units. The Company recorded a charge of $225,612 from Additional paid-in-capital to common shares under Capital stock.

Intellipharmaceutics International Inc.
Notes to the condensed unaudited interim consolidated financial statements
For the three and nine months ended August 31, 2019 and 2018
(Stated in U.S. dollars)

7.
Options

All grants of options to employees after October 22, 2009 are made from the Employee Stock Option Plan (the “Employee Stock Option Plan”). The maximum number of common shares issuable under the Employee Stock Option Plan is limited to 10% of the issued and outstanding common shares of the Company from time to time, or 2,208,586 based on the number of issued and outstanding common shares as at August 31, 2019. As at August 31, 2019, 2,128,041 options are outstanding and there were 80,545 options available for grant under the Employee Stock Option Plan. Each option granted allows the holder to purchase one common share at an exercise price not less than the closing price of the Company's common shares on the TSX on the last trading day prior to the grant of the option. Options granted under these plans typically have a term of 5 years with a maximum term of 10 years and generally vest over a period of up to three years.

In August 2004, the Board of Directors of IPC Ltd. approved a grant of 276,394 performance-based stock options, to two executives who were also the principal shareholders of IPC Ltd. The vesting of these options is contingent upon the achievement of certain performance milestones. A total of 276,394 performance-based stock options have vested as of August 31, 2019. Under the terms of the original agreement these options were to expire in September 2014. Effective March 27, 2014, the Company’s shareholders approved the two-year extension of the performance-based stock option expiry date to September 2016. Effective April 19, 2016, the Company’s shareholders approved a further two-year extension of the performance-based stock option expiry date to September 2018. Effective May 15, 2018, the Company’s shareholders approved a further two-year extension of the performance-based stock option expiry date to September 2020. These options were outstanding as at August 31, 2019.

In the three and nine months ended August 31, 2019, Nil and 1,687,000 (three and nine months ended August 31, 2018 – Nil) stock options were granted to management and other employees and 200,000 (three and nine months ended August 31, 2018 – Nil) stock options were granted to members of the Board of Directors.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes Option-Pricing Model, consistent with the provisions of ASC topic 718.

Option pricing models require the use of subjective assumptions, changes in these assumptions can materially affect the fair value of the options.

The Company calculates expected volatility based on historical volatility of the Company’s peer group that is publicly traded for options that have an expected life that is more than nine years. For options that have an expected life of less than nine years the Company uses its own volatility.

The expected term, which represents the period of time that options granted are expected to be outstanding, is estimated based on the historical average of the term and historical exercises of the options.

The risk-free rate assumed in valuing the options is based on the U.S. treasury yield curve in effect at the time of grant for the expected term of the option. The expected dividend yield percentage at the date of grant is Nil as the Company is not expected to pay dividends in the foreseeable future.

The weighted average fair value of employee stock options granted was estimated using the following assumptions:

	Three months ended		Nine months ended
	August 31, 2019	August 31, 2018	August 31, 2019	August 31, 2018
	-	-	93.90 - 111.93%	-
Risk-free interest rate	-	-	1.62 - 1.90%
Expected life (in years)	-	-	5.78 - 10.00	-
The weighted average grant date
fair value of options granted	-	-	0.22 - 0.28	-

Intellipharmaceutics International Inc.
Notes to the condensed unaudited interim consolidated financial statements
For the three and nine months ended August 31, 2019 and 2018
(Stated in U.S. dollars)

7.
Options (continued)

Details of stock option transactions in Canadian dollars (“C$”) are as follows:

	August 31, 2019			August 31, 2018
		Weighted			Weighted
		average	Weighted		average	Weighted
		exercise	average		exercise	average
	Number of	price per	grant date	Number of	price per	grant date
	options	share	fair value	options	share	fair value
	#	$	$	#	$	$
Outstanding, beginning of period	555,651	31.75	16.69	582,811	32.00	17.20
Granted	1,887,000	0.35	0.26	-	-	-
Expired	(31,550)	37.71	17.60	(15,827)	54.20	39.20
Forfeited	(6,666)	4.72	2.61	(8,500)	11.90	10.20
Balance at
end of period	2,404,435	8.42	3.78	558,484	31.60	16.70

Options exercisable end of period	1,141,431	17.26	7.62	503,444	32.50	17.20

Total unrecognized compensation cost relating to the unvested performance-based stock options at August 31, 2019 is $Nil (August 31, 2018 - $793,795).

For the three and nine months ended August 31, 2019 and 2018, no options were exercised.

The following table summarizes the components of stock-based compensation expense.

Stock-based compensation	Three months ended		Nine months ended
related to:	August 31, 2019	August 31, 2018	August 31, 2019	August 31, 2018
	$	$	$	$

Research and development	40,517	11,072	172,274	79,067
Selling, general and administrative	10,885	14,470	41,417	41,281
	51,402	25,542	213,691	120,348

The Company has estimated its stock option forfeitures to be approximately 4% for the three and nine months ended August 31, 2019 (three and nine months ended August 31, 2018 – 4%).

8.
Deferred share units

Effective May 28, 2010, the Company’s shareholders approved a Deferred Share Unit (“DSU”) Plan to grant DSUs to its non-management directors and reserved a maximum of 11,000 common shares for issuance under the plan. The DSU Plan permits certain non-management directors to defer receipt of all or a portion of their board fees until termination of the board service and to receive such fees in the form of common shares at that time. A DSU is a unit equivalent in value to one common share of the Company based on the trading price of the Company's common shares on the TSX.

Upon termination of board service, the director will be able to redeem DSUs based upon the then market price of the Company's common shares on the date of redemption in exchange for any combination of cash or common shares as the Company may determine.

During the three and nine months ended August 31, 2019, no non-management board members elected to receive director fees in the form of DSUs under the Company’s DSU Plan. As at August 31, 2019, Nil (August 31, 2018 – 10,279) DSUs are outstanding and 721 (August 31, 2018 – 721) DSUs are available for grant under the DSU Plan. The Company recorded the following amounts related to DSUs for each of the three and nine months ended August 31, 2019 and three and nine months ended August 31, 2018 in additional paid in capital and accrued the following amounts as at August 31, 2019 and August 31, 2018:

Intellipharmaceutics International Inc.
Notes to the condensed unaudited interim consolidated financial statements
For the three and nine months ended August 31, 2019 and 2018
(Stated in U.S. dollars)

8.
Deferred share units (continued)

	Three months ended				Nine months ended
	August 31, 2019		August 31, 2018		August 31, 2019		August 31, 2018
	$	shares	$	shares	$	shares	$	shares
Additional paid in capital	-	-	-	-	-	-	7,565	866
Accrued liability	-	-	-	-	-	-	-	-

During the three and nine months ended August 31, 2019, 10,729 DSU’s were exercised and the Company recorded a charge of $225,612 from Additional paid-in-capital to common shares under Capital stock.

9.
Warrants

All of the Company’s outstanding warrants are considered to be indexed to the Company’s own stock and are therefore classified as equity under ASC 480. The warrants, in specified situations, provide for certain compensation remedies to a holder if the Company fails to timely deliver the shares underlying the warrants in accordance with the warrant terms.

In the underwritten public offering completed in June 2016, gross proceeds of $5,200,000 were received through the sale of the Company’s units comprised of common shares and warrants. The Company issued at the initial closing of the offering an aggregate of 322,981 common shares and warrants to purchase an additional 161,490 common shares, at a price of $16.10 per unit. The warrants are currently exercisable, have a term of five years and an exercise price of $19.30 per common share. The underwriter also purchased at such closing additional warrants (collectively with the warrants issued at the initial closing, the “June 2016 Warrants”) at a purchase price of $0.01 per warrant to acquire 24,223 common shares pursuant to the overallotment option exercised in part by the underwriter. The Company subsequently sold an aggregate of 45,946 additional common shares at the public offering price of $16.10 per share in connection with subsequent partial exercises of the underwriter’s overallotment option. The fair value of the June 2016 Warrants of $1,175,190 was initially estimated at closing using the Black-Scholes Option Pricing Model, using volatility of 64.1%, risk free interest rates of 0.92%, expected life of 5 years, and dividend yield of Nil. The June 2016 Warrants currently outstanding are detailed below.

In the registered direct offering completed in October 2017, gross proceeds of $4,000,000 were received through the sale of the Company’s common shares and warrants. The Company issued at the closing of the offering an aggregate of 363,636 common shares at a price of $11.00 per share and warrants to purchase an additional 181,818 common shares (the “October 2017 Warrants”). The October 2017 Warrants became exercisable six months following the closing date, will expire 30 months after the date they became exercisable, and have an exercise price of $12.50 per common share. The Company also issued the October 2017 Placement Agents Warrants to purchase 18,181 common shares at an exercise price of $13.75 per share. The holders of October 2017 Warrants and October 2017 Placement Agent Warrants are entitled to a cashless exercise under which the number of shares to be issued will be based on the number of shares for which warrants are exercised times the difference between the market price of the common share and the exercise price divided by the market price. The fair value of the October 2017 Warrants of $742,555 was initially estimated at closing using the Black- Scholes Option Pricing Model, using volatility of 73.67%, risk free interest rates of 1.64%, expected life of 3 years, and dividend yield of Nil.

The fair value of the October 2017 Placement Agents Warrants was estimated at $86,196 using the Black-Scholes Option Pricing Model, using volatility of 73.67%, a risk-free interest rate of 1.64%, an expected life of 3 years, and a dividend yield of Nil.

The October 2017 Warrants and the October 2017 Placement Agent Warrants currently outstanding are detailed below.

In the two registered direct offerings completed in March 2018, gross proceeds of $5,300,000 were received through the sale of the Company’s common shares and warrants. The Company issued at the closing of the offering an aggregate of 883,333 common shares at a price of $6.00 per share and the

Intellipharmaceutics International Inc.
Notes to the condensed unaudited interim consolidated financial statements
For the three and nine months ended August 31, 2019 and 2018
(Stated in U.S. dollars)

9.
Warrants (continued)

March 2018 Warrants to purchase an additional 441,666 common shares. The March 2018 Warrants became exercisable six months following the closing date, will expire 30 months after the date they became exercisable and have an exercise price of $6.00 per common share. The Company also issued the March 2018 Placement Agent Warrants to purchase 44,166 common shares at an exercise price of $7.50 per share. The holders of March 2018 Warrants and March 2018 Placement Agent Warrants are entitled to a cashless exercise under which the number of shares to be issued will be based on the number of shares for which warrants are exercised times the difference between the market price of the common share and the exercise price divided by the market price. The fair value of the March 2018 Warrants of $1,115,480 was initially estimated at closing using the Black- Scholes Option Pricing Model, using volatility of 70%, risk free interest rates of 2.44% and 2.46%, expected life of 3 years, and dividend yield of Nil.

The fair value of the March 2018 Placement Agent Warrants was estimated at $141,284 using the Black-Scholes Option Pricing Model, using volatility of 70%, risk free interest rates of 2.44% and 2.46%, an expected life of 3 years, and a dividend yield of Nil. The March 2018 Warrants and the March 2018 Placement Agent Warrants currently outstanding are detailed below.

In October 2018, the Company completed an underwritten public offering in the United States, resulting in the sale to the public of 827,970 Units at $0.75 per Unit, which are comprised of one common share and one 2018 Unit Warrant (as defined above) exercisable at $0.75 per share. The Company concurrently sold an additional 1,947,261 common shares and 2018 Option Warrants to purchase 2,608,695 common shares exercisable at $0.75 per share pursuant to the overallotment option exercised in part by the underwriter. The price of the common shares issued in connection with exercise of the overallotment option was $0.74 per share and the price for the warrants issued in connection with the exercise of the overallotment option was $0.01 per warrant, less in each case the underwriting discount. In addition, the Company issued 16,563,335 2018 Pre-Funded Units (as defined above), each 2018 Pre-Funded Unit consisting of one 2018 Pre-Funded Warrant (as defined above) to purchase one common share and one 2018 Warrant (as defined above) to purchase one common share. The 2018 Pre-Funded Units were offered to the public at $0.74 each and a 2018 Pre-Funded Warrant is exercisable at $0.01 per share. Each 2018 Firm Warrant is exercisable immediately and has a term of five years and each 2018 Pre-Funded Warrant is exercisable immediately and until all 2018 Pre-Funded Warrants are exercised. The Company also issued the October 2018 Placement Agent Warrants to the placement agents to purchase 1,160,314 common shares at an exercise price of $0.9375 per share, which were exercisable immediately upon issuance. In aggregate, in October 2018, the Company issued 2,775,231 common shares, 16,563,335 2018 Pre-Funded Warrants and 20,000,000 2018 Firm Warrants in addition to 1,160,314 October 2018 Placement Agent Warrants.

The fair value of the 2018 Firm Warrants of $279,086 was initially estimated at closing using the Black-Scholes Option Pricing Model, using volatility of 92%, risk free interest rates of 3.02%, expected life of 5 years, and dividend yield of Nil. The fair value of the October 2018 Placement Agents Warrants was estimated at $461,697 using the Black-Scholes Option Pricing Model, using volatility of 92%, risk free interest rates of 3.02%, an expected life of 5 years, and a dividend yield of Nil.

The fair value of the 2018 Pre-Funded Warrant of $12,256,868 and the fair value of the 2018 Firm Warrants of $279,086, respectively, were recorded under Additional paid-in-capital in the consolidated statements of shareholders’ equity (deficiency).

During the three and nine months ended August 31, 2019, Nil and 2,793,334 (three and nine months ended August 31, 2018 – Nil) 2018 Pre-Funded Warrants were exercised for proceeds of $Nil and $27,953 (three and nine months ended August 31, 2018 - $Nil), and the Company recorded a charge of $979,705 (three and nine months ended August 31, 2018 - $Nil) from Additional paid-in-capital to common shares under Capital stock. During the nine months ended August 31, 2019, 1,030,000 common shares were issued in respect of 2018 Pre-Funded Warrants which were exercised as of November 30, 2018 but for which common shares were not yet issued as of November 30, 2018.

As at August 31, 2019, 1,616,667 2018 Pre-Funded Warrants are outstanding which are exercisable immediately at $0.01 per share. In addition, the following table provides information on the 23,740,290 warrants including 2018 Firm Warrants outstanding and exercisable as of August 31, 2019:

Intellipharmaceutics International Inc.
Notes to the condensed unaudited interim consolidated financial statements
For the three and nine months ended August 31, 2019 and 2018
(Stated in U.S. dollars)

9.
Warrants (continued)

	Exercise	Number		Shares issuable
Warrant	price	outstanding	Expiry	upon exercise

June 2016 Warrants	$19.30	277,478	June 02, 2021	138,739
October 2017 Warrants	$12.50	181,818	October 13, 2020	181,818
October 2017 Placement
Agent Warrants	$13.75	18,181	October 13, 2020	18,181
March 2018 Warrants	$6.00	291,666	March 16, 2021	291,666
March 2018 Warrants	$6.00	150,000	March 21, 2021	150,000
March 2018 Placement
Agent Warrants	$7.50	29,166	March 16, 2021	29,166
March 2018 Placement
Agent Warrants	$7.50	15,000	March 21, 2021	15,000
2018 Firm Warrants	$0.75	20,000,000	October 16, 2023	20,000,000
2018 Pre-Funded Warrants	$0.01	1,616,667	October 16, 2023	1,616,667
October 2018 Placement
Agent Warrants	$0.9375	1,160,314	October 16, 2023	1,160,314
		23,740,290		23,601,551

During the three and nine months ended August 31, 2019, other than 2018 Pre-Funded Warrants as noted above, there were no cash exercises in respect of warrants (three and nine months ended August 31, 2018 – Nil) and no cashless exercise (three and nine months ended August 31, 2018 - Nil) of warrants, resulting in the issuance of Nil (three and nine months ended August 31, 2018 – Nil) and Nil (three and nine months ended August 31, 2018 - Nil) common shares, respectively.

Details of warrant transactions are as follows:

	Outstanding, December 1, 2018	Issued	Expired	Exercised	Outstanding, August 31, 2019
June 2016 Warrants	277,478	-	-	-	277,478
October 2017 Warrants	181,818	-	-	-	181,818
October 2017 Placement
Agent Warrants	18,181	-	-	-	18,181
March 2018 Warrants	441,666	-	-	-	441,666
March 2018 Placement
Agent Warrants	44,166	-	-	-	44,166
2018 Firm Warrants	20,000,000	-	-	-	20,000,000
2018 Pre-Funded Warrants	4,410,001	-	-	(2,793,334)	1,616,667
October 2018 Placement
Agent Warrants	1,160,314	-	-	-	1,160,314
	26,533,624	-	-	(2,793,334)	23,740,290

	March 2013 Warrants	July 2013 Warrants	June 2016 Warrants	October 2017 Warrants	Placement Agent Warrants	March 2018 Warrants	Placement Agent Warrants	Total
Outstanding, December 1, 2017	149,174	87,000	277,478	181,818	18,181	-	-	713,651
Issued	-	-	-	-		441,666	44,166	485,832
Expired	(149,174)	(87,000)	-	-	-	-	-	(236,174)
Outstanding, August 31, 2018	-	-	277,478	181,818	18,181	441,666	44,166	963,309

Intellipharmaceutics International Inc.
Notes to the condensed unaudited interim consolidated financial statements
For the three and nine months ended August 31, 2019 and 2018
(Stated in U.S. dollars)

10.
Income taxes

The Company has had no taxable income under the Federal and Provincial tax laws of Canada for the three and nine months ended August 31, 2019 and August 31, 2018. The Company has non-capital loss carry-forwards at August 31, 2019, totaling $50,854,085 in Canada that must be offset against future taxable income. If not utilized, the loss carry-forwards will expire between 2028 and 2038.

For the three and nine months ended August 31, 2019, the Company had a cumulative carry-forward pool of Canadian Federal Scientific Research & Experimental Development expenditures in the amount of $18,400,000 which can be carried forward indefinitely.

For the three and nine months ended August 31, 2019, the Company had approximately $3,500,000 of unclaimed Investment Tax Credits which expire from 2025 to 2038. These credits are subject to a full valuation allowance as they are not more likely than not to be realized.

11.
Contingencies

From time to time, the Company may be exposed to claims and legal actions in the normal course of business. As at August 31, 2019, and continuing as at October 11, 2019, the Company is not aware of any pending or threatened material litigation claims against the Company, other than as described below.

In November 2016, the Company filed an NDA for our Oxycodone ER product candidate, relying on the 505(b)(2) regulatory pathway, which allowed us to reference data from Purdue's file for its OxyContin® extended release oxycodone hydrochloride. Our Oxycodone ER application was accepted by the FDA for further review in February 2017. The Company certified to the FDA that it believed that its Oxycodone ER product candidate would not infringe any of the OxyContin® patents listed in the Orange Book, or that such patents are invalid, and so notified Purdue and the other owners of the subject patents listed in the Orange Book of such certification.

On April 7, 2017, the Company received notice that the Purdue litigation plaintiffs had commenced patent infringement proceedings against us in the U.S. District Court for the District of Delaware (docket number 17-392) in respect of its NDA filing for Oxycodone ER, alleging that its proposed Oxycodone ER infringes 6 out of the 16 patents associated with the branded product OxyContin®, or the OxyContin® patents, listed in the Orange Book. The complaint seeks injunctive relief as well as attorneys' fees and costs and such other and further relief as the Court may deem just and proper. An answer and counterclaim have been filed.

Subsequent to the above-noted filing of lawsuit, 4 further such patents were listed and published in the Orange Book. The Company then similarly certified to the FDA concerning such further patents. On March 16, 2018, the Company received notice that the Purdue litigation plaintiffs had commenced further such patent infringement proceedings against us adding the 4 further patents. This lawsuit is also in the District of Delaware federal court under docket number 18-404.

As a result of the commencement of the first of these legal proceedings, the FDA is stayed for 30 months from granting final approval to our Oxycodone ER product candidate. That time period commenced on February 24, 2017, when the Purdue litigation plaintiffs received notice of the Company’s certification concerning the patents, and will expire on August 24, 2019, unless the stay is earlier terminated by a final declaration of the courts that the patents are invalid, or are not infringed, or the matter is otherwise settled among the parties.

On or about June 26, 2018 the court issued an order to sever 6 “overlapping” patents from the second Purdue case, but ordered litigation to proceed on the 4 new (2017-issued) patents. An answer and counterclaim were filed on July 9, 2018. The existence and publication of additional patents in the Orange Book, and litigation arising therefrom, is an ordinary and to be expected occurrence in the course of such litigation.

Intellipharmaceutics International Inc.
Notes to the condensed unaudited interim consolidated financial statements
For the three and nine months ended August 31, 2019 and 2018
(Stated in U.S. dollars)

11.
Contingencies (continued)

On July 6, 2018 the court issued a claims construction on the first case which the Company believe does not weaken the case.

On July 24, 2018, the parties to the case mutually agreed to dismiss the infringement claims related to the Grünenthal ‘060 patent. The Grünenthal ‘060 patent is one of the six patents included in the original litigation case, however, the dismissal does not by itself result in a termination of the 30-month litigation stay. Infringement claims related to this patent have been dismissed without prejudice.

 On October 4, 2018, the parties to the 17-392 docket case mutually agreed to postpone the scheduled court date pending a case status conference scheduled for December 17, 2018. At that time, further trial scheduling and other administrative matters were postponed pending the Company’s anticipated resubmission of the Oxycodone ER NDA. That filing was timely filed at the end of February 2019. The trial in the 17-392 case was scheduled for November 12, 2019. On January 17, 2019, the court issued a scheduling order in 18-404 that schedules the remaining major portions. The trial in the 18-404 case was scheduled for June 2020.

The U.S. Federal Circuit Court of Appeal affirmed On April 4, 2019 the invalidity of one Purdue oxycontin patent. The patent is: 9,060,976. This patent claimed a core matrix containing PEO and magnesium stearate, which is then heated. The patent was nominally in our 17-392 and 18-404 cases. The invalidity ruling reduces yet another patent from the overall equation. However, it does not, by itself, eliminate the 30 month litigation stay in either docketed case.

The 30-month litigation stay is extended to March 2, 2020 per a court order.

On October 3, 2019 following the filing of a bankruptcy stay by Purdue Pharma, the ongoing litigation cases number 1:17-cv-00392-RGA and 1:18-cv-00404-RGA-SRF between Purdue Pharma L.P. et al and Intellipharmaceutics International have been stayed and the existing dates in both cases vacated by an order             issued by the courts in the District of Delaware. No new dates were given for reinstatement; however, the parties are required to provide a further status report no later than December 15, 2019.

The 30-month stay date however remains unchanged, i.e., no earlier than March 2, 2020.

The Company is confident that it does not infringe any of the subject patents in either of the two cases and will vigorously defend against these claims.

In July 2017, three complaints were filed in the U.S. District Court for the Southern District of New York that were later consolidated under the caption Shanawaz v. Intellipharmaceutics Int’l Inc., et al., No. 1:17-cv-05761 (S.D.N.Y.).  The lead plaintiffs filed a consolidated amended complaint on January 29, 2018.  In the amended complaint, the lead plaintiffs assert claims on behalf of a putative class consisting of purchasers of our securities between May 21, 2015 and July 26, 2017.  The amended complaint alleges that the defendants violated Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated   thereunder by making allegedly false and misleading statements or failing to disclose certain information regarding our NDA for Oxycodone ER abuse-deterrent oxycodone hydrochloride extended release tablets.  The complaint seeks, among other remedies, unspecified damages, attorneys’ fees and other costs, equitable and/or injunctive relief, and such other relief as the court may find just and proper.

On March 30, 2018, the Company and the other defendants filed a motion to dismiss the amended complaint for failure to state a valid claim.  The defendants’ motion to dismiss was granted in part, and denied in part, in an Order dated December 17, 2018. In its Order, the court dismissed certain of the plaintiffs’ securities claims to the extent that the claims were based upon statements describing the Oxycodone ER product’s abuse-deterrent features and its bioequivalence to OxyContin. However, the court allowed the claims to proceed to the extent plaintiffs challenged certain public statements describing the contents of the Company’s Oxycodone ER NDA.  Defendants filed an answer to the amended complaint on January 7, 2019. On February 5, 2019, the court held an initial pretrial conference and entered a scheduling order governing discovery and class certification. In an order entered at the parties request on May 9, 2019, the Court stayed proceedings in the action to permit the parties time to conduct

Intellipharmaceutics International Inc.
Notes to the condensed unaudited interim consolidated financial statements
For the three and nine months ended August 31, 2019 and 2018
(Stated in U.S. dollars)

11.
Contingencies (continued)

a mediation.  As a result of subsequent extensions, the stay was extended through October 10, 2019.  The parties participated in a mediation on August 1, 2019, during which the parties tentatively agreed to the terms of a settlement of the action subject to the satisfaction of certain financial conditions by the Company.  On October 10, 2019, the Company provided notice that it was not able to satisfy those conditions.  As a result, it is possible that the parties will resume active litigation in the action in the near future.  If a settlement does not go forward, the Company and the other defendants intend to vigorously defend themselves against the remainder of the claims asserted in the consolidated action.

On February 21, 2019, the Company and its CEO, Dr. Isa Odidi (“Defendants”), were served with a Statement of Claim filed in the Superior Court of Justice of Ontario (“Court”) for a proposed class action under the Ontario Class Proceedings Act (“Action”). The Action was brought by Victor Romita, the proposed representative plaintiff (“Plaintiff”), on behalf of a class of Canadian persons (“Class”) who traded shares of the Company during the period from February 29, 2016 to July 26, 2017 (“Period”). The Statement of Claim, under the caption Victor Romita v. Intellipharmaceutics International Inc. and Isa Odidi, asserts that the Defendants knowingly or negligently made certain public statements during the Period that contained or omitted material facts concerning Oxycodone ER abuse-deterrent oxycodone hydrochloride extended release tablets. The Plaintiff alleges that he and the Class suffered loss and damages as a result of their trading in the Company’s shares during the Period. The Plaintiff seeks, among other remedies, unspecified damages, legal fees and court and other costs as the Court may permit. On February 26, 2019, the Plaintiff delivered a Notice of Motion seeking the required approval from the Court, in accordance with procedure under the Ontario Securities Act, to allow the statutory claims under the Ontario Securities Act to proceed with respect to the claims based upon the acquisition or disposition of the Company’s shares on the TSX during the Period (“Motion”). On June 28, 2019, the Court endorsed a timetable for the exchange of material leading to the hearing of the Motion scheduled for January 27-28, 2020. No date has been set for the hearing of the certification application. The Defendants intend to vigorously defend the action and have filed a Notice of Intent to Defend.

On October 7, 2019, a complaint was filed in the U.S. District Court for the Southern District of New York by Alpha Capital Anstalt (“Alpha”) against the Company, two of its existing officers and directors and its former Chief Financial Officer.   In the complaint, Alpha alleges that the Company and the executive officers/directors named in the complaint violated Sections 11, 12(a)(2) and 15 of the Securities Act of 1933, as amended, by allegedly making false and misleading statements in the Company’s Registration Statement on Form F-1 filed with the U.S. Securities and Exchange Commission on September 20, 2018, as amended (the “Registration Statement”) by failing to disclose certain information regarding the resignation of the Company’s then Chief Financial Officer, which was announced several weeks after the Registration Statement was declared effective.  In the complaint Alpha seeks unspecified damages, rescission of its purchase of the Company’s securities in the relevant offering, attorneys’ fees and other costs and further relief as the court may find just and proper. If they are served in the action, the Company and other defendants intend to defend against the allegations set forth in the complaint.   However, there can be no assurance that the case can be resolved in the Company's favor.

12.
Financial instruments

(a) Fair values

The Company follows ASC topic 820, “Fair Value Measurements” which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The provisions of ASC topic 820 apply to other accounting pronouncements that require or permit fair value measurements. ASC topic 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date; and establishes a three level hierarchy for fair value measurements based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date.

As of December 1, 2018, the Company has adopted ASU No. 2016-01, which makes limited amendments to the guidance in U.S. GAAP on the classification and measurement of financial instruments. The new standard significantly revises an entity’s accounting related to (1) the classification and measurement of investments in equity securities and (2) the presentation of certain fair value changes for financial liabilities measured at fair value. It also amends certain disclosure requirements associated with the fair value of financial instruments. The adoption did not have an impact on the date of transition and did not have a material impact to our condensed unaudited interim consolidated financial statements for the three and nine months ended August 31, 2019.

Inputs refers broadly to the assumptions that market participants would use in pricing the asset or liability, including assumptions about risk. To increase consistency and comparability in fair value measurements and related disclosures, the fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The three levels of the hierarchy are defined as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly for substantially the full term of the financial instrument.

Level 3 inputs are unobservable inputs for asset or liabilities.

The categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

(i)
The Company calculates expected volatility based on historical volatility of the Company’s peer group that is publicly traded for options that have an expected life that is more than nine years (Level 2) while the Company uses its own historical volatility for options that have an expected life of nine years or less (Level 1).

Intellipharmaceutics International Inc.
Notes to the condensed unaudited interim consolidated financial statements
For the three and nine months ended August 31, 2019 and 2018
(Stated in U.S. dollars)

12.
Financial instruments (continued)

(a) Fair values (continued)

(ii)
The Company calculates the interest rate for the conversion option based on the Company’s estimated cost of raising capital (Level 2).

An increase/decrease in the volatility and/or a decrease/increase in the discount rate would have resulted in an increase/decrease in the fair value of the conversion option and warrants.

Fair value of financial assets and financial liabilities that are not measured at fair value on a recurring basis are as follows:

	August 31, 2019		November 30, 2018
	Carrying	Fair	Carrying	Fair
	amount	value	amount	value
	$	$	$	$
Financial Liabilities
Convertible debenture(i)	1,525,220	1,710,557	1,790,358	1,795,796

(i) The Company calculates the interest rate for the Debentures and due to related parties based on the Company’s estimated cost of raising capital and uses the discounted cash flow model to calculate the fair value of the Debentures and the amounts due to related parties.

The carrying values of cash, accounts receivable, accounts payable, accrued liabilities and employee cost payable approximates their fair values because of the short-term nature of these instruments.

 (b) Interest rate and credit risk

Interest rate risk is the risk that the value of a financial instrument might be adversely affected by a change in interest rates. The Company does not believe that the results of operations or cash flows would be affected to any significant degree by a sudden change in market interest rates, relative to interest rates on cash and the convertible debenture due to the short-term nature of these obligations. Trade accounts receivable potentially subjects the Company to credit risk. The Company provides an allowance for doubtful accounts equal to the estimated losses expected to be incurred in the collection of accounts receivable.

The following table sets forth details of the aged accounts receivable that are not overdue as well as an analysis of overdue amounts and the related allowance for doubtful accounts:

	August 31,	November 30,
	2019	2018
	$	$

Total accounts receivable	162,876	305,912
Less allowance for doubtful accounts	(66,849)	(66,849)
Total accounts receivable, net	96,027	239,063

Not past due	96,027	239,063
Past due for more than 31 days
but no more than 120 days	-	-
Past due for more than 120 days	66,849	66,849
Total accounts receivable, gross	162,876	305,912

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of uncollateralized accounts receivable. The Company’s maximum exposure to credit risk is equal to the potential amount of financial assets. For the three and nine months ended August 31, 2019 and 2018, one customer accounted for substantially all the revenue and two of the customers accounted for all the accounts receivable of the Company. The Company is also exposed to credit risk at period end from the carrying value of its cash. The Company manages this risk by maintaining

Intellipharmaceutics International Inc.
Notes to the condensed unaudited interim consolidated financial statements
For the three and nine months ended August 31, 2019 and 2018
(Stated in U.S. dollars)

12.
Financial instruments (continued)

  (b)
  Interest rate and credit risk (continued)

bank accounts with a Canadian Chartered Bank. The Company’s cash is not subject to any external restrictions.

(c)
Foreign exchange risk

The Company has balances in Canadian dollars that give rise to exposure to foreign exchange risk relating to the impact of translating certain non-U.S. dollar balance sheet accounts as these statements are presented in U.S. dollars. A strengthening U.S. dollar will lead to a foreign exchange loss while a weakening U.S. dollar will lead to a foreign exchange gain. For each Canadian dollar balance of $1.0 million, a +/- 10% movement in the Canadian currency held by the Company versus the U.S. dollar would affect the Company’s loss and other comprehensive loss by $0.1 million.

   (d)  Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty raising liquid funds to meet its commitments as they fall due. In meeting its liquidity requirements, the Company closely monitors its forecasted cash requirements with expected cash drawdown.

The following are the contractual maturities of the undiscounted cash flows of financial liabilities as at August 31, 2019:

	Less than	3 to 6	6 to 9	9 months	Greater than
	3 months	months	months	to 1 year	1 year	Total
	$	$	$	$	$	$
Third parties
Accounts payable	3,504,755	-	-	-	-	3,504,755
Accrued liabilities	1,174,186	-	-	-	-	1,174,186
Convertible debenture (Note 5)	2,961	2,806	2,837	143,483	-	152,087
Related parties
Employee costs payable	236,449	-	-	-	-	236,449
Convertible debentures (Note 5)	1,083,845	12,457	12,594	12,594	500,137	1,621,627
Total contractual obligations	6,002,196	15,263	15,431	156,077	500,137	6,689,104

13.
Segmented information

The Company's operations comprise a single reportable segment engaged in the research, development and manufacture of novel and generic controlled-release and targeted-release oral solid dosage drugs. As the operations comprise a single reportable segment, amounts disclosed in the financial statements for revenue, loss for the period, depreciation and total assets also represent segmented amounts. In addition, all of the Company's long-lived assets are in Canada. The Company’s license and commercialization agreement with Par accounts for substantially all of the revenue of the Company.

Intellipharmaceutics International Inc.
Notes to the condensed unaudited interim consolidated financial statements
For the three and nine months ended August 31, 2019 and 2018
(Stated in U.S. dollars)

13.
Segmented information (continued)

	Three months ended		Nine months ended
	August 31,	August 31,	August 31,	August 31,
	2019	2018	2019	2018
	$	$	$	$

Revenue
Canada	-	-	-	-
United States	1,689,941	413,555	3,247,997	1,325,040
	1,689,941	413,555	3,247,997	1,325,040

			August 31,	November 30,
			2019	2018
			$	$
Total assets
Canada			4,162,674	11,474,227

Total property and equipment
Canada			2,400,276	2,755,993

14.
Subsequent event

          In September 2019, the Company issued two Promissory notes payable, unsecured, non-interest bearing with no fixed repayment terms, in the amount of U.S $6,500 and Cdn$203,886, to Dr. Isa Odidi and Dr. Amina Odidi, directors and executive officers of the Company.

 EXHIBIT 99.3

Intellipharmaceutics Announces Third Quarter 2019 Results

Toronto, Ontario October 11, 2019 –  Intellipharmaceutics International Inc. (OTCQB: IPCIF and TSX: IPCI) (“Intellipharmaceutics” or the “Company”), a pharmaceutical company specializing in the research, development and manufacture of novel and generic controlled-release and targeted-release oral solid dosage drugs, today reported the results of operations for the three and nine months ended August 31, 2019. All dollar amounts referenced herein are in United States dollars unless otherwise noted.

●
On October 4, 2019, we announced that following the filing of a bankruptcy stay by Purdue Pharma L.P., the Company’s ongoing litigation cases, number 1:17-cv-00392-RGA and 1:18-cv-00404-RGA-SRF between Purdue Pharma L.P. et al and Intellipharmaceutics, have been stayed and the existing trial dates in both cases have been vacated by orders issued in each case by the judge in the District of Delaware on October 3, 2019. No new dates were given for reinstatement; however, the parties are required to provide a further status report to the judge in each case no later than December 15, 2019. The previous 30-month stay date of March 2, 2020, remains unchanged at this time, absent a further order of the judge. There can be no assurance when the now-vacated dates will be reinstated. The Company and its management intend to continue to vigorously defend against the claims of patent infringement made by Purdue Pharma L.P. in the above cases. However, there can be no assurance that the above cases can be resolved in the Company's favor.

●
On September 30, 2019, pursuant to an Abbreviated New Drug Application (“ANDA”) Sale Agreement (the “ANDA Agreement”) we sold Levetiracetam extended-release tablets 500mg and 750 mg to the ANDA Repository, LLC (the “Purchaser”) in exchange for a purchase price of $1.00 for each “Transferred ANDA”. “Transferred ANDA” is defined as all of the assets relating to the ANDA for Levetiracetam extended-release tablets 500mg and 750 mg. Additionally, pursuant to the ANDA Agreement, we agreed to pay the Purchaser an annual fee for each fiscal year beginning on October 1, 2019, equal to 50% of the difference between our United States Food and Drug Administration (“FDA”) Program Fee tier based on the total number of our approved ANDAs plus the Transferred ANDA. and our Program Fee based on the total number of our approved ANDAs less the Transferred ANDA. Further, under the ANDA Agreement, we have the option to repurchase the Levetiracetam ANDA for a purchase price of $1 .at any time according to the terms of the agreement.

●
On September 5, 2019, we announced that the Company has entered into a license and commercial supply agreement with Tris Pharma, Inc. ("Tris"), by which the Company has granted Tris an exclusive license to market, sell and distribute in the United States, Desvenlafaxine Succinate ER in the 50 and 100 mg strengths (the "licensed products") approved for sale in the U.S. market by the U.S. Food and Drug Administration FDA.

●
On August 15, 2019, we announced that the Company has entered into a license and commercial supply agreement with Tris, by which the Company has granted Tris an exclusive license to market, sell and distribute in the United States, Quetiapine ER in the 50, 150, 200, 300 and 400 mg strengths (the "licensed products") approved for sale in the US market by the FDA.

●
On July 24, 2019, we announced that the Company has been advised by the FDA that the FDA “is postponing product-specific advisory committee meetings for opioid analgesics,” including the one previously scheduled to discuss the Company’s NDA, “while it continues to consider a number of scientific and policy issues relating to this class of drugs.” According to the FDA, the reason for the postponement is not unique to our Product and the Anesthetic and Analgesic Drug products Advisory Committee (“AADPAC”) meeting earlier planned by the FDA, to discuss our NDA will be rescheduled at a future date. The FDA informed the Company that it would continue to review the Company’s NDA according to the existing Prescription Drug User Fee Act (“PDUFA”) timeline, but noted that, due to the postponement of the AADPAC meeting, it is possible that the FDA may be unable to meet the PDUFA goal date of August 28, 2019. A previously scheduled Advisory Committee meeting in respect of the NDA, was postponed by the FDA. The FDA did not meet the goal date of August 28, 2019, and the Company is awaiting to hear back from the FDA for an Advisory Committee meeting date and a new PDUFA goal date.

●
On July 8, 2019, we announced that the Company has obtained an equity financing commitment of up to $10,000,000 from Silverback Capital Corporation, a private investment firm (“Silverback Capital”). During the 36-month term of the equity financing commitment, we may sell shares of its common stock to Silverback Capital up to the $10,000,000 total commitment at a 25% discount to the volume weighted average price of the Company’s common stock for the five trading days prior to the date the Company provides notice to Silverback Capital, or if the maximum discount rate allowed by the Company’s principal exchange is less than 25%, the maximum discount rate allowed. The Company will determine, in its sole discretion, the timing and amount of any sales of its stock, subject to certain conditions. Upon notice by the Company, Silverback Capital is required to purchase the shares, subject to certain conditions, including, but not limited to, that there is an effective U.S. registration statement covering resale of the shares. There can be no assurance that the equity financing commitment from Silverback Capital can be completed as planned, or at all.

●
On June 4, 2019, the Company presented at the 9th annual LD Micro Invitational. LD Micro was founded in 2006 with the sole purpose of being an independent resource in the microcap space and now hosts several influential events annually.

●
On May 30, 2019, we announced that the Company’s pre-existing license to conduct activities with Cannabidiol (“CBD”) has been migrated by Health Canada to a Cannabis Drug License (“CDL”) under the Cannabis Regulations. Our new Cannabis Drug License allows the Company to continue to possess cannabis, produce a drug containing cannabis and sell a drug containing cannabis. The CDL is unique from other forms of cannabis licenses in Canada as, according to Health Canada, it is a requirement for any company that intends to produce and sell a prescription drug containing cannabis or cannabinoids. Only companies, such as ours, with a Health Canada issued Drug Establishment License are eligible to apply for a Cannabis Drug License. There can be no assurance that we will be able to develop cannabis-based products or that any cannabis-based product candidates we develop will ever be successfully commercialized or produce significant, or any, revenue for us.

●
The Company held its Annual Meeting of its shareholders at which the Company’s shareholders voted to ratify the reappointment of MNP LLP, Chartered Professional Accountants (“MNP”), as the auditor of the Company and to authorize the directors to fix the auditor’s remuneration for MNP and re-electing the following members of the Company’s Board of Directors Dr. Isa Odidi, Dr. Amina Odidi, Bahadur Madhani, Kenneth Keirstead, Norman Betts and Shawn Graham.

●
On May 10, 2019, we announced that the Company has received approval from the FDA for the Company's ANDA for desvenlafaxine extended-release tablets in the 50 and 100 mg strengths. The approved product is a generic equivalent of the branded product Pristiq®. Desvenlafaxine extended-release tablets are a serotonin and norepinephrine reuptake inhibitor ("SNRI") indicated for the treatment of major depressive disorder ("MDD"). There can be no assurance that the Company's desvenlafaxine extended-release 50 mg, and 100 mg tablets will be successfully commercialized and produce significant revenue for us.

●
On April 24, 2019, an order was issued, setting the trial date for the Company's ongoing Purdue litigation case, case number 17-392 in the District of Delaware, with the trial is scheduled to begin on November 12, 2019 and a decision is expected by March 2, 2020. The 30-month stay date is now March 2, 2020. On April 4, 2019, the U.S. Federal Circuit Court of Appeals affirmed the invalidity of one Purdue Oxycontin formulation patent, subject to further appeal to the U.S. Supreme Court. The Company and its management intend to continue to vigorously defend against these claims and firmly believe that we do not infringe the subject patents.

●
On April 12, 2019, we and Mallinckrodt LLC ("Mallinckrodt") mutually agreed to terminate our license and commercial supply agreement, effective no later than August 31, 2019. Under the terms of our mutual agreement, Mallinckrodt was released from certain obligations under the license and commercial supply agreement as of April 12, 2019. Effective August 15, 2019 the Mallinckrodt agreement was terminated.

●
On April 4, 2019, a tentative approval from TSX was received for a proposed refinancing of the 2013 Debenture subject to certain conditions being met. As a result of the proposed refinancing, the principal amount owing under the 2013 Debenture was refinanced by a new debenture (the “2019 Debenture”). On May 1, 2019, the 2019 Debenture was issued with a principal amount of $1,050,000, that will mature on November 1, 2019, bear interest at a rate of 12% per annum and be convertible into 1,779,661 common shares of the Company at a conversion price of $0.59 per common share. Dr. Isa Odidi and Dr. Amina Odidi, who are shareholders, directors, and executive officers of the Company, are the holders of the 2019 Debenture.

●
In March 2019, we announced that we had resubmitted, and, that the FDA acknowledged receipt of our resubmission of the Oxycodone ER NDA filed on February 28, 2019. The FDA informed us that it considers the resubmission a complete response to the September 22, 2017, action letter it issued in respect of the NDA. The FDA also assigned a PDUFA goal date of August 28, 2019 A previously scheduled Advisory Committee meeting in respect of the NDA, was postponed by the FDA. The FDA did not meet the goal date of August 28, 2019, and the Company is awaiting to hear back from the FDA for an Advisory Committee meeting date and a new PDUFA goal date. However, there can be no assurance that the Company will not be required to conduct further studies for Oxycodone ER, that the FDA will approve any of the Company's requested abuse-deterrent label claims or that the FDA will meet its deadline for review and ultimately approve the NDA for the sale of Oxycodone ER in the U.S. market, or that it will ever be successfully commercialized.

●
As more fully described below (under the heading “NASDAQ DELISTING AND OTCQB QUOTATION”), in March 2019, the Nasdaq Hearings Panel (the “Nasdaq Panel”) determined to delist our shares from Nasdaq based upon our non-compliance with the $1.00 minimum bid price requirement, as set forth in Nasdaq Listing Rule 5550(a)(2). The suspension of trading on Nasdaq took effect at the open of business on March 21, 2019. Our shares began trading on the OTCQB, which is operated by OTC Markets Group Inc., commencing on March 21, 2019. The Company is also listed on the Toronto Stock Exchange and the Company's non-compliance with Nasdaq's bid price requirement does not impact the Company's listing or trading status on that exchange.

●
On February 21, 2019, we and our CEO, Dr. Isa Odidi (the “Defendants”), were served with a Statement of Claim filed in the Superior Court of Justice of Ontario (the “Court”) for a proposed class action under the Ontario Class Proceedings Act (the “Action”). The Action was brought by Victor Romita, the proposed representative plaintiff (the “Plaintiff”), on behalf of a class of Canadian persons (the “Class”) who traded shares of the Company during the period from February 29, 2016 to July 26, 2017 (the “Period”). The Statement of Claim, under the caption Victor Romita v. Intellipharmaceutics International Inc. and Isa Odidi, asserts that the Defendants knowingly or negligently made certain public statements during the Period that contained or omitted material facts concerning Oxycodone ER abuse-deterrent oxycodone hydrochloride extended release tablets. The Plaintiff alleges that he and the Class suffered loss and damages as a result of their trading in the Company’s shares during the Period. The Plaintiff seeks, among other remedies, unspecified damages, legal fees and court and other costs as the Court may permit. On February 26, 2019, the Plaintiff delivered a Notice of Motion seeking the required approval from the Court, in accordance with procedure under the Ontario Securities Act, to allow the statutory claims under the Ontario Securities Act to proceed with respect to the claims based upon the acquisition or disposition of the Company’s shares on the TSX during the Period. No date has been set for the hearing of the Notice of Motion. No date has been set for the hearing of the certification application. The Defendants intend to vigorously defend the action and have filed a Notice of Intent to Defend.

●
In January 2019, we announced that we had commenced a research and development (“R&D”) program of pharmaceutical CBD based products. As part of this R&D program, we filed provisional patent applications with the United States Patent and Trademark Office pertaining to the delivery and application of cannabinoid-based therapeutics, began talks with potential commercialization partners in the cannabidiol industry, and identified a potential supplier of CBD. We hold a Health Canada Drug Establishment License (or “DEL”) and a dealer's license under the Narcotics Control Regulations (“NCR”). Under the NCR license, we are currently authorized to possess, produce, sell and deliver drug products containing various controlled substances, including CBD, in Canada. We also have a CDL from Health Canada.

Results of Operations

The Company recorded net loss for the three months ended August 31, 2019 of $1.4 million or $0.07 per common share, compared with a net loss of $4.0 million or $0.91 per common share for the three months ended August 31, 2018. In the three months ended August 31, 2019, the lower net loss is attributed to the higher recognition of Mallinckrodt upfront fees due to the change in contract term with Mallinckrodt which expired August 31, 2019 compared to the original ten-year term and to a greater extent, sales of generic Seroquel XR® shipped to Mallinckrodt, combined with increased administrative expense related to professional and legal fees and decreased R&D expenses. In the three months ended August 31, 2018, the net loss was attributed to lower recognition of Mallinckrodt upfront fees combined with increased R&D expenses.

The Company recorded revenues of $1.7 million for the three months ended August 31, 2019 versus $0.4 million for the three months ended August 31, 2018. Such revenues consisted primarily of licensing revenues from commercial sales of the 15, 30 and 40 mg strengths of our generic Focalin XR® under the Par agreement. The higher increased revenue for the three months ended August 31, 2019 is primarily due to the change in contract term with Mallinckrodt that expired on August 31, 2019 compared to the original ten-year term. Beginning in early 2018, we began to see a significant impact from aggressive pricing by competitors, resulting in a marked increase in gross-to-net deductions such as wholesaler rebates, chargebacks and pricing adjustments. While the gross-to-net deductions fluctuate on a quarter over quarter basis, profit share payments for the last quarter has been consistent over the same period in 2018.

Expenditures for R&D for the three months ended August 31, 2019 were lower by $1.7 million compared to the three months ended August 31, 2018. The decrease is primarily due to significantly lower Biostudies and patent litigation expenses partially offset by higher third-party consulting fees.
Selling, general and administrative expenses were $1.3 million for the three months ended August 31, 2019 in comparison to $0.8 million for the three months ended August 31, 2018, resulting in an increase of $0.5 million. The increase is due to higher expenses related to administrative costs and marketing cost, partially offset by a decrease in wages and benefits.

The Company had cash of $0.05 million as at August 31, 2019 compared to $1.3 million as at May 31, 2019. The decrease in cash was mainly due to expenditures for R&D and selling, general, and administrative expenses which are partially offset by receipt from Par and cash inflow provided from financing activities. The decrease in cash during the three months ended August 31, 2019 was mainly a result of our ongoing expenditures in R&D and selling, general, and administrative expenses, which included increased legal fees.

As of August 31, 2019, our cash balance was $54,359. We currently expect to satisfy our operating cash requirements from cash on hand and quarterly profit share payments supplemented by proceeds from equity issuances as necessary. The Company may need to obtain additional funding prior to that time as we further the development of our product candidates. Potential sources of capital may include payments from licensing agreements, cost savings associated with managing operating expense levels, equity and/or debt financings and/or new strategic partnership agreements which fund some or all costs of product development. We intend to utilize the capital markets to bridge any funding shortfall and to provide capital to continue to advance our most promising product candidates. Our future operations are highly dependent upon our ability to source additional capital to support advancing our product pipeline through continued R&D activities and to fund any significant expansion of our operations. Our ultimate success will depend on whether our product candidates receive the approval of the FDA or Health Canada and whether we are able to successfully market approved products. We cannot be certain that we will be able to receive FDA or Health Canada approval for any of our current or future product candidates, that we will reach the level of sales and revenues necessary to achieve and sustain profitability, or that we can secure other capital sources on terms or in amounts sufficient to meet our needs or at all.

There can be no assurance that we will enter into new license and commercial supply agreement for the marketing and distribution of products which have been licensed under the Mallinckrodt agreement, that our products will be successfully commercialized or produce significant revenues for us. Also, there can be no assurance that we will not be required to conduct further studies for our Oxycodone ER product candidate, that the FDA will approve any of our requested abuse-deterrent label claims or that the FDA will meet its deadline for review and ultimately approve the NDA for the sale of our Oxycodone ER product candidate in the U.S. market, that we will be successful in submitting any additional ANDAs or NDAs with the FDA or Abbreviated New Drug Submissions (“ANDSs”) with Health Canada, that the FDA or Health Canada will approve any of our current or future product candidates for sale in the U.S. market and Canadian market, that any of our products or product candidates will receive regulatory approval for sale in other jurisdictions, or that any of our products will ever be successfully commercialized and produce significant revenue for us. Moreover, there can be no assurance that any of our provisional patent applications will successfully mature into patents, or that any cannabidiol-based product candidates we develop will ever be successfully commercialized or produce significant revenue for us.

About Intellipharmaceutics

Intellipharmaceutics International Inc. is a pharmaceutical company specializing in the research, development and manufacture of novel and generic controlled-release and targeted-release oral solid dosage drugs. The Company's patented Hypermatrix™ technology is a multidimensional controlled-release drug delivery platform that can be applied to a wide range of existing and new pharmaceuticals. Intellipharmaceutics has developed several drug delivery systems based on this technology platform, with a pipeline of products (some of which have received FDA approval) in various stages of development. The Company has ANDA and NDA 505(b)(2) drug product candidates in its development pipeline. These include the Company’s Oxycodone ER based on its proprietary nPODDDS™ novel Point Of Divergence Drug Delivery System (for which an NDA has been filed with the FDA), and Regabatin™ XR (pregabalin extended-release capsules).

Cautionary Statement Regarding Forward-Looking Information

Certain statements in this document constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 and/or “forward-looking information” under the Securities Act (Ontario). These statements include, without limitation, statements expressed or implied regarding our expectations , plans, goals and milestones, status of developments or expenditures relating to our business, plans to fund our current activities, and statements concerning our partnering activities, health regulatory submissions, strategy, future operations, future financial position, future sales, revenues and profitability, projected costs and market penetration and risks or uncertainties arising from the delisting of our shares from Nasdaq and our ability to comply with OTCQB and TSX requirements. In some cases, you can identify forward-looking statements by terminology such as “appear”, “unlikely”, “target”, "may", "will", "should", "expects", "plans", "plans to", "anticipates", "believes", "estimates", "predicts", "confident", "prospects", "potential", "continue", "intends", "look forward", "could", “would”, “projected”, “goals” ,“set to”, “seeking” or the negative of such terms or other comparable terminology. We made a number of assumptions in the preparation of our forward-looking statements. You should not place undue reliance on our forward-looking statements, which are subject to a multitude of known and unknown risks and uncertainties that could cause actual results, future circumstances or events to differ materially from those stated in or implied by the forward-looking statements. Risks, uncertainties and other factors that could affect our actual results include, but are not limited to, , the effects of general economic conditions, securing and maintaining corporate alliances, our estimates regarding our capital requirements, and the effect of capital market conditions and other factors, including the current status of our product development programs, capital availability, the estimated proceeds (and the expected use of any proceeds) we may receive from any offering of our securities, the potential dilutive effects of any future financing, potential liability from and costs of defending pending or future litigation, our programs regarding research, development and commercialization of our product candidates, the timing of such programs, the timing, costs and uncertainties regarding obtaining regulatory approvals to market our product candidates and the difficulty in predicting the timing and results of any product launches, the timing and amount of profit-share payments from our commercial partners, and the timing and amount of any available investment tax credits, the actual or perceived benefits to users of our drug delivery technologies, products and product candidates as compared to others, our ability to establish and maintain valid and enforceable intellectual property rights in our drug delivery technologies, products and product candidates, the scope of protection provided by intellectual property rights for our drug delivery technologies, products and product candidates, recent and future legal developments in the United States and elsewhere that could make it more difficult and costly for us to obtain regulatory approvals for our product candidates and negatively affect the prices we may charge, increased public awareness and government scrutiny of the problems associated with the potential for abuse of opioid based medications, pursuing growth through international operations could strain our resources, our limited manufacturing, sales, marketing and distribution capability and our reliance on third parties for such, the actual size of the potential markets for any of our products and product candidates compared to our market estimates, our selection and licensing of products and product candidates, our ability to attract distributors and/or commercial partners with the ability to fund patent litigation and with acceptable product development, regulatory and commercialization expertise and the benefits to be derived from such collaborative efforts, sources of revenues and anticipated revenues, including contributions from distributors and commercial partners, product sales, license agreements and other collaborative efforts for the development and commercialization of product candidates, our ability to create an effective direct sales and marketing infrastructure for products we elect to market and sell directly, the rate and degree of market acceptance of our products, delays in product approvals that may be caused by changing regulatory requirements, the difficulty in predicting the timing of regulatory approval and launch of competitive products, the difficulty in predicting the impact of competitive products on sales volume, pricing, rebates and other allowances, the number of competitive product entries, and the nature and extent of any aggressive pricing and rebate activities that may follow, the inability to forecast wholesaler demand and/or wholesaler buying patterns, seasonal fluctuations in the number of prescriptions written for our generic Focalin XR® capsules which may produce substantial fluctuations in revenue, the timing and amount of insurance reimbursement regarding our products, changes in laws and regulations affecting the conditions required by the FDA for approval, testing and labeling of drugs including abuse or overdose deterrent properties, and changes affecting how opioids are regulated and prescribed by physicians, changes in laws and regulations, including Medicare and Medicaid, affecting among other things, pricing and reimbursement of pharmaceutical products, the effect of recent changes in U.S. federal income tax laws, including but not limited to, limitations on the deductibility of business interest, limitations on the use of net operating losses and application of the base erosion minimum tax, on our U.S. corporate income tax burden, the success and pricing of other competing therapies that may become available, our ability to retain and hire qualified employees, the availability and pricing of third-party sourced products and materials, challenges related to the development, commercialization, technology transfer, scale-up, and/or process validation of manufacturing processes for our products or product candidates, the manufacturing capacity of third-party manufacturers that we may use for our products, potential product liability risks, the recoverability of the cost of any pre-launch inventory, should a planned product launch encounter a denial or delay of approval by regulatory bodies, a delay in commercialization, or other potential issues, the successful compliance with FDA, Health Canada and other governmental regulations applicable to us and our third party manufacturers' facilities, products and/or businesses, our reliance on commercial partners, and any future commercial partners, to market and commercialize our products and, if approved, our product candidates, difficulties, delays or changes in the FDA approval process or test criteria for ANDAs and NDAs, challenges in securing final FDA approval for our product candidates, including our oxycodone hydrochloride extended release tablets product candidate, in particular, if a patent infringement suit is filed against us with respect to any particular product candidates (such as in the case of Oxycodone ER), which could delay the FDA's final approval of such product candidates, healthcare reform measures that could hinder or prevent the commercial success of our products and product candidates, the risk that the FDA may not approve requested product labeling for our product candidate(s) having abuse-deterrent properties and targeting common forms of abuse (oral, intra-nasal and intravenous), risks associated with cyber-security and the potential for vulnerability of our digital information or the digital information of a current and/or future drug development or commercialization partner of ours, and risks arising from the ability and willingness of our third-party commercialization partners to provide documentation that may be required to support information on revenues earned by us from those commercialization partners. Additional risks and uncertainties relating to us and our business can be found in the "Risk Factors" section of our latest annual information form, our latest Form 20-F, and our latest Form F-1 and F-3 registration statements (including any documents forming a part thereof or incorporated by reference therein), as amended, as well as in our reports, public disclosure documents and other filings with the securities commissions and other regulatory bodies in Canada and the U.S., which are available on www.sedar.com and www.sec.gov. The forward-looking statements reflect our current views with respect to future events and are based on what we believe are reasonable assumptions as of the date of this document and we disclaim any intention and have no obligation or responsibility, except as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Trademarks used herein are the property of their respective holders.

Unless the context otherwise requires, all references (i) to "we," "us," "our," "Intellipharmaceutics," and the "Company" refer to Intellipharmaceutics International Inc. and its subsidiaries and (ii) in this document to share amounts, per share data, share prices, exercise prices and conversion rates have been adjusted to reflect the effect of the 1-for-10 reverse split which became effective on each of Nasdaq and TSX at the open of market on September 14, 2018. The common shares of the Company are currently traded on the OTCQB and the TSX.

Nothing contained in this document should be construed to imply that the results discussed herein will necessarily continue into the future or that any conclusion reached herein will necessarily be indicative of our actual operating results.

The condensed unaudited interim consolidated financial statements, accompanying notes to the condensed unaudited interim consolidated financial statements, and Management Discussion and Analysis for the three and nine months ended August 31, 2019 will be accessible on Intellipharmaceutics’ website at www.intellipharmaceutics.com and will be available on SEDAR and EDGAR.

Summary financial tables are provided below.

Intellipharmaceutics International Inc.
Condensed unaudited interim consolidated balance sheets
As at August 31, 2019 and November 30, 2018
(Stated in U.S. dollars)
	August 31,	November 30,
	2019	2018
	$	$
Assets
Current
Cash	54,359	6,641,877
Accounts receivable, net	96,027	239,063
Investment tax credits	1,133,849	998,849
Prepaid expenses, sundry and other assets	258,235	586,794
Inventory	219,928	251,651
	1,762,398	8,718,234

Property and equipment, net	2,400,276	2,755,993
	4,162,674	11,474,227

Liabilities
Current
Accounts payable	3,504,755	2,643,437
Accrued liabilities	1,174,186	353,147
Employee costs payable	236,449	222,478
Conversion feature related to convertible debenture (Note 5)	129,685	-
Convertible debenture	1,525,220	1,790,358
Deferred revenue	-	300,000
	6,570,295	5,309,420

Deferred revenue	-	2,062,500
	6,570,295	7,371,920

Shareholders' equity (deficiency)
Capital stock
Authorized
Unlimited common shares without par value
Unlimited preference shares
Issued and outstanding
22,085,856 common shares	45,561,222	44,327,952
(November 30, 2018 - 18,252,243)
Additional paid-in capital	44,119,247	45,110,873
Accumulated other comprehensive income	284,421	284,421
Accumulated deficit	(92,372,511)	(85,620,939)
	(2,407,621)	4,102,307
Contingencies
	4,162,674	11,474,227

Intellipharmaceutics International Inc.
Condensed unaudited interim consolidated statements of operations and comprehensive loss
For the three and nine months ended August 31, 2019 and 2018
(Stated in U.S. dollars)
	Three months ended		Nine months ended
	August 31, 2019	August 31, 2018	August 31, 2019	August 31, 2018
	$	$	$	$
Revenue
Licensing	217,265	320,330	881,512	1,062,597
Up-front fees	1,472,676	93,225	2,366,485	262,443
	1,689,941	413,555	3,247,997	1,325,040

Cost of good sold
Cost of goods sold	-	45,299	33,068	111,173

Gross Margin	1,689,941	368,256	3,214,929	1,213,867

Expenses
Research and development	1,625,353	3,324,221	5,412,653	7,783,549
Selling, general and administrative	1,298,029	792,379	3,981,285	2,773,698
Depreciation	126,872	155,288	378,932	457,314
	3,050,254	4,271,888	9,772,870	11,014,561

Loss from operations	(1,360,313)	(3,903,632)	(6,557,941)	(9,800,694)
Net foreign exchange (loss) gain	(23,767)	9,406	(10,138)	17,106
Interest income	11	8	865	22
Interest expense	(55,720)	(59,886)	(169,822)	(179,402)
Financing cost	(14,536)	-	(14,536)	-
Net loss and comprehensive loss	(1,454,325)	(3,954,104)	(6,751,572)	(9,962,968)

Loss per common share, basic and diluted	(0.07)	(0.91)	(0.32)	(2.49)

Weighted average number of common
shares outstanding, basic and diluted	22,081,275	4,353,678	21,411,017	4,006,582

Intellipharmaceutics International Inc.
Condensed unaudited interim consolidated statements of cash flows
For the three and nine months ended August 31, 2019 and 2018
(Stated in U.S. dollars)
	Three months ended		Nine months ended
	August 31, 2019	August 31, 2018	August 31, 2019	August 31, 2018
	$	$	$	$
Net loss	(1,454,325)	(3,954,104)	(6,751,572)	(9,962,968)
Items not affecting cash
Depreciation	125,989	155,288	378,932	457,314
Financing cost	14,536	-	14,536
Stock-based compensation	51,402	25,542	213,691	120,348
Deferred share units	-	-	-	7,565
Accreted interest on convertible debenture	8,813	16,369	25,011	48,510
Unrealized foreign exchange loss (gain)	884	(14,882)	884	(11,365)

Change in non-cash operating assets & liabilities
Accounts receivable	198,798	182,558	143,036	426,279
Investment tax credits	(45,000)	(45,000)	(135,000)	(135,001)
Inventory	-	(64,804)	31,723	(134,655)
Prepaid expenses, sundry and other assets	159,159	(108,178)	328,559	(341,546)
Accounts payable, accrued liabilities and employee costs payable	1,319,326	2,594,283	1,696,326	3,329,225
Deferred revenue	(1,469,716)	(75,000)	(2,362,500)	(225,000)
Cash flows used in operating activities	(1,090,134)	(1,287,928)	(6,416,374)	(6,421,294)

Financing activities
Repayment of principal on convertible debenture	-	-	(300,000)	-
Proceeds from issuance of shares on exercise of 2018 Pre-Funded Warrants	-	-	27,953	-
Proceed from issuance of shares and warrants	-	-	-	5,300,000
2019 Debenture financing	140,800	-	140,800	-
Debenture financing cost	(15,800)	-	(15,800)	-
Offering costs	-	-	-	(618,689)
Cash flows provided from financing activities	125,000	-	(147,047)	4,681,311

Investing activity
Purchase of property and equipment	(10,684)	(15,358)	(24,097)	(99,690)
Cash flows used in investing activities	(10,684)	(15,358)	(24,097)	(99,690)

Decrease in cash	(975,818)	(1,303,286)	(6,587,518)	(1,839,673)
Cash, beginning of period	1,030,177	1,360,674	6,641,877	1,897,061

Cash, end of period	54,359	57,388	54,359	57,388

Supplemental cash flow information
Interest paid	29,394	12,419	120,148	92,029
Taxes paid	-	-	-	-

CONTACT INFORMATION

Company Contact:
Intellipharmaceutics International Inc.
Greg Powell
Chief Financial Officer
416.798.3001 ext. 106
investors@intellipharmaceutics.com

 EXHIBIT 99.4

FORM 52-109F2

CERTIFICATION OF INTERIM FILINGS

FULL CERTIFICATE

I, Dr. Isa Odidi, Chief Executive Officer, of Intellipharmaceutics International Inc., certify the following

1.
Review: I have reviewed the interim financial statements and interim MD&A (together, the "interim filings") of Intellipharmaceutics International Inc. (the "issuer") for the interim period ended August 31, 2019.

2.
No misrepresentations: Based on my knowledge, having exercised reasonable diligence, the interim filings do not contain any untrue statement of a material fact or omit to state a material fact required to be stated or that is necessary to make a statement not misleading in light of the circumstances under which it was made, with respect to the period covered by the interim filings.

3.
Fair presentation: Based on my knowledge, having exercised reasonable diligence, the interim financial statements together with the other financial information included in the interim filings fairly present in all material respects the financial condition, results of operations and cash flows of the issuer, as of the date of and for the periods presented in the interim filings.

4.
 Responsibility: The issuer's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (DC&P) and internal control over financial reporting (ICFR), as those terms are defined in National Instrument 52-109 Certification of Disclosure in Issuers' Annual and Interim Filings, for the issuer.

5.
Design: Subject to the limitations, if any, described in paragraphs 5.2 and 5.3, the issuer's other certifying officer and I have, as at the end of the period covered by the interim filings

(a) designed DC&P, or caused it to be designed under our supervision, to provide reasonable assurance that

(i) material information relating to the issuer is made known to us by others, particularly during the period in which the interim filings are being prepared; and

(ii) information required to be disclosed by the issuer in its annual filings, interim filings or other reports filed or submitted by it under securities legislation is recorded, processed, summarized and reported within the time periods specified in securities legislation; and

(b) designed ICFR, or caused it to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with the issuer's GAAP.

5.1
Control Framework: The control framework the issuer's other certifying officer and I used to design the issuer's ICFR is the Committee of Sponsoring Organizations Internal Control Framework.

5.2
ICFR – material weakness relating to design: The issuer has disclosed in its interim MD&A for each material weakness relating to design existing at the end of the interim period

(a)
a description of the material weakness;

(b)
the impact of the material weakness on the issuer’s financial reporting and its ICFR; and

(c)
the issuer’s current plans, if any, or any actions already undertaken, for remediating the material weakness.

5.3
N/A

6.
Reporting changes in ICFR: The issuer has disclosed in its interim MD&A any change in the issuer's ICFR that occurred during the period beginning on June 1, 2018 and ended on August 31, 2019 that has materially affected, or is reasonably likely to materially affect, the issuer's ICFR.

Date: October 11, 2019

/s/ Isa Odidi
Dr. Isa Odidi
Chief Executive Officer

EXHIBIT 99.5

FORM 52-109F2
  CERTIFICATION OF INTERIM FILINGS
  FULL CERTIFICATE

I, Greg Powell, Chief Financial Officer, of Intellipharmaceutics International Inc., certify the following

1.
Review: I have reviewed the interim financial statements and interim MD&A (together, the "interim filings") of Intellipharmaceutics International Inc. (the "issuer") for the interim period ended August 31, 2019.

2.
No misrepresentations: Based on my knowledge, having exercised reasonable diligence, the interim filings do not contain any untrue statement of a material fact or omit to state a material fact required to be stated or that is necessary to make a statement not misleading in light of the circumstances under which it was made, with respect to the period covered by the interim filings.

3.
Fair presentation: Based on my knowledge, having exercised reasonable diligence, the interim financial statements together with the other financial information included in the interim filings fairly present in all material respects the financial condition, results of operations and cash flows of the issuer, as of the date of and for the periods presented in the interim filings.

4.
 Responsibility: The issuer's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (DC&P) and internal control over financial reporting (ICFR), as those terms are defined in National Instrument 52-109 Certification of Disclosure in Issuers' Annual and Interim Filings, for the issuer.

5.
Design: Subject to the limitations, if any, described in paragraphs 5.2 and 5.3, the issuer's other certifying officer and I have, as at the end of the period covered by the interim filings

(a) designed DC&P, or caused it to be designed under our supervision, to provide reasonable assurance that

(i) material information relating to the issuer is made known to us by others, particularly during the period in which the interim filings are being prepared; and

(ii) information required to be disclosed by the issuer in its annual filings, interim filings or other reports filed or submitted by it under securities legislation is recorded, processed, summarized and reported within the time periods specified in securities legislation; and

(b) designed ICFR, or caused it to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with the issuer's GAAP.

5.1
Control Framework: The control framework the issuer's other certifying officer and I used to design the issuer's ICFR is the Committee of Sponsoring Organizations Internal Control Framework.

5.2
ICFR – material weakness relating to design: The issuer has disclosed in its interim MD&A for each material weakness relating to design existing at the end of the interim period

(a)
a description of the material weakness;

(b)
the impact of the material weakness on the issuer’s financial reporting and its ICFR; and

(c)
the issuer’s current plans, if any, or any actions already undertaken, for remediating the material weakness.

5.3
N/A

6.
Reporting changes in ICFR: The issuer has disclosed in its interim MD&A any change in the issuer's ICFR that occurred during the period beginning on June 1, 2018 and ended on August 31, 2019, that has materially affected, or is reasonably likely to materially affect, the issuer's ICFR.

Date: Ocotber 11, 2019

/s/ Greg Powell
Greg Powell
Chief Financial Officer